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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB Number: 3235-0324 Expires: May 31, 2017 Estimated average burden hours per response . . 4,099.6

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

US Alliance Corporation

(Exact name of registrant as specified in its charter)

Kansas	6311	26-4824142
(State or other jurisdiction of incorporation or organization	(Primary standard industrial classification code number)	I.R.S. Employer Identification No.)

4123 SW  Gage Center Drive, Suite 240

Topeka, Kansas 66604

(785) 228-0200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Approximate date of commencement of proposed sale of the securities to the public: ______, 2017

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and " emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(1)(2)(B) of the Securities Act.

If applicable, place an X in the box to designate the appropriate provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)            [  ]

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Voting common stock, $0.10 par value	1,644,606(1) Shares	$ 2.03(2)	$ 3,338,550.18(3)	$ 386.94(4)

(1)  Represents the maximum number of shares of US Alliance Corporation common voting stock, par value $0.10 per share, issueable to holders of common voting stock of Northern Plains Capital Corporation.  Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of voting common stock of US Alliance Corporation as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)  Pursuant to Rule 457(f)(2) under the Securities Act of 1933, the proposed maximum offering price per share is $2.03, which is equal to the book value per share of US Alliance Corporation's voting common stock as of December 31, 2016.

(3)  Calculated in accordance with Rule 457(f)(2) under the Securities Act of 1933 by multiplying the book value of the US Alliance Corporation common voting stock of $2.03 per shares, by 1,644,606, the number of shares of US Alliance Corporation common voting stock issuable by US Alliance Corporation in the Merger described herein.

(4)  Calculated pursuant to Section 6(b) of the Securites Act of 1933, at the current rate of $115.90 per $1,000,000 of the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

NORTHERN PLAINS CAPITAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on Tuesday, June 20, 2017 at 6:00 p.m.

To the Shareholders of:

NORTHERN PLAINS CAPITAL CORPORATION

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of NORTHERN PLAINS CAPITAL CORPORATION, (the “Company”), will be held on Tuesday, June 20, 2017 at 6:00 p.m. at the Apple Creek Country Club, 8921 E. Hwy. 10, Bismarck, North Dakota for the following purposes:

1.	To consider the merger between Northern Plains Capital Corporation and a wholly-owned subsidiary of US Alliance Corporation (the “Merger”);

2.	To elect directors of the Company to serve for one year or until their successors are elected and qualified, if the Merger is not completed;

3.	To ratify the appointment of Eide Bailly LLP as independent auditors for the next fiscal year if the Merger is not completed; and

4.	To consider and act upon such other business as may properly be brought before the meeting.

The Board of Directors has fixed the close of business on May 1, 2017 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, you are urged to mark, date and sign the enclosed proxies and return them promptly so that your votes can be recorded. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.  You may also revoke your proxy relating to Proposal 1, Merger of Northern Plains Capital Corporation and US Alliance Corporation, at any time prior to the Annual Meeting or the date on which the registration statement, of which this proxy-statement-prospectus is a part and which has been filed with the Securities and Exchange Commission, is delared effective, whichever occurs later, by delivery a written revocation to the secretary of the NPCC prior to the later of the Annual Meeting or the effective date of the registration statement.

BY ORDER OF THE BOARD OF DIRECTORS NORTHERN PLAINS CAPITAL CORPORATION

Jim Laducer Secretary

Dated: June __________, 2017

Bismarck, ND

The information in this proxy statement – prospectus is not complete and may be changed. We may not sell the securities offered by this proxy statement – prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement – prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or solicitation is not permitted.

PRELIMINARY – SUBJECT TO COMPLETION – DATED JUNE ___, 2017

NORTHERN PLAINS CAPITAL CORPORATION PROXY STATEMENT

PROSPECTUS FOR SHARES OF US ALLIANCE CORPORATION
VOTING COMMON STOCK, $0.10 PAR VALUE

UP TO 1,644,606 SHARES

This document:

●

is furnished by the Board of Directors of Northern Plains Capital Corporation (“NPCC”) to  information and request a proxy for voting your shares of NPCC common stock to approve, conditioned upon effectiveness of the registration statement of which this proxy-statement-prospectus is a part (the "Registration Statement"), the Plan and Agreement of Merger dated May 23, 2017, as amended by Amendment dated May 23, 2017 (the “Merger Agreement”) by and among NPCC, US Alliance Corporation (“USAC”) and Alliance Merger Sub, Inc. (“ANDC”)als as described herein; and

●

registers the shares of voting common stock of USAC to be issued for shares of NPCC common stock if the Merger Agreement is approved by NPCC shareholders and the conditions contemplated by the Merger Agreement occur. NPCC voting common stock is not traded on any stock exchange or quoted on any electronic or automated quotation system.

If the merger contemplated by the Merger Agreement occurs, you will receive a number of shares of USAC voting common stock having an aggregate value equal to the agreed book value of the shares of NPCC common stock owned by you. For purposes of the Merger Agreement, the NPCC Board of Directors has agreed to a value of your NPCC common stock of $1.19 per share and a value of $2.03 per share for the USAC voting common stock, representing a ratio of .5841 shares of USAC voting common stock for one share of NPCC common stock. Fractional shares will be rounded up to the nearest whole share of USAC voting common stock. At this time, do not send us your shares of NPCC common stock. If the transactions contemplated by the Merger Agreement are approved following the effectiveness of the Registration Statement, NPCC will mail you instructions for receiving your USAC voting common stock.

The NPCC Board of Directors UNANIMOUSLY RECOMMENDS that the NPCC shareholders APPROVE the Merger Agreement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this proxy statement – prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------

THE VOTING COMMON STOCK OF USAC INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS”
BEGINNING ON PAGE 11.

--------------------------

The date of this proxy statement – prospectus is June ____, 2017, and it is first being delivered to the shareholders of NPCC on or about _________, 2017.

TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION	5
FORWARD-LOOKING STATEMENTS	5
SUMMARY	6
SUMMARY OF PLAN AND AGREEMENT OF MERGER	8
RISK FACTORS	10
ANNUAL MEETING OF SHAREHOLDERS OF NORTHERN PLAINS CAPITAL CORPORATION	16
INFORMATION CONCERNING NPCC AND DCLIC	32
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - NORTHERN PLAINS CAPITAL CORPORATION	35
INFORMATION CONCERNING USAC	44
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - US ALLIANCE CORPORATION	48
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	65
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	68
COMPARISON OF RIGHTS OF SECURITYHOLDERS	69
SHAREHOLDER'S PROPOSALS FOR 2018 MEETING	70
EXPERTS	70
LEGAL MATTERS	70
INDEX TO FINANCIAL STATEMENTS	F-1

APPENDICES

Appendix A

Plan and Agreement of Merger by and among US Alliance Corporation, Alliance Merger Sub, Inc., and Northern Plains Capital Corporation dated May 23, 2017 and Amendment to Plan and Agreement of Merger dated May 23, 2017.

Appendix B	North Dakota Business Corporation Act, Rights of dissenting shareholders, §§10-19.1-87 through -88.

WHERE YOU CAN FIND MORE INFORMATION

US Alliance Corporation (“USAC”) files annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934 (the “Exchange Act”). You may read and copy any materials that USAC files with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website (http: //www.sec.gov) that contains the reports, proxy statements and other information that USAC files electronically with the SEC.

You may obtain copies of the documents that USAC files with the SEC, free of charge on USAC’s website (www.usalliancecorporation.com), or by written or oral request to Jack Brier at 4123 SW Gage Center Drive, Suite 240, Topeka, Kansas 66604, telephone (785) 228-0200. Information contained on USAC’s website or that can be accessed through USAC's website does not constitute a part of, and is not incorporated into, this proxy statement-prospectus or any supplement hereto.

NPCC is not subject to the informational reporting requirements of the Exchange Act. Therefore, NPCC is not required to file reports, proxy statements and other informational statements pursuant to the Exchange Act with the SEC.

USAC has filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933 (the “Securities Act”), to register the shares of USAC voting common stock to be issued in connection with the transactions described in this proxy statement-prospectus. In accordance with SEC rules and regulations, this proxy statement-prospectus does not contain all the information in the registration statement. For further information, please see the registration statement, including its exhibits. Statements contained in this proxy statement-prospectus concerning the provisions of documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by reference to the registration statement. NPCC shareholders are advised to read this proxy statement-prospectus in its entirety becaue it contains important information about the Merger.

FORWARD-LOOKING STATEMENTS

Except for certain historical information contained herein, this proxy statement-prospectus contains certain statements that may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects,” “may,” “will” or “should,” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties, and similar references to future periods.

USAC and NPCC base these and other forward-looking statements on our current expectations and assumptions regarding our current and combined businesses, the economy and other future conditions; however, actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Forward-looking statements, which by their nature relate to the future, are subject to inherent uncertainties, risks and changes in circumstances which we cannot easily predict. Important factors that could cause actual results to differ materially and adversely from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions.

USAC and NPCC caution readers that any forward-looking statement made in this proxy-prospectus speaks only as of the date of hereof. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them. USAC and NPCC undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

SUMMARY

This is a summary. Please read the entirety of this proxy statement – prospectus before you make an investment decision.

PARTIES TO THE MERGER

US Alliance Corporation (“USAC”), a Kansas corporation, is a life insurance holding company which owns and operates US Alliance Life and Security Company, a Kansas domiciled life insurance company (“USALSC”). USAC also owns two additional subsidiaries, US Alliance Marketing Corporation, which serves as USAC’s marketing resource; and US Alliance Investment Corporation, which serves as investment manager for USAC and USALSC. USAC’s principal executive office is located at 4123 SW Gage Center Drive, Suite 240, Topeka, Kansas 66604, and its telephone number is (785) 228-0200.

Northern Plains Capital Corporation (“NPCC”) is a North Dakota corporation whose sole business is owning and operating a North Dakota domiciled life insurance company, Dakota Capital Life Insurance Company (“DCLIC”). NPCC owns 100% of the outstanding common stock of DCLIC. DCLIC’s’s principal executive office is located at 107 West Main Ave, Suite 325, Bismarck, North Dakota 58502, and its telephone number is (701) 258-1499.

Alliance Merger Sub, Inc. (“ANDC”), is a Kansas corporation and wholly-owned subsidiary of USAC. ANDC was recently formed by USAC for the purpose of effectuating the proposed merger transaction described in this document. ANDC has the same principal executive office as USAC.

THE MERGER

USAC, NPCC and ANDC have entered into a merger agreement dated May 23, 2017 (as subsequently amended to correct certain technical errors, the “Merger Agreement”), pursuant to which NPCC will merge with and into ANDC, with ANDC surviving the merger (the “Merger”), and DCLIC becoming an indirect wholly owned subsidiary of USAC, through its ownership of ANDC. It is anticipated that ANDC will subsequently be merged with and into USAC, with USAC surviving the merger (the “Subsequent Merger”), and DCLIC becoming a direct wholly owned subsidiary of USAC. As consideration for the Merger, each issued and outstanding share of NPCC’s common stock (other than shares that have properly elected appraisal rights, and any treasury shares held by NPCC) will be converted automatically into the right to receive .5841 shares of USAC voting common stock as described under “PROPOSAL 1 – MERGER OF NORTHERN PLAINS CAPITAL CORPORATION AND US ALLIANCE CORPORATION” beginning on page 18. If the Merger is completed, after the Merger, former holders of NPCC common stock will own approximately 23% of USAC’s voting common stock then outstanding, assuming no dissenters’ rights are perfected in respect of the Merger.

Neither of the voting common stock of USAC nor the common stock of NPCC is listed on a stock exchange or traded regularly through security brokerage firms, and there is no trading market for such shares.

PERSONS ENTITLED TO VOTE; RECORD DATE

The record date for shareholders of NPCC is the close of business on May 1, 2017. Only shareholders as of the record date will be notified of, and be entitled to vote at, the annual meeting of shareholders of NPCC.

DATE, TIME AND PLACE OF ANNUAL MEETING OF NPCC

The annual meeting of NPCC shareholders, at which the shareholders will vote on the proposed Merger will be held on June 20, 2017 at 6:00 p.m. at the Apple Creek Country Club, 8921 E. Hwy. 10, Bismarck, North Dakota.

BUSINESS TO BE TRANSACTED

At the annual meeting of shareholders, NPCC shareholders will be asked to vote to approve the Merger Agreement, subject to the right of revocation described herein, as well as such other matters as are set forth in the Notice of Annual Meeting and described in more detail in this proxy-prospectus.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF NPCC

The NPCC Board of Directors has unanimously approved the Merger Agreement and RECOMMENDS that the shareholders vote FOR APPROVAL of the Merger Agreement and the transactions contemplated under it. The NPCC Board of Directors reviewed several factors in reaching its decision to recommend that shareholders vote to approve the Merger Agreement, although it did not solicit or receive an outside fairness opinion with respect to the Merger Agreement. See “Background and Reasons for the Merger” beginning on p. 18.

PROXY REVOCABILITY

Proxies of shareholders of NPCC relating to Proposal 1, Merger of Northern Plains Capital Corporation and US Alliance Corporation, are revocable at or any time prior to the later of the vote at the annual meeting of shareholders, or the SEC's notice of effectiveness of the Registration Statement. Proxies with respect to all other proposals are revocable at or any time prior to the vote at the annual metting of shareholders.  See “Annual Meeting of Shareholders of Northern Plains Capital Corporation - Revocability of Proxies” at page 16.

REQUIRED VOTES

Approval of the Merger Agreement and transactions contemplated under it requires the affirmative vote of a majority of the outstanding shares of NPCC common stock following the effectiveness of the Registration Statement. Approval of the Merger Agreement and the transactions under it requires the approval of a majority of the outstanding shares of ANDC common stock, all of which are owned by USAC.

OUTSTANDING SHARES

As of the record date there were issued and outstanding 2,815,624 shares of NPCC common stock. As of the record date, NPCC’s directors and executive officers held 294,000 shares of NPCC common stock, or a total of 10.45% of the shares entitled to vote. Each of the directors and executive officers has indicated that he intends to vote all of his shares of NPCC for the approval of the Merger Agreement.

SUMMARY OF PLAN AND AGREEMENT OF MERGER

CONSIDERATION FOR YOUR SHARES

If the Merger Agreement  is approved and closes, as a shareholder of NPCC, you will receive .5841 shares of USAC voting common stock for each share of NPCC common stock owned by you. The value of your NPCC common stock has been agreed upon by the NPCC Board to be $1.19 per share. Fractional shares resulting from the conversion of a block of NPCC shares will be rounded up to the nearest whole share of USAC voting common stock.

Any shareholder who perfects dissenters’ rights under North Dakota law will receive cash in lieu of NPCC voting common stock.

CLOSING DATE	The parties believe that the closing of the Merger Agreement will occur shortly after the conditions in the Merger Agreement (including NPCC shareholder approval) are satisfied.

DISSENTERS' RIGHTS

NPCC shareholders may dissent from the Merger Agreement and demand payment of their share values in cash. If holders of more than 2.0% of the common stock of NPCC (approximately 56,212 shares) deliver, prior to the annual meeting, notice of an intent to dissent to the Merger, USAC may terminate the Merger Agreement and the Merger will not occur. See “Rights of Dissenting Shareholders” beginning on p. 24, and “Summary of Merger Agreement - Other Conditions; Termination or Amendment of the Merger Agreement” at page 21, and Appendix B which contain copies of North Dakota statute describing the procedures for electing and perfecting shareholder appraisal rights.

CONDITIONS TO THE MERGER	In addition to approval by the shareholders of NPCC, the Merger Agreement is subject to satisfaction of other conditions standard and customary for this type of transaction.

OPERATIONS OF DCLIC AFTER THE MERGER

Immediately following the Merger, USAC intends to merge ANDC into and with it. Following the Merger of NPCC into ANDC, and the subsequent merger of ANDC into USAC, DCLIC will be a direct wholly owned subsidiary of USAC. USAC intends to continue to conduct the operations of DCLIC in its location and in its present manner. USAC will continue to evaluate the personnel, business practices and opportunities for DCLIC and may make such changes as it deems appropriate. Since September 2015, USAC has been providing, through its subsidiary, USALSC, certain insurance administrative functions, data processing systems, daily operational services, management consulting, and marketing development to DCLIC pursuant to a third party administrator agreement, and believes this arrangement will facilitate a smooth transition of ownership of DCLIC.

SUMMARY OF FEDERAL INCOME TAX CONSIDERATIONS	The transactions contemplated by the Merger Agreement are intended to be treated as a reorganization. Accordingly, for federal income tax purposes it is anticipated that:
	●	no gain or loss should generally be recognized by holders of NPCC common stock solely upon receipt of USAC voting common stock in the Merger;
	●	the holding period for USAC voting common stock received in the Merger should include the holding period for the NPCC common stock surrendered in exchange therefore; and
	●	the aggregate adjusted tax basis of USAC voting common stock received by an NPCC shareholder in the Merger should be the same as the basis of the stock surrendered in exchange therefore.

A ruling from the Internal Revenue Service is not being sought in connection with the Merger. If the transactions contemplated by the Merger Agreement were not to so qualify as a reorganization, the non-qualifying issuance of shares would be taxable.

TERMINATION AND AMENDMENT OF THE MERGER AGREEMENT	The Merger Agreement may be terminated at any time prior to becoming effective:
	●	by unanimous consent of the parties;
	●	by any beneficiary of a condition precedent to the Merger Agreement if the condition has not been met or waived;
	●	by any party if a suit, action, or proceeding threatens to prohibit the Merger Agreement;
	●	by any party who discovers a material error in the representations of another party;
	●	by USAC in the event more than 2.0% of the outstanding shares of NPCC deliver notice of an intent to seek dissneters’ rights regarding the Merger; or
	●	the Merger is not completed and effective by October 1, 2017.

OTHER MATTERS

At the annual meeting, NPCC shareholders will also vote on the election of directors and the approval of NPCC’s independent account firm. The NPCC Board knows of no other matters that will come before the NPCC annual meeting; if additional matters arise at the annual meeting, the proxies will be voted at the discretion of the proxy holders to the extent permitted by law.

FORWARD-LOOKING STATEMENTS	Certain statements contained or incorporated by reference in this proxy statement – prospectus relate to future matters which are qualified in certain respects.

RISK FACTORS	There are several significant, material risks associated with owning voting common stock of USAC. See RISK FACTORS beginning on p. 10.

RISK FACTORS

You should consider carefully the risks described below in assessing the Merger Agreement and your resulting ownership of USAC common stock. Unless the context otherwise requires, references to “USAC” are intended to refer to USAC and its subsidiaries.

Risks Associated with Companies in the Life Insurance Industry, including USAC and its subsidiaries

GENERAL REGULATION RISK - All insurance operations, including those conducted by USAC and its subsidiaries, are subject to government regulation in each of the states in which they conduct business. Such regulatory authority is vested in state agencies having broad administrative power dealing with all aspects of the insurance business, including premium rates, policy forms, and capital adequacy, and is concerned with the protection of policyholders rather than stockholders. Among other things, the regulations require prior approval of acquisitions of insurance companies, certain solvency standards, licensing of insurers and their agents, investment restrictions, deposits of securities for the benefit of policyholders, approval of policy forms and premium rates, periodic examinations, and reserves for unearned premiums, losses and other matters.

Compliance with insurance regulation is costly and time consuming, requiring the filing of detailed annual reports, and the business and accounts are subject to examination by the applicable state insurance regulator, which may include inquiries and follow-up, including investigations.

In addition, increased scrutiny has been placed upon the insurance regulatory framework during the past several years, and certain state legislatures have considered or enacted laws that alter, and in many cases increase, state authority to regulate insurance companies and insurance holding company systems. The National Association of Insurance Commissioners (“NAIC”) and state insurance regulators reexamine existing laws and regulations on an ongoing basis, and focus on insurance company investments and solvency issues, risk-based capital guidelines, interpretations of existing laws, the development of new laws, the implementation of non-statutory guidelines and the circumstances under which dividends may be paid. Future NAIC initiatives, and other regulatory changes, could have a material adverse impact on the insurance industry. There is no assurance that insurance companies, including USAC, will be able to satisfy the regulatory requirements of the departments of insurance of their respective state of domicile or a similar department in any other state in which they may wish to transact business.

Individual state guaranty associations assess insurance companies to pay benefits to policyholders of insolvent or failed insurance companies. The amount of any future assessments to be made from known insolvencies cannot be predicted.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Reform Act”) reshapes financial regulations in the United States by creating new regulators, regulating new markets and firms, and providing new enforcement powers to regulators. Virtually all major areas of the Reform Act continue to be subject to regulatory interpretation and implementation rules requiring rulemaking that may take several years to complete. The ultimate outcome of the regulatory rulemaking proceedings cannot be predicted with certainty. The regulations promulgated could have a material impact on consolidated financial results or financial condition.

COMPETITION RISK - The operating results of life insurance companies are subject to significant fluctuations due to competition, economic conditions, interest rates, investment performance, maintenance of insurance ratings from rating agencies such as A.M. Best, the ability to choose and timely and adequately train agents, and other factors. The life insurance business is highly competitive. Each company encounters significant competition from other insurance companies, as well as competition from other available investment alternatives.

Large life insurance companies, who have greater financial resources, longer business histories, and who may have more products, present significant competition to smaller insurance companies such as USAC. These larger companies also generally have large distribution opportunities.

The ability to compete is dependent upon, among other things, the ability to develop competitive and profitable products, market the insurance products, and achieve efficient costs of placing policies.

The life insurance industry is extremely competitive. The Kansas Insurance Department (the “KID”) reported that, as of December 31, 2016, there were nineteen domestic life and health insurance companies and an additional 520 companies incorporated in other jurisdictions which are authorized to sell life insurance in Kansas. The North Dakota Department of Insurance (the “NDID”) reported that, as of December 31, 2016, there were three domestic life insurance companies and an additional 441 companies incorporated in other jurisdictions which are authorized to sell life insurance in North Dakota.

ASSUMPTIONS RISK - In the life insurance business, assumptions as to expected mortality, lapse rates and other factors in developing the pricing and other terms of life insurance products are made. These assumptions are based on industry experience and are reviewed and revised regularly by an outside actuary to reflect actual experience on a current basis. However, variation of actual experience from that assumed in developing such terms may affect a product's profitability or sales volume and in turn adversely impact revenues.

LIABILITY RISK - Underestimating future policy benefits results in the incurrence of additional expenses at the time a company becomes aware of the inadequacy. The ability to achieve profits would suffer as a result of such underestimates.

INTEREST RATE RISK- Interest rate fluctuations could impair an insurance company’s ability to pay policyholder benefits with operating and investment cash flows, cash on hand and other cash sources. Annuity products expose the risk that changes in interest rates will reduce any spread, or the difference between the amounts that the insurance company is required to pay under the contracts and the amounts the insurance company is able to earn on its investments intended to support its obligations under the contracts. Spread is a key component of revenues.

To the extent that interest rates credited are less than those generally available in the marketplace, policyholder lapses, policy loans and surrenders, and withdrawals of life insurance policies and annuity contracts may increase as contract holders seek to purchase products with perceived higher returns. This process may result in cash outflows requiring that an insurance subsidiary sell investments as a time when the prices of those investments are adversely affected by the increase in market interest rates, which may result in realized investment losses.

Increases in market interest rates may also negatively affect profitability in periods of increasing interest rates. The ability to replace invested assets with higher yielding assets needed to fund the higher crediting rates that may be necessary to keep interest sensitive products competitive.

Policy lapses in excess of those actuarially anticipated would have a negative impact on financial performance.

Profitability could be reduced if lapse and surrender rates exceed the assumptions upon which the insurance policies were priced. Policy sales costs are deferred and recognized over the life of a policy. Excess policy lapses, however, cause the immediate expensing or amortizing of deferred policy sales costs.

TAX LAW RISK - Congress from time to time considers possible legislation that would eliminate the deferral of taxation on the accretion of value within certain annuities and life insurance products. This and similar legislation, including a simplified “flat tax” income tax structure with an exemption from taxation for investment income, could adversely affect the sale of life insurance compared with other financial products if such legislation were to be enacted. There can be no assurance as to whether such legislation will be enacted or, if enacted, whether such legislation would contain provisions with possible adverse effects on any annuity and life insurance products that USAC develops.

Under the Internal Revenue Code, income taxes payable by policyholders on investment earnings is deferred during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain insurance products a competitive advantage over other non-insurance products. To the extent that the Internal Revenue Code may be revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, life insurance companies would be adversely affected with respect to their ability to sell products. Also, depending on grandfathering provisions, the surrenders of existing annuity contracts and life insurance policies might increase. In addition, life insurance products are often used to fund estate tax obligations. USAC cannot predict what future tax initiatives may be proposed with respect to the estate tax or other taxes which may adversely affect the Company.

OPERATIONAL RISK – In the insurance industry successful incorporation and functionality of the internal audit function, the evolution of financial and administrative internal controls to safeguard human, facility and financial assets electronically including anti-fraud initiatives and compliance with anti-money laundering requirements as well as an effective disaster recovery program and effective business continuity programs are necessary.  Failure to effectively manage these controls and requirements may adversely affect an insurance company.

DIVIDEND RISK – USAC has not paid a cash dividend on USAC voting common stock and does not anticipate paying a cash dividend in the foreseeable future. USAC intends to retain available funds to be used in the expansion of operations. USAC is a holding company without independent operations and on a standalone basis has limited revenues. Because USAC does not expect to pay any cash dividends for the foreseeable future, the success of any investment in USAC common stock will appreciate in value or achieve or maintain a value equal to the price at which shares were acquired. Further, a market may never develop to sell shares of USAC voting common stock.

Risks Associated with the Merger and an Investment in USAC Stock

USAC faces many significant risks in the operation of its business and may face significant unforeseen risks as well, including in connection with the Merger. Significant material risks are set forth below:

SHARES OWNERSHIP RISK - An investment in USAC voting common stock should be considered speculative. Shares of USAC voting common stock constitute a high-risk investment in a developing business that has incurred losses to date and expects to continue to incur losses for several years. No assurance or guaranty can be given that any of the potential benefits envisioned by USAC’s business plan will prove to be available to USAC’s stockholders, nor can any assurance or guaranty be given as to the actual amount of financial return, if any, which may result from ownership of our voting common shares. The entire value of shares of USAC voting common stock may be lost.

LIQUIDITY RISK- There is no public market for shares of USAC voting common stock, and there is no assurance that one will develop. It may be difficult to sell shares of USAC voting common stock. USAC cannot assure there ever will be an active market in its voting common stock, and there is no assurance that USAC voting common stock will ever become publicly traded or that an active trading market will develop or be sustained. Although USAC is a public company, there is no established public trading market in its common stock. USAC’s securities are not listed for trading on any national securities exchange nor are bid or asked quotations reported in any over-the-counter quotation service and USAC does not intend to seek any such listing in the foreseeable future.

CAPITAL RISK- Life insurance companies, including USALSC and DCLIC, are required by law to have adequate capital and surplus calculated in accordance with statutory accounting principles prescribed by state insurance regulatory authorities to meet regulatory requirements in the state in which it is domiciled. USALSC is domiciled in the state of Kansas under the authority of the KID and had approximately $2.8 million and $2.9 million (based upon statutory accounting principles) in capital and surplus at December 31, 2016 and 2015, respectively. DCLIC is and will continue following the Merger to be domiciled in North Dakota under the authority of the North Dakota Insurance Department (the “NDID”). DCLIC has approximately $1,158,886 and $1,100,403 in capital and surplus at December 31, 2016 and 2015, respectively. The KID or the NDID may require USALSC or DCLIC, as applicable, to hold additional amounts of capital and surplus to support its business going forward. The amount of capital and surplus ultimately required will be based on certain “risk-based capital” standards established by statute and regulation and administered by the KID and NDID, and other regulators. The “risk-based capital” system establishes a framework for evaluating the adequacy of the minimum amount of capital and surplus, calculated in accordance with statutory accounting principles, necessary for an insurance company to support its overall business operations. If USALSC or DCLIC fail to maintain required capital levels in accordance with the “risk-based capital” system, USAC’s life insurance subsidiaries’ ability to conduct business would be compromised absent a prompt infusion of capital.

USAC intends to conduct additional offerings of its securities to raise additional capital to fund our growth. In February, 2010, USAC filed a prospectus with the Kansas Securities Commission to register shares of USAC common stock and warrants to purchase USAC common stock. In February, 2015, USAC filed a prospectus with the Kansas Securities Commission to register the common stock to be issued open the exercise of the warrants, and in January, 2016, filed a supplement to this prospectus to register an additional 1,500,000 shares of USAC common stock. This offering and any additional offerings of USAC securities that USAC may conduct in the future will have dilutive effects as to the ownership interests and accretive effects to existing stockholders book value.

SEC REGISTRATION RISK - USAC is a public company. As a public company, USAC incurs significant legal, accounting and other expenses under the Exchange Act and the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC. These rules impose various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and appropriate corporate governance practices. USAC’s management and other personnel are required to devote a substantial amount of time to these compliance requirements. Moreover, these rules and regulations increase USAC’s legal and financial compliance costs and make some activities more time-consuming and costly.

EMERGING GROWTH COMPANY RISK – USAC is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act’).  As an emerging growth company, USAC is not required to, comply with the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, has reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and is exempt from the requirement of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth company but any such election to opt out is irrevocable.  USAC has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and has different application dates for public or private companies, USAC, for so long as it remains an emerging growth company, may elect not to adopt the new or revised standard until  the time private companies are required to adopt the new or revised standard.  This may make comparison of USAC’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

PROFITABILITY – USAC’s life insurance subsidiary, USALSC commenced life insurance operations in May 2013. USALSC, as is common among young life insurance companies, has and will incur significant losses for a number of years. The costs of administration and the substantial nonrecurring costs of writing new life insurance (which are deferred and amortized in accordance with our deferred acquisition policy) include first year commissions payable to insurance agents, medical and investigation expenses, and other expenses incidental to the issuance of new policies, which, together with the initial reserves required to be established for each policy, may exceed the first year premium. At December 31, 2016 USAC had a consolidated accumulated deficit of $7.4 million. These losses were attributable primarily to USAC’s organization, creation of products, distribution channels and capital raising efforts and to USAC’s entry into the life insurance business.

OPERATING HISTORY – USAC has a limited operating history. USAC faces all of the risks inherent in establishing a new business, including limited capital, uncertain product markets, lack of significant revenues, as well as competition from better capitalized and more seasoned companies. USAC has no control over general economic conditions, competitors’ products or their pricing, customer demand and costs of marketing or advertising. There can be no assurance that USAC’s life insurance operations will be successful or result in any significant revenues. The likelihood of any success must be considered in light of USAC’s limited history of operations and operating losses incurred to date. These risks and the lack of seasoned operating history make it difficult to predict USAC’s future revenues or results of operations. As a result, USAC’s financial results may fluctuate and fall below expectations.

MARKETING STRATEGY - In addition to USAC’s organic growth plans, an additional component of its business plan is to pursue strategic acquisitions of insurance related companies that meet certain acquisition criteria. NPCC is the first such acquisition. Additional suitable acquisition candidates may not be available on terms and conditions that are economic to USAC. In pursuing acquisitions, USAC competes with other companies, who may have greater financial and other resources than USAC. Further, USAC’s business, financial condition and results of operations may be negatively affected upon the completion of any acquisition, including NPCC, by any or all of the following:

■	An acquired business may not achieve anticipated revenues, earnings or cash flows;

■	USAC may assume liabilities that were not disclosed or exceed estimates;

■	USAC may be unable to integrate acquired businesses successfully and realize anticipated economic, operational and other benefits in a timely manner;

■	Acquisitions could disrupt USAC’s on-going business, distract its management and divert its financial and human resources;

■	USAC may experience difficulties operating in markets in which it has no or only limited direct experience; and

■	There is the potential for loss of customers and key employees of any acquired company.

USAC markets its products through several different distribution channels which require licensed insurance agents. These distribution channels include funeral directors, bankers, brokerages, accountants, and independent agents. While some of these producers have little or no experience in selling life insurance products, others have extensive experience mitigating some of the risk of agents with little or no experience. USAC believes the premium volume written will depend primarily on its products, product pricing and ability to choose and timely and adequately train and motivate agents to sell its products.

KEY EXECUTIVES RISK – USAC’s ability to operate is dependent primarily upon the efforts of its Chairman and Chief Executive Officer, Jack H. Brier, and Chief Operating Officer of USALSC, Jeff Brown, who will also serve as the Chief Operating Officer of DCLIC. The loss of the services of these officers could have a material adverse effect on USAC’s ability to execute its business plan. USAC does not have employment agreements with either Mr. Brier or Mr. Brown.

SUBSIDIARY PAYMENTS RISK- USAC expects a source of cash to it will be dividends on the stock of its operating subsidiaries, including DCLIC. The payment of dividends by USALSC and DCLIC is subject to limitations imposed by applicable insurance laws. For example, “extraordinary” dividends may not be paid without permission of the KID and the NDID, respectively. An “extraordinary” dividend is defined, in general, as any dividend or distribution of cash or other property whose fair market value, compared with that of other dividends or distributions made within the preceding 12 months, exceeds the greater of (i) 10% of the policyholders’ surplus (total statutory capital stock and surplus) as of December 31 of the preceding year, on (ii) the statutory net gain from operations (excluding realized gains on investments) of the insurer for the 12-month period ending December 31 of the preceding year. Kansas and North Dakota insurance law also requires that dividends on capital stock must be paid out of surplus, which is calculated after reserving a sum equal to all liabilities of the insurance company and may include all or part of surplus arising from unrealized capital gains or revaluation of assets. If USAC is unable to receive cash dividends from subsidiaries, its liquidity would be adversely affected.

INVESTMENT RISK – USAC’s invested assets are subject to customary risks of defaults and changes in market values. Factors that may affect the overall default rate on, and market value of, the invested assets include interest rate levels, financial market performance, and general economic conditions.

If interest rates were to increase by 1% across USAC’s entire portfolio, the market value of its fixed income securities would decrease by 6.6% as of December 31, 2016. USAC therefore may have to accept a lower spread and thus lower profitability or face a decline in sales and greater loss of existing contracts.

Conversely, in a period of prolonged low interest rates it is difficult to invest assets and earn the rate of return necessary to support insurance products. Some central banks currently have negative interest rates, which contributes to the current low interest rate environment.

RATINGS – USAC does not anticipate that USALSC or DCLIC will be rated by rating agencies for several years. This may have a negative impact on the ability of USAC’s life insurance subsidiaries to compete with rated insurance companies.

Insurance ratings reflect the rating agencies' opinion of an insurance company’s financial strength, operating performance and ability to meet its obligations to policyholders. USALSC, which commenced operations in 2013, and DCLIC, which commenced operations in 2012, will not be considered for rating until they have maintained operations for a minimum of three to five years. There can be no assurance that either USALSC or DCLIC will be rated by a rating agency or that any rating, if and when received, will be favorable to USALSC or DCLIC. The lack of a rating could impact the ability to make sales in the broad insurance marketplace. Potential insureds may choose not to purchase a policy from an unrated company.

REINSURANCE RISK - In order to manage the risk of financial exposure to adverse underwriting results, USALSC reinsures a portion of its risk with other insurance companies. USALSC retains $35,000 on its Pioneer Whole Life Series and $25,000 on its Solid Solutions Term Life Series® and Sound Solutions Term Life Series®. USALSC also reinsures 100% of the risk on its accidental death benefit rider. USALSC retains 25% of the risk for each covered life on its group life product to a maximum of $100,000 on any individual person. USALSC retains 25% of the risk for each covered life on its group accidental death and dismemberment product to a maximum of $25,000 on any individual person. USALSC also has catastrophic reinsurance coverage to protect against three or more group life deaths resulting from a single event. USALSC also reinsures 100% of the risk on its group disability products. USALSC reinsurers 66% of the risk on its critical illness product. Optimum Re Insurance Company (a subsidiary of Optimum Group), General Reinsurance Corporation (a subsidiary of Berkshire Hathaway), Reliance Standard Life Insurance Company (a subsidiary of Tokio Marine Holdings), and Unified Life Insurance Company provide reinsurance for USALSC. DCLIC also reinsures portions of the life insurance risks it underwrites with other companies, and USAC intends to continue this practice following the Merger. USAC intends to implement the policy described above for DCLIC.

USAC evaluates the financial condition of its reinsurers to minimize its exposure to losses from reinsurer insolvencies. Management believes that any liabilities arising from this contingency would not be material to USAC’s financial position.

REGULATION RISK- The insurance laws of Kansas and North Dakota give their respective insurance departments broad regulatory authority, including powers to (i) grant and revoke licenses to transact business; (ii) regulate and supervise trade practices and market conduct, (iii) establish guaranty associations; (iv) license agents; (v) approve policy forms; (vi) approve premium rates for some lines of business; (vii) establish reserve requirements; (viii) prescribe the form and content of required financial statements and reports; (ix) determine the reasonableness and adequacy of statutory capital and surplus; and (x) regulate the type and amount of permitted investments. Kansas and North Dakota insurance law also requires the filing of detailed annual reports with the KID and NDID, respectively

Kansas and North Dakota insurance holding company laws also require prior approval of any change of control of an insurance company, and USAC’s acquisition of control of any insurance company, including DCLIC, will require the approval of the state insurance department where such insurance company is domiciled. There can be no guarantee such approvals can be obtained, and efforts in obtaining such approvals can be costly and time-consuming, and may result in the material delay of, or deter, a planned acquisition, including the Merger.

MERGER RISK – USAC’s business, financial condition and results of operations may be negatively affected if: (i) the acquisition of NPCC’s life insurance business does not achieve anticipated cost savings, revenues or cash flows; (ii) USAC assumes liabilities that were not disclosed or exceed estimates; (iii) USAC is unable to integrate NPCC’s business successfully and realize anticipated economic, operational and other benefits in a timely manner; (iv) the Merger disrupts USAC’s on-going business, distracts management or diverts resources from other more beneficial uses; (v) USAC experiences difficulties operating in the North Dakota life insurance markets, in which it has limited direct experience; or (vi) there is a loss of policyholders of DCLIC.

TAX RISK -Together with the Subsequent Merger of ANDC into USAC immediately after the Merger, but as an integral part thereof, the Merger is intended to result in a tax-deferred issuance of USAC voting common stock. However, neither USAC nor NPCC has obtained a ruling from the Internal Revenue Service concerning whether the Merger and the Subsequent Merger on a combined basis will in fact be treated as a tax-deferred issuance of USAC stock. Management’s assessment of and belief with respect to tax treatment of the Merger is based on its best judgment but is not binding on the Internal Revenue Service or any court and the Internal Revenue Service could assert successfully a contrary position which could be sustained by a court. Also, the conditions and assumptions upon which this belief is based may not continue to exist and the laws or regulations affecting the material federal income tax consequences of the Merger may change. In either event, the tax aspects of the Merger may be adversely affected, and such effect may be materially adverse to NPCC shareholders. As a result, there can be no assurance that the Merger will be accorded the tax treatment intended and that you will realize the tax consequences described in this proxy statement – prospectus. See “Certain Federal Income Tax Consequences of Merger” beginning on page 22.

MINORITY SHAREHOLDER RISK - Assuming all shares of NPCC are converted for voting common stock of USAC, former shareholders of NPCC will own, in the aggregate approximately 23% of the USAC voting common stock, or a minority of such shares. It will be difficult for minority stockholders of USAC to elect any of its directors or otherwise exert influence over its business. USAC’s outstanding voting common stock elects the board of directors of USAC and the USAC board of directors, as a practical matter, has effective control over significant corporate transactions of USAC. As of the date hereof,, shareholders of USAC have cumulative voting rights with respect to the election of directors; however, USAC shareholders will vote at USAC's Annual Meeting on June 5, 2017 on a proposal to amend USAC's Articles of Incorporation to eliminate cumulative voting and provide for election of directors by a majority vote.  If this proposal is approved, USAC shareholders will not have cumulative voting rights.   This change, if approved, would make it more difficult and time consuming for a third party to acquire control of USAC or to change the board of directors of USAC.

ANNUAL MEETING OF SHAREHOLDERS OF NORTHERN PLAINS CAPITAL CORPORATION

Tuesday, June 20, 2017 at 6:00 p.m.

ANNUAL MEETING

This proxy statement-prospectus is furnished in connection with the solicitation of proxies to be used at the Annual Shareholders Meeting (“Annual Meeting”) of Northern Plains Capital Corporation, a North Dakota Corporation (“NPCC”) to be held on Tuesday, June 20, 2017 at the Apple Creek Country Club, 8921 E. Hwy. 10, Bismarck, North Dakota at 6:00 p.m.

This proxy statement-prospectus is being sent to each holder of record of the outstanding shares of $0.10 par value common stock of NPCC (the “Common Stock"), as of May 1, 2017 (the “Record Date”), in order to furnish each shareholder information relating to the business to be transacted at the meeting. This proxy statement-prospectus and the enclosed proxy are being delivered to shareholders of NPCC on or about June ____, 2017. NPCC will bear the cost of soliciting proxies from its shareholders. USAC may advance or reimburse certain of these costs. If necessary, officers and regular employees of NPCC may by telephone, telegram or personal interview, request the return of proxies.

VOTING

The enclosed proxies are solicited by and on behalf of the Board of Directors. If you are unable to attend the Annual Meeting on June 20, 2017, please complete the enclosed proxies and return them to us so that your shares will be represented. Subject to the revocation rights described below, a proxy which is signed and returned but does not specify how it is to be voted will be voted at the discretion of the Chairman of the Boar, and proxies which indicate particular votes will be voted in accordance with the authority contained therein.

REVOCABILITY OF PROXIES

Any shareholder giving a proxy may revoke such proxy with respect to any matter to be voted upon at the Annual Meeting at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you so request by notifying the inspector of elections of your intention to revoke your proxy and voting in person at the Annual Meeting. In addition, in respect of Proposal 1, Merger of Northern Plains Capital and US Alliance Corporation, votes of the NPCC shareholders present in person or by proxy at the Annual Meeting will not be deemed formally cast, unless and until the registration statement on Form S-4 filed by USAC, of which this proxy statement-prospectus is a part (the "Registration Statement"), is declared effective by the SEC.  Upon such effectiveness, USAC and NPCC will deliver to each NPCC shareholder a final prospectus, which will be accompanied by a notice of your revocation rights and instructions for revoking your proxy or previously cast vote.  If you do not timely comply wiht the instructions provided in the notice of revocation, your proxy or vote will be counted in the manner previously directed by you in such proxy or in accordance with such vote.

BUSINESS TO BE TRANSACTED AT THE ANNUAL MEETING

This proxy statement – prospectus was delivered to NPCC shareholders on or about June ____, 2017 to solicit proxies to vote for the following proposals:

1.	To consider the merger (“Merger”) between Northern Plains Capital Corporation with a subsidiary of US Alliance Corporation (“USAC”);

2.	To elect directors of NPCC to serve for one year and until their successors are elected and qualified, if the Merger is not completed;

3.	To ratify the appointment of Eide Bailly LLP as independent auditors for the next fiscal year, if the Merger is not completed; and

4.	To consider and act upon such other business as may properly be brought before the meeting.

As of the date of this proxy statement – prospectus, neither NPCC nor USAC are aware of other business that will come before the NPCC annual meeting. Should any other matter requiring a vote of shareholders arise, the proxies named in the enclosed forms of proxy will vote the shares in their discretion with respect to any such matter.

VOTING SECURITIES

Only NPCC common shareholders of record at the close of business on May 1, 2017 (the “Record Date”) will be entitled to vote at the NPCC annual meeting. On that date, there were issued and outstanding 2,815,624 shares of NPCC common stock. Each share of NPCC common stock is entitled to one vote per share with respect to the Merger. The affirmative vote of a majority of the outstanding common stock of NPCC is necessary to approve the Merger.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF – NPCC

The following table sets forth, as of May 1, 2017, the shares of NPCC common stock (i) beneficially owned by each director and executive officer, (ii) for all directors and executive officers as a group, and (iii) each person who is known to NPCC to be the beneficial owner of more than 5% of the NPCC common stock, its only class of voting securities. The directors and executive officers listed below have indicated they intend to vote in favor of the Merger.

Persons known by NPCC to own beneficially more than 5% of the shares	Shares(1)	Percent of Class(2)

None	_	_

Directors and Executive Officers

Eugene (Gene) Nicolas (Director)	4,400.16%

Rod Holth (Director)	48,200	1.71%

Jim Laducer (Director; Secretary and Treasurer)	48,400	1.72%

Jim Poolman (Director; Chairman of the Board)	48,600	1.73%

Steve Stenehjem (Director)	42,400	1.51%

Earl Rennerfeldt (Director)	48,600	1.73%

Rick Berg (Director)	48,400	1.72%

William Leier (Non-director President)	5,000.18%

All directors and executive officers as a group (8 persons)	294,000	10.45%

(1)      All ownership direct.

(2)      Based on the outstanding shares of NPCC common stock outstanding as of the Record Date.

PROPOSAL 1

MERGER OF NORTHERN PLAINS CAPITAL AND US ALLIANCE CORPORATION

Background and Reasons for the Merger

NPCC, located in Bismarck, North Dakota was formed as a North Dakota corporation on October 2, 2008, for the primary purpose of organizing a life insurance subsidiary. NPCC formed DCLIC as its wholly owned life insurance subsidiary, domiciled in North Dakota and incorporated July 15, 2011. DCLIC commenced operations upon receiving its certificate of authority from the North Dakota Department of Insurance on January 24, 2012, and sold its first policy on May 29, 2012. NPCC raised funds to capitalize its subsidiary and fund its operations through a number of private and intrastate offerings of common stock to residents of the state of North Dakota. See INFORMATION CONCERNING NPCC AND DCLIC beginning on p. 32.

USAC, located in Topeka, Kansas, was formed April 24, 2009 as a Kansas corporation and holding company to form, own, operate and manage a life insurance company and its marketing and investment affiliates. On June 9, 2011, USAC’s wholly owned subsidiary, USALSC, was incorporated. USALSC received its Certificate of Authority from the Kansas Insurance Department effective January 2, 2012. On April 23, 2012, USAIC and USAMC were incorporated as wholly-owned subsidiaries of USAC to provide investment management and marketing services. As of May 1, 2017, USALSC has over a dozen product offerings. USAC raised funds to capitalize its subsidiaries and fund its operations through a number of private and intrastate offerings of common stock to residents of the state of Kansas. See INFORMATION CONCERNING USAC beginning on p. 44.

Since its formation, NPCC has worked as hard as it can to grow its pool of insureds to levels that would enable it to be profitable. These efforts have included expanding and incentivizing the sales force as much as possible and working to offer as many competitive products as possible. However, as a small life insurer with limited products and resources, it has been difficult for NPCC to expand adequately to obtain profitability, particularly since it is limited to selling insurance in one relatively small state. In addition, it has been challenging to raise adequate capital to allow the company to become profitable, in part because the company is limited to raising funds from North Dakota residents.

USALSC has recruited and trained over five hundred producers (agents) since its inception.  During this same period, DCLiC has recruited and trained seventy-six producers. USALSC has also formed important strategic alliances with two Berkshire Hathaway subsidiaries—NEAM and Gen Re.  These relationships have provided USALSC global investment opportunities and reinsurance from the highest rated reinsurer in the world, Berkshire Hathaway, headquartered in Omaha, Nebraska. Furthermore, USALSC has built a strong strategic alliance with USSI as a systems provider.  USSI has fifty-seven insurance clients operating in nineteen states and nine foreign countries.  This alliance allows USALSC to provide high quality service to its policyholders, producers and regulators.

In September, 2015, USALSC and DCLIC entered into a Third Party Insurance Services Agreement, pursuant to which USALSC provides third party administrator and products, training and reinsurance for DCLIC. This arrangement led to the development of a strong business relationship between USAC and NPCC as companies sharing similar goals of protecting their policyholders and maximizing shareholder value, as well as a shared commitment to their customers, employees, communities, and other constituencies.

In January 2017, USAC made a presentation to the officers and directors of NPCC outlining USAC’s business and operations and proposing a combination of the two companies. Following continued discussions between the principal executive officers of USAC and NPCC, USAC and NPCC negotiated and on February 21, 2017, entered into a letter of intent for the merger of the two companies. On or about May 5, 2017, USAC presented NPCC with a draft merger agreement. Under the terms of the merger agreement NPCC would be merged with and into a newly formed subsidiary of USAC, with NPCC shareholders (other than those shareholders properly asserting dissenters’ rights to the transaction) receiving voting comment shares of USAC as consideration for the merger. The consideration was determined on a book value for book value basis, with each share of NPCC converting to .5841 shares of USAC.  This exchange ratio reflects the actual book value of each company as of December 31, 2016.

The terms of the Merger Agreement were the result of arms’ length negotiations between NPCC and USAC. The merger consideration, company valuation, manner of conversion and exchange of shares, tax consequences to shareholders, and other issues relating to the proposed transaction were carefully considered by the Boards of Directors of both companies. The NPCC Board determined that the exchange ratio was fair to the NPCC shareholders and agreed to the exchange ratio and other terms of the Merger Agreement, and recommends approval of the Merger Agreement to its shareholders. In reaching its decision to approve the Merger Agreement, the NPCC Board consulted with its management, legal and tax advisors, and considered a number of factors, including without limitation: (1) its knowledge of and familiarity with USAC and its management, financial condition, business assets, liabilities, and prospects; (2) the anticipated pro forma impact of the Merger; (3) the fact that NPCC shareholders will receive USAC common stock, which the NPCC Board believe has the potential for future increased value; (4) the financial and other terms of the Merger Agreement, (5) the potential risks of the transaction and of ownership of USAC common stock in general; and (6) possible alternatives to the Merger. The NPCC Board did not assign any specific or relative weight to the foregoing factors, all of which, among others, contributed to its determination to approve the Merger Agreement and recommend approval to the NPCC shareholders. The NPCC Board believes that it was able to review in sufficient depth the terms of the Merger Agreement and the respective conditions of NPCC and USAC to make such determination without the assistance or cost of a financial advisor or fairness opinion

In reaching its decision to approve the Merger, the USAC Board consulted with its management, legal and tax advisors, and considered a number of factors, including without limitation: (1) its knowledge of and familiarity with NPCC, DCLIC, and its management, financial condition, business assets, liabilities, and prospects; (2) the anticipated pro forma impact of the Merger; (3) the fact that an acquisition of a North Dakota life insurance company will enable USAC to expand its life insurance business into North Dakota; (4) the financial and other terms of the Merger Agreement, (5) its expectation the Merger and its resulting ownership of DCLIC will increase the value and strategic position of USAC to the benefit of all shareholders, including the former NPCC shareholders; (6) its expectation of a successful integration of the DCLIC business; (7) the potential risks of the transaction , including the risk of diverting USAC’s management’s attention in order to complete the Merger and integrate the DCLIC business; and (8) alternative acquisition targets. The USAC Board did not assign any specific or relative weight to the foregoing factors, all of which, among others, contributed to its determination to approve the Merger Agreement. The USAC Board believes that it was able to review in sufficient depth the terms of the Merger Agreement and the respective conditions of NPCC and USAC to make such determination without the assistance or cost of a financial advisor or fairness opinion

NPCC and USAC, after careful study and consideration, believe that the Merger could provide USAC and its shareholders, including the former NPCC shareholders, with increased opportunities for expansion of its life insurance business USAC and NPCC believe the operation of USALSC and DCLIC as affiliated companies will provide benefit to all shareholders resulting from economies of scale and experience. USAC and NPCC believe the Merger will also eliminate redundant fixed expenses and strengthen USAC’s capital position while expanding its customer bases into North Dakota.

Summary of the Merger Agreement

The following discussion contains certain information about the Merger. The discussion is subject, and qualified in its entirety by reference, to the Plan and Agreement of Merger and the Amendment to the Plan and Agreement of Merger (the “Merger Agreement”) attached as Appendix A to this proxy statement-prospectus and incorporated herein by reference. We urge you to read carefully this entire proxy statement-prospectus, including the Merger Agreement, for a more complete understanding of the Merger.

Overview. Each of NPCC’s and USAC’s board of directors has approved the Merger Agreement. The Merger Agreement provides for the merger of NPCC with and into Alliance Merger Sub, Inc. (“ANDC”), with ANDC continuing as the surviving corporation in the Merger, and DCLIC becoming an indirect wholly owned subsidiary of USAC through its ownership of ANDC.  Following the completion of the Merger, ANDC will merge with and into USAC, with USAC surviving the Subsequent Merger, and DCLIC becoming a direct wholly owned subsidiary of USAC. As consideration for the Merger, each issued and outstanding share of NPCC’s common stock (other than shares that have properly elected dissenters’ rights, and any treasury shares held by NPCC) will be converted automatically into the right to receive approximately.5841 shares of USAC voting common stock (the “Exchange Ratio”) ,with fractional shares resulting from conversion of a block of NPCC shares rounded up to the nearest whole share. After the Merger, former holders of NPCC common stock will own approximately 23% of USAC’s voting common stock then outstanding, assuming no dissenter’s rights are perfected in respect of the Merger. The number of shares of USAC common stock to be issued to NPCC stockholders is based on the relative book values of USAC and NPCC as of December 31, 2016.

Following the Merger, the Articles of Incorporation, Bylaws, and Board of Directors of ANDC will be the Articles of Incorporation, Bylaws, and Board of Directors of the surviving corporation. Following the Subsequent Merger, the Articles of Incorporation, Bylaws, and Board of Directors of USAC will be the Articles of Incorporation, Bylaws, and Board of Directors of the surviving corporation.

Delivery of USAC Voting Common Stock; Closing Date. If the Merger is completed, USAC voting common stock will be available for distribution at a closing (“Closing”) on a closing date (“Closing Date”) occurring as soon as possible after all regulatory approvals and shareholder approvals are obtained. In order for the Merger to be consummated, the Merger Agreement must be approved by holders of a majority of the outstanding NPCC common stock. The Merger will become effective (“Effective Date”) on or as soon as possible after the Annual Meeting of NPCC’s shareholders or effectiveness of the Registration Statement, whichever occurs later (assuming shareholder approval). It is presently anticipated that the Effective Date will occur on or before July 1, 2017 and no event later than October 1, 2017, but there can be no assurance that the conditions to the Merger will be satisfied and that the Merger will be consummated on those dates or any other date. The parties to the Merger Agreement have agreed to take all actions reasonably necessary to consummate the proposed transactions thereunder.

Representations, Warranties and Covenants; Legal Proceedings Disclosure. Each party to the Merger Agreement has represented to the other with respect to organization, good standing, capitalization and other related matters, as well as certain matters with respect to pending financial and tax matters, legal and regulatory compliance (including insurance licensing and related insurance regulatory matters), legal proceedings, employees and benefit plans, intellectual property, none of which have been deemed materially adverse by USAC.

Indemnification and Escrow of Shares. NPCC’s board of directors have agreed to indemnify USAC and its affiliates for losses and damages resulting from any breach of NPCC’s representations, warranties or covenants contained in the Merger Agreement. USAC has retained and will hold in escrow all USAC shares to be issued to the NPCC directors for a period of two years following the Effective Date, to satisfy the directors’ indemnification obligations for breaches other than breaches relating to certain “Fundamental Representations” described in the Merger Agreement. No NPCC shareholders other than the NPCC directors have any indemnification obligations under the Merger Agreement.

Issuance of USAC Shares - Procedures. Upon approval of the Merger Agreement at the Annual Meeting or the effectiveness of the Registration Statement, which occurrs later, NPCC shareholders will be notified of such approval and effectiveness by delivery of a final prospectus, which will be accompanied by a notice of shareholders' revocation rights and instructions for revoking any proxy or previously submitted vote.  Shares owned by holders who timely revoke their prior proxies or votes in accordance with the instructions set forth in the notice of revocation will be voted in accordance with such notice of revocation.  Shares held by holders who do not timely comply with the instructions for revoking their prior proxies or votes will be counted in the manner previously directed by you in such proxy or in accordance with such vote.  Shareholders who do not revoke their proxies or votes will be furnished with a “Letter of Transmittal” to send to USAC, who is acting as exchange agent for the issuance of the USAC shares. The instructions accompanying the Letter of Transmittal will provide details for surrendering certificates for NPCC shares and the procedure for obtaining certificates for USAC shares, including instructions for obtaining certificates for USAC shares if you have lost your NPCC certificates or such certificates have been destroyed.

DO NOT SUBMIT YOUR NPCC SHARES AT THIS TIME. If the Merger is completed:

●	a Letter of Transmittal will be sent to you;

●	you should send in your shares with the Letter of Transmittal; and

●	USAC will exchange your shares in NPCC for shares of USAC voting common stock in the Exchange Ratio after it receives your Letter of Transmittal and your NPCC stock certificates.

After the Effective Date, there will be no transfers on the NPCC stock transfer books of shares which were issued and outstanding immediately prior to the Effective Date. If, after the Effective Date, certificates representing NPCC shares are properly presented to USAC, they will be converted for certificates representing USAC voting common stock in the amount of the Exchange Ratio.

Unclaimed Shares or Cash. If outstanding certificates for NPCC shares or payment for any fractional or dissenting shares are not claimed, they may be turned over to a governmental authority in accordance with the respective abandoned property laws of the various jurisdictions.

Fractional Shares. Fractional shares of NPCC stock will not be issued under the Merger Agreement. Instead, fractional shares will be rounded up to the nearest whole share of NPCC voting common stock (calculated based on the aggregate number of NPCC shares surrendered).

Accounting. It is anticipated that the Merger will be accounted for as a tax-free “plan of reorganization” under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”) as described in more detail below.

Other Conditions; Termination or Amendment of the Merger Agreement. In addition to shareholder approval of the Merger Agreement by the shareholders of NPCC, the obligations of USAC and NPCC to complete the Merger are subject to the satisfaction of a number of closing conditions, including:

●	performance by each party to the Merger Agreement of its respective obligations;

●	absence of any proceedings instituted or threatened to restrain, enjoin or prohibit the transactions contemplated by the Merger Agreement;

●	continued accuracy in all material respects of the representations and warranties made by each party in the Merger Agreement;

●	delivery of certain closing certificates;

●	filing Articles of Merger consistent with the Merger Agreement, for the transaction with the requisite governmental authorities;

●	NPCC and DCLIC meeting certain shareholders’ equity and capital and surplus targets;

●	NPCC receiving notices of intent to assert dissenters’ rights from holders of no more than 2% of the issued and outstanding NPCC shares; and

●	effectiveness of the Registration Statement of which this proxy-prospectus is a part.

Any party may waive its unsatisfied conditions to complete the Merger, except those which are required by law (such as shareholder and regulatory approval, and effectiveness of the Registration Statement).

The Merger Agreement may be terminated and abandoned at any time (whether before or after approval by the NPCC shareholders) as follows:

●	by mutual written consent of USAC and NPCC;

●	by either party upon a breach of any representation, warranty or covenant by the other party, if such breach is likely result in the failure of any of the conditions to Closing;

●	by USAC if certain material adverse events or circumstances occur with respect to NPCC;

●	by USAC if NPCC’s board of directors fails to recommend the Merger Agreement for approval by the NPCC shareholders, or approves or recommends an alternative proposal for the acquisition of NPCC; or

●	by either USAC or NPCC if the Effective Date does not occur on or before October 1, 2017.

The Merger Agreement may be amended by agreement of the Board of Directors of each party; provided that any amendment shall also be subject to NPCC shareholder approval if required by law.

Expenses and Liability for Termination. Each of the parties to the Merger Agreement will pay its own fees and expenses incurred in connection with the transaction contemplated by the Merger Agreement, including costs incurred in connection with the termination of the Merger Agreement.

Status Regarding Possible Waiver, Modification, or Termination of Agreement. As of the date of this proxy statement-prospectus, to the best of the knowledge of the parties to the Merger Agreement, there are no conditions precedent which must be waived by any party in order for the merger to be consummated, nor does any party intend to seek to modify or terminate the Merger Agreement based on existing circumstances.

Conduct of Business Pending the Merger; Other Covenants of the Parties. NPCC has agreed that, prior to the Effective Date, both NPCC and DCLIC will conduct their business in the ordinary course, and will not take certain actions, including:

●	amending its articles, bylaws or other governing documents;

●	entering into any transactions except in the ordinary course of business, including any sale or encumbrance of any assets, any acquisition or investment transactions, or entry into any material binding contracts;

●	paying any dividends or increasing the compensation of any officer or directors;

●	issuing any additional stock, or adjusting, splitting or redeeming any stock; or

●	entering into any transaction which would adversely affect its respective financial conditions.

Each party has agreed to provide the other with information as to any significant corporate developments during the term of the Merger Agreement and to promptly notify the other parties if it discovers that any of its representations, warranties or covenants contained in the Merger Agreement or any document delivered in connection therewith was not true and correct in all material respects or became untrue or incorrect in any material respect. All of the parties to the Merger Agreement have agreed to take all such actions as may be reasonably necessary and appropriate in order to consummate the transactions contemplated by the Merger Agreement.

The NPCC Board of Directors, subject to its fiduciary obligations to its shareholders, has agreed to use best efforts to obtain the requisite approval of shareholders of the Merger Agreement and the transactions contemplated thereby.

Immediately following the Merger, USAC intends to merge ANDC with and into it (the “Subsequent Merger”). Following the Merger and the Subsequent Merger, the former operations of DCLIC will continue in its location. USAC will continue to evaluate the personnel, business practices and opportunities for DCLIC and may make such changes as it deems appropriate.

USAC serves as DCLIC’s current Third Party Administrator. The structure of the Merger would allow for all products in North Dakota to continue to be marketed under DCLIC and DCLIC will become a subsidiary of USAC. USAC has indicated its intent to invest in building a larger salesforce and focus on distribution of DCLIC products.

Certain Federal Income Tax Consequences of Merger

The following discussion summarizes the material federal income tax consequences relevant to the issuance of shares of USAC voting common stock for NPCC common stock pursuant to the Merger, and the Subsequent Merger as an integral part thereof, which are generally applicable to holders NPCC common stock. This discussion is based on currently existing provisions of the Code, final and temporary Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to NPCC shareholders, as described below. There can be no assurance that such changes will not occur.

Shareholders of NPCC should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular shareholders in light of their particular circumstances, or to certain types of shareholders such as shareholders who are dealers in securities, who are banks or financial institutions, who are insurance companies, who are foreign persons, who are real estate investment trusts, who are regulated investment companies or mutual funds, who are tax-exempt organizations, who do not hold their stock as capital assets within the meaning of Section 1221 of the Code, or who acquired their shares in connection with warrants, stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to or concurrently with, the Merger or Subsequent Merger (whether or not any such transactions are undertaken in connection with the Merger or Subsequent Merger), including any transaction in which shares of NPCC stock are acquired or shares of USAC voting common stock are disposed of, the tax consequences of the alternative minimum tax provisions of the Code, or the tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. This discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for United States federal income tax purposes) or other pass-through entities for U.S. federal income tax purposes. Shareholders who are pass-through entities or who own their NPCC stock through a pass-through entity should consult their own tax advisors regarding the particular tax consequences of the transactions to them.

The term "U.S. holder" refers to a beneficial owner of NPCC common stock who, for U.S. federal income tax purposes, is:

●	a citizen or individual resident of the U.S.;

●	a corporation, or an entity treated as a corporation, created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

●

a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has made a valid election under the applicable Treasury Regulations to be treated as a U.S. person; or

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

For purposes of this discussion, a “non-U.S. holder” means an owner or beneficial owners of shares of NPCC common stock that is not a “U.S. holder”.

This discussion only applies to you if you are a U.S. holder.

NPCC SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM.

The parties are not requesting and will not request a ruling from the IRS in connection with the Merger and Subsequent Merger. However, management of USAC and NPCC believe that the Merger and Subsequent Merger pursuant to a commitment in the Merger Agreement and as part of the plan of reorganization, on a combined basis should qualify as a reorganization within the meaning of Section 368(a) of the Code and that the tax consequences to NPCC shareholders described below should result therefrom. Such belief represents USAC’s and NPCC’s best judgment and is not binding on the IRS or any court. There is no assurance that the IRS will not assert a contrary position to that expressed by the parties to the Merger Agreement regarding the tax consequences of the Merger and Subsequent Merger, nor is there any assurance that the IRS would not prevail in the event the tax consequences of the Merger and Subsequent Merger were litigated.

The anticipated federal income tax consequences of the Merger and Subsequent Mmerger to NPCC shareholders are as follows:

(a)	No gain or loss should be recognized by holders of NPCC common stock solely upon their receipt in the merger of USAC voting common stock.

(b)	The aggregate tax basis of USAC voting common stock received by NPCC shareholders in the Merger should be the same as the aggregate tax basis of the NPCC common stock surrendered therefor.

(c)	The holding period of USAC voting common stock received by each NPCC shareholder in the Merger should include the period for which the NPCC common stock surrendered therefor was considered to be held.

(d)

NPCC shareholders who properly exercise their dissenters’ rights and receive cash in cancellation of their NPCC stock should recognize capital gain or loss, measured by the difference (if any) between the amount of cash received and such shareholder’s adjusted tax basis in its NPCC common stock. Provided the NPCC shareholder’s holding period for such shares was greater than one year at the time of payment, such gain or loss should constitute long-term capital gain or loss. It is possible that, for some shareholders, the recognized gain could be treated as having the effect of a distribution of a dividend under the test set forth in Section 302 of the Code, in which case such gain would be treated as dividend income. Because the possibility of dividend treatment depends upon each shareholder’s particular circumstances, including the application of constructive ownership rules, each dissenting shareholder rules should consult its own tax advisor as to the application of these rules to the particular facts relevant to such shareholder.

Related Tax Issues.

NPCC shareholders should be aware that the IRS may examine transactions occurring before, contemporaneously with, or after the Merger and Subsequent Merger to determine whether reorganization treatment is appropriate, or in some cases to determine whether shareholders will be taxed on other economic benefits that are included as part of the overall transaction. Thus, loan transactions between parties, compensation arrangements, noncompete agreements, consulting agreements and other transactions could be reviewed by the IRS. Gain could also have to be recognized, if any NPCC shareholder was treated as receiving (directly or indirectly) in the Merger consideration other than USAC voting common stock for the shareholder’s NPCC stock. Furthermore, if the IRS were to establish as to some shareholders that part of USAC voting common stock received in the Merger is severable, resulting in a proportionally increased equity interest being received by other shareholders, the shareholders whose equity interests were deemed to be constructively increased may be treated as having received a taxable stock dividend.

A successful IRS challenge to the reorganization status of the Merger and Subsequent Merger would result in shareholders recognizing taxable gain or loss with respect to each share of stock surrendered equal to the difference between the shareholder’s adjusted tax basis in such shares and the fair market value, as of the effective time of the Merger, of USAC voting common stock received therefor. In such event, a shareholder’s aggregate tax basis in USAC voting common stock received would equal its fair market value, and the shareholder’s holding period for such stock would begin the day after the transaction is completed.

Pursuant to Section 1.368-3(b) of the Regulations, the shareholders of NPCC may be required to file with their income tax returns for the year in which the Merger is consummated, a statement which provides details pertinent to the nonrecognition of gain or loss arising from the Merger and Subsequent Merger, including the cost or other basis of stock transferred in the Merger and the fair market value of stock received in the Merger. In addition, such shareholders will be required to retain permanent records of these facts.

Certain holders of NPCC common stock may be subject to backup withholding (currently at a rate of 28%) on amounts received pursuant to the Merger. Backup withholding will not apply, however, to an NPCC shareholder who provided proof of an applicable exemption or furnishes a correct taxpayer identification number, and otherwise complies with all applicable requirement of the backup withholding rules. In addition to being subject to backup withholding, if an NPCC shareholder does not provide USAC with his or her correct taxpayer identification number, the shareholder may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the shareholder’s U.S. federal income tax liability, provided that the shareholder furnishes certain required information to the IRS.

THE SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS INTENDED TO PROVIDE ONLY A GENERAL SUMMARY OF THE TAX CONSEQUENCES OF THE MERGERS AND IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS. IN ADDITION, THE SUMMARY DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, THE SUMMARY DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE, LOCAL OR OTHER TAX CONSEQUENCES OF THE MERGERS. ACCORDINGLY, EACH NPCC SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME, REPORTING OR OTHER TAX CONSEQUENCES OF THE MERGERS TO THAT SHAREHOLDER.

Rights of Dissenting Shareholders.

The following summary of dissenter rights available to NPCC common shareholders identifies and discusses information necessary to perfect the appraisal rights of NPCC shareholders who dissent to the Merger. However, this summary is not intended to be a complete statement of applicable North Dakota law and is qualified in its entirety by reference to §§10-19.1-87 through10-19.1-88 of the North Dakota Business Corporations Act (the “NCBCA”), set forth in its entirety in Appendix B.

USAC HAS CONDITIONED THE CLOSING OF THE MERGER, SUBJECT TO ITS RIGHT TO WAIVE, AND HAS RESERVED THE RIGHT TO ABANDON THE MERGER IN THE EVENT THAT HOLDERS OF GREATER THAN 2.0% OF THE OUTSTANDING COMMON SHARES OF NPCC DELIVER WRITTEN NOTICE PRIOR TO THE ANNUAL MEETING OF THEIR INTENT TO DISSENT AND SEEK PAYMENT FOR THEIR SHARES IN ACCORDANCE WITH APPROPRIATE LAW.

IN ORDER TO EXERCISE DISSENTERS’ RIGHTS, AN NPCC SHAREHOLDER MUST FULLY AND EXACTLY COMPLY WITH THE STATUTORY REQUIREMENTS DISCUSSED BELOW AND SET FORTH IN APPENDIX B. USAC AND NPCC URGE SHAREHOLDERS TO READ AND UNDERSTAND THIS DISCUSSION AND THE STATUTORY PROVISIONS ATTACHED AS APPENDIX B.

Right to Dissent. NPCC shareholders are entitled to dissent from the Merger and obtain payment of the fair value of their shares if and when the Merger is effectuated. “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effective time of the merger. Under §10-19.1-87.4 of the NDBCA, a shareholder entitled to dissent and obtain payment for his, her or its shares may not also challenge the corporate action creating the right to dissent unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Under §10-19.1-87.2 of the NDBCA a record shareholder may assert dissenters’ rights as to fewer than all shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters’ rights.

Section 10-19.1-88.3 of the NDBCA provides that a beneficial shareholder may assert dissenters’ rights as to the shares held on the beneficial shareholder’s behalf only if the shareholder (a) files with the corporation, prior to the shareholder vote on the proposed action, a written notice of intent to demand the fair value of the shares owned by the shareholder, (b) does not vote its shares in favor of the transaction, (c) complies with the procedure for perfection of dissenters’ rights described below.

Shares held by an NPCC shareholder who has delivered a notice of its intent to dissent to the Merger will not be converted into USAC shares unless and until such shareholder fails to properly perfect its dissenters rights as described below.

Procedure for Perfection of Dissenters’ Rights and Demand for Payment.

In accordance with §10-19.1-88.4 of the NDBCA, if the Merger is approved at the Annual Meeting, NPCC will deliver to all shareholders who have timely delivered a notice of intent to dissent to the Merger (a) a notice containing the address to which such shareholder’s demand for payment and surrender of such shareholder’s stock certificates should be sent in order to receive payment, and the date by which such demand and certificates must be received (which date will not be less than 30 days after the date the notice is given by NPCC), (b) a form to be used by the dissenting shareholder to certify the date on which such shareholder acquired the shares, and (c) a copy of §§10-19.1-87 through10-19.1-88 of the NDBCA. In order to receive the fair value of its dissenting shares, a dissenting shareholder must return the payment demand and deposit its stock certificates within thirty (30) days after NPCC’s written notice is given in accordance with the instructions provided in such notice. NPCC has agreed to deliver all notices received from dissenting shareholders to USAC.

After the Effective Time, USAC shall remit, to each dissenting shareholder who has timely returned its payment, certification of date of acquisition, and stock certificates, an amount equal to $1.19 per NPCC share, which USAC and NPCC deem to be the fair value of such NPCC shares, based on the book value of NPCC as of December 31, 2016, plus interest. In accordance with §10-19-1.88.6, payment to dissenting shareholders shall be accompanied by (a) NPCC balance sheet and statement of income for the year ended December 31, 2016, as well as the latest available financial statements for any interim period, (b) an estimate of the fair value of the shares and a brief description of the method used to reach such estimate, and (c) a copy of §§10-19.1-87 through 10-19.1-88 of the NDBCA.

If a dissenting shareholder believes the amount remitted by USAC is less than the fair value of its shares plus interest, such shareholder may give written notice to USAC of the shareholder’s own estimate of the fair value of the shares plus interest, within thirty (30) days after USAC has mailed the remittance, and demand payment of the difference. If a shareholder fails to timely demand payment of the difference, such shareholder is entitled only to the amount remitted by USAC.

Judicial Appraisal of Shares

If a demand for payment made by a dissenter as set forth above is unresolved, USAC may, within 60 days after receiving the payment demand, commence a proceeding and petition a court to determine the fair value of the shares and accrued interest. If USAC does not commence the proceeding within the 60 day period, it shall pay to each dissenter whose demand remains unresolved the amount so demanded. USAC must commence any proceeding described above in the District Court of the County of Burleigh, North Dakota. USAC must make all dissenters whose demands remain unresolved parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition. Jurisdiction in which the proceeding is commenced is plenary and exclusive. One or more persons may be appointed by the court as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers will have the power described in the court order appointing them. The parties to the proceeding will be entitled to the same discovery rights as parties in other civil proceedings under the North Dakota Rules of Civil Procedure. Each dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, to exceed the amount paid by USAC.

Court and Counsel Fees

The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against USAC; except that the court may assess costs against all or some of the dissenters, in the amount the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (a) against USAC and in favor of the dissenters if the court finds that USAC or NPCC did not substantially comply with their respective obligations under the dissenter's rights statute, or (b) against either USAC or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by §§10-19.1-87 through -88 of the NDBCA. If the court finds that the services of counsel for any dissenter were of substantial benefit to the other dissenters similarly situated, and that the fees for those services should not be assessed against USAC, the court may award to such counsel reasonable fees to be paid out of the amount awarded to the dissenters who were benefited.

Any written notice required to be sent to NPCC by an NPCC shareholder electing to exercise his or her appraisal rights under §§10-19.1-87 through -88 of the NDBCA should be to PO Box 975, Bismarck, ND 58501, Attn: Jim Laducer, Secretary.

THE BOARD OF DIRECTORS OF NPCC RECOMMENDS APPROVAL

OF THE MERGER AGREEMENT

PROPOSAL 2

ELECTION OF DIRECTORS

In accordance with the laws of North Dakota and the Articles of Incorporation and the Bylaws of NPCC, as amended, NPCC is managed by its executive officers under direction of the Board of Directors. The Board elects executive officers, evaluates their performance, works with management in establishing business objectives, and considers other fundamental corporate matters, such as the issuance of stock or other securities, the purchase or sale of a business, and other significant corporate business transactions. The Board of Directors of NPCC is composed of seven (7) directors, two of whom also serve as officers.

At the Annual Meeting, seven (7) directors are to be elected; each director will hold office until the next annual meeting and until his successor is elected and qualified, if the Merger is not completed. The persons named in the proxy intend to vote the proxies as designated for the nominees as listed below. Should any of the nominees listed below become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substitute nominee or nominees; however, management now knows of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected.

Name, Age and Present Positions with the Company	Director Since	Principal Occupation (s) or Employment(s) During Past Five Years
Eugene (Gene) Nicholas (71) Director	2012

Mr. Nicholas is a third generation farmer who raises small grains and cattle at Cando, ND. He was elected to the North Dakota legislature in 1975 and served for 32 years. He served as the Chairman of the House Agriculture Committee for 13 legislative sessions. He has long been involved in economic development and value added agriculture. He has worked with community leaders in establishing a pasta industry in ND and successfully attracted the nation’s first integrated pasta plant for his hometown of Cando in 1979. In 1990 Gene was one of the founders of the largest and first grower owned pasta company in the country, Dakota Growers Pasta Company. He served as a member of the board of directors until the company was sold in 2010. He currently serves as a board member of Golden Plains Frozen Pasta company at Leeds, ND and Pedigree Technologies in Fargo, ND. North Dakota State University at Fargo, ND honored Gene as one of its Outstanding Alumni in October of 2001. He has also been awarded the GNDA Community Leader Award in 2001, the recipient of the Farmer Award from the ND Wheat Producers in 1991 and the American Coalition for Ethanol Service Award in 2000.

Rod Holth (66) Director	2008

Mr. Holth retired from careers in accounting, banking, and farming. He was one of the individuals responsible for bringing the potato processing plant to Jamestown, ND, now Cavendish Farms. He serves as a director of the Meadowlark Institute, a three-state non-profit NGO dedicated to rural development, and is also on the board of Orange Lake Resort in Kissimmee, Florida. He also provides financial consulting services to individuals, farms, and commercial businesses. Mr. Holth resides in Grand Forks.

Jim Laducer (65) Secretary- Treasurer/Director	2008

Mr. Laducer is President & CEO of Laducer & Associates, Inc. He is also a founder of the Turtle Mountain State Bank, the first privately owned Native American bank in North Dakota, and the first privately owned Native American bank to operate a financial institution on a federally recognized Indian reservation. Mr. Laducer resides in Bismarck.

Jim Poolman (46) Chairman of the Board - Director	2008

Mr. Poolman was elected North Dakota Insurance Commissioner in 2000, and reelected in 2004. While Insurance Commissioner, he held the post of Vice President for the National Association of Insurance Commissioners from December 2003 to September 2004. In August of 2007, Mr. Poolman resigned his post in North Dakota to start an independent insurance consulting practice based in Bismarck, North Dakota. Mr. Poolman received his bachelors of Business Administration degree from the University of North Dakota in 1992. Mr. Poolman also served four terms in the North Dakota House of Representatives before being elected Insurance Commissioner. Mr. Poolman resides in Bismarck.

Steve Stenehjem (62) Director	2008

Mr. Stenehjem is Chairman and CEO of Watford City Bancshares, a single bank holding company that owns and operates First International Bank & Trust. He has been employed in the banking business for over 25 years. Mr. Stenehjem resides in Watford City.

Earl Rennerfeldt (78) Director	2008

Mr. Rennerfeldt is a farmer-rancher. He served in the North Dakota House of Representatives from 1991-2005. He serves as a Director of the American State Bank and Trust and a member of the Williston Chamber of Commerce Agriculture Committee. He is a former member of the Williston Research Extension Center Advisory Board, the Upper Missouri Lake Sacajawea Planning Committee and the Williston Chamber of Commerce Energy Committee. Mr. Rennerfeldt resides in Williston.

Rick Berg (57) Director	2013

Mr. Berg is the President of Berg Group, LLC which focuses on commercial real estate. Rick’s real estate career began in 1981. He is a Certified Commercial Investment Member (CCIM). Mr. Berg has also served in the North Dakota House of Representatives for 26 years during which time he served as Speaker of the House, Majority Leader, Caucus Chairman and Chairman of Industry Business and Labor. Mr. Berg was elected to Congress in 2010 and served on the Ways and Means Committee, his primary focus was taxation and budget. Mr. Berg is a graduate of North Dakota State University in Agriculture Economics. He has provided leadership and served as an active member of several organizations including President of the Greater Fargo-Moorhead Economic Development Corporation, Chamber of Commerce, Hope Lutheran Church, United Way, TNT Fitness, and International President of FarmHouse Fraternity. Mr. Berg, his wife Tracy and son Jack reside in Fargo, ND.

●	If elected, each director who serves as an executive officer will serve in the same position next year, if the Merger is not completed.

The following table shows with respect to each of the directors and nominees of NPCC and with respect to all executive officers and directors of NPCC as a group: (i) the total number of shares of all classes of stock of NPCC beneficially owned as the Record Date and the nature of such ownership; and (ii) the percent of the and outstanding shares of stock so owned as of the same date:

Directors and Executive Officers

Eugene (Gene) Nicolas (Director)	4,400.16%

Rod Holth (Director)	48,200	1.71%

Jim Laducer (Director; Secretary and Treasurer)	48,400	1.72%

Jim Poolman (Director; Chairman of the Board)	48,600	1.73%

Steve Stenehjem (Director)	42,400	1.51%

Earl Rennerfeldt (Director)	48,600	1.73%

Rick Berg (Director)	48,400	1.72%

William Leier (Non-director President)	5,000.18%

All directors and executive officers as a group (8 persons)	294,000	10.45%

(1)      All ownership direct.

(2)      Based on the outstanding shares of NPCC common stock outstanding as of the Record Date.

During 2016 there were eight (8) meetings of the Board of Directors.

Directors’ fees: Directors who are not employees of NPCC currently receive 100 shares of NPCC stock for each Board Meeting they attend. Additionally, the directors receive 200 shares of NPCC stock as an annual retainer.

EXECUTIVE OFFICERS OF NPCC

Name/Age	Present Position(s) with NPCC	Principal Occupation(s) or Employment During the Past Five Years

Jim Poolman (46)	Chairman of the Board and Director	Mr. Poolman serves as Chairman of the Board of Directors of NPCC. See biographical information above.
William Leier (55)	President

Mr. Leier joined DCLIC as an agent in 2014 and later became Director of Corporate Development. Mr. Leier has served as President NPCC and DCLIC since March, 2016.  Before he began his career with Northern Mr. Leier previously worked with Coca-Cola as a Manger of Sales and Distribution.  Mr. Leier is the Vice President of the South Dakota Bottlers Association and serves as a board member of the Grand Forks Convention and Visitors Bureau, Boys and Girls Club & Grand Forks Sports Authority.

Jim Laducer (65)	Secretary/Treasurer	Mr. Laducer serves as Secretary/Treasurer and a Director of NPCC. See biographical information above.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation paid or accrued NPCC to or on behalf of the President for the last three fiscal years. Annual salary and bonus for the remaining executive officers did not exceed $100,000.

Name and Principal Positions	Year	Salary($)	Bonus($)	Other Compensation ($)
Rod Holth, President	2014	120,000
	2015	120,000
	2016 (partial year)	120,000 (pro rated)
Bill Leier, President	2016	85,000 (pro rated)		$8,500.74 (1)
	2017	85,000		$2,263.47 (as of May 1, 2017)(1)

(1) All other compensation for Mr. Leier consists of commission earned.

THE BOARD OF DIRECTORS OF NPCC RECOMMENDS THE SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 3 - INDEPENDENT PUBLIC ACCOUNTANTS

          If the Merger is not completed completed, an independent public accountant shall be selected for the year ending December 31, 2017. Kerber, Eck & Braeckel LLP served as NPCC’s independent auditors for the period from the date of inception (October 2, 2008) through December 31, 2014. Eide Bailly LLP served as NPCC’s independent auditors for the period from January 1, 2015 through December 31, 2016. In serving its primary function as outside auditors for NPCC, Kerber, Eck & Braeckel LLP, and Eide Bailly LLP, performed the following audit services: examination of the annual financial statements for the Company.

THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF EIDE BAILLY LLP AS INDEPENDENT AUDITORS.

INFORMATION CONCERNING NPCC AND DCLIC

Overview and History. NPCC is a North Dakota corporation with executive offices at 107 W Main Ave Suite 325, Bismarck North Dakota 58501. NPCC’s telephone number is (701) 258-1499 and its website address is www.dakotacapitallife.com.

NPCC was incorporated on October 2, 2008 for the purpose of forming and/or acquiring a life insurance company or insurance related companies and the formation of other financial service businesses.

DCLIC, NPCC’s wholly-owned life insurance subsidiary, was chartered in North Dakota in 2011 and approved as a domestic life insurance company by the NDID early in 2012.  DCLIC currently has three agents selling policies for DCLIC, and a total of 649 policies are currently in force.

NPCC initially capitalized DCLIC with $2,000,000. DCLIC has $3,432.121 in benefit reserves as of December 31, 2016.

Initial Operations and Capital Structuring. In October 2008, in connection with its formation, NPCC sold 1,500,000 shares of NPCC common stock for gross proceeds of $150,000 to a small group of subscribers in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated there under. No underwriter was involved in connection with the issuance of NPCC shares, and no finder's fees were paid in the January l, 2009 private placement.

Following completion of its initial offering, NPCC undertook a private placement of 750,000 shares of common stock for gross proceeds of $750,000. The 750,000 share private placement, which was concluded in March of 2009, was conducted in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated there under. No underwriter was involved in connection with the issuance of our shares, and no finder's fees were paid in the private placement.

Following completion of its second offering, NPCC offered 36,000 common shares at $1.00 per share to our outside directors for gross proceeds of $36,000. The 36,000 share private placement, which was concluded in November of 2009, was conducted in reliance upon exemption from registration provided in Section 10-04-06(4) of the North Dakota Century Code. No underwriter was involved in connection with the issuance of these shares, and no finders fees were paid in conjunction with this placement.

NPCC then engaged in a public offering to North Dakota residents, in which it sold 1,650,100 Shares for $5.00 per share. That offering was concluded in December 2011. This offering was also conducted in reliance upon exemption from registration provided in Section 3(a)(11) of the Securities Act and Section 10-04-06(4) of the North Dakota Century Code (the “NDCC”). No underwriter was involved in connection with the issuance of these shares, and no finders fees were paid in conjunction with this placement.

NPCC also sold 83,574 shares at $5.00 per share and $5.50 per share, with the price varying for new investors and existing shareholders, in another public offering concluding in 2015. In 2015, NPCC also issued 10,000 shares to its employees as a bonus. In 2016 and 2017, NPCC has also issued an aggregate 17,000 shares to its directors in consideration for Board service and attendance at Board meetings. See PROPOSAL 2: ELECTION OF DIRECTORS; Directors’ fees.

In December of 2016, NPCC extended the 2015 offering. It has since sold 4,200 shares in that offering.

NPCC has also made isolated sales of stock to existing shareholders for $5.00 per share. These sales were of shares previously redeemed, as described below.

From its inception date of Oct. 2, 2008 until the end of 2011, NPCC’s only activity was the sale of stock. The only income was a small amount of investment income. During this period, NPCC lost $1,401,969.

In May of 2012, NPCC began selling life insurance policies through its subsidiary, DCLIC. The policies DCLIC sells generate a loss during the year of sale and a small amount of profit during the second year of renewal premiums. The third year of renewal premiums generates more profit for DCLIC.

To date, DCLIC has 649 policyholders with $69,501,000 of insurance coverage. NPCC’s accumulated deficit from operations on December 31, 2016 was $3,826,032.

Employees. NPCC currently has four salaried employees. NPCC currently does not have any hourly employees. Our ability to meet business objectives depends to a large extent upon satisfying our personnel requirements.

Facilities. NPCC has entered into a two-year lease agreement which commenced on October 1, 2016 for office space at 107 W Main Ave., Suite 325, Bismarck, North Dakota, 58501. The monthly rent is $920. NPCC does not own any real estate.

Dakota Capital Life Insurance Company. DCLIC currently underwrites and markets life insurance products only within the State of North Dakota. The Certificate of Authority DCLIC has obtained from the NDID permits DCLIC to sell only within the State of North Dakota. DCLIC currently has an Accident and Health Certificate of Authority. Over time, DCLIC may make application with other state insurance departments in order to obtain Certificates of Authority to market life insurance products in those states, but there is currently no timetable for applying for such additional Certificates of Authority.

Types of Policies. DCLIC markets traditional life insurance products to individual residents and businesses in the State of North Dakota. Traditional forms of life insurance generally include the following:

●	Ordinary Whole Life

●	Term Life (Level, Decreasing and Mortgage)

●	Limited-Pay Juvenile Whole Life

●	Fixed-Rate, Single-Premium Deferred Annuities

●	Fixed-Rate, Flexible-Premium Annuities

●	Other Non-Interest-Sensitive Life Insurance Products

●	Long term and short term disability

DCLIC offers group life and disability products, limited pay whole life, term and decreasing term life and single and flexible premium annuities. DCLIC is exploring other types of policies pursuant to our Accident and Health Certificate of Authority.

The potential profitability of any product, including the cost involved to market and administer it, will be a significant factor in the decision to offer that product.

Product Pricing. The NDID has approved a pricing structure for DCLIC’s products. That pricing structure accomplishes DCLIC’S key goals of providing affordable coverage to its policy holders.

Underwriting Standards. DCLIC, along with its consulting actuary, has established underwriting guidelines consistent with its products’ pricing structure. Underwriting guidelines have a direct impact on a life insurance company’s operating results. If DCLIC’S underwriting standards are not adequate, desired operating results will not be realized. Generally, when underwriting standards are less restrictive, more mortality claims will result, and vice versa. Underwriting standards have a direct impact on the pricing structure of a product. The less restrictive the underwriting standards, the higher the product needs to be priced in order to allow for a higher incident of mortality. This higher incident of mortality is also reflected in greater policy reserves being established.

Marketing: DCLIC currently has three trained “captive” agents selling DCLIC’s products. “Captive” agents sell only DCLIC’s products. Inexperienced agents all undergo training for at least three months prior to being authorized to make sales.

DCLIC also sells through independent agents. Currently, there are thirty independent agents selling DCLIC’s products. To sell DCLIC’s products, an independent agent must have experience in selling life insurance products and hold a current North Dakota life insurance policy license granted by the North Dakota Insurance Department.

If and when DCLIC enters the interest-sensitive and universal life markets, it will not use its captive agents to market such products. Generally, these are sophisticated products, which require a unique ability to market. Accordingly, if the life insurance company chooses to enter this market, it would develop an independent agent distribution system using independent marketing agencies that have the experience and ability to market these products. However, DCLIC will not enter this market segment unless it could do so profitably.

Operating Results. The cost of putting a new policy in force is usually greater than the first year’s policy premium. Accordingly, in the early years of a new life insurance company, these initial costs and the required provisions for reserves often have an adverse effect on operating results. As is common among new or inactive life insurance companies, NPCC and DCLIC has operated at a loss so far, and losses are expected to continue for a number of years because of the substantial costs of writing new life insurance. The aggregate cost of writing new life insurance includes such significant, nonrecurring items as first year commissions, medical and investigation expenses, and other expenses incidental to the issuance of new policies, together with the initial reserves required to be established.

NPCC report operating results to shareholders in accordance with generally accepted accounting principles (“GAAP”) for stock life companies. Under the GAAP method of reporting, certain costs, which are expensed immediately under the statutory basis of accounting applicable to insurance companies, will be charged to operations over the period in which premiums are earned, thereby reducing the adverse effect of these costs on operating results. In addition, under the GAAP method of reporting, assumptions used in calculating reserves are less conservative than those used under the statutory basis, thereby further reducing adverse effects on operating results.

Administration. The daily administration of policies written or acquired is done by USAC pursuant to a third party administrator agreement. Policy administration includes the issuance of policies, billing, preparation of commission and production statements, posting of premium payments and servicing of policyholders.

Investments. DCLIC has adopted an investment policy in compliance with the insurance laws of the State of North Dakota. NDCC Chapter 26.1-05 specifically controls the type and amount of investments which can be made by a life insurance company domiciled in the State of North Dakota.

It is critical that an insurer invest its assets wisely and conservatively as investment income ultimately (as a new company grows, investment income will increase as a percent of total income due to investment of policy reserves) will be a significant component of total revenue. Accordingly, DCLIC has developed a conservative investment policy in an effort to minimize its investment risk. DCLIC uses the trust department of First International Bank & Trust as its investment manager.

Reinsurance. DCLIC reinsures portions of the life insurance risks it underwrites with other companies. The primary purpose of reinsurance is to allow a company to reduce the amount of its risk on any particular policy. The effect of reinsurance is to transfer a portion of the risk to the reinsurers. However, DCLIC remains contingently liable for the risk in the event the reinsurer is not able to meet its obligations under the reinsurance agreement. Further, when life insurance risks are ceded to another insurer, the ceding company must pay a reinsurance premium to the reinsurance company as consideration for the risk being transferred. The payment of this reinsurance premium to the reinsurer represents a reduction of the premium income received by the life insurance subsidiary. This reduction in premium income has a direct impact on the profitability of the ceding company.

Reserves. DCLIC has set up as liabilities actuarially computed reserves to meet the obligations on the policies it writes, in accordance with the insurance laws and the regulations of the NDID for statutory accounting and GAAP for financial reporting to shareholders. These reserves are the amounts which, with additions from premiums to be received and with interest on such reserves, compounded annually at certain assumed rates, will be calculated to be sufficient according to accepted actuarial principles to meet the proposed life insurance subsidiary's policy obligations as they mature. The various actuarial factors are determined from mortality tables and interest rates in effect when the policies are issued.

DCLIC retains an independent certified consulting actuary to make the computations required to establish its reserves and to perform other duties required by law by certified actuaries in the conduct of a general life insurance business.

Related Party Transactions. DCLIC entered into third party administrative (“TPA”) services agreements effective September 1, 2015 with USALSC, pursuant to which USALSC provides certain insurance administrative functions, data processing systems, daily operational services, management consulting, and marketing development to DCLIC. This agreement has an initial term of 60 months (beginning on September 1, 2015), and requires 90-day advance written notice to terminate. In addition, the agreement requires that certain products will be exclusively administered by USALSC and administrative services with respect to such products may not be transferred without our consent. The agreement provides for monthly settlement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION – NORTHERN PLAINS CAPITAL CORPORATION

The following discussion and analysis of the financial condition and results of operations of NPCC should be read in conjunction with its financial statements and the related notes beginning on page F-37 of this proxy statement – prospectus. In connection with, and because we desire to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the NPCC’s control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by, or on the NPCC’s behalf. NPCC disclaims any obligation to update forward looking statements.

Overview

NPCC was incorporated in North Dakota on October 2, 2008, for the primary purpose of organizing a life insurance subsidiary. NPCC raised $150,000 from the initial offering of 1,500,000 common shares subscribed. After the initial offering, NPCC undertook a private placement of 750,000 shares for gross proceeds of $750,000. At the request of the North Dakota Securities Department, each North Dakota outside director was required to contribute an additional $6,000 to match the maximum subscription of $10,000. Accordingly, NPCC undertook an additional private placement of 36,000 shares for gross proceeds of $36,000. On December 16, 2009, NPCC’s intrastate public stock offering filed with the North Dakota Securities Department for $7,500,000, which included a 10% “over-sale” provision (additional sales of $750,000), was declared effective. The offering was completed on December 16, 2011. NPCC raised $8,250,500 from the sale of 1,650,100 shares from this offering.

NPCC has a wholly owned life insurance subsidiary, DCLIC, domiciled in North Dakota. DCLIC was incorporated on July 15, 2011, and was initially capitalized with $1,500,000 on October 26, 2011. Subsequent capital contributions, including $500,000 in 2015 and 2016 and $200,000 in 2017, have been made NPCC and total capital contributed to DCLIC is $3,700,000. DCLIC was formed to be a life insurance company and initially operate in the state of North Dakota. On January 24, 2012, DCLIC received its certificate of authority from the NDID and commenced operations. DCLIC began issuing business on May 29, 2012.

References in the following discussion to the “Company” refer collectively to NPCC and DCLIC.

Critical Accounting Policies and Estimates

NPCC accounting and reporting policies are in accordance with GAAP. Preparation of the consolidated financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. The following is an explanation of its accounting policies and the estimates considered most significant by management. These accounting policies inherently require significant judgment and assumptions and actual operating results could differ significantly from management’s estimates determined using these policies. The Company believes the following accounting policies, judgments and estimates are the most critical to the understanding of our results of operations and financial position. A detailed discussion of significant accounting policies is provided in this report in the Notes to Consolidated Financial Statements included with this proxy statement-prospectus.

Investments

The Company classifies all fixed maturity and equity securities as available-for-sale. Available-for-sale securities are carried at fair value with unrealized gains and losses, net of applicable deferred taxes, reported in other comprehensive income. Certificates of deposit are carried at deposit balance. The Company limits its investment in certificates of deposit to accounts that are federally insured. Realized gains and losses on the sale of investments are recognized in operations on the specific identification basis. Interest and dividends earned on investments are included in net investment income.

Deferred Acquisition Costs

Commissions and other acquisition costs, which vary with and are primarily related to the production of new business, are deferred and amortized in a systematic manner based on the related contract revenues or gross profits as appropriate. Recoverability of deferred acquisition costs is evaluated periodically by comparing the current estimate of the present value of expected pretax future profits to the unamortized asset balance. If this current estimate is less than the existing balance, the difference is charged to expense.

Deferred acquisition costs for traditional life insurance contracts are deferred to the extent deemed recoverable and amortized over the premium paying period of the related policies using assumptions consistent with those used in computing future policy benefit liabilities.

Benefit Reserves

The Company’s liability for future policy benefits is primarily comprised of the present value of estimated future payments to or on behalf of policyholders, where the timing and amount depends on policyholder mortality or morbidity, less the present value of future net premiums. For life insurance products, expected mortality and morbidity is generally based on the Company’s historical experience or standard industry tables including a provision for the risk of adverse deviation. Interest rate assumptions are based on factors such as market conditions and expected investment returns. Although mortality, morbidity and interest rate assumptions are “locked-in” upon the issuance of new insurance with fixed and guaranteed terms, significant changes in experience or assumptions may require the Company to provide for expected future losses on a product by establishing premium deficiency reserves.

Reinsurance

The Company cedes reinsurance under various agreements allowing management to control exposure to potential losses arising from large risks and providing additional capacity for growth. Estimated reinsurance recoverable balances are reported as assets and are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts.

Federal Income Taxes

The Company utilizes the liability method to account for income taxes. Under such method, deferred tax assets and liabilities are determined based on differences between the financial reporting and the tax bases of assets and liabilities and are measured using the enacted tax rates. A valuation allowance is established for the amount of the deferred tax assets that exceeds the amount of the estimated future taxable income needed to utilize the future tax benefits.

Revenues and Expenses

Revenues on traditional life products consist of direct premiums reported as earned when due, net of reinsurance ceded. Liabilities for future policy benefits are provided and acquisition costs are deferred and amortized by associating benefits and expenses with earned premiums to recognize related profits over the life of the contracts. Acquisition costs are amortized over the premium paying period using the net level premium method. Traditional life insurance products are treated as long duration contracts since they are ordinary whole life insurance products, which generally remain in force for the lifetime of the insured.

Results of Operations for the three months ended March 31, 2017 compared to the three months ended March 31, 2016

Revenues. Insurance revenues are primarily generated from premium revenues and investment income. Insurance revenues for the three months ended March 31, 2017 and 2016 are summarized in the following table.

	Three Months Ended
	March 31, 2017	March 31, 2016
	(unaudited)
Revenues
Gross premiums and other considerations	$239,923	$228,127
Ceded premiums and other considerations	(25,649)	(23,324)
Net premiums and other considerations	214,274	204,803

Investment income, net of expenses	24,940	19,847
Realized (loss) gain on investments	848	(55,608)
Other income	60	102

Total revenues	$240,122	$169,144

Insurance revenues were $240,122 in the quarter ended March 31, 2017 compared to $169,144 in 2016, an increase of $70,978. The primary driver of this increase is the improvement in realized gains and losses from the prior quarter. Premiums are also up slightly due to the growth of new products being offered by DCLIC. Net investment income has increased due to an increase in the amount of invested assets.

Expenses. Expenses for the three months ended March 31, 2017 and 2016 are summarized in the following table.

	Three Months Ended
	March 31, 2017	March 31, 2016
	(unaudited)
Expenses
Gross death and other benefits	$84,670	$6,970
Ceded death and other benefits	(37,500)	-
Net death and other benefits	47,170	6,970

Increase in benefit reserves	(6,241)	102,495
Acquisition costs deferred	(14,189)	(307)
Amortization of deferred acquisition costs	67,542	14,230
Commissions	22,165	21,900
Salaries and other benefits	77,667	103,469
Offices and other expenses	70,442	100,924

Total expenses	$264,556	$349,681

Net death and other benefits:   Death and other benefits increased due to a claim and other policy benefits paid during the first quarter of 2017.

Increase in benefit reserves: Benefit reserves decreased in the first quarter as compared to the same period in 2016, due to reserves released due to a death claim, the reduction of the deferred profit liability reserve and the movement of some policies into a reduced paid up status.

Acquisition costs deferred: Deferred acquisition costs increased due to more business being written in the first quarter of 2017 as compared to the same period in 2016.

Amortization of deferred acquisition costs: Deferred acquisition costs are amortized against the margins of the underlying insurance products. Amortization increased in the first quarter of 2017, as compared to the same period in 2016, in line with the increased margins in the products.

Commissions: Commissions decreased due to a reduction in renewal commissions paid.

Salaries and Benefits: Salaries and benefits have decreased due to a decrease in the number of employees.

Other expenses: Other expenses have decreased due to expense reduction efforts undertaken by management.

Net loss: The net loss of $24,433 for the first quarter of 2017 decreased by $156,103 from the first quarter of 2016. This improvement is due to lower expenses and the elimination of realized losses.

Discussion of Consolidated Balance Sheet

 Assets. Assets have increased to $6,596,361 as of March 31, 2017, an increase of $238,246 from December 31, 2016. This is primarily the result of the growth of the Company’s available for sale assets.

 Certificates of deposit: As of March 31, 2017, the Company had certificates of deposit in the amount of $202,110. This is down from the December 31, 2016 balance of $408,086 due to the maturity of one certificate.

Available for sale fixed maturity securities: As of March 31, 2017, the Company had available for sale fixed maturity assets of $2,922,681, an increase of $265,554 from the December 31, 2016 balance of $2,657,137. This growth is driven by the Company’s premium income.

 Available for sale equity securities: As of March 31, 2017, the Company had available for sale equity assets of $1,789,519, an increase of $112,051 from the December 31, 2016 balance of $1,677,469. This growth is driven by the Company’s premium income and improved market values.

 Cash and cash equivalents: As of March 31, 2017, the Company had cash and cash equivalent assets of $741,614, an increase of $85,236 from the December 31, 2016 balance of $656,377. This increase is driven by the Company’s reduced expenses and a maturity of a certificate of deposit.

 Amounts recoverable from reinsurers: As of March 31, 2017, the Company’s reinsurance related assets were $53,138 compared to $16,293 as of December 31, 2016. The increase is due to a claim recovery at March 31, 2017.

Interest and dividends due and accrued: As of March 31, 2017, the Company’s investment income due and accrued was $36,228 compared to $34,380 as of December 31, 2016. This increase is attributable to normal investment activity.

 Deferred acquisition costs, net: As of March 31, 2017, the Company’s deferred acquisition costs were $815,903 compared to $869,255 as of December 31, 2016. This is the result of increased amortization due to higher margins in the first quarter of 2017.

 Furniture and equipment, net: As of March 31, 2017, the Company’s furniture equipment and software assets were $2,588 compared to $3,184 as of December 31, 2016. This decrease is a result of normal amortization during the period. The Company did not purchase any new furniture and equipment during the first three months of 2017.

Liabilities. The Company’s total liabilities were $3,182,923 as of March 31, 2017, an increase of $176,995 from the Company’s December 31, 2016 liability of $3,005,928.

 Policy liabilities: The Company’s total policy liabilities as of March 31, 2017 were $3,159,947 compared to $2,968,187 as of December 31, 2016. This increase is primarily the result of additional annuity deposits made during the quarter.

 Shareholders' Equity. NPCC shareholders' equity was $3,413,438 as of March 31, 2017, an increase of $61,251 from our December 31, 2016 shareholders' equity of $3,352,187. The increase in shareholders' equity was driven by the improved market value of the Company’s investments offset by our net loss during the first three months of 2017

Investments

The Company’s overall investment philosophy is reflected in the allocation of its investments. The Company emphasizes investment grade debt securities with smaller holdings in equity securities and other investments. The following table shows the carrying value of the Company’s investments by investment category and cash and cash equivalents, and the percentage of each to total invested assets as of March 31, 2017 and December 31, 2016.

	March 31, 2017		December 31, 2016
	Carrying Value	Percentage of Total	Carrying Value	Percentage of Total
	(unaudited)		(unaudited)
Fixed maturity securities
U.S. government	$100,523	1.8%	$100,344	1.9%
U.S. government sponsored enterprise securities	468,110	8.3%	468,865	8.6%
Municipal bonds	519,003	9.2%	528,239	9.8%
Corporate bonds	1,835,044	32.5%	1,561,689	28.8%
Total fixed maturity securities	$2,922,681	51.7%	$2,657,137	49.1%

Equity securities
Mutual funds	$1,618,297	28.6%	$1,513,676	28.0%
Common stocks	171,222	3.0%	169,793	3.0%
Total equity securities	$1,789,519	31.6%	$1,677,469	31.1%
Certificates of deposit	$202,110	3.6%	$408,086	7.6%
Cash and cash equivalents	$741,614	13.1%	$656,377	12.2%
Total	$5,655,924	100.0%	$5,399,069	100.0%

The total value of the Company’s investments, cash and cash equivalents increased to $5,655,924 as of March 31, 2017 from $5,399,069 at December 31, 2016, an increase of $256,855. The increase is driven by premiums and annuity deposits received during the quarter.

The amortized cost and fair value of debt securities (unaudited) as of March 31, 2017, by contractual maturity, are shown below. Equity securities do not have stated maturity dates and therefore are not included in the following maturity summary. Actual maturities may differ from contractual maturities because borrowers may have the right to call

Results of Operations for the year ended December 31, 2016 compared to the year ended December 31, 2015

Revenues. Insurance revenues are primarily generated from premium revenues and investment income. Insurance revenues for the years ended December 31, 2016 and 2015 are summarized in the following table.

	2016	2015
	(audited)
Revenues
Gross premiums and other considerations	$672,002	$752,803
Ceded premiums and other considerations	(87,215)	(38,181)
Net premiums and other considerations	584,787	714,622

Investment income, net of expenses	89,850	77,062
Realized (loss) gain on investments	(56,096)	92,437
Other income	2,606	459

Total revenues	$621,147	$884,580

Insurance revenues were $621,147 for the year ended December 31, 2016 compared to $884,580 in 2015, a decrease of $263,433. The primary driver of this decrease is realized losses incurred in 2016 and a reduction in premiums. Premiums are down because a portion of renewal premiums on our whole life policy form are annuity deposits which are not consider GAAP premiums. Net investment income has increased due to an increase in the amount of invested assets.

Expenses. Expenses for the years ended December 31, 2016 and 2015 are summarized in the following table.

	2016	2015
	(audited)
Expenses
Gross death and other benefits	$173,936	$249
Ceded death and other benefits	(41,726)	-
Net death and other benefits	132,210	249

Increase in benefit reserves	251,187	310,439
Acquisition costs deferred	(35,379)	(196,674)
Amortization of deferred acquisition costs	32,307	86,829
Commissions	76,091	187,872
Salaries and other benefits	356,107	494,066
Offices and other expenses	499,362	544,556

Total expenses	$1,310,885	$1,427,337

Net death and other benefits:   Death and other benefits increased due to claims and other benefits paid during 2016.

Increase in benefit reserves: The increase in benefit reserves decreased in 2016 compared to 2015 due to reserves released due to a death claim and lower premiums.

Acquisition costs deferred: Deferred acquisition costs decreased due to less business being written in 2016 versus 2015.

Amortization of deferred acquisition costs: Deferred acquisition costs are amortized against the margins of the underlying insurance products. Amortization decreased in 2016 reflecting the decreased margins in the products.

Commissions: Commissions decreased due to a reduction in new business.

Salaries and Benefits: Salaries and benefits have decreased due to a decrease in the number of employees.

Other expenses: Other expenses have decreased due to expense reduction efforts undertaken by management.

Net loss: The net loss of $689,738 for 2016 increased by $146,981 from 2015. This is due to lower revenues as a result of realized losses incurred in 2016.

Discussion of Consolidated Balance Sheet

 Assets. Assets have increased to $6,358,115 as of December 31, 2016, an increase of $309,660 from December 31, 2015. This is primarily the result of the growth of our cash and available for sale assets.

Certificates of deposit: As of December 31, 2016, the Company had certificates of deposit in the amount of $408,086. This is down from the December 31, 2015 balance of $1,018,349 due to the maturity of several certificates.

Available for sale fixed maturity securities: As of December 31, 2016, the Company had available for sale fixed maturity assets of $2,657,137, an increase of $1,619,655 from the December 31, 2015 balance of $1,037,482. This growth is driven by the Company’s premium income and the re-allocation of certificates of deposit and equity securities into fixed maturity securities.

 Available for sale equity securities: As of December 31, 2016, the Company had available for sale equity assets of $1,677,469, a decrease of $870,262 from the December 31, 2015 balance of $2,547,731. This reduction is driven by a re-allocation of equity securities into fixed maturity securities.

 Cash and cash equivalents: As of December 31, 2016, the Company had cash and cash equivalent assets of $656,377, an increase of $232,706 from the December 31, 2015 balance of $423,671. This increase is driven by maturities of the Company’s certificates of deposit.

 Amounts recoverable from reinsurers: As of December 31, 2016, the Company’s reinsurance related assets were $16,293 compared to $31,696 as of December 31, 2015. The decrease is due to reduced reinsurance recoveries at December 31, 2016.

Interest and dividends due and accrued: As of December 31, 2016, the Company’s investment income due and accrued was $34,380 compared to $20,024 as of December 31, 2015. This increase is attributable to normal investment activity.

 Deferred acquisition costs, net: As of December 31, 2016, the Company’s deferred acquisition costs were $869,225 compared to $866,183 as of December 31, 2015. The growth of the deferred acquisition cost asset slowed in 2016 due to a reduction in new business premiums and commissions.

 Furniture and equipment, net: As of December 31, 2016, the Company’s furniture equipment and software assets were $3,184 compared to $35,391 as of December 31, 2015. This decrease is the result of the disposal of several assets in 2016. The Company did not purchase any new furniture and equipment during 2016.

 Liabilities. the Company’s total liabilities were $3,005,928 as of December 31, 2016, an increase of $837,343 from our December 31, 2015 liability of $2,168,585.

 Policy liabilities: The Company’s total policy liabilities as of December 31, 2016 were $2,968,187 compared to $2,156,144 as of December 31, 2015. This increase is primarily the result of premiums and additional annuity deposits made during the year.

Shareholders' Equity. NPCC shareholders' equity was $3,352,187 as of December 31, 2016, a decrease of $527,683 from the December 31, 2015 shareholders' equity of $3,879,870. The decrease in shareholders' equity was driven by the Company’s net loss during 2016.

Investments

The Company’s overall investment philosophy is reflected in the allocation of its investments. Tthe Company emphasizes investment grade debt securities with smaller holdings in equity securities and other investments. The following table shows the carrying value of the Company’s investments by investment category and cash and cash equivalents, and the percentage of each to total invested assets as of December 31, 2016 and December 31, 2015.

	December 31, 2016		December 31, 2015
	Carrying Value	Percentage of Total	Carrying Value	Percentage of Total
	(audited)		(audited)
Fixed maturity securities
U.S. government	$100,344	1.9%	$-	0.0%
U.S. government sponsored enterprise securities	466,865	8.6%	1,037,482	20.6%
Municipal bonds	528,239	9.8%	-	0.0%
Corporate bonds	1,561,689	28.9%	-	0.0%
Total fixed maturity securities	$2,657,137	49.2%	$1,037,482	20.6%

Equity securities
Mutual funds	$1,513,676	28.0%	$2,291,573	45.6%
Common stocks	169,793	3.0%	265,158	5.1%
Total equity securities	$1,677,469	31.0%	$2,547,731	50.7%
Certificates of deposit	$408,086	7.6%	$1,018,349	20.3%
Cash and cash equivalents	$656,377	12.2%	$423,671	8.4%
Total	$5,399,069	100.0%	$5,027,233	100.0%

The total value of the Company’s investments, cash and cash equivalents increased to $5,399,069 as of December 31, 2016 from $5,027,233 at December 31, 2015, an increase of $371,836. The increase is driven by premiums and annuity deposits received during the year.

The amortized cost and fair value of debt securities as of December 31, 2016, by contractual maturity, are shown below. Equity securities do not have stated maturity dates and therefore are not included in the following maturity summary. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Due in one year or less	$39,999
Due in one year through five years	962,801
Due after five years through ten years	626,906
Due after ten years	1,027,431

Total	$2,657,137

Market Risk of Financial Instruments

The Company holds a diversified portfolio of investments that primarily includes cash, bonds and equity securities. Each of these investments is subject to market risks that can affect their return and their fair value. A majority of the investments are fixed maturity securities including debt issues of corporations, US Treasury securities, or securities issued by government agencies. The primary market risks affecting the investment portfolio are interest rate risk, credit risk, and equity risk.

Interest Rate Risk

Interest rate risk arises from the price sensitivity of investments to changes in interest rates. Interest represents the greatest portion of an investment's return for most fixed maturity securities in stable interest rate environments. The changes in the fair value of such investments are inversely related to changes in market interest rates. As interest rates fall, the interest and dividend streams of existing fixed-rate investments become more valuable and fair values rise. As interest rates rise, the opposite effect occurs.

The Company attempts to mitigate our exposure to adverse interest rate movements through laddering the maturities of the fixed maturity investments and through maintaining cash and other short term investments to assure sufficient liquidity to meet our obligations and to address reinvestment risk considerations. Due to the composition of its book of insurance business, management believes it is unlikely that the Company would encounter large surrender activity due to an interest rate increase that would force the disposal of fixed maturities at a loss.

Credit Risk

The Company is exposed to credit risk through counterparties and within the investment portfolio. Credit risk relates to the uncertainty associated with an obligor's ability to make timely payments of principal and interest in accordance with the contractual terms of an instrument or contract. The Company manages its credit risk through established investment policies and guidelines which address the quality of creditors and counterparties, concentration limits, diversification practices and acceptable risk levels. These policies and guidelines are regularly reviewed and approved by senior management and NPCC's Board of Directors.

Liquidity and Capital Resources

Since inception, the Company’s operations have been financed primarily through the sale of voting common stock. The Company’s operations have not been profitable and have generated significant operating losses since it was incorporated in 2008.

Aside from raising capital, which has funded the vast majority of the Company’s operations, premium income, deposits to policyholder account balances, and investment income are the primary sources of funds while withdrawals of policyholder account balances, investment purchases, policy benefits in the form of claims, and operating expenses are the primary uses of funds. To ensure the Company will be able to pay future commitments, the funds received as premium payments and deposits are invested in primarily fixed income securities. Funds are invested with the intent that the income from investments, plus proceeds from maturities, will in the future meet our ongoing cash flow needs. The approach of matching asset and liability durations and yields requires an appropriate mix of investments. The Company’s investments consist primarily of marketable debt securities that could be readily converted to cash for liquidity needs. Cash flow projections and cash flow tests under various market interest scenarios are also performed annually to assist in evaluating liquidity needs and adequacy.

Net cash provided by operating activities was $177,342 for the three months ended March 31, 2017. The primary sources of cash from operating activities were premiums and deposits received from policyholders. The primary uses of cash for operating activities were for payments of commissions to agents and settlement of policy liabilities. Net cash used in investing activities was $98,106. The primary source of cash was from sales of available for sale securities and the maturity of certificates of deposit. Offsetting this source of cash was our purchases of investments in available-for-sale securities. Cash provided by financing activities was $6,000. The sources of cash were the reissuance of shares of treasury stock.

As of March 31, 2017, the Company had cash and cash equivalents totaling $741,614. The Company believes that its existing cash and cash equivalents will be sufficient to fund the anticipated operating expenses and capital expenditures through at least 2017. The Company has based this estimate upon assumptions that may prove to be wrong and we could use our capital resources sooner than it currently expects. The growth of our insurance subsidiary is uncertain and will require additional capital if it continues to grow.

Net cash provided by operating activities was $321,685 for the year ended December 31, 2016. The primary sources of cash from operating activities were premiums and deposits received from policyholders. The primary uses of cash for operating activities were for payments of commissions to agents and settlement of policy liabilities. Net cash used in investing activities was $106,479. The primary source of cash was from sales of available for sale securities and maturities of certificates of deposit. Offsetting this source of cash was our purchases of investments in available-for-sale securities. Cash provided by financing activities was $17,500. The sources of cash were the reissuance of shares of treasury stock.

At December 31, 2016, the Company had cash and cash equivalents totaling $656,377. The Company believes that its existing cash and cash equivalents will be sufficient to fund the anticipated operating expenses and capital expenditures through at least 2017. The Company has based this estimate upon assumptions that may prove to be wrong and it could use its capital resources sooner than it currently expects. The growth of the insurance subsidiary is uncertain and will require additional capital if it continues to grow.

Impact of Inflation

Insurance premiums are established before the amount of losses, or the extent to which inflation may affect such losses and expenses, are known. The Company attempts, in establishing premiums, to anticipate the potential impact of inflation. If, for competitive reasons, premiums cannot be increased to anticipate inflation, this cost would be absorbed by the Company. Inflation also affects the rate of investment return on the investment portfolio with a corresponding effect on investment income.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

INFORMATION CONCERNING USAC

 OVERVIEW AND HISTORY. USAC was formed as a Kansas corporation on April 24, 2009 to raise capital to form a new Kansas-based life insurance company. USAC’s offices are located at 4123 SW Gage Center Drive, Suite 240, Topeka, Kansas 66604. USAC’s telephone number is 785-228-0200 and its website address is www.usalliancecorporation.com.

USAC’s three wholly-owned operating subsidiaries are: US Alliance Life and Security Company (“USALSC”) formed June 9, 2011, to serve as USAC’s life insurance company; US Alliance Marketing Corporation (“USAMC”) formed April 23, 2012, to serve as a marketing resource; and US Alliance Investment Corporation (“USAIC”) formed April 23, 2012 to serve as investment manager for USAC and USALSC. Unless the context otherwise indicates, references in this proxy statement-prospectus to “USAC” refer collectively to USAC and its subsidiaries.

USAC capitalized its subsidiaries with proceeds from intrastate public offerings registered by qualification with the office of Kansas Securities Commissioner.

USALSC received a Certificate of Authority from the KID effective January 2, 2012, and sold its first insurance product on May 1, 2013. USALSC currently offers the following eight product categories:

►

Solid Solutions Term Life Series®, Registered Trademark No 4,740,828. This simplified issue term life insurance product is designed to provide coverage with a face value of $250,000 or less. This product features limited underwriting and is offered with 10, 20, 25, and 30 year terms.

►

Sound Solutions Term Life Series®, Registered Trademark No, 4,740,827. This is a fully underwritten term life insurance product designed to provide coverage for higher face amounts. This product features multiple risk classifications and is offered with 15, 20, 25 and 30 year terms.

►

Pioneer Whole Life. This is a traditional whole life insurance product designed to provide permanent coverage with a limited premium paying period. This product is sold with death benefits typically ranging from $25,000 to $100,000.

►

Legacy Juvenile Series®, Registered Trademark No. 4,577,835. This product is term life insurance to age 25 available for purchase on children up to the age of 16 in an amount of $10,000 or $20,000 with a one-time premium payment.

►	American Annuity Series®, Registered Trademark No. 4,582,074. This product is a flexible premium deferred annuity with initial rates guaranteed for five years by company practice.

►

Thoughtful Pre-Need Series®, Registered Trademark No 4,620,073. This series of products includes a single or multiple pay premium pre-need whole life insurance policy sold by funeral directors who are licensed by the KID in conjunction with a preplanned funeral. This product is typically sold with smaller death benefits than our traditional Pioneer Whole Life.

►

Group Products. This is a series of group non-medical insurance products developed for the small group marketplace. These products are sold to employers and provide benefits for their employees. Our group suite of products includes group term life insurance, group long term disability, and group short term disability.

►	Critical Illness. This individual policy provides cash benefits to the insured should certain defined illnesses or injuries occur.

USACLC’s single pay life products (which include its Legacy Juvenile and Thoughtful Pre-Need products) accounted for 85% of 2016 direct premium revenue. USALSC’s individual life and Critical Illness products (which include its Sound and Solid Term Life and Pioneer Whole Life products) accounted for 9% of 2016 direct premium revenue. USALSC’s group products, which were introduced in March 2015, accounted for 6% of 2016 direct written premiums.

USALSC seeks opportunities to develop and market additional products.

USAC’s business model also anticipates the acquisition by USAC and/or USALSC of other insurance and insurance related companies, including third-party administrators, marketing organizations, and rights to other blocks of insurance business through reinsurance or other transactions.

Material Agreements and Partners. On September 1, 2015, USALSC entered into an agreement to provide certain insurance administrative functions, data processing systems, daily operational services, management consulting, and marketing development to DCLIC. This agreement has an initial term of 60 months (beginning on September 1, 2015), and requires 90-day advance written notice to terminate. In addition, the agreement requires that certain products will be exclusively administered by USALSC and administrative services with respect to such products may not be transferred without our consent. The agreement provides for monthly settlement.

Effective January 1, 2013, USALSC entered into a reinsurance agreement with Universal Life Insurance Company (“ULIC”) to assume 20% of a certain block of health insurance policies. This agreement renews annually unless either party provides written notice of its intent not to renew at least 120 days prior to the expiration of the then-current term. The agreement provides for monthly settlement. For the year ended December 31, 2016, USALSC assumed premiums of $3,495,469.

USAC uses the actuarial firm of Miller & Newberg to provide valuation, pricing and illustration actuarial services for USALSC.

Investments. USALSC, through USAIC, and USAC have contracted with New England Asset Management (NEAM), a Berkshire Hathaway subsidiary, to manage the investments of USALSC and a portion of the investments of USAC. The investment parameters are determined by Kansas law and the KID, as well as the internal investment policies of USALSC and USAC.

USAC internally manages a portfolio of equities within its investment policy guidelines (as modified from time to time, “Investment Policy”), which consider type of investments and investment instruments, and establishes diversification benchmarks to help manage investment risk. USAC's investment in its subsidiaries is managed outside of its Investment Policy.

The USAC Investment Policy may be modified by USAC's Board of Directors (the “Board” or “Board of Directors”) in compliance with applicable law.

The following summarizes USAC’s Investment Policy, effective December 5, 2016:

►

Approved Investment Instruments. The Company may invest in the following approved investment classes in accordance with the restrictions and subject to the benchmark ranges set forth in our Investment Policy and described below:

♦	United States Government Securities — bonds or other evidences of indebtedness that are fully guaranteed or insured by the U.S. Government or any agency or instrumentality thereof.

♦

Securities of the District of Columbia, State, Insular or Territorial Possession Government of the United States —bonds or other evidences of indebtedness, without limitation, of the District of Columbia, State, or any political subdivision of such, or Insular or Territorial Possession of the United States.

♦

Canadian Government, Provincial and Municipal Obligations —bonds or other evidences of indebtedness issued by the Dominion of Canada, or by any Province thereof, or by any municipality, agency or instrumentality thereof.

♦	Fixed Income Obligations — bonds or other evidence of indebtedness issued, assumed or guaranteed by a corporation.

♦

Equity Interests - preferred stocks, common stocks, mutual funds, exchange traded funds, master limited partnerships and other securities representing equity ownership interests in a corporation, provided that we may not own more than 2% of any corporation, mutual fund, exchange traded fund, master limited partnership or other equity security.

♦

Real Estate - real estate for use in the operations of the Company, which the Company refers to as "Home Office Real Estate," or for the production of income. The Company may also invest in shares of beneficial interest in or obligations issued by a Real Estate Investment Trust qualified under pertinent sections of the United States Internal Revenue Code.

♦	Mortgage Loans - first-lien mortgage loans on commercial or residential property with loan to value of no greater than 80% at the time of purchase.

♦

Mortgage - Backed Securities - mortgage-backed securities issued by the Federal Home Loan Mortgage Corporation (Freddie Mac), Federal National Mortgage Association (Fannie Mae), or a private entity. Any such securities must be rated investment grade by Moody's, S&P or Fitch.

♦	Asset-Backed Securities - asset-backed securities designated as investment grade by Moody's, S&P or Fitch or the equivalent rating by another nationally recognized statistical rating organization.

♦

Certificates of Deposit, Time Deposits, Overnight Bank Deposits, Banker's Acceptances and Repurchase Agreements - certificates of deposit, time deposits, overnight bank deposits, banker's acceptances issued by federally insured banks with maturities of 270 days or less from the date of acquisition, repurchase agreements with acceptable collateral and maturities of 270 days or less from date of acquisition.

♦

Commercial Paper - commercial paper of US corporations that are rated at least "A-2" by S&P or "P-2" by Moody's or the equivalent rating of another nationally recognized statistical rating organization if S&P or Moody's cease publishing ratings of these securities, and have maturities of 270 days or less from the date of acquisition.

♦	Money Market Accounts or Funds - money market accounts or funds that meet the following criteria:

■	A substantial portion of the assets of the money market account or fund must be comprised of certain qualifying investments instruments;

■	Issuers of the fund or account's investments must have a combined capital and surplus in excess of $500,000,000;

■	Maturities of 270 days or less from the date of acquisition;

■	Have net assets of not less than $500,000,000; and

■

Have the highest rating available of S&P, Moody's, or Fitch, or carry an equivalent rating by a nationally recognized statistical rating organization if the named rating agencies cease publishing ratings of investments.

►

Diversification. The Company’s portfolio is constructed to diversify risk with respect to asset class, geographical location, quality, maturity, business sector and individual issuer and issue concentrations.

►

Benchmarks. The Company benchmarks the allocation of its investments based on the criteria set forth in the table below to help assure its investments are appropriately diversified. The benchmarks may change to respond to market conditions. Based on market conditions and other considerations, investments in the approved investment instruments described are maintained in the following ranges:

% of Portfolio Cost Value
Asset Class	Minimum	Maximum
Cash/Short Term	0%	100%
Investment Grade Fixed Income	20%	100%
High Yield Fixed Income	0%	15%
Equity	0%	50%
Mortgage and Mortgage related	0%	50%
Real Estate (including REITs)	0%	20%

The Executive Committee of USAC’s Board of Directors may modify the above benchmark ranges at any time deemed appropriate based on current conditions. Any such modifications will be subject to approval by the full Board of Directors at its next regularly scheduled meeting. USALSC’s investment policy, as a regulated insurance entity, contains additional investment limitations as required by law.

►

Reporting. The President, CEO, or their respective designees shall provide monthly reports to the Executive Committee and quarterly reports to the Board of Directors reflecting the securities purchased and sold during the quarter, securities held at the end of the quarter, current benchmarks and an overall evaluation of the portfolio's investment performance.

Marketing and Distribution. USALSC uses independent consultants, the USAC stockholder base, and stockholder-based referrals to market its products and build distribution channels among funeral homes, banks, accountants, independent insurance agencies, agents, insurance brokerage firms, Kansas companies and other distribution channels as opportunities arise. USALSC works with other insurance companies who have captive or non-captive agents to broaden their products.

Employees. As of December 31, 2016, USAC and its subsidiaries have four full-time employees and six part-time employees.

Properties.    USAC and its subsidiaries share offices located at 4123 SW Gage Center Drive, Suite 240, Topeka, Kansas 66604. Effective January 1, 2015, the lease rate was $2,250 per month for three years with a one-year option under the same rate, terms, and conditions. Total rent expense was $27,000 and $27,000 for the years ended December 31, 2016 and 2015.

Legal Proceedings. Neither USAC nor any of its principals are presently engaged in any material pending litigation which might have an adverse impact on its net assets.

Market for USAC’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

Market Information.   There is no established trading market for USAC’s voting common stock. USAC securities are not listed for trading or quoted on any national securities exchange nor are bid or asked quotations reported in any over-the-counter quotation system.

 As of April 9, 2017, USAC had issued and outstanding 5,584,152 shares of our voting common stock. No other equity securities of USAC are outstanding.

Holders of Record. As of February 9, 2017 there are approximately 1,885 holders of record of USAC voting common stock.

Dividends. USAC has not paid dividends on its voting common stock and does not anticipate paying dividends in the foreseeable future. USAC intends to retain any future earnings for reinvestment into its business.

Securities Authorized for Issuance Under Equity Compensation Plans. USAC has not established any equity compensation plans or granted any equity awards under such plans. As a result, there are no securities authorized for issuance under such plans.

Recent Sales of Unregistered Securities. During the year ended December 31, 2016, USAC issued 388,698 shares of common stock, for aggregate consideration of $2,348,883, pursuant to an offering to residents of the state of Kansas that was registered with the Kansas Securities Commissioner.

The offering of shares in the above–described transaction was self-underwritten and sold through agents of USAC licensed to sell securities in Kansas. Proceeds from the sale of common stock were used to finance the growth of USALSC and to provide working capital for USAC and its subsidiaries. The offer and sale of USAC common stock was exempt from registration under Section 3(a)11 of the Securities Act of 1933 for securities offered and sold on a wholly intrastate basis. The shares of common stock were sold only to bona fide residents of the state of Kansas.

Selected Financial Data. As a “smaller reporting company", usac is not required to provide disclosure pursuant to this item.

Management’s Discussion and Analysis of Financial Condition and Results of Operations - US ALLIANCE CORPORATION

The following discussion of the financial condition and results of operations of USAC should be read in conjunction with its condensed consolidated financial statements and teh related notes thereto beginning on p. F-2 of this proxy-prospectus. In connection with, and because we desire to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond USAC's control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by, or on USAC's behalf. USACdisclaims any obligation to update forward looking statements

Overview

USAC was formed as a Kansas corporation on April 24, 2009 for the purpose of raising capital to form a new Kansas-based life insurance company. USAC presently conducts its business through its three wholly-owned subsidiaries: USALSC, a life insurance corporation; USAMC, an insurance marketing corporation; and USAIC, an investment management corporation

On January 2, 2012, USALSC was issued a Certificate of Authority to conduct life insurance business in the State of Kansas. The Company began third party administrative services in 2015.

References in the following discussion to the "Company" refer collectively to USAC an its subsidiaries.

Critical Accounting Policies and Estimates

USAC’s accounting and reporting policies are in accordance with GAAP. Preparation of the consolidated financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. The following is an explanation of the Company’s accounting policies and the estimates considered most significant by management. These accounting policies inherently require significant judgment and assumptions and actual operating results could differ significantly from management’s estimates determined using these policies. The Company believes the following accounting policies, judgments and estimates are the most critical to the understanding of its results of operations and financial position. A detailed discussion of significant accounting policies is provided in this report in the Notes to Consolidated Financial Statements beginning on p. F-8

Valuation of Investments

The Company's principal investments are in fixed maturity and equity securities. Fixed maturity and equity securities, classified as available for sale, are carried at their fair value in the consolidated balance sheets, with unrealized gains or losses recorded in comprehensive income (loss). The Company’s fixed income investment manager utilizes external independent third-party pricing services to determine the fair values of investment securities available for sale.

The Company has a policy and process in place to identify securities that could potentially have an impairment that is other-than-temporary. The assessment of whether impairments have occurred is based on a case-by-case evaluation of underlying reasons for the decline in fair value. The Company considers severity of impairment, duration of impairment, forecasted recovery period, industry outlook, financial condition of the issuer, issuer credit ratings and whether we intend to sell a security, or it is more likely than not that the Company would be required to sell a security, prior to the recovery of the amortized cost.

The recognition of other-than-temporary impairment losses on debt securities is dependent on the facts and circumstances related to the specific security. If the Company intends to sell a security or it is more likely than not that we would be required to sell a security prior to recovery of the amortized cost, the difference between amortized cost and fair value is recognized in the income statement as an other-than-temporary impairment. As it relates to debt securities, if the Company does not expect to recover the amortized basis, does not plan to sell the security and if it is not more likely than not that the Company would be required to sell a security before the recovery of its amortized cost, the other-than-temporary impairment would be recognized. The Company would recognize the credit loss portion through earnings in the income statement and the noncredit loss portion in accumulated other comprehensive loss.

Deferred Acquisition Costs

Incremental direct costs, net of amounts ceded to reinsurers, that result directly from and are essential to a product sale and would not have been incurred by the Company had the sale not occurred, are capitalized, to the extent recoverable, and amortized over the life of the premiums produced. Recoverability of deferred acquisition costs is evaluated periodically by comparing the current estimate of the present value of expected pretax future profits to the unamortized asset balance. If this current estimate is less than the existing balance, the difference is charged to expense.

Reinsurance

In the normal course of business, the Company seeks to limit aggregate and single exposure to losses on risk by purchasing reinsurance. The amounts reported in the consolidated balance sheets as reinsurance recoverable include amounts billed to reinsurers on losses paid as well as estimates of amounts expected to be recovered from reinsurers on insurance liabilities that have not yet been paid. Reinsurance recoverable on unpaid losses is estimated based upon assumptions consistent with those used in establishing the liabilities related to the underlying reinsured contracts. Insurance liabilities are reported gross of reinsurance recoverable. Management believes the recoverables are appropriately established. The Company diversifies its credit risks related to reinsurance ceded. Reinsurance premiums are generally reflected in income in a manner consistent with the recognition of premiums on the reinsured contracts. Reinsurance does not extinguish our primary liability under the policies written. The Company regularly evaluates the financial condition of its reinsurers, including their activities with respect to claim settlement practices and commutations, and establish allowances for uncollectible reinsurance recoverable as appropriate.

Future Policy Benefits

The Company establishes liabilities for amounts payable under insurance policies, including traditional life insurance and annuities. Generally, amounts are payable over an extended period of time. Liabilities for future policy benefits of traditional life insurance have been computed by using a net level premium method based upon estimates at the time of issue for investment yields, mortality and withdrawals. These estimates include provisions for experience less favorable than initially expected. Mortality assumptions are based on industry experience expressed as a percentage of standard mortality tables. Such liabilities are reviewed quarterly by an independent consulting actuary.

Income Taxes

Deferred tax assets are recorded based on the differences between the financial statement and tax basis of assets and liabilities at the enacted tax rates. The principal assets and liabilities giving rise to such differences are investments, insurance reserves, and deferred acquisition costs. A deferred tax asset valuation allowance is established when there is uncertainty that such assets would be realized. The Company has no uncertain tax positions that it believes are more-likely-than-not that the benefit will not to be realized.

Recognition of Revenues

Revenues on traditional life insurance products consist of direct and assumed premiums reported as earned when due.

Amounts received as payment for annuities are recognized as deposits to policyholder account balances and included in future insurance policy benefits. Revenues from these contracts are comprised of investment earnings of the deposits, which are recognized over the period of the contracts, and included in revenue. Deposits are shown as a financing activity in the Consolidated Statements of Cash Flows.

New Accounting Standards

A detailed discussion of new accounting standards is provided in the Notes to Consolidated Financial Statements beginning on p. F-8 of this proxy statement-prospectus.

Results of Operations for the three months ended March 31, 2017 compared to the three months ended March 31, 2016

Revenues. Insurance revenues are primarily generated from premium revenues and investment income. Insurance revenues for the three months ended March 31, 2017 and 2016 are summarized in the following table.

	Quarter Ended March 31,
	2017	2016
Income:	(unaudited)
Premium income	$1,749,928	$1,357,372
Net investment income	126,020	91,261
Net realized gain on sale of securities	192,405	10,838
Other income	20,202	13,405
Total income	$2,088,555	$1,472,876

Premium income: Premium income for the first three months of 2017 was $1,749,928 compared to $1,357,372 in the first three months of 2016, an increase of $392,556. This growth is attributable to both an increase in direct written premiums due to our organic growth efforts and an increase in assumed premiums from our reinsurance treaty with ULIC.

Direct, assumed and ceded premiums for the three months ended March 31, 2017 and 2016 are summarized in the following table.

	Quarters ended March 31,
	2017	2016
	(unaudited)
Direct	$743,094	$583,615
Assumed	1,041,306	800,730
Ceded	(34,472)	(26,973)
Total	$1,749,928	$1,357,372

The Company is continuing to pursue new product and distribution opportunities to increase premium production.

Investment income, net of expenses: The components of net investment income for the three months ended March 31, 2017 and 2016 are as follows:

	Quarter Ended March 31,
	2017	2016
	(unaudited)
Fixed maturities	$92,736	$69,502
Equity securities	42,446	31,476
Cash and short term investments	783	199
	135,965	101,177
Less investment expenses	(9,945)	(9,916)
	$126,020	$91,261

Net investment income for the first three months of 2017 was $126,020, compared to $91,261 in 2016, an increase of $34,759. This increase in investment income is primarily a result of increased invested assets as a result of our premium income.

Net realized gains on investments: Net realized gains on investments for the three months ended March 31, 2017 were $192,405, compared to gains of $10,838 in 2016, an increase of $179,654. The increase in realized gains is attributable to the repositioning of an equity portfolio from a market return focus to an income focus.

	Quarter Ended March 31,
	(unaudited)
	2017	2016
Gross gains	$192,405	$10,838
Gross losses	-	-
Net security gains	$192,405	$10,838

Other income: Other income for the three months ended March 31, 2017 was $20,202 compared to $13,405 in 2015, an increase of $6,797. This increase is due to the growth of the Company’s third party administration business.

Expenses. Expenses for the three months ended March 31, 2017 and 2016 are summarized in the table below.

	Quarter Ended March 31,
	2017	2016
Expenses:	(unaudited)
Death claims	$392,588	$116,527
Policyholder benefits	973,724	722,145
Increase in policyholder reserves	264,978	359,552
Commissions, net of deferrals	124,291	108,215
Amortization of deferred acquisition costs	37,764	37,457
Salaries & benefits	178,192	188,367
Other operating expenses	285,766	267,330
Total expense	$2,257,303	$1,799,593

Death and other benefits: Death benefits were $392,588 in the three months ended March 31, 2017 compared to $116,527 in 2016, an increase of $276,061. This increase is attributable to the growth of the Company’s in-force block of life insurance policies. The majority of death claims paid from inception have been on pre-need policies. The Company expects these claims to grow as it continues to increase the size of its in-force pre-need business.

Policyholder benefits: Policyholder benefits were $973,724 in the three months ended March 31, 2017 compared to $722,145 in 2016, an increase of $251,579. The primary driver of this increase is the growth of the Company’s assumed business and is more than offset by the increased premiums associated with this block of assumed policies.

Increase in policyholder reserves: Policyholder reserves increased $264,978 in the three months ended March 31, 2017, compared to $359,552 in 2016, a decrease of $94,574. The reduction in increase in policyholder reserves reflects the reserves released on paid death claims.

Commissions, net of deferrals: The Company pays commissions to the ceding company on a block of assumed policies. Commissions were $124,291 in the three months ended March 31, 2017, compared to $108,215 in 2016, an increase of $16,076. This increase is due to an increase in assumed premiums. Commissions paid to agents on direct written premiums are deferred and amortized as a part of the Company’s deferred acquisition costs.

Amortization of deferred acquisition costs: The amortization of deferred acquisition costs was $37,764 in the three months ended March 31, 2017, compared to $37,457 in 2016. The age bands for pre-need purchases affects the amortization of the commissions paid and limited the amount of increase in amortization this period.

Salaries and benefits: Salaries and benefits were $178,192 for the three months ended March 31, 2017, compared to $188,367 in 2016, a decrease of $10,175. Staffing costs have remained in line with the prior year.

Other expenses: Other operating expenses were $285,766 in the three months ended March 31, 2017, compared to $267,330 in 2016, an increase of $18,436. This increase is driven by increased spending on the Company’s selling and marketing efforts.

 Net Loss: the Company’s net loss was $168,748 in the three months ended March 31, 2017 compared to $326,717 in 2016, a decrease of $157,969. This decrease is primarily attributable to the Company’s increased realized gains. The Company’s net loss per share decreased to $0.03 from $0.06 in 2016, basic and diluted.

Discussion of Consolidated Balance Sheet

Assets. Assets have increased to $20,771,856 as of March 31, 2017, an increase of $1,579,867 from December 31, 2016. This is primarily the result of the growth of the Company’s available for sale assets.

Available for sale fixed maturity securities: As of March 31, 2017, the Company had available for sale fixed maturity assets of $11,688,456, an increase of $1,368,382 from the December 31, 2016 balance of $10,320,074. This growth is driven by the Company’s premium income.

Available for sale equity securities: As of March 31, 2017, the Company had available for sale equity assets of $5,467,106, an increase of $323,062 from the December 31, 2016 balance of $5,143,504. This growth is driven by the Company’s premium income.

Cash and cash equivalents: As of March 31, 2017, the Company had cash and cash equivalent assets of $2,177,660, a decrease of $968,085 from the December 31, 2016 balance of $3,145,745. This decrease is driven by the Company’s deployment of cash into invested assets.

Investment income due and accrued: As of March 31, 2017, the Company’s investment income due and accrued was $94,458 compared to $100,713 as of December 31, 2016. This decrease is attributable to normal investment activity.

Reinsurance related assets: As of March 31, 2017, the Company’s reinsurance related assets were $31,597 compared to $31,390 as of December 31, 2016. There were no outstanding claim recoveries for either period.

Deferred acquisition costs, net: As of March 31, 2017, the Company’s deferred acquisition costs were $186,846 compared to $153,792 as of December 31, 2016. This is the result of the Company’s growing block of in-force policies and the Company expects this balance to continue to grow along with the size of its in-force business.

Property, equipment and software, net: As of March 31, 2017 the Company’s property, equipment and software assets were $236,265 compared to $244,849 as of December 31, 2016. This decrease is a result of normal amortization during the period. The Company did not purchase any new property, equipment and software during the first three months of 2017.

Other assets: As of March 31, 2017, the Company’s other assets were $889,468 compared to $51,922 as of December 31, 2016. This increase was the result of a receivable on securities sold but not yet settled as a part of a repositioning on an equity portfolio.

Liabilities. Our total liabilities were $9,482,372 as of March 31, 2017, an increase of $1,671,366 from our December 31, 2016 liability of $7,811,006.

Policy liabilities: Our total policy liabilities as of March 31, 2017 were $8,599,195 compared to $7,740,329 as of December 31, 2016. This increase is the result of new policy sales and the growth of our in-force policies. The growth in deposit-type contracts is the result of the Company’s annuity sales and the growth of its annuity block of business. The growth in policyholder benefit reserves is the result of the Company’s life insurance sales and the growth of its life insurance block of business. The growth of advance premiums is also attributable to the growth of the Company’s life insurance block of business.

Other liabilities: As of March 31, 2017, the Company’s other liabilities were $813,909 compared to $4,205 as of December 31, 2016. This increase was the result of a payable on securities purchased but not yet settled as a part of a repositioning on an equity portfolio.

Shareholders’ Equity. USAC shareholders’ equity was $11,289,484 as of March 31, 2017, a decrease of $91,499 from our December 31, 2016 shareholders’ equity of $11,380,983. The reduction in shareholders’ equity was driven by USAC net loss during the first three months of 2017. This was partially offset by the sale of additional shares of common stock during the quarter. The increase in accumulated other comprehensive income reflects the change in unrealized gains and losses in the Company’s available for sale securities.

Investments

The Company’s overall investment philosophy is reflected in the allocation of its investments. The Company emphasizes investment grade debt securities with smaller holdings in equity securities and other investments. The following table shows the carrying value of the Company’s investments by investment category and cash and cash equivalents, and the percentage of each to total invested assets as of March 31, 2017 and December 31, 2016.

	March 31, 2017		December 31, 2016
	Fair	Percent	Fair	Percent
	Value	of Total	Value	of Total
Fixed maturities:	(unaudited)		(audited)
US Treasury securities	$302,583	1.6%	$299,162	1.6%
Corporate bonds	4,452,716	23.0%	3,845,896	20.7%
Municipal bonds	3,656,990	18.9%	2,849,829	15.3%
Mortgage backed and asset backed securities	3,276,167	16.9%	3,325,187	17.9%
Total fixed maturities	11,688,456	60.4%	10,320,074	55.5%
Equities:
Equities	5,135,423	26.6%	4,942,248	26.5%
Other equity investments	331,683	1.7%	201,256	1.1%
Total equities	5,467,106	28.3%	5,143,504	27.6%
Cash and cash equivalents	2,177,660	11.3%	3,145,745	16.9%
Total	$19,333,222	100.0%	$18,609,323	100.0%

The total value of the Company’s investments increased to $19,333,222 as of March 31, 2017 from $18,609,323 at December 31, 2016, an increase of $723,899. Increases in investments are primarily attributable to premiums received by USALSC.

The following table shows the distribution of the credit ratings of the Company’s portfolio of fixed maturity securities by carrying value as of March 31, 2017 and December 31, 2016.

	March 31, 2017		December 31, 2016
	Fair	Percent	Fair	Percent
	Value	of Total	Value	of Total
	(unaudited)		(audited)
AAA and U.S. Government	$1,071,085	9.2%	$1,080,028	10.5%
AA	5,212,905	44.6%	4,887,863	47.3%
A	2,307,354	19.7%	1,961,311	19.0%
BBB	2,897,025	24.8%	2,194,473	21.3%
BB	200,087	1.7%	196,399	1.9%
Total	$11,688,456	100.0%	$10,320,074	100.0%

Reflecting the high quality of securities maintained by the Company, 98.1% of all fixed maturity securities were investment grade as of December 31, 2016. As of March 31, 2017, 98.3% of all fixed maturity securities were investment grade.

The amortized cost and fair value of debt securities as of December 31, 2016 and March 31, 2017, by contractual maturity, are shown below. Equity securities do not have stated maturity dates and therefore are not included in the following maturity summary. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	As of March 31, 2017		As of December 31, 2016
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Amounts maturing in:	(unaudited)		(audited)
One year or less	$49,951	$49,929	$49,915	$49,931
After one year through five years	1,718,157	1,714,094	1,819,437	1,809,470
After five years through ten years	1,646,453	1,647,786	1,646,576	1,643,823
More than 10 years	4,943,064	5,000,480	3,468,619	3,491,663
Mortgage backed and asset backed securities	3,276,332	3,276,167	3,333,617	3,325,187
	$11,633,957	$11,688,456	$10,318,164	$10,320,074

Results of Operations for the year ended December 31, 2016 to the year ended December 31, 2015

Revenues. Insurance revenues are primarily generated from premium revenues and investment income. Insurance revenues for the years ended December 31, 2016 and 2015 are summarized in the table below.

	Years Ended December 31,
	2016	2015
Income:	(audited)	(audited)
Premium income	$5,948,978	$4,143,344
Net investment income	449,951	291,208
Net realized (loss) gain on sale of securities	100,378	(1,524)
Other income	87,566	34,101
Total income	$6,586,873	$4,467,129

Premium revenue: Premium revenue for the year ended December 31, 2016 was $5,948,978 compared to $4,143,344 in 2015, an increase of $1,805,634. This growth is attributable to both an increase in direct written premiums due to the Company’s organic growth efforts and an increase in assumed premiums from its reinsurance treaty with ULIC.

Direct, assumed and ceded premiums for the years ended December 31, 2016 and 2015 are summarized in the following table.

	Years ended December 31,
	2016	2015
	(audited)	(audited)
Direct	$2,592,243	$1,743,155
Assumed	3,500,758	2,453,957
Ceded	(144,023)	(53,768)
Total	$5,948,978	$4,143,344

The Company is pursuing new product and distribution opportunities to increase premium production.

Investment income, net of expenses: The components of net investment income for the years ended December 31, 2016 and 2015 are as follows:

	Years Ended December 31,
	2016	2015
	(audited)	(audited)
Fixed maturities	$304,213	$197,926
Equity securities	189,274	125,648
Cash and short term investments	2,504	641
	495,991	324,215
Less investment expenses	(46,040)	(33,007)
	$449,951	$291,208

Net investment income for 2016 was $449,951, compared to $291,208 in 2015, an increase of $158,743. This increase in investment income is primarily a result of increased invested assets as a result of USAC’s warrant exercise offering and premium income.

 Net realized gains on investments: Net realized gains on investments for the years ended December 31, 2016 were $100,378, compared to losses of $1,524 in 2015, an increase of $101,902. Realized gains and losses related to the sale of securities for the years ended December 31, 2016 and 2015 are summarized as follows:

	Years Ended December 31,

	2016	2015
Gross gains	$122,192	$90,602
Gross losses	(21,814)	(92,126)
Net security (losses) gains	$100,378	$(1,524)

Other income: Other income for the year ended December 31, 2016 was $87,566 compared to $34,101 in 2015, an increase of $53,465. This increase is due to the growth of the Company’s third party administration business.

Expenses. Expenses for the year ended December 31, 2016 and 2015 are summarized in the table below.

	Years Ended December 31,
	2016	2015
Expenses:
Death claims	$651,844	$363,870
Policyholder benefits	3,207,074	2,166,113
Increase in policyholder reserves	1,440,737	1,214,695
Commissions, net of deferrals	457,671	361,943
Amortization of deferred acquisition costs	153,671	113,294
Salaries & benefits	752,534	683,383
Other operating expenses	1,209,115	901,208
Total expense	$7,872,646	$5,804,506

Death claims: Death benefits were $651,844 in the year ended December 31, 2016 compared to $363,870 in 2015, an increase of $287,974. This increase is attributable to the growth of the Company’s in-force block of life insurance policies. The majority of death claims paid from inception have been on pre-need policies. The Company expects these claims to grow as it continue to increase the size of its in-force pre-need business.

Policyholder benefits: Policyholder benefits were $3,207,074 in the year ended December 31, 2016 compared to $2,166,113 in 2015, an increase of $1,040,961. The primary driver of this increase is the growth of the Company’s assumed business and is more than offset by the increased premiums associated with this block of assumed policies.

Increase in policyholder reserves: Policyholder reserves increased $1,440,737 in the year ended December 31, 2016, compared to $1,214,695 in 2015, an increase of $226,042. The increase in policyholder reserves reflects the growth in new business for 2016 as well as the maturation of in-force policies.

Commissions, net of deferrals: The Company pays commissions to the ceding company on a block of assumed policies. Commissions were $457,671 in the year ended December 31, 2016, compared to $361,943 in 2015, an increase of $95,728. This increase is due to an increase in assumed premiums.

Amortization of deferred acquisition costs: The amortization of deferred acquisition costs was $153,671 in the year ended December 31, 2016, compared to $113,294 in 2015, an increase of $40,377. This increase is due to a corresponding increase in the Company’s deferred acquisition cost asset as a result of its growing block of in-force policies.

Salaries and benefits: Salaries and benefits were $752,534 for the year ended December 31, 2016, compared to $683,383 in 2015, an increase of $69,151. The increase is attributable to service team training, increased staffing in our service team to meet the increased volume of the Company’s group products, as well as the payment of incentive compensation. More than a third of the increased expense is attributable to staffing for the Company’s group products and increased health insurance costs.

Other expenses: Other operating expenses were $1,209,115 in the year ended December 31, 2016, compared to $901,208 in 2015, an increase of $307,907. This increase is driven by higher regulatory compliance costs associated with becoming a Securities and Exchange Commission registrant. The Company has had over $150,000 in increased regulatory costs, the bulk of which fall into this category. Additionally, the Company incurred additional expenses associated with new product development and systems enhancements.

Net Loss: The Company’s net loss was $1,285,773 in the year ended December 31, 2016 compared to net loss of $1,337,377 in the same period of 2016, a decrease of $51,604. This decrease is attributable to growth in the Company’s invested assets and growth of its in-force insurance business offset by its increased regulatory compliance costs. The Company’s net loss per share decreased to $0.24 from $0.30 in 2015, basic and diluted.

Discussion of Consolidated Balance Sheet

Assets. Assets have increased to $19,191,989 as of December 31, 2016, an increase of $4,389,791 from December 31, 2015. This is primarily the result of the growth of the Company’s available for sale assets and cash and cash equivalents.

Available for sale fixed maturity securities: As of December 31, 2016, the Company had available for sale fixed maturity assets of $10,320,074, an increase of $2,188,955 from the December 31, 2015 balance of $8,131,119. This growth is driven by the Company’s premium income and our warrant exercise offering.

Available for sale equity securities: As of December 31, 2016, the Company had available for sale equity assets of $5,143,504, an increase of $1,539,236 from the December 31, 2015 balance of $3,604,268. This growth is driven by the Company’s premium income and USAC’s warrant exercise offering.

Cash and cash equivalents: As of December 31, 2016, the Company had cash and cash equivalent assets of $3,145,745, an increase of $679,219 from the December 31, 2015 balance of $2,466,526. This growth is driven by the Company’s premium income and USAC’s warrant exercise offering.

Investment income due and accrued: As of December 31, 2016, the Company’s investment income due and accrued was $100,713 compared to $78,540 as of December 31, 2015. This increase is attributable to the growth of the Company’s invested assets.

Reinsurance related assets: As of December 31, 2016, the Company’s reinsurance related assets were $31,390 compared to $21,444 as of December 31, 2015. This increase is the result of the growth of the Company’s reinsured business.

Deferred acquisition costs, net: As of December 31, 2016, the Company’s deferred acquisition costs were $153,792 compared to $86,053 as of December 31, 2015. This is the result of the Company’s growing block of in-force policies and it expects this balance to continue to grow along with the size of its in-force business.

Property, equipment and software, net: As of December 31, 2016 the Company’s property, equipment and software assets were $244,849 compared to $283,582 as of December 31, 2015. This decrease is a result of normal amortization during the period. The Company did not purchase any new property, equipment and software during 2016.

Pre-paid expenses: As of December 31, 2016, the Company’s pre-paid expenses were $3,474 compared to $123,162 as of December 31, 2015. This decrease was the result of the Company’s utilization of pre-paid expenses during 2016.

Liabilities. The Company’s total liabilities were $7,811,006 as of December 31, 2016, an increase of $3,499,601 from our December 31, 2015 liability of $4,311,405.

Policy liabilities: The Company’s total policy liabilities as of December 31, 2016 were $7,740,329 compared to $4,220,525 as of December 31, 2015. The growth in deposit-type contracts is the result of the Company’s annuity sales and the growth of its annuity block of business. The growth in policyholder benefit reserves is the result of the Company’s life insurance sales and the growth of its life insurance block of business. The growth of advance premiums is also attributable to the growth of the Company’s life insurance block of business.

Accounts payable and accrued expenses: As of December 31, 2016, the Company’s accounts payable and accrued expenses were $66,472 compared to $85,888 as of December 31, 2015. The Company had fewer outstanding invoices as of December 31, 2016.

Shareholders’ Equity. Shareholders’ equity was $11,380,983 as of December 31, 2016, an increase of $890,190 from our December 31, 2015 shareholders’ equity of $10,490,793. The growth in shareholders’ equity was driven by the exercise of warrants during the first six months of 2016. This resulted in the increased common stock par value and additional paid in capital. The increased accumulated deficit is the direct result of the Company’s net loss during 2016. The increase in accumulated other comprehensive income reflects the change in unrealized gains and losses in the Company’s available for sale securities.

Investments

The Company’s overall investment philosophy is reflected in the allocation of its investments. The Company emphasizes investment grade debt securities with smaller holdings in equity securities and other investments. The following table shows the carrying value of the Company’s investments by investment category and cash and cash equivalents, and the percentage of each to total invested assets as of December 31, 2016 and December 30, 2015.

	December 31, 2016		December 31, 2015
	Fair	Percent	Fair	Percent
	Value	of Total	Value	of Total
Fixed maturities:	(audited)		(audited)
US Treasury securities	$299,162	1.6%	$426,316	3.0%
Corporate bonds	3,845,896	20.7%	2,911,553	20.5%
Municipal bonds	2,849,829	15.3%	1,744,137	12.3%
Mortgage backed and asset backed securities	3,325,187	17.9%	3,049,113	21.4%
Total fixed maturities	10,320,074	55.5%	8,131,119	57.2%
Equities:
Equities	4,942,248	26.5%	3,430,054	24.2%
Other equity investments	201,256	1.1%	174,214	1.2%
Total equities	5,143,504	27.6%	3,604,268	25.4%
Cash and cash equivalents	3,145,745	16.9%	2,466,526	17.4%
Total	$18,609,323	100.0%	$14,201,913	100.0%

The total value of the Company’s investments increased to $18,609,323 as of December 31, 2016 from $14,201,913 at December 31, 2015, an increase of $4,407,410. Increases in investments are attributable to premiums received by USALSC and to proceeds from USAC’s intrastate warrant offering.

The following table shows the distribution of the credit ratings of the Company’s portfolio of fixed maturity securities by carrying value as of December 31, 2016 and December 31, 2015.

	December 31, 2016		December 31, 2015
	Fair	Percent	Fair	Percent
	Value	of Total	Value	of Total

AAA and U.S. Government	$1,080,028	10.5%	$886,602	10.9%
AA	4,887,863	47.3%	4,072,538	50.1%
A	1,961,311	19.0%	1,239,436	15.2%
BBB	2,194,473	21.3%	1,932,543	23.8%
BB	196,399	1.9%	-	0.0%
Total	$10,320,074	100.0%	$8,131,119	100.0%

 Reflecting the high quality of securities maintained by the Company, 100% of all fixed maturity securities were investment grade as of December 31, 2015. As of December 31, 2016, 98.1% of all fixed maturity securities were investment grade. The increase in BB ratings is attributable to a credit downgrade by credit rating agencies of three securities already owned.

The amortized cost and fair value of debt securities as of December 31, 2016 and 2015, by contractual maturity, are shown below. Equity securities do not have stated maturity dates and therefore are not included in the following maturity summary. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	As of December 31, 2016		As of December 31, 2015
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Amounts maturing in:
One year or less	$49,915	$49,931	$50,105	$50,127
After one year through five years	1,819,437	1,809,470	1,046,934	1,040,747
After five years through ten years	1,646,576	1,643,823	1,664,103	1,592,766
More than 10 years	3,468,619	3,491,663	2,465,627	2,398,366
Mortgage backed and asset backed securities	3,333,617	3,325,187	3,083,389	3,049,113
	$10,318,164	$10,320,074	$8,310,158	$8,131,119

Market Risk of Financial Instruments

The Company holds a diversified portfolio of investments that primarily includes cash, bonds and equity securities. Each of these investments is subject to market risks that can affect their return and their fair value. A majority of the investments are fixed maturity securities including debt issues of corporations, US Treasury securities, or securities issued by government agencies. The primary market risks affecting the investment portfolio are interest rate risk, credit risk, and equity risk.

Interest Rate Risk

Interest rate risk arises from the price sensitivity of investments to changes in interest rates. Interest represents the greatest portion of an investment's return for most fixed maturity securities in stable interest rate environments. The changes in the fair value of such investments are inversely related to changes in market interest rates. As interest rates fall, the interest and dividend streams of existing fixed-rate investments become more valuable and fair values rise. As interest rates rise, the opposite effect occurs.

The Company attempts to mitigate itsr exposure to adverse interest rate movements through laddering the maturities of the fixed maturity investments and through maintaining cash and other short term investments to assure sufficient liquidity to meet its obligations and to address reinvestment risk considerations. Due to the composition of the Company’s book of insurance business, management believes it is unlikely that it would encounter large surrender activity due to an interest rate increase that would force the disposal of fixed maturities at a loss.

Credit Risk

The Company is exposed to credit risk through counterparties and within the investment portfolio. Credit risk relates to the uncertainty associated with an obligor's ability to make timely payments of principal and interest in accordance with the contractual terms of an instrument or contract. The Company manages its credit risk through established investment policies and guidelines which address the quality of creditors and counterparties, concentration limits, diversification practices and acceptable risk levels. These policies and guidelines are regularly reviewed and approved by senior management and USAC's Board of Directors.

Liquidity and Capital Resources

Since inception, the Company’s operations have been financed primarily through the sale of voting common stock. The Company’s operations have not been profitable and have generated significant operating losses since it was incorporated in 2009.

Aside from raising capital, which has funded the vast majority of the Company’s operations, premium income, deposits to policyholder account balances, and investment income are the primary sources of funds while withdrawals of policyholder account balances, investment purchases, policy benefits in the form of claims, and operating expenses are the primary uses of funds. To ensure the Company will be able to pay future commitments, the funds received as premium payments and deposits are invested in primarily fixed income securities. Funds are invested with the intent that the income from investments, plus proceeds from maturities, will in the future meet our ongoing cash flow needs. The approach of matching asset and liability durations and yields requires an appropriate mix of investments. The Company’s investments consist primarily of marketable debt securities that could be readily converted to cash for liquidity needs. Cash flow projections and cash flow tests under various market interest scenarios are also performed annually to assist in evaluating liquidity needs and adequacy.

Net cash provided by operating activities was $41,272 for the three months ended March 31, 2017. The primary sources of cash from operating activities were premiums and deposits received from policyholders. The primary uses of cash for operating activities were for payments of commissions to agents and settlement of policy liabilities. Net cash used in investing activities was $1,505,023. The primary source of cash was from sales of available for sale securities and the sale of the short-term investments. Offsetting this source of cash was our purchases of investments in available-for-sale securities. Cash provided by financing activities was $495,666. The primary sources of cash were receipts on deposit-type contracts and issuance of common stock.

As of March 31, 2017, the Company had cash and cash equivalents totaling $2,177,660. The Company believes that its existing cash and cash equivalents will be sufficient to fund the anticipated operating expenses and capital expenditures through at least 2017. The Company has based this estimate upon assumptions that may prove to be wrong and it could use its capital resources sooner than it currently expects. The growth of our insurance subsidiary is uncertain and will require additional capital if it continues to grow.

Net cash provided by operating activities was $409,353 for the year ended December 31, 2016. The primary sources of cash from operating activities were premiums and deposits received from policyholders. The primary uses of cash for operating activities were for payments of commissions to agents and settlement of policy liabilities. Net cash used in investing activities was $3,309,889. The primary source of cash was from sales of available for sale securities and the sale of the short-term investments. Offsetting this source of cash was the Company’s purchases of investments in available-for-sale securities. Cash provided by financing activities was $3,579,755. The primary sources of cash were receipts on deposit-type contracts and issuance of common stock from warrants exercised.

At December 31, 2016, the Companyhad cash annd cash equivalents totaling $3,145,745. The Company believes that its existing cash and cash equivalents will be sufficient to fund the anticipated operating expenses and capital expenditures through at least 2017. The Company has based this estimate upon assumptions that may prove to be wrong and it could use its capital resources sooner than it currently expects. The growth of USALSC, USAC's insurance subsidiary, is uncertain and will require additional capital if it continues to grow.

Impact of Inflation

Insurance premiums are established before the amount of losses, or the extent to which inflation may affect such losses and expenses, are known. The Company attempts, in establishing premiums, to anticipate the potential impact of inflation. If, for competitive reasons, premiums cannot be increased to anticipate inflation, this cost would be absorbed by us. Inflation also affects the rate of investment return on the investment portfolio with a corresponding effect on investment income.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Controls and Procedures. USAC has established disclosure controls and procedures to ensure, among other things, material information relating to USAC, including our consolidated subsidiaries, is made known to USAC’s officers who certify its financial reports and to the other members of USAC’s senior management and the Board of Directors.

CORPORATE GOVERNANCE.  The term of each member of USAC’s Board of Directors is annual. The Directors are elected at the annual meeting of stockholders held on the first Monday in June each year and serve in this capacity until the next annual meeting of stockholders, or until their successors are duly elected and qualified. The President serves at the direction of the Board of Directors and was last elected June 6, 2016.

The Board of Directors determined that four of the five current Directors nominated for 2017 are “independent” as defined by NASDAQ listing standards and Rule 10A-3 of Exchange Act. The non-independent director is Jack H. Brier.

Vote Required.  Currently, in the election of directors, each stockholder has “cumulative” voting rights. This means each stockholder has the right to cast as many votes as equal the number of shares held by such stockholder, times the number of Directors being elected, and this total number may be divided among one or more nominees for the office of Director as the stockholder may direct. However, USAC shareholders will vote at USAC's Annual Meeting on June 5, 2017 on a proposal to amend USAC's Articles of Incorporation to eliminate cumulative voting and provide for election of directors by a majority vote.  If this proposal is approved, USAC shareholders will not have cumulative voting rights.  This change, if approved, would make it more difficult and time consuming for a third party to acquire control of USAC or to change the board of directors of USAC

Board of Directors. The following table provides information concerning USAC’s Board of Directors, including information as to each Director’s age and position with the Company.

Name of Nominee	Age	Position/Principal Occupation	Director Since
Jack H. Brier (3) (4) (5) (6)	70	Director; Chairman, President and Chief Executive Officer of US Alliance, USALSC, USAIC, USAMC	2009
Kurtis L. Scott (1) (2) (3) (4) (5)	56	Director, Treasurer; Chief Executive Officer, Kansas Medical Mutual Insurance Company	2009
James M. Concannon (2) (3) (4) (5)	69	Director; Professor of Law, Washburn University	2009
Rochelle R. Chronister (1) (3)	77	Director; Retired	2009
William P. Graves (1) (2) (3)	64	Director; Retired	2014
(1) (2) (3) (4) (5) (6)	Member Audit Committee Member Compensation Committee Member Nominating Committee Member Investment Committee Member Executive Committee Ex Officio Member Audit Committee

The following is a brief description of the previous business background of USAC’s Directors.

Jack H. Brier currently serves as the Chairman of the Board of Directors, President, and Chief Executive Officer of USAC and has served in those positions since 2009.  He also has served as Chairman of the Board of Directors, President, and Chief Executive Officer of US Alliance Life and Security Company since 2011, and US Alliance Investment Corporation and US Alliance Marketing Corporation since 2012. Mr. Brier is the Chairman of Brier Development Co. Inc. He served Kansas as Secretary of State from 1978 through 1987, and as President of Kansas Development Finance Authority from 2000 to 2003. Mr. Brier attended Shawnee Mission public schools. He has a degree in Business Administration from Washburn University and has done graduate study in public administration at the University of Kansas. Mr. Brier is on the Board of Directors of Financial Institution Technologies. Mr. Brier brings to the Board his extensive experience as a founder, the Chief Executive Officer and Chairman of the Board of the Company. He has in-depth knowledge of the Company’s business, strategy and management team. Mr. Brier also has extensive community relations experience with his involvement in civic, business, and philanthropic organizations in the Topeka area.

Kurtis L. Scott serves as a Director and as Treasurer of USAC and has served in that position since 2009. He also has served as a Director and Treasurer of US Alliance Life and Security Company since 2011, and US Alliance Investment Corporation and US Alliance Marketing Corporation since 2012. From 1989 to the present he has been an officer of Kansas Medical Mutual Insurance Company, first serving as Chief Financial Officer and since 2011 as Chief Executive Officer, and as President and CEO of KaMMCO Health Solutions, Inc. from 2014 to the present.  From 1983 to 1989, Mr. Scott served as Chief Examiner with the Kansas Department of Insurance. He currently serves on the Board of Directors of the Physician Insurers Association of America (PIAA) and the Board of Directors of Topeka Country Club. He received a Bachelor of Science degree in Business Administration with a major in Accounting from Kansas State University in 1983. Mr. Scott’s extensive insurance regulatory experience, financial experience, and insurance experience are benefits he brings to our Company.

James M. Concannon III serves as a Director of USAC and has served in that position since 2009.  He also has served as a Director of US Alliance Life and Security Company since 2011, and US Alliance Investment Corporation and US Alliance Marketing Corporation since 2012.  Professor Concannon served as Dean of Washburn University School of Law from 1988-2001. Since he stepped down as Dean, he has continued to serve as a Professor of Law at Washburn and holds the title of Senator Robert J. Dole Distinguished Professor of Law. He is licensed to practice in state courts in Kansas, the U.S. District Court for Kansas, the U.S. Court of Appeals for the Tenth Circuit and the Supreme Court of the United States. Mr. Concannon received the 2012 Justice Award from the Kansas Supreme Court. He served as Research Attorney for the Kansas Supreme Court and was a Visiting Professor at Washington University School of Law in St. Louis. He was a Senior Contributing Editor of Evidence in America: The Federal Rules in the States and serves on the National Conference of Commissioners on Uniform State Laws. Mr. Concannon received his Bachelor of Science from the University of Kansas in 1968 and his Juris Doctorate from the University of Kansas School of Law in 1971. He currently serves as an Independent Trustee of the Waddell & Reed Advisors Funds, Ivy Funds, the Ivy Funds Variable Insurance Portfolios and the Ivy InvestEd 529 Funds. Professor Concannon’s board experience as well as his extensive legal background are benefits he brings to our Board.

Rochelle R. Chronister serves as a Director of USAC and has served in that position since 2009.  She also has served as a Director of US Alliance Life and Security Company since 2011, and US Alliance Investment Corporation and US Alliance Marketing Corporation since 2012.  Ms. Chronister served in the Kansas House of Representatives from 1979 to 1995, where she was Chair of the House Appropriations Committee, the House Education Committee, and the Joint House and Senate Committee for Economic Development. From May of 1995 to October of 1999, Ms. Chronister served as the Secretary of the Kansas Department of Social and Rehabilitation Services (“SRS”). She was responsible for the formation of a public-private partnership for reorganization of child protective services making Kansas the first state in the country to contract for services to children-in-need of care for family preservation, adoption and foster care. Ms. Chronister formed an organization with four other Cabinet Secretaries, Connect Kansas, to encourage community coordination for services to children. She received her Bachelor of Arts in Microbiology from the University of Kansas in 1961. At the University of Kansas, she was a member of the Mortar Board honorary society and President of Sellards Scholarship Hall. The Board believes that Ms. Chronister should serve as a director because of her knowledge and expertise in economic development, and extensive community relations experience with her involvement in civic and community organizations in Kansas.

William P. Graves serves as a Director of USAC has served in that position since 2014.  He also has served as a Director of US Alliance Life and Security Company, US Alliance Investment Corporation, and US Alliance Marketing Corporation since 2014.  He most recently served as President and CEO of the American Trucking Associations from 2003 through 2016.  Mr. Graves serves on the board of the International Speedway Corp, the leading promoter of motorsport racing in America, where he serves on the audit, compensation, nominating, and corporate governance committees.  In January 2003, Mr. Graves completed his second term as governor of Kansas, capping 22 years of service to the state.  As governor, he enacted significant business and individual tax cuts, re-structured governance of higher education, privatized many social service programs and signed into law an historic 10-year, $13 billion comprehensive transportation program improving highways, railroad infrastructure, airports, and public transit service.  Mr. Graves earned a degree in Business Administration from Kansas Wesleyan University in his hometown of Salina and attended graduate school at the University of Kansas.  Mr. Graves brings us business, strategic, and operational expertise through his years of public sector leadership and private sector experience.

There are no family relationships between directors or officers.

Board Meetings and Committees. The Board of Directors of US Alliance held five meetings during 2016. The Board of Directors has a standing Executive Committee, Audit Committee, Compensation Committee, Nominating Committee, and Investment Committee.

All Directors attended all of the five Board of Directors meetings held during 2016 either in person or by phone. In 2016, all five Directors attended the Annual Meeting. USAC plans to schedule future annual meetings so that at least a majority of its Directors can attend the Annual Meeting.

 .

Code of Business Conduct and Ethics. USAC has a Code of Business Conduct and Ethics (“Code”) applicable to all directors and team members to help ensure that its business is conducted in accordance with high standards of ethical behavior. The Code is published on USAC’s website at www.usalliancecorporation.com under “Important Information.”

Certain Relationships and Related Party Transactions. There were no transactions between USAC and any “related person”, as that term is defined in Item 404 of Regulation S-K under the Exchange Act. USAC’s policies and procedures with respect to the review and approval of any transactions with related persons are set forth in the Code.

Executive Committee. The Executive Committee of the Board of Directors is currently composed of three directors: Jack H. Brier (chairman), James Concannon, and Kurtis Scott. James Concannon and Kurtis Scott are each deemed to be an independent director as the term is defined by the NASDAQ listing standards. The Executive Committee met five times during 2016.

Audit Committee. The Audit Committee of USAC’s Board of Directors currently is composed of three directors: Kurtis Scott (chairman), Rochelle Chronister, and William Graves, each of whom is deemed to be an independent director as the term is defined by the NASDAQ listing standards. The Board of Directors has also determined that Mr. Scott qualifies as an "audit committee financial expert," as defined in Item 407 of Regulation S-K. Jack H. Brier is an ex officio member of the Audit Committee. There is no written charter for the Audit Committee.

The Audit Committee met two times during 2016. The Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee USAC’s financial reporting process, the system of internal financial controls and audits of its financial statements. The Audit Committee (1) provides oversight of USAC’s accounting and financial reporting processes and the audit of USAC’s financial statements, (2) assists the Board of Directors in oversight of the integrity USAC’s financial statements, USAC’s compliance with legal and regulatory requirements, the independent public accounting firm’s qualifications, independence and performance, and USAC’s internal accounting and financial controls, and (3) provides to the Board of Directors such information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

Compensation Committee. The Compensation Committee currently is composed of three directors: James Concannon (chairman), Kurtis Scott, and William Graves, each of whom is deemed to be an independent director as the term is defined by the NASDAQ listing standards. The Compensation Committee is authorized to review and recommend to the Board of Directors the compensation and benefits to be paid to the Chief Executive Officer of the Company. The Compensation Committee may perform other duties as from time to time may be determined by the Board of Directors. The Compensation Committee does not have a written charter. The Compensation Committee meets periodically and has not recommended a change in the compensation or benefits of the Chief Executive Officer since December, 2015. The authority of the Compensation Committee may not be delegated, and the Chief Executive Officer has no authority in the Committee’s determination of the compensation or benefits it will recommend to the Board. The Compensation Committee does not retain or rely on a compensation consultant in determining its recommendation.

Nominating Committee. The Nominating Committee currently is composed of all five directors: Jack H. Brier (chairman), Kurtis Scott, James Concannon, Rochelle Chronister, and William Graves. All members of the Nominating Committee other than Jack H. Brier are deemed to be independent directors as the term is defined by the NASDAQ listing standards. The Nominating Committee meets on call and submits recommendations to the Board of Directors for members of the Board to be submitted to the stockholders for election. The Nominating Committee considers individuals recommended by USAC stockholders. Such recommendations should be submitted for the year 2018 Annual Meeting so that it is received by USAC no later than December 31, 2017. In considering nominees, the Nominating Committee should address the performance and contribution of incumbent directors, as well as the qualifications of new nominees. The Nominating Committee does not have a written charter. The Nominating Committee considers strong financial experience, extensive community relationships, good and prudent judgement, as well as other characteristics including but not limited to education or experience which constitute a value-added proposition to our existing Board of Directors, to be necessary qualifications for Board members.

Investment Committee. The Investment Committee currently is composed of three directors: Jack H. Brier (chairman), James Concannon, and Kurtis Scott. James Concannon and Kurtis Scott are each deemed to be an independent director as the term is defined by the NASDAQ listing standards. The Investment Committee met three times during 2016. The Investment Committee reviews the investment policy of the company and makes recommendations to the Board of Directors.

Director Compensation. Effective January 1, 2016, Directors receive $500 for each USAC Board of Directors meeting and each Board of Directors meeting of USALSC attended in person, and $250 for each USAC and USALSC meeting in which they participate telephonically. Jack H. Brier, James Concannon, and Kurtis Scott receive $400 per month for their service on the Executive Committee.

The Director Compensation Table for 2016 is set forth below.

					Nonqualified
				Non-Equity	Deferred
	Fees Earned	Stock	Option	Incentive Plan	Compensation	All Other
	or Paid in	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	Cash ($)	($)	($)	($)	($)	( $)	($)
Jack H. Brier	9,050	-	-	-	-	-	9,050
Kurtis Scott	9,050	-	-	-	-	-	9,050
James Concannon	9,050	-	-	-	-	-	9,050
Rochelle Chronister	4,250	-	-	-	-	-	4,250
William Graves	2,750	-	-	-	-	-	2,750

USAC’s Board of Directors is currently composed of five members. Four members are independent and one member (Mr. Brier) is an executive officer of USAC.

Mr. Brier serves as both the principal officer of USAC in his role as President and Chief Executive Officer and Chairman of the Board of Directors. USAC does not have a lead independent director. USAC has determined that this leadership structure is appropriate because USAC was initially formed as a financial holding company and raised capital by intrastate private and public offerings in the state of Kansas through the sale of shares with the purpose of establishing a life insurance company.

The Board of Directors is elected by the stockholders to oversee management and to ensure that the long-term interests of the stockholders are being served. In considering the long-term interests of stockholders, the Board recognizes the importance of considering and addressing the interests of USAC’s other major constituents, including policyholders, employees and the communities in which USAC conducts its business. To fulfill this oversight function, USAC’s Board of Directors held four regularly scheduled and one special meeting during the year, at which it reviewed and discussed reports by management on the performance of USAC and its subsidiaries, its plans and prospects, as well as immediate issues facing USAC. In addition to its general oversight of management, the Board of Directors or its Committees also perform a number of specific functions, including:

□     reviewing, advising, approving and monitoring fundamental financial and business strategies and major corporate actions;

□     assessing major risks facing USAC, and reviewing options for their mitigation;

□     selecting, evaluating and compensating executive management and overseeing executive management succession planning;

□     providing advice and counsel to executive management;

□     providing counsel and oversight on the selection, evaluation, development and compensation of senior management; and

□     ensuring processes are in place for maintaining the integrity of the Company, including the integrity of the financial statements.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of USAC’s common stock as of the date of this proxy-prospectus (i) by all persons known to USAC, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the exchange act, to be the beneficial owners of more than 5% of USAC’s common stock, (ii) by the executive officers named in the Summary Compensation Table under “Executive Compensation”, (iii) by each director, and (iv) by all current directors and executive officers as a group.

Name	Common Stock Beneficially Owned (1)	Percentage Beneficially Owned (1)
Jack H. Brier (2)	414,800	7.43%
Rochelle Chronister	50,000	*
James Concannon	50,000	*
Kurtis Scott	50,000	*
William Graves	60,000	1.07%
Jeffrey Brown	55,000	*
All directors and executive officers as a group (6 persons)	679,800	12.17%

* represents less than 1%

(1)	As of April 9, 2017, there are 5,584,152 shares issued and outstanding and entitled to vote.
(2)	Includes 20,000 shares owned by Brier Development Company, Inc. of which Jack H. Brier is the sole owner.

MANAGEMENT COMPENSATION. The Compensation Committee assists the Board of Directors in overseeing the management of USAC’s compensation program and chief executive officer performance. In addition, they oversee the evaluation of management and compensation of the President of USAC.

The following Summary Compensation Table sets forth the compensation of the executive officers’ compensation that exceeded $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)		Total ($)
Jack H. Brier (1)	2016	200,000	57,460	28,514	(3)	285,974
President and Chief Executive Officer	2015	200,000	102,778	29,186	(4)	331,964

Jeffrey Brown (2)	2016	145,875	104,125	-		250,000
Chief Operating Officer, USALSC	2015	141,000	90,000	-		231,100

(1)	Mr. Brier was elected President and Chief Executive Officer on April 24, 2009.
(2)	Mr. Brown was appointed Chief Operating Officer and Executive Vice President of USALSC in November 2011, and also leads the accounting functions for USAC.
(3)	All other compensation for Mr. Brier in 2016 consisted of an automobile allowance of $15,000, insurance premiums of $12,415, and cell phone reimbursement of $1,099.
(4)	All other compensation for Mr. Brier in 2015 consisted of an automobile allowance of $15,000, insurance premiums of $12,500, and cell phone reimbursement of $1,686.

Mr. Brown’s compensation is determined by the President of USAC. Actuarial surveys produced by Ezra and DW Simpson were reviewed in determining appropriate compensation for Mr. Brown. Mr. Brier’s compensation is reviewed and determined by the Compensation Committee as detailed in the Compensation Committee’s report below.

Employment Agreements. There are no employment agreements.

COMPENSATION COMMITTEE

The members of the Compensation Committee of USAC are James M. Concannon, Chair, Kurtis Scott, and William P. Graves. The Committee meets periodically to evaluate the performance of the President and Chief Executive Officer of the Company, Jack H. Brier, and recommend to the Board of Directors the amount of compensation to be paid to Mr. Brier for his service to USAC.

In evaluating Mr. Brier’s performance, the Compensation Committee consistently has determined that he has managed USAC well and worked diligently and effectively to develop opportunities for USAC to grow and ultimately achieve profitability. The Committee has noted the significant increases in premiums received year-over-year by USALSC. In recommending compensation to be paid to Mr. Brier, the Committee has considered many factors in addition to his performance on behalf of USC and its subsidiaries, including the need to provide competitive compensation that will be an incentive for Mr. Brier to continue his employment with and service to USAC and its affiliated companies, the need to assure that Mr. Brier’s compensation is reasonable and appropriate when compared to compensation paid to other employees of USAC who Mr. Brier supervises, information available to the Committee about compensation paid to comparable executive officers at other insurance companies, long-term corporate objectives, and the financial progress of USAC and USALSC.

The current base salary set in 2013 by the Board of Directors for Mr. Brier is $200,000. In addition, he receives as benefits payment of single coverage for health insurance and long term care, an allowance for vehicle expenses and cell phone reimbursement. Mr. Brier’s base compensation is unchanged and has been at the current rate since 2013 and the Compensation Committee views it as low. The Compensation Committee remains cautious about its responsibility to stockholders in setting executive compensation during difficult market conditions. Based on the undertaking by Mr. Brier of additional responsibilities for the additional public offering of USAC shares and the benefit the offering will provide to existing stockholders, the Compensation Committee in December, 2015, recommended and the Board of Directors approved the payment to Mr. Brier of additional compensation in connection with the Company's capital raising efforts.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

Kerber, Eck and Braeckel LLP served as the Company's auditor for the year ended December 31, 2016.  RSM US LLP ("RSM") served as the Company's auditor for the year ended December 31, 2015.  The reports of RSM on the Company's consolidated financial statements as of and for the years ended December 31, 2015 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The audit committee of USAC's Board of Directors (the "Audit Committee") in 2016 completed a competitive process to determine which firm would serve as the Company's independent registered public accounting firm for the year ended December 31, 2016.  RSM chose to not stand for re-appointment.  On June 27, 2016 the Audit Committee determined to engaged Kerber, Eck and Braeckel LLP ("KEB") as the Company's independent registered public accounting firm for the year ended December 31, 2016 with such engagement to begin immediately.  RSM will, however, continue to provide services to the Company with respect to tax planning and compliance services.

During the year ended December 31, 2015, the Company did not consult with KEB regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K under the Securities Act.

There are not and have not been any disagreements between USAC and its auditors, KEB and RSM, on any matter of accounting principles, practices or financial statement disclosure.

RELATED PARTY TRANSACTIONS. USALSC entered into third party administrative (“TPA”) services agreements effective September 1, 2015 with DCLICC, pursuant to which USALSC provides certain insurance administrative functions, data processing systems, daily operational services, management consulting, and marketing development to DCLIC. This agreement has an initial term of 60 months (beginning on September 1, 2015), and requires 90-day advance written notice to terminate. In addition, the agreement requires that certain products will be exclusively administered by USALSC and administrative services with respect to such products may not be transferred without our consent. The agreement provides for monthly settlement.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following selected pro forma condensed financial information of USAC and NPCC combines the consolidated financial information of USAC for the year ended December 31, 2016 and for the three month period ended March 31, 2017 with the consolidated financial information of NPCC for the year ended December 31, 2016 and for the three month period ended March 31, 2017.

USAC and NPCC present the unaudited pro forma condensed consolidated financial information for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had USAC and NPCC completed the merger on the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2017 and for year ended December 31, 2016 combines the historical consolidated statements of operations of USAC and NPCC, giving effect to the merger as if it had occurred on January 1, 2016. The unaudited pro forma combined balance sheet as of March 31, 2017 combines the historical consolidated balance sheets of USAC and NPCC, giving effect to the merger as if it had occurred on March 31, 2017.

The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of USAC and NPCC, which are included in this proxy statement – prospectus.

Pro Forma Combined Balance Sheet (unaudited)
March 31, 2017

	US Alliance	Northern Plains	Pro Forma	Pro Forma
	Corporation	Capital Corporation	Adjustments	Combined
Assets
Investments	$17,155,562	$4,930,470	$-	$22,086,032
Cash and cash equivalents	2,177,660	725,454	-	2,903,114
Investment income due and accrued	94,458	36,228	-	130,686
Reinsurance related assets	31,597	53,138	-	84,735
Deferred acquisition costs, net	186,846	815,903	(815,903)	186,846
Property, equipment and software, net	236,265	2,588	-	238,853
Value of business acquired	-	-	700,000	700,000
Goodwill	-	-	65,903	65,903
Intangible assets	-	-	50,000	50,000
Other assets	889,468	32,581	-	922,049
Total assets	$20,771,856	$6,596,361	$-	$27,368,217

Liabilities and Shareholders' Equity
Liabilities:
Policy liabilities
Deposit-type contracts	$3,856,221	$1,830,408	$-	$5,686,629
Policyholder benefit reserves	4,609,783	1,061,653	-	5,671,436
Advance premiums	133,191	267,886	-	401,077
Total policy liabilities	8,599,195	3,159,947	-	11,759,142

Accounts payable and accrued expenses	69,268	22,211	-	91,479
Other liabilities	813,909	764	-	814,673
Total liabilities	9,482,372	3,182,923	-	12,665,295

Shareholders' Equity:
Common stock	558,371	393,610	(229,441)	722,540
Additional paid-in capital	18,078,175	8,581,521	(5,332,251)	21,327,445
Treasury stock	-	(1,777,914)	1,777,914	-
Accumulated deficit	(7,609,560)	(3,850,465)	3,850,465	(7,609,560)
Accumulated other comprehensive income	262,498	66,687	(66,687)	262,498
Total shareholders' equity	11,289,484	3,413,438	-	14,702,923

Total liabilities and shareholders' equity	$20,771,856	$6,596,361	$-	$27,368,217

Pro Forma Combined Statements of Operations (unaudited)
For the Year Ended December 31, 2016

		Northern
	US Alliance	Plains	Pro Forma	Pro Forma
	Corporation	Capital Corp	Adjustments	Combined
Income:
Premium income	$5,948,978	$584,787	$-	$6,533,765
Net investment income	449,951	89,850	-	539,801
Net realized (loss) gain on sale of securities	100,378	(56,096)	-	44,282
Other income	87,566	2,606	(75,781)	14,391
Total income	6,586,873	621,147	(75,781)	7,132,239

Expenses:
Death claims	651,844	132,210	-	784,054
Policyholder benefits	3,207,074	-	-	3,207,074
Increase in policyholder reserves	1,440,737	250,187	-	1,690,924
Commissions, net of deferrals	457,671	40,712	-	498,383
Amortization of deferred acquisition costs	153,671	32,307	(32,307)	153,671
Amortization of value of business acquired	-	-	30,000	30,000
Salaries & benefits	752,534	356,107	-	1,108,641
Other operating expenses	1,209,115	499,362	(75,781)	1,632,696
Total expense	7,872,646	1,310,885	(78,088)	9,105,443

Net loss	$(1,285,773)	$(689,738)	$2,307	$(1,973,204)

Pro Forma Combined Statements of Operations (unaudited)
For the Three Months Ended March 31, 2017

		Northern
	US Alliance	Plains	Pro Forma	Pro Forma
	Corporation	Capital Corp	Adjustments	Combined
Income:
Premium income	$1,749,928	$214,274	$-	$1,964,202
Net investment income	126,020	24,940	-	150,960
Net realized (loss) gain on sale of securities	192,405	848	-	193,253
Other income	20,202	60	(18,750)	1,512
Total income	2,088,555	240,122	(18,750)	2,309,927

Expenses:
Death claims	392,588	12,500	-	405,088
Policyholder benefits	973,724	16,120	-	989,844
Increase in policyholder reserves	264,978	12,309	-	277,287
Commissions, net of deferrals	124,291	9,476	-	133,767
Amortization of deferred acquisition costs	37,764	67,542	(67,542)	37,764
Amortization of value of business acquired	-	-	10,500	10,500
Salaries & benefits	178,192	77,667	-	255,859
Other operating expenses	294,342	68,941	(18,750)	344,533
Total expense	2,265,879	264,556	(75,792)	2,454,643

Net loss	$(177,324)	$(24,433)	$57,042	$(144,716)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transaction and Basis of Presentation

Description of Transaction

On May 23, 2017, USAC entered into the merger agreement with NPCC pursuant to which NPCC will merge with and into a wholly owned subsidiary of USAC.

At the effective time of the merger, each share of NPCC common stock will be converted into the right to receive 0.5841 shares of USAC voting common stock, with fractional shares rounded to a whole share.

Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC and are intended to show how the merger might have affected the historical financial statements if the merger had been completed on January 1, 2016 for the year ended December 31, 2016 and for the three month period ended March 31, 2017 for the purposes of the statements of operations and March 31, 2017 for the purposes of the balance sheet. To the extent there are significant changes to the combined company's business following completion of the merger, the assumptions and estimates set forth in the unaudited pro forma condensed combined financial statements could change significantly.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2017 and for year ended December 31, 2016 combines the historical consolidated statements of operations of USAC and NPCC, giving effect to the merger as if it had occurred on January 1, 2016. The unaudited pro forma combined balance sheet as of March 31, 2017 combines the historical consolidated balance sheets of USAC and NPCC, giving effect to the merger as if it had occurred on March 31, 2017.

2. Pro Forma Adjustments

The pro forma adjustments are as follows:

a.

NPCC’s balance sheet is adjusted to estimated market value which includes the elimination of the deferred acquisition cost of $815,903 and the establishment of Value of Business Acquired (“VOBA”) of $700,000, licenses of $50,000, and goodwill of $65,903.

b.

NPCC had outstanding 2,815,624 shares of common stock to be converted to USAC common stock at a ratio of .5841 to 1. This resulted in converted shares of 1,641,686. The value of the NPCC common stock is calculated at $1.19 per share for a value of $3,413,438. Common stock at par value of $.01 per share resulted in an increase to USAC voting common stock of $164,169 and the remaining is set forth in Additional Paid in Capital.

c.	The equity of NPCC was eliminated as follows: common stock of $393,610, additional paid in capital of $8,581,521, treasury stock of ($1,777,914) and accumulated deficit of 3,850,465.

d.	Third-party administration fees incurred for NPCC to USAC were eliminated in the amount of $75,781 for 2016 and $18,750 for the three months ended March 31, 2017.

e.

Amortization of VOBA of $700,000 over the profitable life of the underlying policies results in amortization expense for 2016 of $30,000 and $10,500 for the three months ended March 31, 2017. The amortization of deferred acquisition costs that was previously recorded of $32,307 for 2016 and $67,542 for the three months ended March 31, 2017 were reversed.

COMPARISON OF RIGHTS OF SECURITYHOLDERS

Upon consummation of the merger, the holders of issued and outstanding NPCC common stock who have not properly asserted dissenters’ rights will receive USAC voting common stock. The rights of the holders of USAC shares are governed by USAC’s Articles of Incorporation, its bylaws and Kansas law, while the rights of holders of NPCC shares are governed by its Articles of Incorporation, bylaws and North Dakota law. In most respects, the rights of holders of USAC voting common stock and holders of NPCC shares are similar. The following is a brief comparison of the rights of the holders of NPCC stock, and USAC voting common stock.

AUTHORIZED SHARES

The total number of shares of classes of capital stock which USAC is authorized to issue is 9,000,000 shares of common stock with a par value of $0.010 per share. As of April 9, 2017, there are 5,584,152  shares of common stock issued and outstanding. All of the shares of USAC common stock have been duly issued, and are fully paid and non-assessable.

The aggregate number of shares which NPCC is authorized to issue is 8,000,000 shares of common stock, with a par value of $0.10 per share, of which 2,815,624 of such shares are issued and outstanding, fully paid and non-assessable, and 550,000 shares of preferred stock, with a par value or $5.00 per share, none of such shares issued or outstanding.

DIVIDEND RIGHTS

If USAC were to declare and pay any cash dividends, the cash dividends paid upon each share of USAC voting common stock would be the same for all shares.

If NPCC were to declare and pay any dividends, the dividends paid upon the shares of NPCC voting common stock would be the same for all shares.

VOTING RIGHTS

Those who hold NPCC stock on the date the Merger becomes effective will be entitled as a group to hold approximately shares 1,644,606 of USAC voting common stock, or approximately 23% of the USAC shares that USAC anticipates will then be outstanding.

Each outstanding share of USAC and NPCC voting common stock is entitled to one vote upon each matter submitted to a vote of the shareholders.

Voting for Directors - USAC

USAC's Articles of Incorporation provide for directors of USAC to be elected at the annual meeting of stockholders and currently provide for cumulative voting in the election of directors. USAC shareholders will vote at its annual meeting on June 5, 2017 on a proposal to eliminate cumulative voting and instead elect directors by a majority vote.

Voting for Directors – NPCC

Directors of NPCC are elected at the annual meeting of stockholders by a plurality of the votes cast at the election. Based on the Articles of Incorporation, as amended, NPCC shareholders are not permitted cumulative voting rights in the elections of directors.

Voting other than for Directors – USAC

The Bylaws of USAC provide that when, with respect to any action to be taken by USAC shareholders, the voting requirements shall be as provided by the Kansas Business Corporation Act, which generally provide that when a quorum exists, action on a matter, other than the election of directors, by a voting group shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless the articles of incorporation or the act requires a greater number of affirmative votes.

Voting other than for Directors – NPCC

The Bylaws of NPCC generally provide that when actions are to be taken by NPCC shareholders, then when a quorum exists, action on a matter, other than the election of directors, shall be approved if the votes cast are a majority of the quorum at the meeting, which is equal to 25% of the shares of stock issued and outstanding, unless the North Dakota Business Corporations Act requires a different measure.

PREEMPTIVE RIGHTS

Authorized USAC shares may be issued at any time, and from time to time, in such amounts and for such consideration as may be fixed by the Boards of Directors of the corporation. No holder of shares has any pre-emptive or preferential right to purchase or to subscribe for any shares of capital stock or other securities which may be issued by their respective corporations.

Authorized NPC shares may be issued at any time, and from time to time, in such amounts and for such consideration as may be fixed by the Board of Directors. When such shares are issued, shareholders have pre-emptive rights to acquire additional shares as provided in N.D. Cent. Code § 10-19.1-65.

LIABILITY OF DIRECTORS

As authorized by Kansas law, Article V of USAC’s Bylaws provide for limited liability and indemnification of its officers and directors for actions taken in good faith or on advice of counsel.

As authorized by North Dakotalaw, Article VII of NPCC’s Bylaws provide for indemnification of its officers and directors for actions taken as part of their duties, subject to the limitations of North Dakota law.

LIQUIDATION RIGHTS

In the event of any liquidation, dissolution or winding up of USAC or NPCC, whether voluntary or involuntary, the holders of shares are entitled to share, on a share-for share basis, any of the assets or funds in their respective corporations which are distributable to the shareholders upon such liquidation, dissolution or winding up.

          NPCC’s management does not intend to bring any other business before the Annual Meeting of NPCC shareholders and has no reason to believe that any will be presented to the Annual Meeting. If, however, any other business should properly be presented to the Annual Meeting, the proxies named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

SHAREHOLDER’S PROPOSALS FOR 2017 MEETING

If teh Merger is not completed, proposals of NPCC stockholders intended to be presented at the 2018 Annual Meeting of Stockholders must be received by the Company at its principal office in Bismarck, North Dakota not later than January 31, 2018 for inclusion in the proxy statement for that meeting. At the time the proposal is submitted, the proposing shareholder shall be a record or beneficial owner of at least (1) percent of securities entitled to be voted on the proposal at the meeting and have held such securities for at least one year, and shall continue to own such securities through the date on which the meeting is held.

EXPERTS

The consolidated financial statements of US Alliance and its subsidiaries as of December 31, 2016 and the year then ended, are included herein in reliance upon the report of Kerber, Eck & Braeckel LLP, independent registered public accounting firm, upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements of US Alliance and its subsidiaries as of December 31, 2015 and the year then ended, are included herein in reliance upon the report of RSM US LLP, independent registered public accounting firm, upon the authority of such firm as experts in accounting and auditing

The consolidated financial statements of Northern Plains Capital Corporation and its subsidiary as of December 31, 2016 and 2015, and for each of the years in the two year periods ended December 31, 2016, are included herein in reliance upon the report of Eide Bailly LLP, independent public accountants, upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The legality of USAC voting common stock to be issued pursuant to the Merger Agreement will be passed upon by Lathrop & Gage LLP, Overland Park, Kansas.

Consolidated Statements of Changes in Shareholders’ Equity at March 31, 2017 and 2016 (unaudited	F-55
Consolidated Statements of Cash Flows (unaudited) for the three months ended March 31, 2017 and 2016 (unaudited)	F-56

Notes to Unaudited Consolidated Financial Statements	F-57

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Shareholders of US Alliance Corporation

We have audited the accompanying consolidated balance sheet of US Alliance Corporation and Subsidiaries (the Company) as of December 31, 2016, and the related consolidated statements of comprehensive loss, changes in shareholders' equity, and cash flows for the year then ended. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of US Alliance Corporation and Subsidiaries as of December 31, 2016, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Kerber, Eck & Braeckel LLP

Springfield, Illinois

February 17, 2017

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

US Alliance Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheet of US Alliance Corporation and Subsidiaries as of December 31, 2015, and the related consolidated statements of comprehensive loss, changes in shareholders®€™ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company®€™s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of US Alliance Corporation and Subsidiaries as of December 31, 2016, and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/RSM US LLP

Omaha, Nebraska

April 29, 2016

US Alliance Corporation
Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
Assets
Investments:
Available for sale fixed maturity securities (amortized cost: $10,318,164 and $8,310,159 as of December 31, 2016 and December 31, 2015, respectively)	$10,320,074	$8,131,119
Available for sale equity securities (cost: $4,905,953 and $3,525,705 as of December 31, 2016 and December 31, 2015, respectively)	5,143,504	3,604,268
Total investments	15,463,578	11,735,387

Cash and cash equivalents	3,145,745	2,466,526
Investment income due and accrued	100,713	78,540
Reinsurance related assets	31,390	21,444
Deferred acquisition costs, net	153,792	86,053
Property, equipment and software, net	244,849	283,582
Pre-paid expenses	3,474	123,162
Other assets	48,448	7,504
Total assets	$19,191,989	$14,802,198

Liabilities and Shareholders' Equity
Liabilities:
Policy liabilities
Deposit-type contracts	$3,398,170	$1,573,988
Policyholder benefit reserves	4,220,215	2,576,964
Advance premiums	121,944	69,573
Total policy liabilities	7,740,329	4,220,525

Accounts payable and accrued expenses	66,472	85,888
Other liabilities	4,205	4,992
Total liabilities	7,811,006	4,311,405

Shareholders' Equity:
Common stock, $0.10 par value. Authorized 9,000,000 shares; issued and outstanding 5,565,943 and 5,177,245 shares as of December 31, 2016 and 2015, respectively	556,595	517,725
Outstanding warrants	-	15,876
Common stock subscribed	-	13,799
Common stock subscription receivable	-	(827,952)
Additional paid-in capital	18,017,163	17,018,285
Accumulated deficit	(7,432,236)	(6,146,463)
Accumulated other comprehensive income (loss)	239,461	(100,477)
Total shareholders' equity	11,380,983	10,490,793

Total liabilities and shareholders' equity	$19,191,989	$14,802,198

See Notes to Consolidated Financial Statements.

US Alliance Corporation
Consolidated Statements of Comprehensive Loss

	Years Ended December 31,
	2016	2015
Income:
Premium income	$5,948,978	$4,143,344
Net investment income	449,951	291,208
Net realized (loss) gain on sale of securities	100,378	(1,524)
Other income	87,566	34,101
Total income	6,586,873	4,467,129

Expenses:
Death claims	651,844	363,870
Policyholder benefits	3,207,074	2,166,113
Increase in policyholder reserves	1,440,737	1,214,695
Commissions, net of deferrals	457,671	361,943
Amortization of deferred acquisition costs	153,671	113,294
Salaries & benefits	752,534	683,383
Other operating expenses	1,209,115	901,208
Total expense	7,872,646	5,804,506

Net loss	$(1,285,773)	$(1,337,377)

Unrealized net holding (losses) gains arising during the period	440,316	(389,083)
Reclassification adjustment for loss (gains) included in net loss	(100,378)	1,524
Other comprehensive (loss) income	339,938	(387,559)

Comprehensive loss	$(945,835)	$(1,724,936)

Net loss per common share, basic and diluted	$(0.24)	$(0.30)

See Notes to Consolidated Financial Statements.

US Alliance Corporation

Consolidated Statements of Changes in Shareholders' Equity
Years Ended December 31, 2016 and 2015

	Number of Shares of Common Stock	Common Stock	Additional Paid-in Capital	Outstanding Warrants	Common Stock Subscribed	Common Stock Subscription Receivable	Accumulated Other Comprehensive Income / (Loss)	Accumulated Deficit	Total
Balance, December 31, 2014	4,232,400	$423,240	$11,353,508	$25,324	$-	$-	$287,082	$(4,809,086)	$7,280,068
Common stock issued upon exercise of warrants, $6.00 per share	944,845	94,485	5,584,033	(9,448)	-	-	-	-	5,669,070
Costs associated with warrant exercise	-	-	(733,409)	-	-	-	-	-	(733,409)
Common stock subscribed	-	-	814,153	-	13,799	(827,952)	-	-	-
Other comprehensive loss	-	-	-	-	-	-	(387,559)	-	(387,559)
Net loss	-	-	-	-	-	-	-	(1,337,377)	(1,337,377)
Balance, December 31, 2015	5,177,245	$517,725	$17,018,285	$15,876	$13,799	$(827,952)	$(100,477)	$(6,146,463)	$10,490,793
Common stock issued upon exercise of warrants, $6.00 per share	372,003	37,200	2,210,694	(15,876)	-	-	-	-	2,232,018
Common stock issued, $7 per share	16,695	1,670	115,195	-	-	-	-	-	116,865
Costs associated with common stock issued	-	-	(512,858)	-	-	-	-	-	(512,858)
Common stock subscribed	-	-	(814,153)	-	(13,799)	827,952	-	-	-
Other comprehensive income	-	-	-	-	-	-	339,938	-	339,938
Net loss	-	-	-	-	-	-	-	(1,285,773)	(1,285,773)
Balance, December 31, 2016	5,565,943	$556,595	$18,017,163	$-	$-	$-	$239,461	$(7,432,236)	$11,380,983

See Notes to Consolidated Financial Statements.

US Alliance Corporation
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2016	2015
Cash Flows from Operating Activities:
Net loss	$(1,285,773)	$(1,337,377)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	38,733	29,790
Net realized (gains) losses on the sale of securities	(100,378)	1,524
Amortization of investment securities, net	22,014	18,596
Deferred acquisition costs capitalized	(221,410)	(146,539)
Deferred acquisition costs amortized	153,671	113,294
Interest credited on deposit type contracts	80,452	31,478
(Increase) decrease in operating assets:
Investment income due and accrued	(22,173)	(36,251)
Reinsurance related assets	(9,946)	(14,148)
Pre-paid expenses	119,688	(85,512)
Other assets	(40,944)	5,607
Increase (decrease) in operating liabilities:
Policyowner benefit reserves	1,643,251	1,245,220
Advance premiums	52,371	39,041
Other liabilities	(787)	3,674
Accounts payable and accrued expenses	(19,416)	46,876
Net cash provided by (used in) operating activities	409,353	(84,727)

Cash Flows from Investing Activities:
Available-for-sale securities
Purchase of fixed income investments	(3,028,015)	(3,173,315)
Purchase of equity investments	(1,955,888)	(1,814,947)
Proceeds from fixed income sales and repayments	1,003,308	783,123
Proceeds from equity sales and repayments	670,706	452,940
Purchase of property, equipment and software	-	(63,408)
Net cash (used in) investing activities	(3,309,889)	(3,815,607)

Cash Flows from Financing Activities:
Receipts on deposit-type contracts	1,989,833	910,817
Withdrawals on deposit-type contracts	(246,103)	(54,623)
Proceeds received from exercise of warrants, net of costs of issuance	1,836,025	4,935,661
Net cash provided by financing activities	3,579,755	5,791,855

Net increase in cash and cash equivalents	679,219	1,891,521

Cash and Cash Equivalents:
Beginning	2,466,526	575,005
Ending	$3,145,745	$2,466,526

See Notes to Consolidated Financial Statements.

US Alliance Corporation

Notes to Consolidated Financial Statements

Note 1.     Description of Business and Significant Accounting Policies

Description of business: US Alliance Corporation ("USAC") was formed as a Kansas corporation on April 24, 2009 to raise capital to form a new Kansas-based life insurance company. Our offices are located at 4123 SW Gage Center Drive, Suite 240, Topeka, Kansas 66604. Our telephone number is 785-228-0200 and our website address is www.usalliancecorporation.com.

Our three wholly-owned operating subsidiaries are: US Alliance Life and Security Company ("USALSC") formed June 9, 2011; US Alliance Marketing Corporation ("USAMC") formed April 23, 2012, to serve as a marketing resource; and US Alliance Investment Corporation ("USAIC") formed April 23, 2012 to serve as investment manager for USAC and USALSC.

We capitalized our subsidiaries with proceeds from intrastate public offering(s) registered by qualification with the office of Kansas Securities Commissioner.

USALSC received a Certificate of Authority from the Kansas Insurance Department ("KID") effective January 2, 2012, and sold its first insurance product on May 1, 2013.

Our single pay life products (which include our Legacy Juvenile and Thoughtful Pre-Need products) accounted for 85% of 2016 direct premium revenue. Our individual life products (which include our Sound and Solid Term Life and Pioneer Whole Life products) accounted for 9% of 2016 direct premium revenue. Our group products, which were introduced in March 2015, accounted for 6% of 2016 direct written premiums.

USALSC seeks opportunities to develop and market additional products.

Our business model also anticipates the acquisition by USAC and/or USALSC of other insurance and insurance related companies, including third-party administrators, marketing organizations, and rights to other blocks of insurance business through reinsurance or other transactions.

Basis of presentation: The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted (“GAAP”) in the United States of America.

Principles of consolidation: The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated from the consolidated financial statements.

Area of Operation: US Alliance Life and Security Company is authorized to operate in the states of Kansas, North Dakota and Missouri and has a pending expansion application on file with the State of Oklahoma.

Cash and cash equivalents: For purposes of the statement of cash flows, the Company considers demand deposits and highly liquid investments with original maturities of three months or less when purchased to be cash and cash equivalents. The Company maintains its cash balances in one financial institution located in Topeka, Kansas. The FDIC insures aggregate balances, including interest-bearing and noninterest-bearing accounts, of $250,000 per depositor per insured institution. The Company’s financial institution is a member of a network that participates in the Insured Cash Sweep (ICS) program. By participating in ICS, the Company’s deposits in excess of the insured limit are apportioned and placed in demand deposit accounts at other financial institutions in amounts under the insured limit. As a result, the Company can access insurance coverage from multiple financial institutions while working directly with one. The Company had no amounts uninsured as of December 31, 2016. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Property, equipment and software: Property, equipment and software are stated at cost less accumulated depreciation. Expenditures for additions and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to income currently. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income.

US Alliance Corporation

Notes to Consolidated Financial Statements

 Note 1.     Description of Business and Significant Accounting Policies (Continued)

Depreciation is computed by the straight-line method over the estimated useful lives of the assets. Computer equipment is depreciated over no longer than a 5-year period. Furniture and equipment are depreciated over no longer than a 10-year period. Software is depreciated over no longer than a 10-year period. Major categories of depreciable assets and the respective book values as of December 31, 2016 and 2015 are represented below.

	Year ended	Year ended
	December 31,	December 31,
	2016	2015
Computer	$20,755	$20,755
Furniture and equipment	80,956	80,956
Software	257,500	257,500
Accumulated depreciation	(114,362)	(75,629)
Balance at end of period	$244,849	$283,582

Pre-paid expenses: The Company recognizes pre-paid expenses as the expenses are incurred. Pre-paid expenses consist of a multi-year computer service contract and systems consulting hours. Service contract expenses are charged straight line over the life of the contract. Systems consulting hours are charged as they are incurred on projects.

Investments: Investments in available-for-sale securities are carried in the consolidated financial statements at fair value with the net unrealized holding gains (losses) included in accumulated other comprehensive income. Bond premiums and discounts are amortized using the scientific-yield method over the term of the bonds.

Realized gains and losses on securities sold during the year are determined using the specific identification method and included in investment income. Investment income is recognized as earned.

Management has a policy and process in place to identify securities that could potentially have an impairment that is other-than-temporary. The assessment of whether impairments have occurred is based on a case-by-case evaluation of underlying reasons for the decline in fair value. We consider severity of impairment, duration of impairment, forecasted recovery period, industry outlook, financial condition of the issuer, issuer credit ratings and whether we intend to sell a security or it is more likely than not that we would be required to sell a security prior to the recovery of the amortized cost.

The recognition of other-than-temporary impairment losses on debt securities is dependent on the facts and circumstances related to the specific security. If we intend to sell a security or it is more likely than not that we would be required to sell a security prior to recovery of the amortized cost, the difference between amortized cost and fair value is recognized in the income statement as an other-than-temporary impairment. As it relates to debt securities, if we do not expect to recover the amortized basis, do not plan to sell the security and if it is not more likely than not that we would be required to sell a security before the recovery of its amortized cost, the other-than-temporary impairment would be recognized. We would recognize the credit loss portion through earnings in the income statement and the noncredit loss portion in accumulated other comprehensive loss. As of December 31, 2016 and 2015, the Company had no investment securities that were evaluated to be other than temporarily impaired.

Reinsurance: In the normal course of business, the Company seeks to limit aggregate and single exposure to losses on risks by purchasing reinsurance. The amounts reported in the consolidated balance sheets as reinsurance recoverable include amounts billed to reinsurers on losses paid as well as estimates of amounts expected to be recovered from reinsurers on insurance liabilities that have not yet been paid. Reinsurance recoverable on unpaid losses are estimated based upon assumptions consistent with those used in establishing the liabilities related to the underlying reinsured contracts. Insurance liabilities are reported gross of reinsurance recoverable. Management believes the recoverables are appropriately established. Reinsurance premiums are generally reflected in income in a manner consistent with the recognition of premiums on the reinsured contracts. Reinsurance does not extinguish the Company’s primary liability under the policies written. Therefore, the Company regularly evaluates the financial condition of its reinsurers including their activities with respect to claim settlement practices and commutations, and establishes allowances for uncollectible reinsurance recoverable as appropriate. There were no allowances as of December 31, 2016 and 2015.

US Alliance Corporation

Notes to Consolidated Financial Statements

 Note 1.     Description of Business and Significant Accounting Policies (Continued)

Benefit reserves: The Company establishes liabilities for amounts payable under insurance policies, including traditional life insurance and annuities. Generally, amounts are payable over an extended period of time. Liabilities for future policy benefits of traditional life insurance have been computed by a net level premium method based upon estimates at the time of issue for investment yields, mortality and withdrawals. These estimates include provisions for experience less favorable than initially expected. Mortality assumptions are based on industry experience expressed as a percentage of standard mortality tables.

Policy claims: Policy claims are based on reported claims plus estimated incurred but not reported claims developed from trends of historical data applied to current exposure. The Company’s current estimate of incurred but not reported claims is $37,391 and is included as a part of policyholder benefit reserves.

Deposit-type contracts: Deposit-type contracts consist of amounts on deposit associated with deferred annuity contracts. The deferred annuity contracts credit interest based upon a fixed interest rate set by the Company. The Company has the ability to change this rate annually subject to minimums established by law or administrative regulation.

Liabilities for these deposit-type contracts are included without reduction for potential surrender charges. This liability is equal to the accumulated account deposits, plus interest credited, and less policyholder withdrawals. The following table provides information about deposit-type contracts for the years ended December 31, 2016 and 2015.

	Year ended	Year ended
	December 31,	December 31,
	2016	2015

Balance at beginning of period	$1,573,988	$686,316
Deposits received	1,989,833	910,817
Interest credited	80,452	31,478
Withdrawals	(246,103)	(54,623)
Balance at end of period	$3,398,170	$1,573,988

Revenue recognition and related expenses: Revenues on traditional life insurance products consist of direct premiums reported as earned when due. Premium income includes reinsurance assumed and is reduced by premiums ceded.

Amounts received as payment for annuity contracts without life contingencies are recognized as deposits to policyholder account balances and included in future insurance policy benefits. Revenues from these contracts are comprised of fees earned for contract-holder services, which are recognized over the period of the contracts, and included in revenue. Deposits are shown as a financing activity in the Consolidated Statements of Cash Flows.

Liabilities for future policy benefits are provided and acquisition costs are amortized by associating benefits and expenses with earned premiums to recognize related profits over the life of the contracts.

US Alliance Corporation

Notes to Consolidated Financial Statements

Note 1.     Description of Business and Significant Accounting Policies (Continued)

Deferred acquisition costs: The Company capitalizes and amortizes over the life of the premiums produced incremental direct costs that result directly from and are essential to the contract acquisition transaction and would not have been incurred by the Company had the contract acquisition not occurred. An entity may defer incremental direct costs of contract acquisition that are incurred in transactions with independent third parties or employees as well as the portion of employee compensation and other costs directly related to underwriting, policy issuance and processing, medical inspection, and contract selling for successfully negotiated contracts. Additionally, an entity may capitalize as a deferred acquisition cost only those advertising costs meeting the capitalization criteria for direct-response advertising. Acquisition costs are amortized over the premium paying period using the net level premium method. Traditional life insurance products are treated as long duration contracts, which generally remain in force for the lifetime of the insured.

The following table provides information about deferred acquisition costs for the years ended December 31, 2016 and 2015, respectively.

	Year ended	Year ended
	December 31,	December 31,
	2016	2015

Balance at beginning of period	$86,053	$52,808
Capitalization of commissions, sales and issue expenses	221,410	146,539
Amortization net of interest	(153,671)	(113,294)
Balance at end of period	$153,792	$86,053

Comprehensive loss: Comprehensive loss is comprised of net loss and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized gains and losses from marketable securities classified as available for sale, net of applicable taxes.

Common stock and earnings (loss) per share: The par value for common stock is $0.10 per share with 9,000,000 shares authorized. As of December 31, 2016 and 2015 the company had 5,565,943 and 5,177,245 common shares issued and outstanding, respectively.

Earnings (loss) per share attributable to the Company’s common stockholders were computed based on the net loss and the weighted average number of shares outstanding during each year. The weighted average number of shares outstanding during the years ended December 31, 2016 and 2015 were 5,421,972 and 4,431,740 shares, respectively. Potential common shares are excluded from the computation when their effect is anti-dilutive. Basic and diluted net loss per common share is the same for the years ended December 31, 2016 and 2015 because all warrants for common shares are anti-dilutive.

As of December 31, 2015 the Company had a stock subscription receivable of $827,952. This represents the value of share purchases agreed to but which settled after December 31, 2015. There was no such balance as of December 31, 2016.

Income taxes: The Company is subject to U.S. federal and state taxes. The provision for income taxes is based on income as reported in the consolidated financial statements. The income tax provision is calculated using the asset and liability method. Deferred income taxes are recorded based on the differences between the financial statement and tax basis of assets and liabilities at the enacted rates expected to apply to taxable income in the years in which the differences are expected to reverse. A valuation allowance is established for the amount of any deferred tax asset that exceeds the amount of the estimated future taxable income needed to utilize the future tax benefits.

All of the Company’s tax returns are subject to U.S. federal, state and local income tax examinations by tax authorities. The Company had no known uncertain tax benefits included in its provision for income taxes as of December 31, 2016 and 2015. The Company’s policy is to recognize interest and penalties (if applicable) as an element of the provision for income taxes in the consolidated statements of income.

US Alliance Corporation

Notes to Consolidated Financial Statements

Note 1.     Description of Business and Significant Accounting Policies (Continued)

The tax years which remain subject to examination by taxing authorities are the years ended December 31, 2013 through 2016.

Risk and uncertainties: Certain risks and uncertainties are inherent in the Company’s day-to-day operations and in the process of preparing its consolidated financial statements. The more significant of those risks and uncertainties, as well as the Company’s method for mitigating the risks, are presented below and throughout the notes to the consolidated financial statements.

-Use of Estimates:	The preparation of consolidated financial statements in conformity with US GAAP, generally accepted accounting principles in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

- Regulatory Factors:	The insurance laws of Kansas give the KID broad regulatory authority, including powers to (i) grant and revoke licenses to transact business; (ii) regulate and supervise trade practices and market conduct, (iii) establish guaranty associations; (iv) license agents; (v) approve policy forms; (vi) approve premium rates for some lines of business; (vii) establish reserve requirements; (viii) prescribe the form and content of required financial statements and reports; (ix) determine the reasonableness and adequacy of statutory capital and surplus; and (x) regulate the type and amount of permitted investments.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Reform Act") reshapes financial regulations in the United States by creating new regulators, regulating new markets and firms, and providing new enforcement powers to regulators. Virtually all major areas of the Reform Act continue to be subject to regulatory interpretation and implementation rules requiring rulemaking that may take several years to complete. The ultimate outcome of the regulatory rulemaking proceedings cannot be predicted with certainty. The regulations promulgated could have a material impact on consolidated financial results or financial condition.

- Reinsurance:

In order to manage the risk of financial exposure to adverse underwriting results, USALSC reinsures a portion of its risk with other insurance companies. USALSC retains $35,000 on its Pioneer Whole Life Series and $25,000 on its Solid Solutions Term Life Series* and Sound Solutions Term Life Series®. USALSC also reinsures 100% of the risk on its accidental death benefit rider. USALSC retains 25% of the risk for each covered life on its group life product to a maximum of $100,000 on any individual person. USALSC retains 25% of the risk for each covered life on its group accidental death and dismemberment product to a maximum of $25,000 on any individual person. USALSC also has catastrophic reinsurance coverage to protect against three or more group life deaths resulting from a single event. USALSC also reinsures 100% of the risk on its group disability products. USALSC reinsurers 66% of the risk on its critical illness product. Optimum Re Insurance Company (a subsidiary of Optimum Group), General Reinsurance Corporation (a subsidiary of Berkshire Hathaway), Reliance Standard Life Insurance Company (a subsidiary of Tokio Marine Holdings), and Unified Life Insurance Company provide reinsurance for USALSC. The Company evaluates the financial condition of its reinsurers to minimize its exposure to losses from reinsurer insolvencies. Management believes that any liabilities arising from this contingency would not be material to the Company’s financial position.

US Alliance Corporation

Notes to Consolidated Financial Statements

Note 1.     Description of Business and Significant Accounting Policies (Continued)

- Interest Rate Risk:

Interest rate fluctuations could impair an insurance company's ability to pay policyholder benefits with operating and investment cash flows, cash on hand and other cash sources. Annuity products expose the risk that changes in interest rates will reduce any spread, or the difference between the amounts that the insurance company is required to pay under the contracts and the amounts the insurance subsidiary is able to earn on its investments intended to support its obligations under the contracts. Spread is a key component of revenues.

To the extent that interest rates credited are less than those generally available in the marketplace, policyholder lapses, policy loans and surrenders, and withdrawals of life insurance policies and annuity contracts may increase as contract holders seek to purchase products with perceived higher returns. This process may result in cash outflows requiring that an insurance subsidiary sell investments as a time when the prices of those investments are adversely affected by the increase in market interest rates, which may result in realized investment losses.

Increases in market interest rates may also negatively affect profitability in periods of increasing interest rates. The ability to replace invested assets with higher yielding assets needed to fund the higher crediting rates that may be necessary to keep interest sensitive products competitive.

If interest rates were to increase by 1% across our entire portfolio, the market value of our fixed income securities would decrease by 6.6% as of December 31, 2016. USALSC therefore may have to accept a lower spread and thus lower profitability or face a decline in sales and greater loss of existing contracts.

Conversely, in a period of prolonged low interest rates it is difficult to invest assets and earn the rate of return necessary to support insurance products. Some central banks currently have negative interest rates which contributes to the current low interest rate environment.

- Investment Risk:	Our invested assets are subject to customary risks of defaults and changes in market values. Factors that may affect the overall default rate on, and market value of, the invested assets include interest rate levels, financial market performance, and general economic conditions.

US Alliance Corporation

Notes to Consolidated Financial Statements

Note 1.     Description of Business and Significant Accounting Policies (Continued)

- Assumptions Risk:

In the life insurance business, assumptions as to expected mortality, lapse rates and other factors in developing the pricing and other terms of life insurance products are made. These assumptions are based on industry experience and are reviewed and revised regularly by an outside actuary to reflect actual experience on a current basis. However, variation of actual experience from that assumed in developing such terms may affect a product's profitability or sales volume and in turn adversely impact our revenues.

Reclassifications: Certain reclassifications of a minor nature have been made to prior-year balances to conform to current-year presentation with no net impact to net loss/income or equity.

New accounting standards:

Revenue from Contracts with Customers

In May 2014, the Financial Accounting Standards Board (“FASB”) issued updated guidance to clarify the principles for recognizing revenue. While insurance contracts are not within the scope of this updated guidance, the Company's fee income related to providing services will be subject to this updated guidance. The updated guidance requires an entity to recognize revenue as performance obligations are met, in order to reflect the transfer of promised goods or services to customers in an amount that reflects the consideration the entity is entitled to receive for those goods or services.

The following steps are applied in the updated guidance: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when, or as, the entity satisfies a performance obligation.

In July 2015, the FASB deferred the effective date of the updated guidance on revenue recognition by one year to the quarter ending March 31, 2018.  The adoption of this guidance is not expected to have a material effect on the Company’s result of operations, financial position or liquidity.

Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern

In August 2014, the FASB issued guidance to address the diversity in practice in determining when there is substantial doubt about an entity's ability to continue as a going concern and when an entity must disclose certain relevant conditions and events. The new guidance requires an entity to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). The new guidance allows the entity to consider the mitigating effects of management's plans that will alleviate the substantial doubt and requires certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans.

If conditions or events raise substantial doubt that is not alleviated, an entity should disclose that there is substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued), along with the principal conditions or events that raise substantial doubt, management's evaluation of the significance of those conditions or events in relation to the entity's ability to meet its obligations and management's plans that are intended to mitigate those conditions.

The guidance is effective for annual periods ending after December 15, 2016, and interim and annual periods thereafter. The adoption of this guidance is not expected to have a material effect on the Company's results of operations, financial position or liquidity.

US Alliance Corporation

Notes to Consolidated Financial Statements

Note 1.     Description of Business and Significant Accounting Policies (Continued)

Recognition and Measurement of Financial Assets and Financial Liabilities

In January 2016, the FASB issued updated guidance regarding financial instruments. This guidance intends to enhance reporting for financial instruments and addresses certain aspects of recognition, measurement, presentation and disclosure of financial instruments. The significant amendments in this update generally require equity investments to be measured at fair value with changes in fair value recognized in net income, require the use of an exit price notion when measuring the fair value of financial instruments for disclosure purposes and clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities. This guidance also intends to enhance the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair value of financial instruments.

This guidance is effective for fiscal years beginning after December 15, 2017. The recognition and measurement provisions of this guidance will be applied by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption and early adoption is not permitted. The Company is evaluating this guidance but expects the primary impact will be the recognition of unrealized gains and losses on available-for-sale equity securities in net income. Currently, all unrealized gains and losses on available-for-sale equity securities are recognized in other comprehensive income (loss).

The effect of the adoption of this guidance on the Company’s results of operations, financial position and liquidity is primarily dependent on the fair value of the available-for-sale equity securities in future periods and the existence of a deferred tax asset related to available-for-sale securities in future periods that have not yet been fully assessed.

Leases

In February 2016, the FASB issued updated guidance to require lessees to recognize a right-to-use asset and a lease liability for leases with terms of more than 12 months.  The updated guidance retains the two classifications of a lease as either an operating or finance lease (previously referred to as a capital lease).  Both lease classifications require the lessee to record the right-to-use asset and the lease liability based upon the present value of cash flows.  Finance leases will reflect the financial arrangement by recognizing interest expense on the lease liability separately from the amortization expense of the right-to-use asset.  Operating leases will recognize lease expense (with no separate recognition of interest expense) on a straight-line basis over the term of the lease.   The accounting by lessors is not significantly changed by the updated guidance.  The updated guidance requires expanded qualitative and quantitative disclosures, including additional information about the amounts recorded in the financial statements.

The updated guidance is effective for reporting periods beginning after December 15, 2018, and will require that the earliest comparative period presented include the measurement and recognition of existing leases with an adjustment to equity as if the updated guidance had always been applied.  Early adoption is permitted.  The adoption of this guidance is not expected to have a material effect on the Company’s results of operations, financial position or liquidity.

Contingent Put and Call Options in Debt Instruments

In March 2016, the FASB issued updated guidance clarifying that when a call (put) option in a debt instrument can accelerate the repayment of principal on the debt instrument, a reporting entity does not need to assess whether the contingent event that triggers the ability to exercise the call (put) option is related to interest rates or credit risk in determining whether the option should be accounted for separately.  The updated guidance is effective for reporting periods beginning after December 15, 2016.

US Alliance Corporation

Notes to Consolidated Financial Statements

Note 1.     Description of Business and Significant Accounting Policies (Continued)

Early adoption is permitted.  The adoption of this guidance is not expected to have a material effect on the Company’s results of operations, financial position or liquidity.

Measurement of Credit Losses on Financial Instruments

In June 2016, the FASB issued updated guidance for the accounting for credit losses for financial instruments.  The updated guidance applies a new credit loss model (current expected credit losses or CECL) for determining credit-related impairments for financial instruments measured at amortized cost (e.g. reinsurance recoverables) and requires an entity to estimate the credit losses expected over the life of an exposure or pool of exposures. The estimate of expected credit losses should consider historical information, current information, as well as reasonable and supportable forecasts, including estimates of prepayments. The expected credit losses, and subsequent adjustments to such losses, will be recorded through an allowance account that is deducted from the amortized cost basis of the financial asset, with the net carrying value of the financial asset presented on the consolidated balance sheet at the amount expected to be collected.

The updated guidance also amends the current other-than-temporary impairment model for available-for-sale debt securities by requiring the recognition of impairments relating to credit losses through an allowance account and limits the amount of credit loss to the difference between a security’s amortized cost basis and its fair value.  In addition, the length of time a security has been in an unrealized loss position will no longer impact the determination of whether a credit loss exists.

The updated guidance is effective for reporting periods beginning after December 15, 2019.  Early adoption is permitted for reporting periods beginning after December 15, 2018.  The Company will not be able to determine the impact that the updated guidance will have on its results of operations, financial position or liquidity until the updated guidance is adopted.

Classification of Certain Cash Receipts and Cash Payment

In August 2016, the FASB issued new guidance that clarifies the classification of certain cash receipts and cash payments in the statement of cash flows under eight different scenarios including, but not limited to: (i) debt prepayment or debt extinguishment costs; (ii) proceeds from the settlement of corporate-owned life insurance policies including bank-owned life insurance policies; (iii) distributions received from equity method investees; and (iv) separately identifiable cash flows and application of the predominance principle. This guidance is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of this guidance on its statement of cash flows.

All other new accounting standards and updates of existing standards issued through the date of this filing were considered by management and did not relate to accounting policies and procedures pertinent or material to the Company at this time.

US Alliance Corporation

Notes to Consolidated Financial Statements

Note 2.     Investments

The amortized cost and fair value of available for sale and held to maturity investments as of December 31, 2016 and 2015 is as follows:

	December 31, 2016
	Cost or	Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
Available for sale:
Fixed maturities:
US Treasury securities	$314,992	$-	$(15,830)	$299,162
Corporate bonds	3,828,418	62,712	(45,234)	3,845,896
Municipal bonds	2,841,137	46,883	(38,191)	2,849,829
Mortgage backed and asset backed securities	3,333,617	36,870	(45,300)	3,325,187
Total fixed maturities	10,318,164	146,465	(144,555)	10,320,074
Equities:
Equities	4,723,024	350,981	(131,757)	4,942,248
Other equity investments	182,929	23,046	(4,719)	201,256
Total equities	4,905,953	374,027	(136,476)	5,143,504
Total available for sale	$15,224,117	$520,492	$(281,031)	$15,463,578

	December 31, 2015
	Cost or	Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
Available for sale:
Fixed maturities:
US Treasury securities	$461,132	$-	$(34,816)	$426,316
Corporate bonds	3,039,539	15,715	(143,701)	2,911,553
Municipal bonds	1,726,098	28,634	(10,595)	1,744,137
Mortgage backed and asset backed securities	3,083,390	19,554	(53,831)	3,049,113
Total fixed maturities	8,310,159	63,903	(242,943)	8,131,119
Equities:
Equities	3,387,927	219,883	(177,756)	3,430,054
Other equity investments	137,778	36,436	-	174,214
Total equities	3,525,705	256,319	(177,756)	3,604,268
Total available for sale	$11,835,864	$320,222	$(420,699)	$11,735,387

The amortized cost and fair value of debt securities as of December 31, 2016 and 2015, by contractual maturity, are shown on the following page. Equity securities do not have stated maturity dates and therefore are not included in the following maturity summary. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

US Alliance Corporation

Notes to Consolidated Financial Statements

Note 2.     Investments (Continued)

	As of December 31, 2016		As of December 31, 2015
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Amounts maturing in:
One year or less	$49,915	$49,931	$50,105	$50,127
After one year through five years	1,819,437	1,809,470	1,046,934	1,040,747
After five years through ten years	1,646,576	1,643,823	1,664,103	1,592,766
More than 10 years	3,468,619	3,491,663	2,465,627	2,398,366
Mortgage backed and asset backed securities	3,333,617	3,325,187	3,083,389	3,049,113
	$10,318,164	$10,320,074	$8,310,158	$8,131,119

Proceeds from the sale of securities, maturities, and asset paydowns in 2016 and 2015 were $1,674,014 and $1,236,063, respectively. Realized gains and losses related to the sale of securities are summarized as follows:

	Years Ended December 31,

	2016	2015
Gross gains	$122,192	$90,602
Gross losses	(21,814)	(92,126)
Net security (losses) gains	$100,378	$(1,524)

Gross unrealized losses by duration are summarized as follows:

	Less than 12 months		Greater than 12 months		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
December 31, 2016
Available for sale:
Fixed maturities:
US Treasury securities	$299,162	$(15,830)	$-	$-	$299,162	$(15,830)
Corporate bonds	1,897,000	(42,994)	196,399	(2,240)	2,093,399	(45,234)
Municipal bonds	1,296,688	(38,191)	-	-	1,296,688	(38,191)
Mortgage backed and asset backed securities	1,700,173	(39,264)	134,090	(6,036)	1,834,263	(45,300)
Total fixed maturities	5,193,023	(136,279)	330,489	(8,276)	5,523,512	(144,555)
Equities:
Equities	1,007,860	(59,357)	1,063,959	(72,400)	2,071,819	(131,757)
Other equity investments	52,840	(4,719)	-	-	52,840	(4,719)
Total equities	1,060,700	(64,076)	1,063,959	(72,400)	2,124,659	(136,476)
Total available for sale	$6,253,723	$(200,355)	$1,394,448	$(80,676)	$7,648,171	$(281,031)

	Less than 12 months		Greater than 12 months		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
December 31, 2015
Available for sale:
Fixed maturities:
US Treasury securities	$197,719	$(1,351)	$228,597	$(33,465)	$426,316	$(34,816)
Corporate bonds	2,141,253	(143,701)	-	-	2,141,253	(143,701)
Municipal bonds	675,885	(10,595)	-	-	675,885	(10,595)
Mortgage backed and asset backed securities	1,943,017	(39,189)	438,173	(14,642)	2,381,190	(53,831)
Total fixed maturities	4,957,874	(194,836)	666,770	(48,107)	5,624,644	(242,943)
Equities:
Equities	1,036,877	(75,352)	820,370	(102,404)	1,857,247	(177,756)
Total equities	1,036,877	(75,352)	820,370	(102,404)	1,857,247	(177,756)
Total available for sale	$5,994,751	$(270,188)	$1,487,140	$(150,511)	$7,481,891	$(420,699)

US Alliance Corporation

Notes to Consolidated Financial Statements

Note 2.     Investments (Continued)

Unrealized losses occur from market price declines that may be due to a number of factors, including economic downturns, changes in interest rates, competitive forces within an industry, issuer specific events, operational difficulties, lawsuits, and market pricing anomalies caused by factors such as temporary lack of liquidity.

The total number of securities in the investment portfolio in an unrealized loss position as of December 31, 2016 was 66, which represented an unrealized loss of $281,031 of the aggregate carrying value of those securities. The 66 securities breakdown as follows: 35 bonds, 23 mortgage and asset backed securities, 4 common stocks, 2 high yield corporate bond fund, 1 preferred stock index fund, and 1 senior loan fund. The Company determined that no securities were considered to be other-than-temporarily impaired as of December 31, 2016 and 2015. The unrealized gains on the remainder of the available for sale portfolio as of December 31, 2016 were $520,516.

Note 3.     Fair Value Measurements

The fair value of an asset or liability is the price that would be received to sell that asset or paid to transfer that liability in an orderly transaction occurring in the principal market (or most advantageous market in the absence of a principal market) for such asset or liability. In estimating fair value, the Company utilizes valuation techniques that are consistent with the market approach, the income approach and/or the cost approach. Such valuation techniques are consistently applied. Inputs to valuation techniques include the assumptions that market participants would use in pricing an asset or liability. The Company uses a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement rate.

●	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

●	Level 3 inputs are unobservable for the asset or liability and reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

Investments, available for sale: Fair values of available for sale fixed maturity securities are provided by a third party pricing service.  The pricing service uses a variety of sources to determine fair value of securities.  The Company’s fixed maturity securities are highly liquid, which allows for a high percentage of the portfolio to be priced through pricing sources.  Fair values for equity securities are also provided by a third party pricing service and are derived from active trading on national market exchanges.

US Alliance Corporation

Notes to Consolidated Financial Statements

Note 3.     Fair Value Measurements (Continued)

The table below presents the amounts of assets measured at fair value on a recurring basis as of December 31, 2016 and 2015:

	December 31, 2016
	Total	Level 1	Level 2	Level 3
Available for sale:
Fixed maturities:
US Treasury securities	$299,162	$299,162	$-	$-
Corporate bonds	3,845,896	-	3,845,896	-
Municipal bonds	2,849,829	-	2,849,829	-
Mortgage backed and asset backed securities	3,325,187	-	3,325,187	-
Total fixed maturities	10,320,074	299,162	10,020,912	-
Equities:
Equities	4,942,248	4,942,248	-	-
Other equity investments	201,256	201,256	-	-
Total equities	5,143,504	5,143,504	-	-
Total	$15,463,578	$5,442,666	$10,020,912	$-

	Decemeber 31, 2015
	Total	Level 1	Level 2	Level 3
Available for sale:
Fixed maturities:
US Treasury securities	$426,316	$426,316	$-	$-
Corporate bonds	2,911,553	-	2,911,553	-
Municipal bonds	1,744,137	-	1,744,137	-
Mortgage backed and asset backed securities	3,049,113	-	3,049,113	-
Total fixed maturities	8,131,119	426,316	7,704,803	-
Equities:
Equities	3,430,054	3,430,054	-	-
Other equity investments	174,214	174,214	-	-
Total equities	3,604,268	3,604,268	-	-
Total	$11,735,387	$4,030,584	$7,704,803	$-

The Company discloses the fair value of financial assets and financial liabilities, including those financial assets and financial liabilities that are not measured and reported at fair value on a recurring basis or non-recurring basis. The methodologies for estimating the fair value of financial assets and financial liabilities that are measured at fair value on a recurring or non-recurring basis are discussed above. The estimated fair value approximates carrying value for accrued interest. The methodologies for other financial assets and financial liabilities are discussed below:

Cash and cash equivalents: The carrying amounts approximate fair value because of the short maturity of these instruments.

Policyholder deposits in deposit-type contracts: The fair value for policyholder deposits deposit-type insurance contracts (accumulation annuities) is calculated using a discounted cash flow approach.  Cash flows are projected using actuarial assumptions and discounted to the valuation date using risk-free rates adjusted for credit risk and the nonperformance risk of the liabilities.

US Alliance Corporation

Notes to Consolidated Financial Statements

Note 3.     Fair Value Measurements (Continued)

The estimated fair values of the Company’s financial assets and liabilities at December 31 are as follows:

	December 31, 2016		December 31, 2015

	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Assets:
Cash and cash equivalents	$3,145,745	$3,145,745	$2,466,526	$2,466,526
Investments, at fair value	15,463,578	15,463,578	11,735,387	11,735,387
Total Financial Assets	$18,609,323	$18,609,323	$14,201,913	$14,201,913

Financial Liabilities:
Policyholder deposits in deposit-type contracts	$3,398,170	$3,260,086	$1,573,988	$1,406,724
Total Financial Liabilities	$3,398,170	$3,260,086	$1,573,988	$1,406,724

Note 4.     Income Tax Provision

No income tax expense or (benefit) has been reflected for the years ended December 31, 2016 and 2015 due to the lack of taxable net income generated by the Company and the 100% valuation allowance pertaining to the deferred tax asset. The difference between the reported amount of income tax expense and the amount expected based upon statutory rates is primarily due to the increase in the valuation allowance on deferred taxes.

The net operating loss carryforwards for the Company are $5,050,176 and $3,940,774 as of December 31, 2016 and 2015, respectively. The components of the deferred tax assets and liabilities due to book and tax differences are the following: fixed asset depreciation, net operating loss carryforward, net unrealized losses on investment securities, policy owner benefit reserves and deferred acquisition costs. The net deferred tax asset is offset 100 percent by the valuation allowance.

Note 5.     Reinsurance

A summary of significant reinsurance amounts affecting the accompanying consolidated financial statements as of December 31, 2016 and 2015 and for the years ended December 31, 2016 and 2015 is listed in the following table.

	December 31, 2016	December 31, 2015
Balance Sheet
Benefits and claim reserves ceded	$28,830	$19,622
Amounts due from ceding company	2,560	1,822

	Years Ended
Statements of Comprehensive Loss	December 31, 2016	December 31, 2015

Ceded premium	$144,023	$53,768
Assumed premium	3,500,758	2,453,957
Allowances on ceded premium	10,644	10,851
Allowances paid on assumed premium	384,558	326,774
Assumed benefits	3,056,547	2,101,752

The company currently reinsurers business in excess of its retention with General Re Life Corporation, Reliance Standard Life Insurance Company, Unified Life Insurance Company and Optimum Re Insurance Company. The Company also currently assumes business under agreements with Unified Life Insurance Company and Dakota Capital Life Insurance Company.

US Alliance Corporation

Notes to Consolidated Financial Statements

Note 6.     Lease Commitments

Total rent expense was $27,000 and $27,000 for the years ended December 31, 2016 and 2015, respectively. The Company amended its lease on August 26, 2014 which extended its termination date until December 31, 2017 with an optional additional year. The future rent payments required under the lease are $27,000 in 2017 and the option year 2018.

Note 7.     Warrants

The Company conducted its public stock offering through the sale of units. Each unit was sold for $1,000 and consisted of 200 shares of common stock and a warrant to purchase an additional 200 shares of common stock at $6.00 per share. The warrants were scheduled to expire, if not exercised, February 24, 2016. As of December 31, 2014 warrant-holders had the right to purchase 2,532,400 shares of common stock. On February 24, 2015 The Company registered a warrant exercise offering with the Kansas Securities Commissioner. During 2015, warrant-holders exercised warrants for the purchase of 944,845 shares of common stock. As of December 31, 2015 warrant-holders had the right to purchase 1,587,555 shares of common stock. On February 24, 2016 warrants holders were granted an extension to April 1, 2016 to exercise their warrants. As of December 31, 2016 there are no outstanding warrants.

Management engaged the services of an experienced valuation firm to value the warrants as of February 24, 2013. The valuation performed valued the warrants to be worth $0.01 per share of common stock and management has allocated this amount from additional paid-in capital to the outstanding warrants. As the warrants have been exercised, the value allocated to the warrants exercised has been restored to additional paid-in capital. As of December 31, 2016, there is no remaining value assigned to the expired warrants.

Note 8.     Restricted Funds

As required by Kansas law, US Alliance Life and Security Company maintains a trust account at Capital City Bank which is jointly owned by the Kansas Insurance Department. The life insurance company is required by the State of Kansas to hold $400,000 of asset book value in this account. The Company placed additional assets into this trust account in 2015 to meet the minimum deposit requirement for the State of Missouri. These assets were held in bonds and other invested assets with a statement value of $625,000 and $625,000 as of December 31, 2016 and 2015, respectively. Additionally, the Company has a special deposit with the State of Missouri with asset book value of $300,000 at December 31, 2016.

US Alliance Corporation

Notes to Consolidated Financial Statements

Note 9.     Statutory Net Income and Surplus

US Alliance Life and Security Company is required to prepare statutory financial statements in accordance with statutory accounting practices prescribed or permitted by the Kansas Insurance Department. Statutory practices primarily differ from GAAP by charging policy acquisition costs to expense as incurred, establishing future policy benefit liabilities using different actuarial assumptions as well as valuing investments and certain assets and accounting for deferred taxes on a different basis. The following table summarizes the statutory net loss and statutory capital and surplus of US Alliance Life and Security Company as of December 31, 2016 and 2015 and for the years ended December 31, 2016 and 2015.

Statutory Capital and Surplus as of
December 31	December 31
2016	2015

$2,812,254	$2,935,205

Statutory Net Loss for the years ended December 31,
2016	2015

$(868,744)	$(863,069)

The payment of dividends to US Alliance Corporation by US Alliance Life and Security Company is subject to limitations imposed by applicable insurance laws. For example, “extraordinary” dividends may not be paid without permission of the Kansas Insurance Department. An “extraordinary” dividend is defined, in general, as any dividend or distribution of cash or other property whose fair market value, compared with that of other dividends or distributions made within the preceding 12 months, exceeds the greater of (i) 10% of the policyholders’ surplus (total statutory capital stock and surplus) as of December 31 of the preceding year or (ii) the statutory net gain from operations excluding realized gains on investments) of the insurer for the 12 month period ending December 31 of the preceding year.

Note 10.      Subsequent Events

All of the effects of subsequent events that provide additional evidence about conditions that existed at the balance sheet date, including the estimates inherent in the process of preparing the consolidated financial statements, are recognized in the consolidated financial statements. The Company does not recognize subsequent events that provide evidence about conditions that did not exist at the balance sheet date but arose after, but before the consolidated financial statements are issued. In some cases, unrecognized subsequent events are disclosed to keep the consolidated financial statements from being misleading.

The Company has evaluated subsequent events through February 17, 2017, the date on which the consolidated financial statements were issued.

US Alliance Corporation
Consolidated Balance Sheets

	March 31, 2017	December 31, 2016
	(unaudited)
Assets
Investments:
Available for sale fixed maturity securities (amortized cost: $11,633,957 and $10,318,164 as of March 31, 2017 and December 31, 2016, respectively)	$11,688,456	$10,320,074
Available for sale equity securities (cost: $5,259,107 and $4,905,953 as of March 31, 2017 and December 31, 2016, respectively)	5,467,106	5,143,504
Total investments	17,155,562	15,463,578

Cash and cash equivalents	2,177,660	3,145,745
Investment income due and accrued	94,458	100,713
Reinsurance related assets	31,597	31,390
Deferred acquisition costs, net	186,846	153,792
Property, equipment and software, net	236,265	244,849
Other assets	889,468	51,922
Total assets	$20,771,856	$19,191,989

Liabilities and Shareholders' Equity
Liabilities:
Policy liabilities
Deposit-type contracts	$3,856,221	$3,398,170
Policyholder benefit reserves	4,609,783	4,220,215
Advance premiums	133,191	121,944
Total policy liabilities	8,599,195	7,740,329

Accounts payable and accrued expenses	69,268	66,472
Other liabilities	813,909	4,205
Total liabilities	9,482,372	7,811,006

Shareholders' Equity:
Common stock, $0.10 par value. Authorized 9,000,000 shares; issued and outstanding 5,583,702 and 5,565,943 shares as of March 31, 2017 and December 31, 2016, respectively	558,371	556,595
Additional paid-in capital	18,069,599	18,017,163
Accumulated deficit	(7,600,984)	(7,432,236)
Accumulated other comprehensive income	262,498	239,461
Total shareholders' equity	11,289,484	11,380,983

Total liabilities and shareholders' equity	$20,771,856	$19,191,989

See Notes to Consolidated Financial Statements.

US Alliance Corporation
Consolidated Statements of Comprehensive Loss

	Quarter Ended March 31,
	2017	2016
Income:	(unaudited)
Premium income	$1,749,928	$1,357,372
Net investment income	126,020	91,261
Net realized gain on sale of securities	192,405	10,838
Other income	20,202	13,405
Total income	2,088,555	1,472,876

Expenses:
Death claims	392,588	116,527
Policyholder benefits	973,724	722,145
Increase in policyholder reserves	264,978	359,552
Commissions, net of deferrals	124,291	108,215
Amortization of deferred acquisition costs	37,764	37,457
Salaries & benefits	178,192	188,367
Other operating expenses	285,766	267,330
Total expense	2,257,303	1,799,593

Net loss	$(168,748)	$(326,717)

Unrealized net holding gains arising during the period	215,442	282,417
Reclassification adjustment for loss (gains) included in net loss	(192,405)	(10,838)
Other comprehensive income	23,037	271,579

Comprehensive loss	$(145,711)	$(55,138)

Net loss per common share, basic and diluted	$(0.03)	$(0.06)

See Notes to Consolidated Financial Statements.

 US Alliance Corporation

Consolidated Statements of Changes in Shareholders' Equity
Quarter Ended March 31, 2017 and March 31, 2016 (unaudited)

	Number of Shares of		Additional		Common	Common Stock	Accumulated Other Comprehensive
	Common Stock	Common Stock	Paid-in Capital	Outstanding Warrants	Stock Subscribed	Subscription Receivable	Income / (Loss)	Accumulated Deficit	Total
Balance, December 31, 2015	5,177,245	$517,725	$17,018,285	$15,876	$13,799	$(827,952)	$(100,477)	$(6,146,463)	$10,490,793
Common stock issued upon exercise of warrants, $6.00 per share	354,794	35,479	2,109,161	(15,876)	-	-	-	-	2,128,764
Costs associated with warrant exercise	-	-	(246,945)	-	-	-	-	-	(246,945)
Common stock subscribed	-	-	(761,041)	-	(12,899)	773,940	-	-	-
Other comprehensive income	-	-	-	-	-	-	271,579	-	271,579
Net loss	-	-	-	-	-	-	-	(326,717)	(326,717)
Balance, March 31, 2016	5,532,039	$553,204	$18,119,460	$-	$900	$(54,012)	$171,102	$(6,473,180)	$12,317,474

Balance, December 31, 2016	5,565,943	$556,595	$18,017,163	$-	$-	$-	$239,461	$(7,432,236)	$11,380,983
Common stock issued, $7 per share	17,759	1,776	122,537	-	-	-	-	-	124,313
Costs associated with common stock issued	-	-	(70,101)	-	-	-	-	-	(70,101)
Other comprehensive income	-	-	-	-	-	-	23,037	-	23,037
Net loss	-	-	-	-	-	-	-	(168,748)	(168,748)
Balance, March 31, 2017	5,583,702	$558,371	$18,069,599	$-	$-	$-	$262,498	$(7,600,984)	$11,289,484

See Notes to Consolidated Financial Statements.

US Alliance Corporation
Consolidated Statements of Cash Flows

	Quarters Ended March 31,
	2017	2016
Cash Flows from Operating Activities:	(unaudited)
Net loss	$(168,748)	$(326,717)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,584	9,734
Net realized gains on the sale of securities	(192,405)	(10,838)
Amortization of investment securities, net	8,789	5,520
Deferred acquisition costs capitalized	(70,818)	(48,382)
Deferred acquisition costs amortized	37,764	37,457
Interest credited on deposit type contracts	16,597	14,244
(Increase) decrease in operating assets:
Investment income due and accrued	6,255	10,909
Reinsurance related assets	(207)	3,484
Pre-paid expenses	(4,277)	32,202
Other assets	(18,225)	2,003
Increase (decrease) in operating liabilities:
Policyowner benefit reserves	389,568	390,000
Advance premiums	11,247	15,740
Other liabilities	14,352	12,037
Accounts payable and accrued expenses	2,796	(24,110)
Net cash provided by operating activities	41,272	123,283

Cash Flows from Investing Activities:
Available-for-sale securities
Purchase of fixed income investments	(1,479,152)	(269,208)
Purchase of equity investments	(180,567)	(395,268)
Proceeds from fixed income sales and repayments	154,696	153,393
Proceeds from equity sales and repayments	-	92,247
Net cash (used in) investing activities	(1,505,023)	(418,836)

Cash Flows from Financing Activities:
Receipts on deposit-type contracts	579,215	441,382
Withdrawals on deposit-type contracts	(137,761)	(74,577)
Proceeds received from exercise of warrants, net of costs of issuance	54,212	1,881,819
Net cash provided by financing activities	495,666	2,248,624

Net (decrease) increase in cash and cash equivalents	(968,085)	1,953,071

Cash and Cash Equivalents:
Beginning	3,145,745	2,466,526
Ending	$2,177,660	$4,419,597

See Notes to Consolidated Financial Statements.

US Alliance Corporation

Notes to Consolidated Financial Statements (unaudited)

Note 1.     Description of Business and Significant Accounting Policies

Description of business: US Alliance Corporation (“the Company”) is a Kansas corporation located in Topeka, Kansas. The Company was incorporated April 24, 2009, as a holding company to form, own, operate and manage a life insurance company and its marketing and investment affiliates. On June 9, 2011, the wholly owned subsidiary, US Alliance Life and Security Company was incorporated. US Alliance Life and Security Company received its Certificate of Authority from the Kansas Insurance Department (KID) effective January 2, 2012. On April 23, 2012, US Alliance Investment Corporation and US Alliance Marketing Corporation were incorporated as wholly-owned subsidiaries of the Company to provide investment management and marketing services.

The Company terminated its initial public offering on February 24, 2013. During the balance of 2013, the Company achieved approval of an array of life insurance and annuity products, began development of various distribution channels and commenced insurance operations and product sales. The Company sold its first insurance product on May 1, 2013. The Company continued to expand its product offerings and distribution channels throughout 2014 and 2015. On February 24, 2015, the Company commenced a warrant exercise offering set to expire on February 24, 2016. On February 24, 2016, the Company extended its current offering until February 24, 2017 and made additional shares available for purchase. All outstanding warrants expired on April 1, 2016. The Company further extended this offering to February 24, 2018.

The Company began offering third party administrative (“TPA”) services in 2015. TPA agreements generate service fee income for the Company. The Company currently has one TPA agreement in place. The Company has been able to perform its TPA services using existing resources.

Basis of presentation: The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation of the results for the interim periods have been included.

The results of operation for the three months ended March 31, 2017 are not necessarily indicative of the results to be expected for the year ended December 31, 2017 or for any other interim period or for any other future year. Certain financial information which is normally included in notes to financial statements prepared in accordance with US GAAP, but which is not required for interim reporting purposes, has been condensed or omitted. The accompanying financial statements and notes thereto should be read in conjunction with the financial statements and notes thereto included in the Company’s report on Form 10-K and amendments thereto for the year ended December 31, 2016.

Principles of consolidation: The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated from the consolidated financial statements.

Area of Operation: US Alliance Life and Security Company is authorized to operate in the states of Kansas, North Dakota, Oklahoma, and Missouri.

Common stock and earnings (loss) per share: The par value for common stock is $0.10 per share with 9,000,000 shares authorized. As of March 31, 2017 and December 31, 2016, the Company had 5,583,702 and 5,565,943 common shares issued and outstanding, respectively.

Earnings (loss) per share attributable to the Company’s common stockholders were computed based on the net loss and the weighted average number of shares outstanding during each year. The weighted average number of shares outstanding during the three months ended March 31, 2017 and 2016 were 5,571,529 and 5,295,510 shares, respectively. Potential common shares are excluded from the computation when their effect is anti-dilutive. Basic and diluted net loss per common share is the same for the quarters ended March 31, 2017 and 2016 because all warrants for common shares are anti-dilutive.

US Alliance Corporation

Notes to Consolidated Financial Statements (unaudited)

New accounting standards:

Revenue from Contracts with Customers

In May 2014, the Financial Accounting Standards Board (“FASB”) issued updated guidance to clarify the principles for recognizing revenue. While insurance contracts are not within the scope of this updated guidance, the Company's fee income related to providing services will be subject to this updated guidance. The updated guidance requires an entity to recognize revenue as performance obligations are met, in order to reflect the transfer of promised goods or services to customers in an amount that reflects the consideration the entity is entitled to receive for those goods or services.

The following steps are applied in the updated guidance: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when, or as, the entity satisfies a performance obligation.

In July 2015, the FASB deferred the effective date of the updated guidance on revenue recognition by one year to the quarter ending March 31, 2018.  The adoption of this guidance is not expected to have a material effect on the Company’s results of operations, financial position or liquidity.

Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern

In August 2014, the FASB issued guidance to address the diversity in practice in determining when there is substantial doubt about an entity's ability to continue as a going concern and when an entity must disclose certain relevant conditions and events. The new guidance requires an entity to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). The new guidance allows the entity to consider the mitigating effects of management's plans that will alleviate the substantial doubt and requires certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans.

If conditions or events raise substantial doubt that is not alleviated, an entity should disclose that there is substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued), along with the principal conditions or events that raise substantial doubt, management's evaluation of the significance of those conditions or events in relation to the entity's ability to meet its obligations and management's plans that are intended to mitigate those conditions.

The guidance is effective for annual periods ending after December 15, 2016, and interim and annual periods thereafter. The adoption of this guidance did not have a material effect on the Company's results of operations, financial position or liquidity.

Recognition and Measurement of Financial Assets and Financial Liabilities

In January 2016, the FASB issued updated guidance regarding financial instruments. This guidance intends to enhance reporting for financial instruments and addresses certain aspects of recognition, measurement, presentation and disclosure of financial instruments. The significant amendments in this update generally require equity investments to be measured at fair value with changes in fair value recognized in net income, require the use of an exit price notion when measuring the fair value of financial instruments for disclosure purposes and clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities. This guidance also intends to enhance the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair value of financial instruments.

This guidance is effective for fiscal years beginning after December 15, 2017. The recognition and measurement provisions of this guidance will be applied by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption and early adoption is not permitted. The Company is evaluating this guidance but expects the primary impact will be the recognition of unrealized gains and losses on available-for-sale equity securities in net income. Currently, all unrealized gains and losses on available-for-sale equity securities are recognized in other comprehensive income (loss).

US Alliance Corporation

Notes to Consolidated Financial Statements (unaudited)

The effect of the adoption of this guidance on the Company’s results of operations, financial position and liquidity is primarily dependent on the fair value of the available-for-sale equity securities in future periods and the existence of a deferred tax asset related to available-for-sale securities in future periods that have not yet been fully assessed.

Leases

In February 2016, the FASB issued updated guidance to require lessees to recognize a right-to-use asset and a lease liability for leases with terms of more than 12 months.  The updated guidance retains the two classifications of a lease as either an operating or finance lease (previously referred to as a capital lease).  Both lease classifications require the lessee to record the right-to-use asset and the lease liability based upon the present value of cash flows.  Finance leases will reflect the financial arrangement by recognizing interest expense on the lease liability separately from the amortization expense of the right-to-use asset.  Operating leases will recognize lease expense (with no separate recognition of interest expense) on a straight-line basis over the term of the lease.   The accounting by lessors is not significantly changed by the updated guidance.  The updated guidance requires expanded qualitative and quantitative disclosures, including additional information about the amounts recorded in the financial statements.

The updated guidance is effective for reporting periods beginning after December 15, 2018, and will require that the earliest comparative period presented include the measurement and recognition of existing leases with an adjustment to equity as if the updated guidance had always been applied.  Early adoption is permitted.  The adoption of this guidance is not expected to have a material effect on the Company’s results of operations, financial position or liquidity.

Contingent Put and Call Options in Debt Instruments

In March 2016, the FASB issued updated guidance clarifying that when a call (put) option in a debt instrument can accelerate the repayment of principal on the debt instrument, a reporting entity does not need to assess whether the contingent event that triggers the ability to exercise the call (put) option is related to interest rates or credit risk in determining whether the option should be accounted for separately.  The updated guidance is effective for reporting periods beginning after December 15, 2016. Early adoption is permitted.  The adoption of this guidance did not have a material effect on the Company’s results of operations, financial position or liquidity.

Measurement of Credit Losses on Financial Instruments

In June 2016, the FASB issued updated guidance for the accounting for credit losses for financial instruments.  The updated guidance applies a new credit loss model (current expected credit losses or CECL) for determining credit-related impairments for financial instruments measured at amortized cost (e.g. reinsurance recoverables) and requires an entity to estimate the credit losses expected over the life of an exposure or pool of exposures. The estimate of expected credit losses should consider historical information, current information, as well as reasonable and supportable forecasts, including estimates of prepayments. The expected credit losses, and subsequent adjustments to such losses, will be recorded through an allowance account that is deducted from the amortized cost basis of the financial asset, with the net carrying value of the financial asset presented on the consolidated balance sheet at the amount expected to be collected.

The updated guidance also amends the current other-than-temporary impairment model for available-for-sale debt securities by requiring the recognition of impairments relating to credit losses through an allowance account and limits the amount of credit loss to the difference between a security’s amortized cost basis and its fair value.  In addition, the length of time a security has been in an unrealized loss position will no longer impact the determination of whether a credit loss exists.

The updated guidance is effective for reporting periods beginning after December 15, 2019.  Early adoption is permitted for reporting periods beginning after December 15, 2018.  The Company will not be able to determine the impact that the updated guidance will have on its results of operations, financial position or liquidity until the updated guidance is adopted.

US Alliance Corporation

Notes to Consolidated Financial Statements (unaudited)

Classification of Certain Cash Receipts and Cash Payment

In August 2016, the FASB issued new guidance that clarifies the classification of certain cash receipts and cash payments in the statement of cash flows under eight different scenarios including, but not limited to: (i) debt prepayment or debt extinguishment costs; (ii) proceeds from the settlement of corporate-owned life insurance policies including bank-owned life insurance policies; (iii) distributions received from equity method investees; and (iv) separately identifiable cash flows and application of the predominance principle. This guidance is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of this guidance on its statement of cash flows.

All other new accounting standards and updates of existing standards issued through the date of this filing were considered by management and did not relate to accounting policies and procedures pertinent or material to the Company at this time.

US Alliance Corporation

Notes to Consolidated Financial Statements (unaudited)

Note 2. Investments

The amortized cost and fair value of available for sale and held to maturity investments as of March 31, 2017 and December 31, 2016 is as follows:

	March 31, 2017
	Cost or	Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
Available for sale:	(Unaudited)
Fixed maturities:
US Treasury securities	$315,229	$-	$(12,646)	$302,583
Corporate bonds	4,417,718	71,032	(36,034)	4,452,716
Municipal bonds	3,624,678	62,399	(30,087)	3,656,990
Mortgage backed and asset backed securities	3,276,332	39,488	(39,653)	3,276,167
Total fixed maturities	11,633,957	172,919	(118,420)	11,688,456
Equities:
Equities	4,962,881	257,651	(85,109)	5,135,423
Other equity investments	296,226	38,949	(3,492)	331,683
Total equities	5,259,107	296,600	(88,601)	5,467,106
Total available for sale	$16,893,064	$469,519	$(207,021)	$17,155,562

	December 31, 2016
	Cost or	Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
Available for sale:
Fixed maturities:
US Treasury securities	$314,992	$-	$(15,830)	$299,162
Corporate bonds	3,828,418	62,712	(45,234)	3,845,896
Municipal bonds	2,841,137	46,883	(38,191)	2,849,829
Mortgage backed and asset backed securities	3,333,617	36,870	(45,300)	3,325,187
Total fixed maturities	10,318,164	146,465	(144,555)	10,320,074
Equities:
Equities	4,723,024	350,981	(131,757)	4,942,248
Other equity investments	182,929	23,046	(4,719)	201,256
Total equities	4,905,953	374,027	(136,476)	5,143,504
Total available for sale	$15,224,117	$520,492	$(281,031)	$15,463,578

The amortized cost and fair value of debt securities as of March 31, 2017, by contractual maturity, are shown below. Equity securities do not have stated maturity dates and therefore are not included in the following maturity summary. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	As of March 31, 2017
	Amortized Cost	Fair Value
Amounts maturing in:	(unaudited)
One year or less	$49,951	$49,929
After one year through five years	1,718,157	1,714,094
After five years through ten years	1,646,453	1,647,786
More than 10 years	4,943,064	5,000,480
Mortgage backed and asset backed securities	3,276,332	3,276,167
	$11,633,957	$11,688,456

US Alliance Corporation

Notes to Consolidated Financial Statements (unaudited)

Proceeds from the sale of securities, maturities, and asset paydowns for the first three months of 2017 and 2016 were $969,740 and $245,640, respectively. Realized gains and losses related to the sale of securities are summarized as follows:

	Quarter Ended March 31,
	(unaudited)
	2017	2016
Gross gains	$192,405	$10,838
Gross losses	-	-
Net security gains	$192,405	$10,838

Gross unrealized losses by duration are summarized as follows:

	Less than 12 months		Greater than 12 months		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
March 31, 2017
Available for sale:	(unaudited)
Fixed maturities:
US Treasury securities	$302,583	$(12,646)	$-	$-	$302,583	$(12,646)
Corporate bonds	2,057,429	(35,288)	49,157	(746)	2,106,586	(36,034)
Municipal bonds	1,219,109	(30,087)	-	-	1,219,109	(30,087)
Mortgage backed and asset backed securities	1,564,225	(37,381)	116,700	(2,272)	1,680,925	(39,653)
Total fixed maturities	5,143,346	(115,402)	165,857	(3,018)	5,309,203	(118,420)
Equities:
Equities	1,648,897	(23,309)	1,074,560	(61,800)	2,723,457	(85,109)
Other equity investments	109,804	(3,492)	-	-	109,804	(3,492)
Total equities	1,758,701	(26,801)	1,074,560	(61,800)	2,833,261	(88,601)
Total available for sale	$6,902,047	$(142,203)	$1,240,417	$(64,818)	$8,142,464	$(207,021)

	Less than 12 months		Greater than 12 months		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
December 31, 2016
Available for sale:
Fixed maturities:
US Treasury securities	$299,162	$(15,830)	$-	$-	$299,162	$(15,830)
Corporate bonds	1,897,000	(42,994)	196,399	(2,240)	2,093,399	(45,234)
Municipal bonds	1,296,688	(38,191)	-	-	1,296,688	(38,191)
Mortgage backed and asset backed securities	1,700,173	(39,264)	134,090	(6,036)	1,834,263	(45,300)
Total fixed maturities	5,193,023	(136,279)	330,489	(8,276)	5,523,512	(144,555)
Equities:
Equities	1,007,860	(59,357)	1,063,959	(72,400)	2,071,819	(131,757)
Other equity investments	52,840	(4,719)	-	-	52,840	(4,719)
Total equities	1,060,700	(64,076)	1,063,959	(72,400)	2,124,659	(136,476)
Total available for sale	$6,253,723	$(200,355)	$1,394,448	$(80,676)	$7,648,171	$(281,031)

Unrealized losses occur from market price declines that may be due to a number of factors, including economic downturns, changes in interest rates, competitive forces within an industry, issuer specific events, operational difficulties, lawsuits, and market pricing anomalies caused by factors such as temporary lack of liquidity.

The total number of securities in the investment portfolio in an unrealized loss position as of March 31, 2017 was 66, which represented an unrealized loss of $207,021 of the aggregate carrying value of those securities. The 66 securities breakdown as follows: 33 bonds, 22 mortgage and asset backed securities, 7 common stocks, 2 high yield corporate bond fund, 1 preferred stock index fund, and 1 senior loan fund. The Company determined that no securities were considered to be other-than-temporarily impaired as of March 31, 2017 and December 31, 2016. The unrealized gains on the remainder of the available for sale portfolio as of March 31, 2017 were $469,519.

US Alliance Corporation

Notes to Consolidated Financial Statements (unaudited)

Note 3.     Fair Value Measurements

The fair value of an asset or liability is the price that would be received to sell that asset or paid to transfer that liability in an orderly transaction occurring in the principal market (or most advantageous market in the absence of a principal market) for such asset or liability. In estimating fair value, the Company utilizes valuation techniques that are consistent with the market approach, the income approach and/or the cost approach. Such valuation techniques are consistently applied. Inputs to valuation techniques include the assumptions that market participants would use in pricing an asset or liability. The Company uses a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement rate.

●

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. The Company’s Level 2 assets and liabilities include fixed maturity securities with quoted prices that are traded less frequently than exchange-traded instruments or assets and liabilities whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data.  This category generally includes U.S. Government and agency mortgage-backed debt securities and corporate debt securities.

●	Level 3 inputs are unobservable for the asset or liability and reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

Investments, available for sale: Investments in securities that are classified as available for sale are recorded at fair value utilizing Level 1 and Level 2 measurements.

US Alliance Corporation

Notes to Consolidated Financial Statements (unaudited)

The following table presents the amounts of assets measured at fair value on a recurring basis as of March 31, 2017 and December 31, 2016:

	March 31, 2017
	Total	Level 1	Level 2	Level 3
Available for sale:		(unaudited)
Fixed maturities:
US Treasury securities	$302,583	$302,583	$-	$-
Corporate bonds	4,452,716	-	4,452,716	-
Municipal bonds	3,656,990	-	3,656,990	-
Mortgage backed and asset backed securities	3,276,167	-	3,276,167	-
Total fixed maturities	11,688,456	302,583	11,385,873	-
Equities:
Equities	5,135,423	5,135,423	-	-
Other equity investments	331,683	331,683	-	-
Total equities	5,467,106	5,467,106	-	-
Total	$17,155,562	$5,769,689	$11,385,873	$-

	December 31, 2016
	Total	Level 1	Level 2	Level 3
Available for sale:
Fixed maturities:
US Treasury securities	$299,162	$299,162	$-	$-
Corporate bonds	3,845,896	-	3,845,896	-
Municipal bonds	2,849,829	-	2,849,829	-
Mortgage backed and asset backed securities	3,325,187	-	3,325,187	-
Total fixed maturities	10,320,074	299,162	10,020,912	-
Equities:
Equities	4,942,248	4,942,248	-	-
Other equity investments	201,256	201,256	-	-
Total equities	5,143,504	5,143,504	-	-
Total	$15,463,578	$5,442,666	$10,020,912	$-

The Company discloses the fair value of financial assets and financial liabilities, including those financial assets and financial liabilities that are not measured and reported at fair value on a recurring basis or non-recurring basis. The methodologies for estimating the fair value of financial assets and financial liabilities that are measured at fair value on a recurring or non-recurring basis are discussed above. The estimated fair value approximates carrying value for accrued interest. The methodologies for other financial assets and financial liabilities are discussed below:

Cash and cash equivalents: The carrying amounts approximate fair value because of the short maturity of these instruments.

Policyholder deposits in deposit-type contracts: The fair value for policyholder deposits in deposit-type insurance contracts (accumulation annuities) is calculated usinga discounted cash flow approach. Cash flows are projected using actuarial assumptions and discounted to the valuation date using the risk-free rates adjusted for credit risk and the nonperformance risk of the liabilities.

US Alliance Corporation

Notes to Consolidated Financial Statements (unaudited)

The estimated fair values of the Company’s financial assets and liabilities at March 31, 2017 and December 31, 2016 are as follows:

	March 31, 2017		December 31, 2016
	(unaudited)
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Assets:
Cash and cash equivalents	$2,177,660	$2,177,660	$3,145,745	$3,145,745
Investments, at fair value	17,155,562	17,155,562	15,463,578	15,463,578
Total Financial Assets	$19,333,222	$19,333,222	$18,609,323	$18,609,323

Financial Liabilities:
Policyholder deposits in deposit-type contracts	$3,856,221	$3,795,307	$3,398,170	$3,260,086
Total Financial Liabilities	$3,856,221	$3,795,307	$3,398,170	$3,260,086

Note 4.     Income Tax Provision

No income tax expense or (benefit) has been reflected for the quarters ended March 31, 2017 and 2016 due to the lack of taxable net income generated by the Company and the 100% valuation allowance pertaining to the deferred tax asset. The difference between the reported amount of income tax expense and the amount expected based upon statutory rates is primarily due to the increase in the valuation allowance on deferred taxes.

The net operating loss carryforwards for the Company are $5,250,492 and $5,050,176 as of March 31, 2017 and December 31, 2016, respectively. The components of the deferred tax assets and liabilities due to book and tax differences are the following: fixed asset depreciation, net operating loss carryforward, net unrealized losses on investment securities, policyholder benefit reserves and deferred acquisition costs. The net deferred tax asset is offset 100 percent by the valuation allowance.

Note 5.     Warrants

The Company conducted its public stock offering through the sale of units. Each unit was sold for $1,000 and consisted of 200 shares of common stock and a warrant to purchase an additional 200 shares of common stock at $6.00 per share. The warrants were originally scheduled to expire, if not exercised, February 24, 2016. The board of directors of the Company extended the warrant expiration date to April 1, 2016. As of December 31, 2014 warrant-holders had the right to purchase 2,532,400 shares of common stock. On February 24, 2015, the Company registered a warrant exercise offering with the Kansas Securities Commissioner. During 2015, warrant-holders exercised warrants for the purchase of 944,845 shares of common stock. As of December 31, 2015 warrant-holders had the right to purchase 1,587,555 shares of common stock. During the first three months of 2016, warrant-holders exercised their rights to purchase an additional 354,794 shares of common stock.

Management engaged the services of an experienced valuation firm to value the warrants as of February 24, 2013. The valuation performed valued the warrants to be worth $0.01 per share of common stock and management has allocated this amount from additional paid-in capital to the outstanding warrants. As the warrants have been exercised, the value allocated to the warrants exercised has been restored to additional paid-in capital. The value of outstanding warrants was reduced to zero at March 31, 2016. During the warrant exercise period, we were not aware of any sale of our warrants.

Note 6. Subsequent Events

All of the effects of subsequent events that provide additional evidence about conditions that existed at the balance sheet date, including the estimates inherent in the process of preparing the consolidated financial statements, are recognized in the consolidated financial statements. The Company does not recognize subsequent events that provide evidence about conditions that did not exist at the balance sheet date but arose after, but before the consolidated financial statements are issued. In some cases, unrecognized subsequent events are disclosed to keep the consolidated financial statements from being misleading.

The Company has evaluated subsequent events through May 10, 2017, the date on which the consolidated financial statements were issued.

Independent Auditors Report

The Board of Directors

Northern Plains Capital Corporation

Bismarck, North Dakota

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Northern Plains Capital Corporation and Subsidiary (the Company) which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of comprehensive income, stockholders equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of their operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Eide Bailly LLP

Minneapolis, Minnesota

May 16, 2017

Northern Plains Capital Corporation

Consolidated Balance Sheets

December 31, 2016 and 2015

	2016	2015

Assets

Investments
Certificates of deposit, at cost	$408,086	$1,018,349
Available-for-sale fixed maturity securities	2,657,137	1,037,482
Available-for-sale equity securities	1,677,469	2,547,731

Total investments	4,742,692	4,603,562

Cash and cash equivalents	656,377	423,671
Amounts recoverable from reinsurers	16,293	31,696
Interest and dividends due and accrued	34,380	20,024
Deferred acquisition costs, net	869,255	866,183
Furniture and equipment, net	3,184	35,391
Other assets	35,934	67,928

Total assets	$6,358,115	$6,048,455

Liabilities
Policy liabilities
Benefit reserves	$1,041,817	$1,045,707
Policy claims	10,096	6,000
Deposit-type contracts	1,645,404	1,102,028
Advance premiums	270,870	2,409

Total policy liabilities	2,968,187	2,156,144
Other liabilities	37,741	12,441

Total liabilities	3,005,928	2,168,585

Stockholders' Equity
Common stock: par value $.10 per share 8,000,000 shares authorized, 3,936,100 shares issued at December 31, 2016 and 2015, and 2,806,824 and 2,794,624 outstading at December 31, 2016 and 2015, respectively	393,610	393,610
Additional paid-in capital	8,577,021	8,529,821
Treasury stock (1,129,276 shares at December 31, 2016)	(1,779,414)	(1,794,714)
Accumulated deficit	(3,826,032)	(3,136,294)
Accumulated other comprehensive loss	(12,998)	(112,553)

Total stockholders' equity	3,352,187	3,879,870

Total liabilities and stockholders' equity	$6,358,115	$6,048,455

See Notes to Consolidated Financial Statements

Northern Plains Capital Corporation

Consolidated Statements of Comprehensive Income

December 31, 2016 and 2015

	2016	2015

Revenues
Gross premiums and other considerations	$672,002	$752,803
Ceded premiums and other considerations	(87,215)	(38,181)
Net premiums and other considerations	584,787	714,622

Investment income, net of expenses	89,850	77,062
Realized gain on investments	(56,096)	92,437
Other income	2,606	459

Total revenues	621,147	884,580

Expenses
Gross death and other benefits	173,936	249
Ceded death and other benefits	(41,726)	-
Net death and other benefits	132,210	249

Increase in benefit reserves	250,187	310,439
Acquisition costs deferred	(35,379)	(196,674)
Amortization of deferred acquisition costs	32,307	86,829
Commissions	76,091	187,872
Salaries and other benefits	356,107	494,066
Office and other expenses	499,362	544,556

Total expenses	1,310,885	1,427,337

Net Loss	(689,738)	(542,757)

Net loss per common share	(0.25)	(0.2)

Other comprehensive income
Unrealized gains (losses) on investments arising during period	43,459	(152,036)
Less reclassification adjustment for net realized gains on investments	56,096	(92,437)

Other comprehensive income (loss)	99,555	(244,473)

Total comprehensive loss	$(590,183)	$(787,230)

See Notes to Consolidated Financial Statements

Northern Plains Capital Corporation

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2016 and 2015

				Accumulated
		Additional		Other
	Common	Paid-In	Treasury	Comprehensive	Accumulated
	Stock	Capital	Stock	Income	Deficit	Total

Balance, December 31, 2014	$393,610	$8,207,777	$(1,935,075)	$131,920	$(2,593,537)	$4,204,695

Sale of treasury stock	-	322,044	140,361	-	-	462,405
Other comprehensive loss	-	-	-	(244,473)	-	(244,473)

Net loss	-	-	-		(542,757)	(542,757)

Balance, December 31, 2015	393,610	8,529,821	(1,794,714)	(112,553)	(3,136,294)	3,879,870

Sale of treasury stock	-	47,200	15,300	-	-	62,500
Other comprehensive loss	-	-	-	99,555	-	99,555

Net loss	-	-	-	-	(689,738)	(689,738)

Balance, December 31, 2016	$393,610	$8,577,021	$(1,779,414)	$(12,998)	$(3,826,032)	$3,352,187

See Notes to Consolidated Financial Statements

Northern Plains Capital Corporation

Consolidated Statement of Cash Flows

Years Ended December 31, 2016 and 2015

	2016	2015

Operating Activities
Net loss	$(689,738)	$(542,757)

Adjustments to reconcile net loss to net cash provided by operating activities
Provision for depreciation	32,207	9,308
Non-cash directors fees	45,000	-
Amortization of premium on investments	10,807	1,368
Realized loss (gain) on investments	56,096	(92,437)
Amortization of deferred acquisition costs	32,307	86,829
Acquisition costs deferred	(35,379)	(196,674)
Changes in operating assets and liabilities
Amounts recoverable from reinsurers	15,403	(7,111)
Interest and dividends due and accrued	(14,356)	(14,191)
Policy liabilities	812,043	779,655
Other assets	31,994	(21,081)
Other liabilities	25,299	(65,113)

Net Cash Provided by (Used in) Operating Activities	321,684	(62,204)

Investing Activities
Purchase of equity securities	(707,802)	(5,236,214)
Sales of equity securities	972,934	4,249,406
Purchases of fixed maturity securities	(2,577,639)	(1,163,779)
Maturities of fixed maturity securities	1,595,765	1,004,778
Purchases of certificates of deposit	(1,341)	(204,635)
Matureities of certificates of deposit	611,604	505,130

Net Cash (Used in) Investing Activities	(106,478)	(845,314)

Financing Activities
Proceeds from reissuance of treasury stock	22,000	462,405
Purchase of treasury stock	(4,500)	-

Net Cash Provided by Financing Activities	17,500	462,405

Increase (Decrease) in Cash	232,706	(445,113)

Cash and Cash Equivalents, Beginning of Year	423,671	868,784

Cash and Cash Equivalents at End of Year	$656,377	$423,671

Non-Cash Financing Activities
Payment of directors fees with 9,000 shares of treasury stock	$45,000	$-

See Notes to Consolidated Financial Statements

Northern Plains Capital Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2016 and 2015

Note 1 -	Nature of Operations and Accounting Policies

Nature of Operations

Northern Plains Capital Corporation (“Northern Plains” or the “Company”), was incorporated in North Dakota on October 2, 2008, for the primary purpose of organizing a life insurance subsidiary. The Company raised $150,000 from the initial offering of 1,500,000 common shares subscribed. After the initial offering, the Company undertook a private placement of 750,000 shares for gross proceeds of $750,000. At the request of the North Dakota Securities Department, each North Dakota outside director was required to contribute an additional $6,000 to match the maximum subscription of $10,000. Accordingly, the Company undertook an additional private placement of 36,000 shares for gross proceeds of $36,000. On December 16, 2009, the Company’s intrastate public stock offering filed with the North Dakota Securities Department for $7,500,000, which included a 10% “over-sale” provision (additional sales of $750,000), was declared effective. The offering was completed on December 16, 2011. The Company raised $8,250,500 from the sale of 1,650,100 shares from this offering.

Northern Plains Capital Corporation has a wholly owned life insurance subsidiary, Dakota Capital Life Insurance Company (“Dakota Capital”) domiciled in North Dakota. Dakota Capital was incorporated on July 15, 2011, and was initially capitalized with $1,500,000 on October 26, 2011. Subsequent capital contributions, including $500,000 in 2015 and 2016, have been made by Northern Plains and now Dakota’s capital is $3,500,000. Dakota Capital Life Insurance Company was formed to be a life insurance company and initially operate in the state of North Dakota. On January 24, 2012, Dakota Capital received its certificate of authority from the North Dakota Department of Insurance and commenced operations. Dakota Capital began issuing business on May 29, 2012.

Dakota Capital’s initial operations involved the sale of a modified premium whole life insurance policy with a flexible premium deferred annuity rider in the state of North Dakota. A modified premium whole life insurance policy requires premium payments to be made for a certain number of years after which the policyholder is entitled to full policy benefits. Dakota Capital has expanded its product offerings to include a full suite of individual life and group benefits policies.

These entities are collectively hereinafter referred to as the “Company”.

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts and operations of Northern Plains and Dakota Capital. All intercompany accounts and transactions are eliminated in consolidation.

Reclassifications

Certain reclassifications of a minor nature have been made to prior-year balances to conform to current-year presentation with no net impact to net loss/income or equity.

Northern Plains Capital Corporation

Notes to Consolidated Financial Statements

Years Ended December 31, 2016 and 2015

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly-liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Investments

The Company classifies all fixed maturity and equity securities as available-for-sale. Available-for-sale securities are carried at fair value with unrealized gains and losses, net of applicable deferred taxes, reported in other comprehensive income. Certificates of deposit are carried at deposit balance. The Company limits its investment in certificates of deposit to accounts that are federally insured. Realized gains and losses on the sale of investments are recognized in operations on the specific identification basis. Interest and dividends earned on investments are included in net investment income.

Deferred Acquisition Costs

Commissions and other acquisition costs, which vary with and are primarily related to the production of new business, are deferred and amortized in a systematic manner based on the related contract revenues or gross profits as appropriate. Recoverability of deferred acquisition costs is evaluated periodically by comparing the current estimate of the present value of expected pretax future profits to the unamortized asset balance. If this current estimate is less than the existing balance, the difference is charged to expense.

Deferred acquisition costs for traditional life insurance contracts are deferred to the extent deemed recoverable and amortized over the premium paying period of the related policies using assumptions consistent with those used in computing future policy benefit liabilities.

Furniture and Equipment

Furniture and equipment is stated at cost less accumulated depreciation. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method for financial and tax reporting purposes. The estimated life used in determining depreciation is
3 years for electronic data processing equipment and 5 – 7 years for furniture. Accumulated depreciation at December 31, 2016 and 2015, was $81,031 and $48,824, respectively.

Northern Plains Capital Corporation

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Benefit Reserves

The Company’s liability for future policy benefits is primarily comprised of the present value of estimated future payments to or on behalf of policyholders, where the timing and amount depends on policyholder mortality or morbidity, less the present value of future net premiums. For life insurance products, expected mortality and morbidity is generally based on the Company’s historical experience or standard industry tables including a provision for the risk of adverse deviation. Interest rate assumptions are based on factors such as market conditions and expected investment returns. Although mortality, morbidity and interest rate assumptions are “locked-in” upon the issuance of new insurance with fixed and guaranteed terms, significant changes in experience or assumptions may require the Company to provide for expected future losses on a product by establishing premium deficiency reserves.

Reinsurance

The Company cedes reinsurance under various agreements allowing management to control exposure to potential losses arising from large risks and providing additional capacity for growth. Estimated reinsurance recoverable balances are reported as assets and are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts.

Policy Claims

Policy claim liabilities represent the estimated liabilities for claims reported plus estimated incurred but not yet reported claims developed from trends of historical market data applied to current exposure.

Federal Income Taxes

The Company utilizes the liability method to account for income taxes. Under such method, deferred tax assets and liabilities are determined based on differences between the financial reporting and the tax bases of assets and liabilities and are measured using the enacted tax rates. A valuation allowance is established for the amount of the deferred tax assets that exceeds the amount of the estimated future taxable income needed to utilize the future tax benefits.

Revenues and Expenses

Revenues on traditional life products consist of direct premiums reported as earned when due, net of reinsurance ceded. Liabilities for future policy benefits are provided and acquisition costs are deferred and amortized by associating benefits and expenses with earned premiums to recognize related profits over the life of the contracts. Acquisition costs are amortized over the premium paying period using the net level premium method. Traditional life insurance products are treated as long duration contracts since they are ordinary whole life insurance products, which generally remain in force for the lifetime of the insured.

Common Stock

Common stock has a $.10 par value, with dividend rights payable to holders of common stock on a pro rata basis.

Northern Plains Capital Corporation

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Net Loss per Common Share

Net loss per common share is calculated using the weighted average number of common shares subscribed outstanding or subscribed. Accordingly, the weighted average common shares outstanding or subscribed outstanding were 2,798,691 and 2,736,394 for the years ended December 31, 2016 and 2015.

Note 2 -	Investments

Investments in available-for-sale securities at December 31 are summarized as follows:

		Gross Unrealized
2016	Cost	Gains	Losses	Fair Value

Fixed maturity securities
U.S. government	$104,022	$-	$(3,678)	$100,344
U.S. government sponsored enterprise securities	479,835	323	(13,293)	466,865
Municipal bonds	546,978	-	(18,739)	528,239
Corporate bonds	1,591,064	5,202	(34,577)	1,561,689
Total fixed maturity securities	2,721,899	5,525	(70,287)	2,657,137

Equity securities
Mutual funds	1,488,565	53,079	(27,968)	1,513,676
Common stocks	137,141	32,286	(5,634)	163,793
Total equity securities	1,625,706	85,365	(33,602)	1,677,469

	$4,347,605	$90,891	$(103,889)	$4,334,606

		Gross Unrealized
2015	Cost	Gains	Losses	Fair Value

Fixed maturity securities
U.S. government sponsored enterprise securities	$1,063,878	$4,030	$(30,426)	$1,037,482

Equity securities
Mutual funds	2,409,557	22,898	(140,882)	2,291,573
Common stocks	224,331	44,962	(13,135)	256,158
Total equity securities	2,633,888	67,860	(154,017)	2,547,731

	$3,697,766	$71,890	$(184,443)	$3,585,213

Northern Plains Capital Corporation

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

The following table details the gross unrealized losses and fair value of the Company’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position:

		Unrealized
December 31, 2016	Fair Value	Loss

Fixed maturity securities
Less than 12 months
U.S. government	$100,344	$(3,678)
U.S. government sponsored enterprise securities	364,465	(13,293)
Municipal bonds	528,239	(18,739)
Corporate bonds	1,131,399	(34,577)

Equity securities
Less than 12 months
Mutual funds	809,655	(27,467)
Common stock	24,415	(5,634)
Greater than 12 months
Mutual funds	7,800	(501)

December 31, 2015	Fair Value	Loss

Fixed maturity securities
Less than 12 months
U.S. government sponsored enterprise securities	$1,037,482	$30,426

Equity securities
Less than 12 months
Mutual funds	1,680,145	95,438
Common stock	85,372	11,870
Greater than 12 months
Mutual funds	424,263	45,444
Common stock	1,468	1,264

The Company experienced no other-than-temporary declines in value of their investments during 2016 and 2015. The Company’s decision to record an impairment loss is primarily based on whether the security’s fair value is likely to remain significantly below its book value in light of all the factors considered. Factors that are considered include the length of time the security’s fair value has been below its cost amount, the severity of the decline in value, and the dividend payment history of the issuer. The Company also assesses recovery value. Any other-than-temporary impairments in equity and fixed maturity securities are recorded in the Consolidated Statements.

Northern Plains Capital Corporation

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Comprehensive Income in the periods incurred as the difference between fair value and cost. Management believes that the Company will fully recover its cost basis in the securities held at December 31, 2016, and management does not have the intent to sell nor is it more likely than not that the Company will be required to sell such securities until they recover. The fixed maturity securities at December 31, 2016, by contractual maturity, are presented below.

Due in one year or less	$39,999
Due in one year through five years	962,801
Due after five years through ten years	626,906
Due after ten years	1,027,431

$2,657,137

The certificates of deposits at December 31, 2016, by contractual maturity, are presented below.

Due in one year or less	$205,976
Due in one year through five years	202,110

$408,086

The following are the components of net investment income for the years ended December 31:

	2016	2015

Cash and cash equivalents interest	$2,514	$573
Certificates of deposit interest	5,068	7,799
Fixed maturity securities interest	58,053	13,338
Other investment income	564	1,133
Equity securities dividends and capital gains	59,411	97,160
	125,609	120,003
Investment expenses	(35,759)	(42,941)

	$89,850	$77,062

Investments made by the Company are in accordance with the Company’s Board of Directors’ approved investment policy. Dakota Capital Life must further comply with investment rules and regulations of the North Dakota Insurance Department. As of December 31, 2015, the Dakota Capital Life was out of compliance with rules and regulations of the North Dakota Insurance Department where more than the allowed amount of mutual funds were held than permitted. As of December 31, 2016, Dakota Capital Life was in compliance with these regulations.

Gross gains on investment sales of $58,799 and $134,630 were recognized during the years ended December 31, 2016 and 2015, respectively. Gross losses on investment sales of $114,895 and $42,193 were recognized during the years ended December 31, 2016 and 2015, respectively. Gross proceeds from the sale of equity securities were $972,934 and $4,249,406 during 2016 and 2015, respectively. Gross proceeds from the sale and maturity of fixed maturity securities were $1,595,766 and $1,004,778 during 2016 and 2015, respectively.

Northern Plains Capital Corporation

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Note 3 -	Fair Value Measurements

Fair value is defined to be the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level hierarchy has been established for fair value measurements based upon the inputs to the valuation of an asset or liability as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities include debt and equity securities that are traded in an active exchange market, as well as U.S. Treasury securities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 assets and liabilities include debt securities with quoted prices that are traded less frequently than exchange-traded instruments. This category generally includes certain U.S. Government and agency mortgage-backed debt securities and corporate debt securities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. This category generally includes certain private debt and equity investments.

The fair value for fixed maturity securities are based on prices provided by the Company’s custodian bank. The Company’s bonds are highly liquid, which allows for a high percentage of the portfolio to be priced through pricing services. The fair value for equities securities are based on prices provided by the Company’s custodian bank, which are obtained by publicly quoted prices. The custodian bank uses a variety of pricing sources to determine fair valuations.

The following table presents the Company’s fair value hierarchy for those financial instruments measured at fair value as of December 31:

2016	Level 1	Level 2	Level 3	Total

Fixed maturity securities
U.S. government	$100,344	$-	$-	$100,344
U.S. government sponsored enterprise securities	-	466,865	-	466,865
Municipal bonds	-	528,239	-	528,239
Corporate bonds	-	1,561,689	-	1,561,689

Equity securities
Mutual funds	1,513,676	-	-	1,513,676
Common stock	163,793	-	-	163,793

	$1,777,813	$2,556,793	$-	$4,334,606

Northern Plains Capital Corporation

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

The following table presents the Company’s fair value hierarchy for those financial instruments measured at fair value as of December 31:

2015	Level 1	Level 2	Level 3	Total

Fixed maturity securities
U.S. government sponsored enterprise securities	$-	$1,037,482	$-	$1,037,482
Equity securities
Mutual funds	2,288,856	-	-	2,288,856
Common stock	258,875	-	-	258,875

	$2,547,731	$1,037,482	$-	$3,585,213

Note 4 -	Concentration of Credit Risk

Credit risk is limited by diversifying investments. The Company maintains certificates of deposit and cash and cash equivalents at several financial institutions. The Federal Deposit Insurance Corporation insures accounts up to $250,000 at each institution. The Company has not experienced any losses in such accounts as of December 31, 2016, and through the date of this report.

Northern Plains Capital Corporation

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Note 5 -	Income Taxes

The Company and Dakota Capital Life Insurance Company file income tax returns in the U.S. federal jurisdiction and North Dakota jurisdictions. The Company has estimated tax net operating losses of approximately $2,180,684 expiring in 2028 through 2036. Dakota Capital Life Insurance Company has estimated tax net operating losses of approximately $2,131,521 expiring in 2026 through 2031.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities as of December 31 are as follows:

	2016	2015

Deferred tax assests
Loss carry forwards	$1,167,737	$1,014,063
Unrealized losses	6,721	38,271
Benefit reserves	3,155	-
Total deferred tax assets	1,177,613	1,052,334

Less valuation allowance	(1,032,323)	(906,692)

Total deferred tax assets, net of valuation allowance	145,290	145,642

Deferred tax liabilities
Deferred acquisition costs	(144,090)	(145,642)
Unrealized gains on investments	(1,200)	-
Total deferred tax liabilities	(145,290)	(145,642)

Net deferred tax assets	$-	$-

The Company and Dakota Capital have established a valuation allowance against the net deferred tax assets due to the uncertainty of their ability to be used given the lack of their taxable income to date. The Company’s 2013 through 2016 and Dakota Capital’s 2013 through 2016 tax returns remain subject to examination by tax authoritie5,290s.

The applicable tax rates utilized for determination of deferred taxes were 34% for Northern Plains and 20% for Dakota Capital. The 20% rate for Dakota Capital is due a provision in the Internal Revenue Code that allows for a permanent deduction for small life insurance companies that meet certain requirements.

As of December 31, 2016, and December 31, 2015, the Company has recognized in the financial statements the effects of all tax positions and continually evaluates expiring statutes of limitations, tax return audits, changes in tax law, and new authoritative rulings. The Company is not aware of any circumstances or events that make it reasonably possible that unrecognized tax benefits may increase or decrease significantly within 12 months of the balance sheet date. Penalties and interest assessed by taxing authorities are included in the provision for income taxes, if applicable. There were no interest or penalties paid or assessed during 2016 and 2015.

Note 6 -	Commitments

The Company entered into a two-year lease for office space, which commenced on October 1, 2016. Under the terms of the lease, rent expense is $920 per month for the first twelve months and $948 per month for the second 12 months. The Company has also entered into a one-year lease for an apartment and office space, which commenced on August 1, 2015. Under the terms of the lease, rent expense is $450 per month.

Northern Plains Capital Corporation

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Total rent expense for the years ended December 31, 2016 and 2015, was $38,289 and $68,108, respectively.

The Company also has a five-year agreement with a third-party insurance services company, which commenced on January 1, 2016. Under the terms of the agreement, the fee is variable dependent on the number of lives and other variable components. The minimum fee for service is $6,500 monthly or $78,000 annually.

The minimum total commitments under these agreements for the remaining contract periods are as follows:

Amount

2017	89,124
2018	86,532
2019	78,000
2020	78,000

The Company may be liable for future guaranty fund assessments due to insolvencies. The Company’s management believes that any ultimate contingent losses will not have a material adverse effect on the Company’s future operations and financial position. As a result, the Company did not record a liability as an estimate for such assessments at December 31, 2016.

The Company has a contract for third-party administration services with US Alliance. The fee for service is variable dependent on the number of lives and other variable components. The minimum fee for service is $6,500 monthly or $78,000 annually and expires at January 1, 2021.

The Company has a commitment to pay Reliance Standard Insurance Company (Reliance) 13.5% of all premium due related to short-term and long-term disability insurance which Reliance assumes.

Note 7 -	Reinsurance

Dakota Capital participates in reinsurance in order to provide risk diversification, additional capacity for future growth and limit the maximum net loss potential arising from large risk. The Company reinsures the following products:

Accumulator whole life product, excess of $30,000 with Optimum Re

Simplified issue term product, excess of $30,000 with Optimum Re

Traditional term product, excess of $25,000 with GenRe and US Alliance

Whole Life product, excess of $30,000 with US Alliance

Group Life product, 25% per life up to $100,000 max retention with GenRe and US Alliance

Group AD&D product, 25% per life up to $100,000 max retention with GenRe and US Alliance

Group LTD & STD, 100% Ceded to Reliance Standard Life Insurance Company

Northern Plains Capital Corporation

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

Reinsurance ceded amounts for Dakota Capital for 2016 and 2015 are summarized as follows:

	2016	2015

Premium ceded	$87,215	$38,181
Benefits ceded	41,726	-
Reserve credits ceded	16,293	-
Inforce amount allowance	(55,662,089)	(21,547,000)

Note 8 -	Stockholders’ Equity and Dividend Restrictions

Statutory restrictions limit the amount of dividends which may be paid by Dakota Capital. Generally, dividends during any year may not be paid, without prior regulatory approval, in excess of the greater of (a) 10% of statutory surplus as of the preceding December 31, or (b) statutory net gain from operations for the preceding year. For 2016, the Company cannot pay a dividend based on these restrictions without regulatory approval.

Note 9 -	Statutory Accounting Practices

Dakota Capital’s statutory-basis capital and surplus was $1,158,886 and $1,100,403 at December 31, 2016 and 2015, respectively. Statutory-basis net loss was $462,517 and $583,628 for 2016 and 2015, respectively.

Principal adjustments to statutory accounting principles amounts to derive GAAP amounts include: (a) costs of acquiring new policies are deferred and amortized; (b) benefit reserves are calculated using more realistic investment, mortality and withdrawal assumptions; (c) changes in deferred taxes associated with timing differences are recorded in net income rather than directly to equity; (d) accounting for certain investments in debt securities is at fair value with unrealized gains and losses reported as a separate component of equity; (e) statutory asset valuation reserves and interest maintenance reserves are eliminated; and (f) premiums received on annuity policies in excess of policy charges are recognized as premium revenue and benefits represent the excess of benefits paid over the policy account value and interest credited to the account values.

Note 10 -	Subsequent Events

Subsequent to December 31, 2016, the Company began negotiations for a stock merger with US Alliance Corporation. At the completion of the merger, the Company would cease to exist and Dakota Capital would remain as a separate legal entity wholly-owned by US Alliance Corporation. This merger was not finalized as of the report date.

Management has evaluated subsequent events for recognition and disclosure in the consolidated financial statements through May 16, 2017, which is the date the financial statements were available to be issued.

Northern Plains Capital Corporation

Consolidated Balance Sheets

March 31, 2017 and December 31, 20165

	March 31, 2017	December 31, 2016
	(unaudited)
Assets

Investments
Certificates of deposit, at cost	$202,110	$408,086
Available-for-sale fixed maturity securities	2,922,681	2,657,137
Available-for-sale equity securities	1,789,519	1,677,469

Total investments	4,914,310	4,742,692

Cash and cash equivalents	741,614	656,377
Amounts recoverable from reinsurers	53,138	16,293
Interest and dividends due and accrued	36,228	34,380
Deferred acquisition costs, net	815,903	869,255
Furniture and equipment, net	2,588	3,184
Other assets	32,581	35,934

Total assets	$6,596,361	$6,358,115

Liabilities
Policy liabilities
Benefit reserves	$1,051,428	$1,041,817
Policy claims	10,225	10,096
Deposit-type contracts	1,830,408	1,645,404
Advance premiums	267,886	270,870

Total policy liabilities	3,159,947	2,968,187
Other liabilities	22,975	37,740

Total liabilities	3,182,923	3,005,928

Stockholders' Equity
Common stock: par value [$.10] per share 8,000,000 shares authorized, 3,936,100 shares issued at March 31, 2017 and December 31, 2016, and 2,808,024 and 2,806,824 outstading at March 31, 2017 and December 31, 2016, respectively	393,610	393,610
Additional paid-in capital	8,581,521	8,577,021
Treasury stock (1,128,076 shares at March 31, 2017)	(1,777,914)	(1,779,414)
Accumulated deficit	(3,850,465)	(3,826,032)
Accumulated other comprehensive loss	66,687	(12,998)

Total stockholders' equity	3,413,438	3,352,187

Total liabilities and stockholders' equity	$6,596,361	$6,358,115

Northern Plains Capital Corporation

Consolidated Statements of Comprehensive Income (unaudited)

Quarters Ending March 31, 2017 and 2016

	Three Months Ended
	March 31, 2017	March 31, 2016

Revenues
Gross premiums and other considerations	$239,923	$228,127
Ceded premiums and other considerations	(25,649)	(23,324)
Net premiums and other considerations	214,274	204,803

Investment income, net of expenses	24,940	19,847
Realized gain on investments	848	(55,608)
Other income	60	102

Total revenues	240,122	169,144

Expenses
Gross death and other benefits	84,670	6,970
Ceded death and other benefits	(37,500)	-
Net death and other benefits	47,170	6,970

Increase in benefit reserves	(6,241)	102,495
Acquisition costs deferred	(14,189)	(307)
Amortization of deferred acquisition costs	67,542	14,230
Commissions	22,165	21,900
Salaries and other benefits	77,667	103,469
Office and other expenses	70,442	100,924

Total expenses	264,556	349,681

Net Loss	(24,433)	(180,537)

Net loss per common share	(0.01)	(0.06)

Other comprehensive income
Unrealized gains (losses) on investments arising during period	80,533	73,251
Less reclassification adjustment for net realized gains on investments	(848)	55,608

Other comprehensive income (loss)	79,685	128,859

Total comprehensive loss	$55,252	$(51,678)

Northern Plains Capital Corporation

Consolidated Statements of Stockholders’ Equity (unaudited)

Quarters Ended March 31, 2017 and 2016

				Accumulated
		Additional		Other
	Common	Paid-In	Treasury	Comprehensive	Accumulated
	Stock	Capital	Stock	Income	Deficit	Total

Balance, December 31, 2015	$393,610	$8,529,821	$(1,794,714)	$(112,553)	$(3,136,294)	$3,879,870

Sale of treasury stock	-	-	-	-	-	-
Other comprehensive loss	-	-	-	128,859	-	128,859

Net loss	-	-	-		(180,537)	(180,537)

Balance, March 31, 2016	$393,610	$8,529,821	$(1,794,714)	$16,306	$(3,316,831)	$3,828,193

Balance, December 31, 2016	$393,610	$8,577,021	$(1,779,414)	$(12,998)	$(3,826,032)	$3,352,187

Sale of treasury stock	-	4,500	1,500	-	-	6,000
Other comprehensive loss	-	-	-	79,685	-	79,685

Net loss	-	-	-	-	(24,433)	(24,433)

Balance, December 31, 2016	$393,610	$8,581,521	$(1,777,914)	$66,687	$(3,850,465)	$3,413,439

See Notes to Consolidated Financial Statements

Northern Plains Capital Corporation

Consolidated Statement of Cash Flows (unaudited)

Quarters Ended March 31, 2017 and 2016

	Three Months Ended
	March 31, 2017	March 31, 2016

Operating Activities
Net loss	$(24,433)	$(180,537)

Adjustments to reconcile net loss to net cash provided by operating activities
Provision for depreciation	596	-
Non-cash directors fees	6,000	-
Amortization of premium on investments	1,020	525
Realized (gain) loss on investments	(848)	55,608
Amortization of deferred acquisition costs	67,542	14,230
Acquisition costs deferred	(14,189)	(307)
Changes in operating assets and liabilities
Amounts recoverable from reinsurers	(36,845)	-
Interest and dividends due and accrued	(1,848)	4,569
Policy liabilities	191,760	309,420
Other assets	3,353	3,021
Other liabilities	(14,765)	(12,034)

Net Cash Provided by Operating Activities	177,342	194,495

Investing Activities
Purchase of equity securities	(224,678)	(583,744)
Sales of equity securities	167,336	388,702
Purchases of fixed maturity securities	(256,740)	-
Maturities of fixed maturity securities	10,000	-
Purchases of certificates of deposit	-	-
Matureities of certificates of deposit	205,976	204,440

Net Cash (Used in) Provided by Investing Activities	(98,106)	9,398

Financing Activities
Proceeds from reissuance of treasury stock	6,000	-
Purchase of treasury stock	-	-

Net Cash Provided by Financing Activities	6,000	-

Increase (Decrease) in Cash	85,236	203,893

Cash and Cash Equivalents, Beginning of Period	656,377	423,671

Cash and Cash Equivalents at End of Period	$741,614	$627,564

See Notes to Consolidated Financial Statements

Northern Plains Capital Corporation

Notes to Consolidated Financial Statements

Quarters Ended March 31, 2017 and 2016

Note 1 -	Nature of Operations and Accounting Policies

Nature of Operations

Northern Plains Capital Corporation (“Northern Plains” or the “Company”), was incorporated in North Dakota on October 2, 2008, for the primary purpose of organizing a life insurance subsidiary. The Company raised $150,000 from the initial offering of 1,500,000 common shares subscribed. After the initial offering, the Company undertook a private placement of 750,000 shares for gross proceeds of $750,000. At the request of the North Dakota Securities Department, each North Dakota outside director was required to contribute an additional $6,000 to match the maximum subscription of $10,000. Accordingly, the Company undertook an additional private placement of 36,000 shares for gross proceeds of $36,000. On December 16, 2009, the Company’s intrastate public stock offering filed with the North Dakota Securities Department for $7,500,000, which included a 10% “over-sale” provision (additional sales of $750,000), was declared effective. The offering was completed on December 16, 2011. The Company raised $8,250,500 from the sale of 1,650,100 shares from this offering.

Northern Plains Capital Corporation has a wholly owned life insurance subsidiary, Dakota Capital Life Insurance Company (“Dakota Capital”) domiciled in North Dakota. Dakota Capital was incorporated on July 15, 2011, and was initially capitalized with $1,500,000 on October 26, 2011. Subsequent capital contributions, including $500,000 in 2015 and 2016 and $200,000 in 2017, have been made by Northern Plains and now Dakota’s capital is $3,700,000. Dakota Capital Life Insurance Company was formed to be a life insurance company and initially operate in the state of North Dakota. On January 24, 2012, Dakota Capital received its certificate of authority from the North Dakota Department of Insurance and commenced operations. Dakota Capital began issuing business on May 29, 2012.

Dakota Capital’s initial operations involved the sale of a modified premium whole life insurance policy with a flexible premium deferred annuity rider in the state of North Dakota. A modified premium whole life insurance policy requires premium payments to be made for a certain number of years after which the policyholder is entitled to full policy benefits. Dakota Capital has expanded its product offerings to include a full suite of individual life and group benefits policies.

These entities are collectively hereinafter referred to as the “Company”.

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts and operations of Northern Plains and Dakota Capital. All intercompany accounts and transactions are eliminated in consolidation.

Northern Plains Capital Corporation

Notes to Consolidated Financial Statements

Quarters Ended March 31, 2017 and 2016

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly-liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Investments

The Company classifies all fixed maturity and equity securities as available-for-sale. Available-for-sale securities are carried at fair value with unrealized gains and losses, net of applicable deferred taxes, reported in other comprehensive income. Certificates of deposit are carried at deposit balance. The Company limits its investment in certificates of deposit to accounts that are federally insured. Realized gains and losses on the sale of investments are recognized in operations on the specific identification basis. Interest and dividends earned on investments are included in net investment income.

Deferred Acquisition Costs

Commissions and other acquisition costs, which vary with and are primarily related to the production of new business, are deferred and amortized in a systematic manner based on the related contract revenues or gross profits as appropriate. Recoverability of deferred acquisition costs is evaluated periodically by comparing the current estimate of the present value of expected pretax future profits to the unamortized asset balance. If this current estimate is less than the existing balance, the difference is charged to expense.

Deferred acquisition costs for traditional life insurance contracts are deferred to the extent deemed recoverable and amortized over the premium paying period of the related policies using assumptions consistent with those used in computing future policy benefit liabilities.

Furniture and Equipment

Furniture and equipment is stated at cost less accumulated depreciation. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method for financial and tax reporting purposes. The estimated life used in determining depreciation is 3 years for electronic data processing equipment and 5 - 7 years for furniture. Accumulated depreciation at December 31, 2016 and 2015, was $81,031 and $48,824, respectively.

Northern Plains Capital Corporation

Notes to Consolidated Financial Statements

Quarters Ended March 31, 2017 and 2016

Benefit Reserves

The Company’s liability for future policy benefits is primarily comprised of the present value of estimated future payments to or on behalf of policyholders, where the timing and amount depends on policyholder mortality or morbidity, less the present value of future net premiums. For life insurance products, expected mortality and morbidity is generally based on the Company’s historical experience or standard industry tables including a provision for the risk of adverse deviation. Interest rate assumptions are based on factors such as market conditions and expected investment returns. Although mortality, morbidity and interest rate assumptions are “locked-in” upon the issuance of new insurance with fixed and guaranteed terms, significant changes in experience or assumptions may require the Company to provide for expected future losses on a product by establishing premium deficiency reserves.

Reinsurance

The Company cedes reinsurance under various agreements allowing management to control exposure to potential losses arising from large risks and providing additional capacity for growth. Estimated reinsurance recoverable balances are reported as assets and are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts.

Policy Claims

Policy claim liabilities represent the estimated liabilities for claims reported plus estimated incurred but not yet reported claims developed from trends of historical market data applied to current exposure.

Federal Income Taxes

The Company utilizes the liability method to account for income taxes. Under such method, deferred tax assets and liabilities are determined based on differences between the financial reporting and the tax bases of assets and liabilities and are measured using the enacted tax rates. A valuation allowance is established for the amount of the deferred tax assets that exceeds the amount of the estimated future taxable income needed to utilize the future tax benefits.

Revenues and Expenses

Revenues on traditional life products consist of direct premiums reported as earned when due, net of reinsurance ceded. Liabilities for future policy benefits are provided and acquisition costs are deferred and amortized by associating benefits and expenses with earned premiums to recognize related profits over the life of the contracts. Acquisition costs are amortized over the premium paying period using the net level premium method. Traditional life insurance products are treated as long duration contracts since they are ordinary whole life insurance products, which generally remain in force for the lifetime of the insured.

Common Stock

Common stock has a $.10 par value, with dividend rights payable to holders of common stock on a pro rata basis.

Northern Plains Capital Corporation

Notes to Consolidated Financial Statements

Quarters Ended March 31, 2017 and 2016

Net Loss per Common Share

Net loss per common share is calculated using the weighted average number of common shares subscribed outstanding or subscribed. Accordingly, the weighted average common shares outstanding or subscribed outstanding were 2,807,224 and 2,794,624 for the quarters ended March 31, 2017 and 2016.

Note 2 -	Investments

Investments in available-for-sale securities at March 31, 2017 and December 31, 2016 are summarized as follows:

		Gross Unrealized
March 31, 2017	Cost	Gains	Losses	Fair Value
	(unaudited)
Fixed maturity securities
U.S. government	$103,814	$-	$(3,291)	$100,523
U.S. government sponsored enterprise securities	479,568	284	(11,742)	468,110
Municipal bonds	536,185	-	(17,182)	519,003
Corporate bonds	1,841,936	13,284	(20,176)	1,835,044
Total fixed maturity securities	2,961,503	13,568	(52,391)	2,922,681

Equity securities
Mutual funds	1,546,868	91,581	(20,152)	1,618,297
Common stocks	137,141	40,110	(6,029)	171,222

	$4,645,513	$145,259	$(78,572)	$4,712,200

		Gross Unrealized
December 31, 2016	Cost	Gains	Losses	Fair Value

Fixed maturity securities
U.S. government	$104,022	$-	$(3,678)	$100,344
U.S. government sponsored enterprise securities	479,835	323	(13,293)	466,865
Municipal bonds	546,978	-	(18,739)	528,239
Corporate bonds	1,591,064	5,202	(34,577)	1,561,689
Total fixed maturity securities	2,721,899	5,525	(70,287)	2,657,137

Equity securities
Mutual funds	1,488,563	53,080	(27,968)	1,513,676
Common stocks	137,141	32,286	(5,634)	163,793

	$4,347,604	$90,891	$(103,889)	$4,334,606

Northern Plains Capital Corporation

Notes to Consolidated Financial Statements

Quarters Ended March 31, 2017 and 2016

The following table details the gross unrealized losses and fair value of the Company’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position:

		Unrealized
March 31, 2017	Fair Value	Loss
	(unaudited)
Fixed maturity securities
Less than 12 months
U.S. government	$100,523	$(3,291)
U.S. government sponsored enterprise securities	315,920	(11,742)
Municipal bonds	519,003	(17,182)
Corporate bonds	1,009,294	(20,176)

Equity securities
Less than 12 months
Mutual funds	470,727	(27,968)
Common stock	19,130	(6,089)

December 31, 2016	Fair Value	Unrealized Loss

Fixed maturity securities
Less than 12 months
U.S. government	$100,344	$(3,678)
U.S. government sponsored enterprise securities	364,465	(13,293)
Municipal bonds	528,239	(18,739)
Corporate bonds	1,131,399	(34,577)

Equity securities
Less than 12 months
Mutual funds	809,655	(27,467)
Common stock	24,415	(5,634)
Greater than 12 months
Mutual funds	7,800	(501)

The Company’s decision to record an impairment loss is primarily based on whether the security’s fair value is likely to remain significantly below its book value in light of all the factors considered. Factors that are considered include the length of time the security’s fair value has been below its cost amount, the severity of the decline in value, and the dividend payment history of the issuer. The Company also assesses recovery value. Any other-than-temporary impairments on equity securities are recorded in the Consolidated Statements.

Comprehensive Income in the periods incurred as the difference between fair value and cost. Management believes that the Company will fully recover its cost basis in the securities held at March 31, 2017, and management does not have the intent to sell nor is it more likely than not that the Company will be required to sell such securities until they recover. The fixed maturity securities at March 31, 2017, by contractual maturity, are presented in the following table.

Northern Plains Capital Corporation

Notes to Consolidated Financial Statements

Quarters Ended March 31, 2017 and 2016

Due in one year or less	$91,991
Due in one year through five years	962,797
Due after five years through ten years	834,325
Due after ten years	1,033,568

Total	$2,922,681

The certificates of deposit at March 31, 2017, by contractual maturity, are presented below.

Due in one year or less	$202,110

Investments made by the Company are in accordance with the Company’s Board of Directors’ approved investment policy. Dakota Capital Life must further comply with investment rules and regulations of the North Dakota Insurance Department. As of March 31, 2017 and December 31, 2016 Dakota Capital Life was in compliance with these regulations.

Northern Plains Capital Corporation

Notes to Consolidated Financial Statements

V Quarters Ended March 31, 2017 and 2016

Note 3 -	Fair Value Measurements

Fair value is defined to be the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level hierarchy has been established for fair value measurements based upon the inputs to the valuation of an asset or liability as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities include debt and equity securities that are traded in an active exchange market, as well as U.S. Treasury securities.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 assets and liabilities include debt securities with quoted prices that are traded less frequently than exchange-traded instruments. This category generally includes certain U.S. Government and agency mortgage-backed debt securities and corporate debt securities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. This category generally includes certain private debt and equity investments.

The fair value for fixed maturity securities are based on prices provided by the Company’s custodian bank. The Company’s bonds are highly liquid, which allows for a high percentage of the portfolio to be priced through pricing services. The fair value for equities securities are based on prices provided by the Company’s custodian bank, which are obtained by publicly quoted prices. The custodian bank uses a variety of pricing sources to determine fair valuations.

The following table presents the Company’s fair value hierarchy for those financial instruments measured at fair value as of March 31, 2017:

March 31, 2017	Level 1	Level 2	Level 3	Total
	(unaudited)
Fixed maturity securities
U.S. government	$100,523	$-	$-	$100,523
U.S. government sponsored enterprise securities	-	468,110	-	468,110
Municipal bonds	-	519,003	-	519,003
Corporate bonds	-	1,835,044	-	1,835,044

Equity securities
Mutual funds	1,618,297	-	-	1,618,297
Common stock	171,222	-	-	171,222

	$1,890,042	$2,822,158	$-	$4,712,200

Northern Plains Capital Corporation

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

The following table presents the Company’s fair value hierarchy for those financial instruments measured at fair value as of December 31, 2016:

December 31, 2016	Level 1	Level 2	Level 3	Total

Fixed maturity securities
U.S. government	$100,344	$-	$-	$100,344
U.S. government sponsored enterprise securities	-	466,865	-	466,865
Municipal bonds	-	528,239	-	528,239
Corporate bonds	-	1,561,689	-	1,561,689

Equity securities
Mutual funds	1,513,676	-	-	1,513,676
Common stock	163,793	-	-	163,793

	$1,777,813	$2,556,793	$-	$4,334,606

Note 4 -	Concentration of Credit Risk

Credit risk is limited by diversifying investments. The Company maintains certificates of deposit and cash and cash equivalents at several financial institutions. The Federal Deposit Insurance Corporation insures accounts up to $250,000 at each institution. The Company has not experienced any losses in such accounts as of March 31, 2017, and through the date of this report.

Note 5 -	Income Taxes

The Company and Dakota Capital file income tax returns in the U.S. federal jurisdiction and North Dakota. The Company has estimated tax net operating losses of approximately $2,185,000 expiring in 2028 through 2035. Dakota Capital has estimated tax net operating losses of approximately $2,140,000 expiring in 2026 through 2030.

APPENDIX A

PLAN AND AGREEMENT OF MERGER

US ALLIANCE CORPORATION,

ALLIANCE MERGER SUB, INC.

AND

NORTHERN PLAINS CAPITAL CORPORATION

This Plan and Agreement of Merger (the “Agreement”) is entered into as of this [__] day of May, 2017, by and among US Alliance Corporation, a Kansas corporation (“USAC”), Alliance Merger Sub, Inc., a North Dakota corporation (“ANDC”), and Northern Plains Capital Corporation, a North Dakota corporation (“NPCC”).

NPCC owns all the outstanding capital stock of Dakota Capital Life Insurance Company (“DCLIC”). USAC owns all the outstanding capital stock of ANDC, a North Dakota corporation (“ANDC”). The respective Boards of Directors of USAC, ANDC and NPCC have determined that this Agreement and the transactions contemplated by this Agreement are advisable, fair and in the best interests of their respective shareholders, and they have approved the merger of NPCC with and into ANDC, with ANDC continuing after the Merger as the surviving corporation (the “Merger”), and have resolved to recommend adoption of this Agreement by the shareholders of NPCC, on the terms and subject to the conditions set forth in this Agreement.

Therefore, in consideration of the foregoing, the respective representations, warranties, covenants and agreements set forth in this Agreement, and other valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties to this Agreement agree as follows:

ARTICLE 1
The Merger

1.1          The Merger. At the Effective Date (as hereinafter defined), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the North Dakota Business Corporation Act (the “NDBCA”), NPCC shall be merged with and into ANDC, whereupon the separate corporate existence of NPCC shall cease and ANDC shall continue as the surviving company in the Merger (the “Surviving Corporation”) and a direct wholly owned Subsidiary of USAC.

1.2          Closing.

(a)          The closing of the Merger (the “Closing”) shall take place at the offices of Lathrop & Gage LLP, 2345 Grand Boulevard, Suite 2200, Kansas City, Missouri 64108 at 10:00 a.m., local time, on a date to be specified by the parties (the “Closing Date”) which shall be no later than the fifth Business Day after the satisfaction or waiver (to the extent permitted by applicable Law (as hereinafter defined)) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as NPCC and USAC agree upon in writing.

(b)          At the Closing, NPCC shall take the action described in Section 1.3 and shall deliver, or cause to be delivered, to USAC:

(i)     The certificate described in Section 6.3(c), duly executed by NPCC as of the Closing Date; and

(ii)     The resolutions described in Section 6.3(d), certified as of the Closing Date by NPCC’s secretary.

(c)          At the Closing, USAC shall deliver, or cause to be delivered, the certificate described in Section 6.2(c), duly executed by USAC as of the Closing Date, to each of the Director Shareholders.

1.3         Effective Date. On the Closing Date, NPCC and USAC shall cause the Merger to be consummated by executing and filing articles of merger (the “Articles of Merger”) with the Secretary of State of the State of North Dakota in accordance with Section 10-19.1-102 of the NDBCA. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of North Dakota and a certificate of merger is issued by the Secretary of State of the State of North Dakota, or at such later date or time as may be agreed by USAC and NPCC in writing and specified in the Articles of Merger in accordance with the NDBCA (such time as the Merger becomes effective is referred to in this Agreement as the “Effective Date”). For accounting purposes, the Agreement shall be effective as of 12:01 a.m., on the Effective Date.

1.4         Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the NDBCA.

1.5         Articles of Incorporation and Bylaws of the Surviving Corporation.

(a)          The Articles of Incorporation of ANDC, as in effect immediately before the Effective Date, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable Law.

(b)          The Bylaws of ANDC, as in effect immediately before the Effective Date, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable Law.

1.6         Directors. Subject to applicable Law, the directors of ANDC immediately before the Effective Date shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

1.7         Officers. The officers of ANDC immediately before the Effective Date shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

1.8         Tax Treatment of Merger. The Merger (a) shall qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Code by virtue of Section 368(a)(2)(D) of the Code and (b) shall not result in gain or loss to the extent provided in Sections 354, 356, and 361 of the Code. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

ARTICLE 2
MERGER CONSIDERATION

2.1         Effect on Capital Stock. At the Effective Date, by virtue of the Merger and without any action on the part of NPCC, USAC, ANDC or the holders of any securities of NPCC, USAC or ANDC:

(a)          Conversion of NPCC Common Stock. Subject to Sections 2.1(b) and 2.1(d), each issued and outstanding share of common stock, par value $0.10 per share, of NPCC outstanding immediately before the Effective Date (such shares, collectively, “NPCC Common Stock” and each, a “Share”), other than (i) any Cancelled Shares (as defined, and to the extent provided in, Section 2.1(b)), and (ii) any Dissenting Shares and any shares with respect to which a Notice of Dissent has been timely delivered (as defined, and to the extent provided in, Section 2.1(d)), shall thereupon be converted automatically into and shall thereafter represent the right to receive (without further action except as set forth in this Agreement) .5841 shares of the $0.10 par value common stock of USAC (the “USAC Common Stock”), with fractional shares rounded up to the nearest whole share (the “Merger Consideration”). Such ratio of NPCC Common Stock to USAC Common Stock is referred to in this Agreement as the “Exchange Ratio.” All Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 2.1 shall be automatically cancelled and shall cease to exist, and the holders of certificates that immediately before the Effective Date represented such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration.

(b)          Treasury Shares. Each Share that NPCC holds immediately before the Effective Date (in each case, other than any Shares held on behalf of third parties) (the “Cancelled Shares”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation and retirement.

(c)          Adjustments. If at any time during the period between the date of this Agreement and the Effective Date, any change in the outstanding shares of NPCC Common Stock, or securities convertible or exchangeable into or exercisable for shares of NPCC Common Stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, merger, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted to reflect such change; provided that nothing in this Agreement shall be construed to permit NPCC to take any action with respect to its securities that is prohibited or not expressly permitted by the terms of this Agreement.

(d)          Dissenters’ Rights.

(i)     Any shares of issued and outstanding NPCC Common Stock that are held by a shareholder that properly prefects its rights to dissent to the Merger in accordance with Section 10-19.1-87 through -88 of the NDBCA (any such shares, “Dissenting Shares”) shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but instead such shareholder shall be entitled to payment of the fair value of such Dissenting Shares, which NPCC has determined to be $1.19 per share, based on the book value of NPCC as of December 31, 2016. A shareholder shall perfect its right to dissent by (A) delivering to NPCC, prior to the NPCC Meeting, written notice of such shareholder’s intent to dissent to the Merger (a “Notice of Dissent”), (B) not voting in favor of the Merger, (C) if the Merger is approved at the NPCC Meeting, delivering to NPCC any certificated Dissenting Shares held by such shareholder, along with written demand for payment of the fair value of the Dissenting Shares within thirty (30) days’ after such shareholder’s receipt of written notice from NPCC setting forth the address to which the shareholder’s certificates and payment demand must be sent (the “Demand Period”), and (D) otherwise complying with the provisions of Section 10-19.1-88 of the NDBCA.

(ii)     Any Dissenting Shares with respect to which dissenter’s rights have been perfected as of the Effective Date, and any Dissenting Shares with respect to which dissenter’s rights are perfected following the Effective Date, shall, as of the Effective Date or the date such dissenter’s rights are perfected, as applicable, no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with Section 10-19.1-87 through -88 of the NDBCA

(iii)     Shares of NPCC Common Stock held by a shareholder that has delivered a Notice of Dissent but fails to perfect its dissenter’s rights or effectively withdraws or loses such right to dissent and demand payment shall, upon expiration of the Demand Period or earlier withdrawal of payment demand, thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Date, the Merger Consideration for each such share of NPCC Common Stock, in accordance with Section 2.1(a), without any interest thereon.

(iv)     NPCC shall give USAC (i) prompt notice of all written demands to exercise dissenter’s rights in respect of any shares of NPCC Common Stock (including all Notices of Dissent received prior to the NPCC Meeting), attempted withdrawals of such demands and any other instruments served under the NDBCA and received by NPCC relating to shareholders’ dissenter’s rights and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to demands for fair value under the NDBCA. NPCC shall not, except with USAC’s prior written consent, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment.

2.2         Exchange of Certificates.

(a)          Authorized Merger Consideration. At or before the Effective Date, USAC’s Board of Directors shall authorize for issuance shares of USAC Common Stock sufficient to pay the aggregate Merger Consideration in exchange for all of the Shares outstanding immediately before the Effective Date (other than the Excluded Shares), to be issued upon due surrender of the certificates that immediately before the Effective Date represented Shares (“Certificates”) (or effective affidavits of loss in lieu thereof).

(b)          Escrow.

(i)       For purposes of this Agreement, “Director Shareholders” shall mean the members of NPCC’s Board of Directors immediately before the Closing.

(ii)      On or before the Closing, USAC, NPCC and Capital City Bank (“Escrow Agent”) shall enter into an escrow agreement in substantially the form of Exhibit 2.2(b) attached to this Agreement, under which the Escrow Agent shall hold the Escrowed Shares (as defined in Section 2.2(b)(iii) below) for two years after the Effective Date in accordance with the Escrow Agreement.

(iii)     At the Closing, USAC shall deposit the USAC Shares to be issued to Director Shareholders under Section 2.2 into escrow with the Escrow Agent, to be held for two years after the Effective Date in accordance with the Escrow Agreement (such escrowed shares being the “Escrowed Shares”). For clarity, the Escrowed Shares shall be those otherwise to be issued to the Director Shareholders under Section 2.2 (not those issuable thereunder to other NPCC shareholders).

(iv)     Distribution of Escrowed Shares. As more fully described in the Escrow Agreement, on the date that is two years after the Effective Date (or, if any dispute with the Surviving Corporation regarding any matter relating to this Agreement is then pending, on the thirtieth (30th) day following the final resolution of such dispute), the Director Shareholders shall request, in the manner set forth in the Escrow Agreement, the distribution of the USAC Shares then remaining in the Escrow to each Director Shareholders, each in such Director Shareholders’s pro rata share of the then-existing Escrowed Shares.

(c)          Merger Consideration Issuance Procedures.

(i)      USAC shall serve as exchange agent ("Exchange Agent") to accept surrender of the certificates representing the shares of NPCC Common Stock and to deliver, for such surrendered certificates, shares of USAC Common Stock.

(ii)     As soon as reasonably practicable after the Effective Date and in any event not later than the third Business Day following the Effective Date, USAC shall mail to each holder of record of Shares whose Shares were converted into the Merger Consideration under Section 2.1, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates (or effective affidavits of loss in lieu thereof) to USAC and shall be in such form and have such other provisions as USAC shall reasonably determine) and (B) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) in exchange for the Merger Consideration.

(iii)     Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) to USAC together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents that USAC may reasonably require, the holder of such Certificates shall be entitled to receive in exchange therefor that number of shares of USAC Common Stock that is equal to the product of (x) the number of Shares represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) multiplied by (y) the Exchange Ratio. No interest will be paid or accrued on any amount payable upon due surrender of Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer or stock records of NPCC, the Merger Consideration to be issued upon due surrender of such Shares may be issued to the transferee of such Shares only if the Certificate formerly representing such Shares is presented to USAC, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other Taxes (as hereinafter defined) have been paid or are not applicable.

(iv)     Notwithstanding any provision of this Section 2.2(c) to the contrary, the aggregate number of shares of USAC Common Stock otherwise issuable to the Director Shareholders under this Section 2.2 shall be reduced by the number of Escrowed Shares, on a pro rata basis, pending the distribution of such Escrowed Shares from the escrow in accordance with the terms of the Escrow Agreement.

(d)         Closing of Transfer Books. At the Effective Date, the stock transfer books of NPCC shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately before the Effective Date. If, after the Effective Date, Certificates are presented to the Surviving Corporation or USAC for transfer, they shall be cancelled and exchanged for the issuance of Merger Consideration in the proper amount pursuant to and subject to the requirements of this Article 2.

(e)         No Liability. Notwithstanding anything in this Agreement to the contrary, none of NPCC, USAC, ANDC, the Surviving Corporation, or any other person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f)         Lost Certificates. In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by USAC, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, USAC will issue, in exchange for such lost, stolen or destroyed Certificate, the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Exchange Ratio.

2.3         Unclaimed Merger Consideration. If outstanding certificates for Shares of NPCC Common Stock are not surrendered or the USAC Common Stock into which such Shares are converted at the Effective Date are not claimed before the date on which such USAC Common Stock would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and other applicable law, become the property of USAC (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any persons previously entitled to such items. Notwithstanding the foregoing, neither USAC nor the Surviving Corporation shall be liable to any holder of Shares of NPCC Common Stock for any amount paid to any governmental unit or agency having jurisdiction of such unclaimed item under the abandoned property or other applicable law of such jurisdiction.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF NPCC

Except as disclosed in the correspondingly numbered sections of the disclosure schedule delivered by NPCC to USAC before the execution of this Agreement (the “NPCC Disclosure Schedule”), NPCC represents and warrants to USAC as follows:

3.1         Organization; Qualification; Subsidiaries.

(a)         Each of NPCC and DCLIC is a corporation duly organized, validly existing and in good standing under the Laws of the State of North Dakota. Each of NPCC and DCLIC has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

(b)         Each of NPCC and DCLIC is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a NPCC Material Adverse Effect. The organizational or governing documents of NPCC and DCLIC, complete and accurate copies of which NPCC has previously provided to USAC, are in full force and effect. Neither NPCC nor DCLIC is in violation of its organizational or governing documents.

(c)         As used in this Agreement, any reference to any fact, circumstance, event, change, effect or occurrence having a “NPCC Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence (whether or not foreseeable as of the date of this Agreement) that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences (whether or not such fact, circumstance, event, change, effect or occurrence has, during the period or at any time in question, manifested itself in the historical financial statements of NPCC or DCLIC), (i) has had, is or is reasonably expected to have a material adverse effect on the historical or near-term or long-term assets, properties, business, results of operation or condition (financial or otherwise) of NPCC and DCLIC, taken as a whole, or (ii) that would be reasonably expected to prevent or materially delay or materially impair the ability of NPCC to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

(d)         The Articles of Incorporation and Bylaws of NPCC and DCLIC, complete and accurate copies of which have been delivered to USAC, are complete and accurate and the minute books of such corporations contain a record of all meetings and corporate actions of the shareholders and NPCC’s Board of Directors and DCLIC that is complete and accurate in all material respects.

3.2         Capitalization.

(a)         The authorized capital stock of NPCC consists of 8,000,000 shares of the NPCC Common Stock. As of the date of this Agreement, (i) 2,810,624 shares of NPCC Common Stock were issued and outstanding, (ii) 1,125,476 shares of NPCC Common Stock were held in treasury, (iii) no shares of NPCC Common Stock were reserved for issuance under any incentive stock plan or subject to any outstanding stock option or warrant, and (iv) neither NPCC nor DCLIC has any incentive stock plan or any outstanding stock option or warrant. All outstanding shares of NPCC Common Stock are or will be duly authorized, validly issued, fully paid and non-assessable and issued in compliance with all applicable securities Laws and are not subject to and were not issued in violation of any applicable Law (including any state or federal securities Law) or any purchase option, call option, right of first refusal, right of first offer, preemptive right, subscription right or any similar right.

(b)         Except as set forth in subsection (a) above, (i) NPCC does not have any shares of its capital stock issued or outstanding, and (ii) there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock or other equity interests to which NPCC or DCLIC is a party obligating NPCC or DCLIC to:

(1)     issue, transfer or sell any shares of capital stock or other equity interests of NPCC or DCLIC or securities convertible into or exchangeable for such shares or equity interests,

(2)     grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement,

(3)     redeem or otherwise acquire any such shares of capital stock or other equity interests or

(4)     provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary.

(c)         Neither NPCC nor DCLIC has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of NPCC or DCLIC on any matter.

(d)         There are no shareholder agreements, voting trusts or other agreements or understandings to which NPCC or DCLIC or (to the Knowledge of NPCC) any shareholder of NPCC is a party with respect to the voting of the capital stock or other equity interest of NPCC or DCLIC.

(e)         No holder of securities in NPCC or DCLIC has any right to have such securities registered by NPCC or DCLIC, as the case may be.

(f)         There are no agreements requiring NPCC to make contributions to the capital of, or lend or advance funds to, DCLIC.

3.3         Subsidiaries. NPCC does not own, directly or indirectly, any capital stock, voting securities or equity interests in any Person other than DCLIC (DCLIC does have an equity and fixed income portfolio). The outstanding shares of capital stock of, or other equity interests in, DCLIC have been duly authorized and validly issued, are fully paid and nonassessable, and are owned directly by NPCC free and clear of all liens, claims, deeds of trust, options, rights of first refusal, restrictive covenants, pledges, charges, mortgages, encumbrances, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, and the rules and regulations promulgated thereunder (the “Securities Act”), and the “blue sky” laws of the various States of the United States) (collectively, “Liens”).

3.4         Corporate Authority; No Violation.

(a)         NPCC has the requisite corporate power and authority to enter into this Agreement and, subject to receipt of the approval of NPCC’s shareholders in accordance with the NDBCA (the “NPCC Shareholder Approval”) and the NPCC Approvals, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by the NPCC’s Board of Directors, and, except for NPCC Shareholder Approval, no other corporate proceedings on the part of NPCC are necessary to authorize the consummation of the transactions contemplated by this Agreement. As of the date of this Agreement, the NPCC’s Board of Directors has unanimously (i) determined that it is in the best interests of NPCC and its shareholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger, and (iii) resolved to recommend that NPCC’s shareholders approve this Agreement and the transactions contemplated by this Agreement (such recommendation as described in this clause (iii), the “Recommendation”).

(b)         This Agreement has been duly and validly executed and delivered by NPCC and, assuming this Agreement constitutes the valid and binding agreement of USAC, constitutes the valid and binding agreement of NPCC, enforceable against NPCC in accordance with its terms, except that such enforceability (1) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally; (2) is subject to the NPCC Shareholder Approval and the NPCC Approvals; and (3) is subject to general principles of equity, whether considered in a proceeding at law or in equity (clauses (1) and (3), collectively, the “Bankruptcy and Equity Exception”).

(c)         Other than in connection with or in compliance with (i) the NDBCA, (ii) the Securities Act, (iii) the North Dakota Securities Act of 1951 (the “NDSA”), and (iv) the Title 26.1 of the North Dakota Century Code (the “NDCC”) (collectively, the “NPCC Approvals”), no authorization, consent or approval of, or filing with, any transnational, domestic or foreign federal, state or local governmental or regulatory agency, commission, court, body, entity or authority, including any political subdivision thereof (each, a “Governmental Entity”) is necessary, under applicable Law, for the consummation of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not have, individually or in the aggregate, a NPCC Material Adverse Effect.

(d)         The execution and delivery by NPCC of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) result in any violation of, or default under, require consent under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, NPCC Permit, concession, franchise, right or license binding upon NPCC or DCLIC or result in the creation of any Lien upon any of the properties or assets of NPCC or DCLIC, (ii) conflict with or result in any violation of any provision of the Articles of Incorporation or Bylaws or other equivalent organizational document, in each case as amended, of NPCC or DCLIC, or (iii) conflict with or violate any applicable Laws, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not have, individually or in the aggregate, a NPCC Material Adverse Effect.

3.5         Reports and Financial Statements.

(a)         The December 31, 2016 audited consolidated financial statements of NPCC and the December 31, 2016 audited statutory financial statements of DCLIC (including all related notes and schedules) of NPCC and DCLIC, and the unaudited financial statements of NPCC and DCLIC provided to USAC after the date of this Agreement (collectively, the “Financial Statements”),

(i)     fairly present or will fairly present, as the case may be, in all material respects, the financial position of NPCC and DCLIC, as at the respective dates thereof, and the results of their operations and their cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto),

(ii)     have been or will be, as the case may be, prepared from, are in accordance with, and accurately reflect the books and records of NPCC and DCLIC in all material respects, and

(iii)     have been or will be, as the case may be, prepared in compliance in all material respects with applicable accounting requirements and with the published rules and regulations of the Securities Department with respect thereto and United States generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

(b)         NPCC previously has delivered to USAC complete and accurate copies of (i) the Annual Statements of DCLIC for each of the years ended December 31, 2014, 2015 and 2016 (including the supporting memorandum to the actuarial opinions given in connection with such Annual Statements); and (ii) the Quarterly Statement of DCLIC for the first quarter of 2017. Each of the foregoing statements (A) complied in all material respects with all applicable Laws when so filed, (B) was prepared in accordance with SAP (except as may be noted therein or in the notes thereto), (C) is true and complete in all material respects as of the date thereof, and (D) presents fairly the financial position of DCLIC as of the respective dates thereof and the related summary of operations and changes in capital and surplus and in cash flows of DCLIC for and during the respective periods covered thereby. No material deficiency has been asserted by any insurance regulatory authority with respect to any such statement.

(c)         NPCC has made available to USAC (i) each insurance holding company filing, statement or report filed by NPCC with any Governmental Entity, (ii) each annual and quarterly statement filed with or submitted to insurance regulatory authorities of any jurisdiction by NPCC or DCLIC, and (iii) any reports of examination (including, without limitation, financial, market conduct and similar examinations) of NPCC or DCLIC issued by any Governmental Entity, in each case since December 31, 2015. To the Knowledge of NPCC, all deficiencies or violations noted in such examination reports have been resolved to the satisfaction of the Governmental Entity that noted such deficiencies or violations. To the Knowledge of NPCC, NPCC and DCLIC have filed all material reports, statements, documents, registrations, filings or submissions required to be filed by NPCC or DCLIC with any Governmental Entity since December 31, 2013. All reports, statements, documents, registrations, filings and submissions required to be filed by NPCC or DCLIC with any Governmental Entity since December 31, 2013, were in compliance in all material respects with all applicable Laws when filed, and no deficiencies have been asserted by any such Governmental Entity with respect to such reports, statements, documents, registrations, filings or submissions that have not been satisfied.

3.6         No Undisclosed Liabilities.

(a)         Except (i) as reflected or reserved against in the Financial Statements, (ii) for transactions expressly contemplated by this Agreement, (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2016, or (iv) for liabilities and obligations that, individually or in the aggregate, do not exceed $5,000, neither NPCC nor DCLIC has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, whether known or unknown and whether due or to become due.

(b)         Except for regular periodic assessments in the ordinary course of business, no claim or assessment is pending nor, to the Knowledge of NPCC, threatened against NPCC or DCLIC by any state insurance guaranty association in connection with such association’s fund relating to insolvent insurers.

3.7         Compliance with Law.

(a)         NPCC and DCLIC are, and since January 1, 2014, have been (and, to the Knowledge of NPCC, all Affiliates thereof or other Persons acting on their behalf are), in compliance with and are not in default under or in violation of any applicable federal, state, local or foreign or provincial law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of or undertaking to or agreement with any Governmental Entity, including common law, (collectively, “Laws” and each, a “Law”), except where such non-compliance, default or violation: would not reasonably be expected to have, individually or in the aggregate, a NPCC Material Adverse Effect. Without limiting the generality of the foregoing, all insurance business underwritten or reinsured by DCLIC was marketed and produced, and has been administered, in material compliance with all applicable Laws.

(b)         As of the date of this Agreement, neither NPCC nor DCLIC has received notice of any investigation or review by any Governmental Entity, and to the Knowledge of NPCC, no such investigation or review is pending or threatened, other than those the outcome of which could not, individually or in the aggregate, reasonably be expected to result in a NPCC Material Adverse Effect.

(c)         Section 3.7(e) of NPCC Disclosure Schedule sets forth a list of all associations, industry or trade groups or similar organizations of which NPCC or DCLIC is a member and the amount of all dues and fees payable by NPCC or DCLIC in connection with such membership.

3.8         Intentionally Withheld.

3.9         Employee Benefit Plans.

(a)         Section 3.9(a) of NPCC Disclosure Schedule lists all NPCC Benefit Plans. “NPCC Benefit Plans” means (i) all “employee benefit plans” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA), whether written or oral, (ii) all plans, programs, policies and agreements, whether written or oral, that provide cash- or equity-based incentives, health, medical, dental, disability, accident, life insurance, vacation, material fringe benefit, salary continuation, paid time off, supplemental unemployment, profit sharing, severance, change in control, retirement, deferred compensation, pension, welfare or savings benefits, and (iii) all employment, individual consultant and individual independent contractor agreements providing compensation, vacation, severance or other benefits to any current or former officer, employee, individual independent contractor or individual consultant of NPCC or DCLIC whose annual cash compensation exceeds or could exceed $100,000 or providing for severance pay exceeding 25% of such individual’s annual base pay, in each case as to which NPCC, DCLIC or any ERISA Affiliate maintains, contributes to or has any obligation or liability, contingent or otherwise. The term “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with NPCC or DCLIC, is (or at any relevant time was) treated as a single employer under Section 414 of the Code or the Treasury Regulations thereunder.

(b)         Except for such claims which would not reasonably be expected to have, individually or in the aggregate, a NPCC Material Adverse Effect, no action, dispute, suit, claim, arbitration, or legal, administrative or other proceeding or governmental action (other than claims for benefits in the ordinary course) is pending or, to the Knowledge of NPCC, threatened (i) with respect to any NPCC Benefit Plan by any current or former employee, officer, director, independent contractor or consultant, (ii) alleging any breach of the material terms of any NPCC Benefit Plan or any fiduciary duties or (iii) with respect to any violation of any applicable Law with respect to such NPCC Benefit Plan.

(c)         Except for non-compliance which would not reasonably be expected to have, individually or in the aggregate, a NPCC Material Adverse Effect, each NPCC Benefit Plan has been established, maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto. Each NPCC Benefit Plan intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the United States Internal Revenue Service (“IRS”) that has not been revoked and that takes into account all applicable legal and regulatory requirements, or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, to the effect that such NPCC Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and, to the Knowledge of NPCC, no fact or event has occurred that would reasonably be expected to affect adversely the qualified status of any such NPCC Benefit Plan.

(d)         None of NPCC, DCLIC, nor any ERISA Affiliate sponsors, maintains, or has any obligation to contribute to (nor has it ever sponsored, maintained or contributed to) (i) any employee benefit plan (within the meaning of Section 3(3) of ERISA) that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) any “multi-employer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA), (iii) a “multiple employer plan” (as defined in Section 413(c) of the Code) or (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(e)         None of NPCC Benefit Plans provides that the consummation of the transactions contemplated by this Agreement will, either alone or in combination with another event, (i) entitle any current or former director, employee, independent contractor, consultant or officer of NPCC or DCLIC to equity-based compensation awards, severance pay, retention bonuses, parachute payments, non-competition payments, unemployment compensation or any other payment, compensation or benefit except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, result in any funding, or increase the amount of any payment, compensation or benefit due any such director, employee, independent contractor, consultant or officer, except as expressly provided in this Agreement, (iii) result in any forgiveness of indebtedness or obligation to fund benefits with respect to any such employee, director, independent contractor, consultant or officer, (iv) result in any limitation or restriction on the right of NPCC or DCLIC to merge, amend or terminate any NPCC Benefit Plan, (v) result in any new or increased contribution required to be made to any NPCC Benefit Plan, (v) result in an “excess parachute payment” within the meaning of Section 280G(b) of the Code, or (vi) provide for any director, officer, employee, independent contractor, consultant or other service provider to be entitled to a gross-up, make whole or other payment as a result of the imposition of taxes under Section 280G, 4999 or 409A of the Code under any agreement or arrangement with NPCC or DCLIC.

(f)         NPCC has provided to USAC true, correct and complete copies of (i) each NPCC Benefit Plan and any amendments thereto (or, in the case of any such NPCC Benefit Plan that is unwritten, a description thereof), (ii) the three most recent annual reports on Form 5500 required to be filed with the IRS with respect to each NPCC Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each NPCC Benefit Plan for which such summary plan description is required, (iv) each trust agreement and insurance or group annuity contract relating to any NPCC Benefit Plan and (v) the most recent determination or opinion letter, if any, issued by the IRS with respect to any NPCC Benefit Plan intended to be qualified under Section 401(a) of the Code.

(g)         No NPCC Benefit Plan provides for post-retirement health, medical or life insurance coverage beyond the end of the month in which employment terminates, except as required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code (“COBRA”) or any similar state law.

(h)         No event has occurred and, to the Knowledge of NPCC, no condition exists that would, either directly or by reason of NPCC’s or DCLIC’s affiliation with any of their ERISA Affiliates, subject NPCC or DCLIC to any material Tax, fine, lien, or penalty imposed by ERISA, the Code or other applicable Laws with respect to any NPCC Benefit Plan.

(i)         All benefits accrued under each unfunded NPCC Benefit Plan have been accrued or otherwise adequately reserved in accordance with GAAP. All benefits, contributions and premiums required by and due under the terms of each NPCC Benefit Plan or applicable Laws have been paid in accordance with the terms of such NPCC Benefit Plan, the terms of all applicable Laws and GAAP.

(j)         Each “non-qualified deferred compensation plan” (as such term is defined in Section 409A of the Code and the final Treasury Regulations thereunder) currently or previously sponsored or maintained by NPCC, DCLIC or any ERISA Affiliate (or to which NPCC, DCLIC or any ERISA Affiliate is (or was) a party), including without limitation the individual awards under any such plan, has been maintained, operated and administered in accordance with, and is in documentary compliance with, Section 409A of the Code and the guidance issued thereunder (including the final Section 409A Treasury Regulations) such that there is not a “plan failure” within the meaning of Section 409A(a)(1) of the Code.

(k)         None of NPCC, DCLIC nor any ERISA Affiliate is subject to an employer shared responsibility payment under Section 4980H of the Code.

(l)         No Person has any right (i) to acquire from NPCC any equity securities of NPCC, DCLIC, the Surviving Corporation or any Subsidiary thereof or (ii) to receive from NPCC or DCLIC any payment in respect of any equity based compensatory award or warrant the value of which is determined with respect to NPCC Common Stock.

3.10        Interested Party Transactions. Section 3.10 of NPCC Disclosure Schedule sets forth a complete and accurate list of the contracts, arrangements or transactions under which NPCC or DCLIC has any existing or future liabilities (an “Affiliate Transaction”), between NPCC or DCLIC, on the one hand, and, on the other hand, any (i) present or former officer or director of either NPCC or DCLIC or any of such officer’s or director’s immediate family members, (ii) record or beneficial owner of more than 5% of the Shares, or (iii) any Affiliate of any such officer, director or owner (other than NPCC or DCLIC). NPCC has provided to USAC correct and complete copies of each Contract providing for each Affiliate Transaction. All Affiliate Transactions are being conducted on an arm’s length basis. No shareholder, officer or director of NPCC or DCLIC (A) to the Knowledge of NPCC, has any claim, charge, action or cause of action against NPCC or DCLIC, except for claims for accrued vacation pay or accrued benefits under any NPCC Benefit Plan existing on the date of this Agreement, (B) to the Knowledge of NPCC, has made, on behalf of NPCC or DCLIC, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other person of which any shareholder owning more than 1% of the outstanding NPCC Common Stock or any officer or director of NPCC or DCLIC is a partner or shareholder (except holdings solely for passive investment purposes of securities of publicly held and traded entities constituting less than 5% of the equity of any such entity), (C) is indebted or otherwise owes any money to NPCC or DCLIC or (D) has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business or operations of NPCC or DCLIC.

3.11        Absence of Changes or Events.

(a)         Since December 31, 2016, except as otherwise required or expressly contemplated by this Agreement, (i) the businesses of NPCC and DCLIC have been conducted, in all material respects, in the ordinary course of business consistent with past practice, (ii) there have not been any facts, circumstances, events, changes, effects or occurrences that have had or would reasonably be expected to have, individually or in the aggregate, a NPCC Material Adverse Effect, and (iii) except as contemplated by this Agreement, there has not been any change in any marketing relationship between DCLIC and any Person through which DCLIC sells insurance policies, which change has had or would reasonably be expected to have a NPCC Material Adverse Effect.

(b)         Since December 31, 2016, and before the date of this Agreement, neither NPCC nor DCLIC has taken or permitted to occur any action that were it to be taken from and after the date of this Agreement would require approval of USAC under Section 5.1(b).

3.12        Investigations; Litigation.

(a)         (i) Neither NPCC nor DCLIC has received notice of any investigations or reviews by any Governmental Entity with respect to NPCC or DCLIC, and, to the Knowledge of NPCC, no such investigations or reviews has been threatened; (ii) neither NPCC nor DCLIC has received notice of any actions, suits, inquiries, investigations or proceedings pending against or affecting NPCC or DCLIC, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity, and (and, to the Knowledge of NPCC, no such proceedings are threatened), nor are there any pending or unfunded settlements with respect to such matters.

(b)         Neither NPCC nor DCLIC has received notice of any material actions, suits, inquiries, investigations or proceedings pending (and, to the Knowledge of NPCC, no such proceedings are threatened) against or affecting NPCC or DCLIC, or any of their respective properties at law or in equity by any Person (other than a Government Entity).

3.13        Proxy Statement; Other Information. None of the information contained in the Proxy Statement (as hereinafter defined) will at the time of the mailing of the Proxy Statement to the shareholders of NPCC, at the time of the NPCC Meeting, and at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that no representation is made by NPCC with respect to information supplied by USAC to NPCC for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the Securities Act, to the extent so required, except that no representation is made by NPCC with respect to information supplied by USAC. The letter to shareholders, notice of meeting, proxy statement and forms of proxy to be distributed to shareholders in connection with the Merger to be filed with the SEC in connection with seeking the adoption and approval of this Agreement and the issuance of the Merger Consideration are collectively referred to in this Agreement as the “Proxy Statement.”

3.14        Tax Matters.

(a)         Each of NPCC and DCLIC has duly and timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all Tax Returns required to be filed by it, and all such filed Tax Returns were correct and complete in all respects. All Taxes owed by NPCC and DCLIC (whether or not shown on any Tax Return) have been timely paid in full. Neither NPCC nor DCLIC is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Taxing Authority in a jurisdiction where NPCC or DCLIC does not file any Tax Returns that NPCC or DCLIC is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of NPCC or DCLIC that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)         NPCC and DCLIC have withheld and paid to the proper Taxing Authority all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, depositor, shareholder, or other third party.

(c)         No deficiency with respect to Taxes or Tax Returns has been proposed, asserted, assessed or, to the Knowledge of NPCC, threatened by any Taxing Authority against NPCC or DCLIC that has not been fully satisfied. No audits or administrative or judicial Tax proceedings are pending or being conducted with respect to NPCC or DCLIC. Neither NPCC nor DCLIC has received from any Taxing Authority any notice indicating an intent to open an audit, examination or review with respect to Taxes or any request for information related to Tax matters. No Tax Return of NPCC or DCLIC has ever been audited by a Taxing Authority. NPCC has delivered to USAC correct and complete copies of all federal income Tax Returns filed by NPCC and DCLIC since December 31, 2012, and all examination reports, statements of deficiencies and material correspondence from a Taxing Authority received by NPCC or DCLIC relating thereto.

(d)         Neither NPCC nor DCLIC has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax deficiency or assessment.

(e)         Neither NPCC nor DCLIC will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or before the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or before the Closing Date; (iii) installment sale or open transaction disposition made on or before the Closing Date; (iv) prepaid amount received on or before the Closing Date; or (v) election under Section 108(i) of the Code.

(f)         Neither NPCC nor DCLIC (i) has been a member of an “affiliated group” within the meaning of Section 1504 of the Code or any similar group defined under a similar provision of state, local, or foreign Law or (ii) has any liability for the Taxes of any Person under Treasury Regulations Section 1.502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract or otherwise.

(g)         Neither NPCC nor DCLIC is a party to or bound by any material Tax allocation, Tax sharing or Tax indemnity agreements or arrangements.

(h)         Neither NPCC nor DCLIC has been a “distributing corporation” or a “controlled corporation” in any distribution of stock occurring during the three-year period ending as of the date of this Agreement that was purported or intended to be governed by Section 355 or Section 361 of the Code.

(i)         Neither NPCC nor DCLIC has participated (within the meaning of Treasury Regulations Section 1.6011-4(c)(3)) in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (and all predecessor regulations).

(j)         Neither NPCC nor DCLIC has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(k)        Each of NPCC and DCLIC has disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(l)         Neither NPCC nor DCLIC has been a “personal holding company” within the meaning of Section 541 of the Code.

(m)      There is no material property or obligation of NPCC or DCLIC, including uncashed checks to vendors, customers, or employees, non-refunded overpayments, or unclaimed subscription balances, that is escheatable or reportable as unclaimed property to any state or municipality under any applicable escheatment or unclaimed property laws.

(n)       Neither NPCC nor DCLIC has made any payments, is obligated to make any payments, or is a party to any plan or agreement that under certain circumstances could obligate it to make any payments that would not be deductible under Sections 162(m), 280G or 404 of the Code or result in an excise Tax under Sections 4999 or 409A of the Code.

(o)       Neither NPCC nor DCLIC has granted to any person any power of attorney that is currently in force with respect to any matter relating to Taxes.

(p)       DCLIC is, and at all times has been, a “life insurance company” within the meaning of Section 816 of the Code and subject to federal income Tax under Section 801 of the Code.

(q)       DCLIC does not have a “policyholders surplus account” within the meaning of Section 815 of the Code that has a positive balance.

(r)       (A) DCLIC has complied with all applicable reporting, withholding and disclosure requirements under the Code, including, but not limited to, those regarding distributions with respect to all insurance, annuity or investment policies, plans, or contracts, financial products, employee benefit plans, individual retirement accounts or annuities, or any similar or related policy, contract, plan or product, whether individual, group or otherwise (each, an “Insurance Contract”) issued, entered into or sold by it and have reported the distributions under such contracts substantially in accordance with Sections 72, 7702, and 7702A of the Code; (B) each Insurance Contract issued, entered into, or sold by DCLIC (whether developed by, administered by, or reinsured with any unrelated third party) qualifies as a life insurance contract or an annuity contract, as applicable, under the federal Tax Laws, including without limitation, under Sections 72, 817(h), and 7702 of the Code and their underlying Treasury Regulations; (C) such Insurance Contracts are not modified endowment contracts (“MECs”) within the meaning of Section 7702A of the Code unless and to the extent the contracts were marketed as MECs at all relevant times or the holders of the policies have been notified of, and consented to, such MEC classification; (D) DCLIC is treated, for federal income Tax purposes, as the owner of the assets underlying the respective Insurance Contracts that DCLIC has issued, entered into or sold; (E) each Insurance Contract issued, entered into or sold by DCLIC (whether developed by, administered by or reinsured with, any unrelated third party) which is provided under or connected with either a plan described in Section 401(a), 403(a), 403(b), 408 or 457 or any similar provision of the Code has been endorsed, administered and otherwise complies with the requirements of the Code applicable to such contract, and there are no exempt prohibited transactions within the meaning of Section 4975 of the Code with respect to such contracts (other than such non-exempt prohibited transactions or violations that arise to the extent that, for these purposes, DCLIC may be holding “plan assets” in or may be a “fiduciary” with respect to its general account); and (F) there are no “hold harmless”, Tax sharing or Tax indemnification agreements respecting the Tax qualification or treatment of any product or plan sold, issued, entered into or administered by DCLIC (whether developed by, administered by, or reinsured with any unrelated third party).1

(s)       For purposes of this Section 3.14, references to NPCC or DCLIC shall be deemed to include any predecessors of the foregoing.

(t)       For purposes of this Agreement: (x) “Tax” or “Taxes” shall mean (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies, unclaimed property and escheat obligations and other governmental charges or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Entity in connection with any item described in clause (i) and (iii) any transferee liability in respect of any items described in clauses (i) and/or (ii) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise, (y) “Tax Returns” shall mean any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof, and (z) “Taxing Authority” means any Governmental Entity responsible for the imposition or collection of any Tax.

_____________________________

1 Are there any insurance policies or contracts to any employee benefit plans which are subject to ERISA or section 4975 of the Code?

3.15        Labor Matters.

(a)        NPCC has delivered to USAC a complete and correct list of names and positions of all of the employees of NPCC or DCLIC and their current hourly wages or monthly salaries and other compensation.

(b)        Neither NPCC nor DCLIC has received written notice during the past two years of the intent of any Governmental Entity responsible for the enforcement of labor, employment, occupational health and safety or workplace safety and insurance/workers compensation laws to conduct an investigation of or affecting NPCC or DCLIC and, to the Knowledge of NPCC, no such investigation is in progress.

(c)        There have not been during the two-year period preceding the date of this Agreement any strikes, lockouts or other material labor disputes with respect to any employees of NPCC or DCLIC (“Employees”).

(d)        There has not been during the two-year period preceding the date of this Agreement any union organizing effort pending or, to the Knowledge of NPCC, threatened against NPCC or DCLIC.

(e)        There has not been during the two-year period preceding the date of this Agreement any unfair labor practice, labor dispute or labor arbitration proceeding pending or, to the Knowledge of NPCC, threatened against NPCC or DCLIC.

(f)         There has not been during the two-year period preceding the date of this Agreement any slowdown or work stoppage in effect or, to the Knowledge of NPCC, threatened with respect to Employees.

(g)         NPCC and DCLIC are in compliance with all applicable Laws respecting employment and employment practices, including terms and conditions of employment, wages and hours, unfair labor practices discriminatory employment practices, collective bargaining, occupational safety and health, and immigration except for such matters which would not reasonably be expected to have, individually or in the aggregate a NPCC Material Adverse Effect.

(h)         Neither NPCC nor DCLIC has any liabilities under the Worker Adjustment and Retraining Act and the regulations promulgated thereunder (the “WARN Act”) or any similar state or local law as a result of any action taken by NPCC that would reasonably be expected to have, individually or in the aggregate, a NPCC Material Adverse Effect.

(i)         As of the date of this Agreement, neither NPCC nor DCLIC is obligated to recognize or bargain with any labor union or organization, and is not a party to or negotiating any collective bargaining agreements.

(j)         There are no agreements, labor practices, policies or procedures, or other representations, whether written or oral, that have been made by NPCC or DCLIC to any of their employees that commit USAC or ANDC to retain them as employees for any period of time subsequent to the Closing. Neither NPCC nor DCLIC is a party to any agreements or arrangements or subject to any requirements that are, in any manner, inconsistent with employees of NPCC or DCLIC becoming at-will employees of USAC or ANDC or that will, in any manner, restrict USAC or ANDC from relocating, consolidating, merging or closing, in whole or in part, any portions of the business or operations of NPCC or DCLIC, subject to requirements imposed by applicable Law.

3.16       Intellectual Property. Schedule 3.16 contains a list of all trademarks and service marks NPCC or DCLIC owns, or otherwise has the right to use, or for which NPCC or DCLIC has applied (the “Trademarks”). Subject to any pending applications as identified on Schedule 3.16, NPCC and DCLIC own all the Trademarks, and all logos, assumed names, registered and unregistered copyrights, patents or applications and registrations, domain names, Internet addresses and other computer identifiers, web sites and web pages, computer software programs, including all source code, object code, specifications, databases and related documentation, trade secrets, know-how, customer information, confidential business information and technical information, and all licenses, distribution agreements and covenants not to sue relating to the foregoing used in their respective businesses as currently conducted (collectively, the “Intellectual Property”), free and clear of all Liens. Except as would not reasonably be expected to have, individually or in the aggregate, a NPCC Material Adverse Effect, (i) there are no pending or, to the Knowledge of NPCC, threatened claims by any person alleging infringement by NPCC or DCLIC or with regard to the ownership, validity or use of any Intellectual Property, (ii) the conduct of the business of NPCC and DCLIC does not infringe any intellectual property rights of any person, (iii) neither NPCC nor DCLIC has made any claim of a violation or infringement by others of its rights to or in connection with the Intellectual Property, and (iv) to the Knowledge of NPCC, no person is infringing any Intellectual Property. Upon the consummation of the transactions contemplated by this Agreeement, the Surviving Corporation shall own or have the right to use all Intellectual Property on substantially similar terms and conditions as NPCC and DCLIC enjoyed immediately before such transaction.

3.17       Property. Each of NPCC and DCLIC owns and has good title and possession to all its personal property reflected in the Audited Financial Statements and the Unaudited Financial Statements and has valid leasehold interests under enforceable leases in all of its leased properties free and clear of all Liens (except for (i) property abandoned or disposed of in the ordinary course of business and consistent with past practices (provided that, to the extent such abandoned or disposed of property is necessary for the continuation of the business of NPCC and DCLIC in the ordinary course of business and consistent with past practices, that such property has been replaced with comparable property) and (ii) Permitted Exceptions). All material leases under which NPCC or DCLIC leases any real or personal property are valid and effective against NPCC or DCLIC and, to NPCC’s Knowledge, the counterparties thereto, in accordance with their respective terms, and there is not, under any of such leases, any existing material default by NPCC or DCLIC or, to NPCC’s Knowledge, the counterparties thereto, or event that, with notice or lapse of time or both, would become a default by NPCC or DCLIC or, to NPCC’s Knowledge, the counterparties thereto. Neither NPCC nor DCLIC owns any interest in real property

3.18       Insurance. Section 3.18 of NPCC Disclosure Schedule sets forth an insurance schedule of NPCC’s and DCLIC’s insurance, including without limitation directors’ and officers’ liability insurance, primary and excess casualty insurance policies providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker’s compensation, in effect as of the date of this Agreement. As of the date of this Agreement, all such insurance policies are in full force and effect and all related premiums have been paid to date. There is no material claim by NPCC or DCLIC pending under any of NPCC’s or DCLIC’ insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. Neither NPCC nor DCLIC has received any notice, which remains outstanding, of cancellation or termination with respect to any insurance policy.

3.19       Material Contracts.

(a)         Except for this Agreement, neither NPCC nor DCLIC is a party to or bound by, as of the date of this Agreement, any Contract (whether written or oral) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or that otherwise is of the following nature (all Contracts of the type described in this Section 3.19(a) being referred to in this Agreement as “NPCC Material Contracts”):

(i)     any Contracts containing any provision or covenant (A) limiting the ability of NPCC or DCLIC to (1) sell any products or services of any other Person, (2) engage in any line of business, or (3) compete with or obtain products or services from any Person or (B) limiting the ability of any Person to compete with or to provide products or services to NPCC or DCLIC;

(ii)     any Contract involving aggregate remaining payments or receipts of more than $10,000 that contains a “change in control” or similar provision under which the execution and delivery of this Agreement, or the consummation of the Merger would give rise to any right (including any right of termination, cancellation, acceleration or vesting) or benefit;

(iii)     any Contract concerning a partnership or joint venture;

(iv)     any Contract containing covenants purporting to limit the freedom of NPCC or DCLIC to hire an individual or group of individuals;

(v)     any Contract providing for “earn outs,” or other contingent payments by NPCC or DCLIC;

(vi)     confidentiality or standstill agreements with any person that restrict NPCC or DCLIC in the use of any information or the taking of any actions by NPCC or DCLIC entered into in connection with the consideration by NPCC or DCLIC of any acquisition of equity interests or assets; and

(vii)     any Contract in favor of directors or officers that provide rights to indemnification.

(b)         Each NPCC Material Contract is valid and binding on NPCC or DCLIC (whichever is a party thereto, as applicable) and, assuming performance by the counterparty thereto, is in full force and effect and enforceable in accordance with its terms. NPCC and DCLIC have in all material respects performed all obligations required to be performed by them to date under each NPCC Material Contract. To the Knowledge of NPCC, neither NPCC nor DCLIC has received written notice of, or is aware of, the existence of any event or condition that, after notice or lapse of time or both, constitutes or will constitute a material default on the part of NPCC or DCLIC, or gives rise to a right of termination, cancellation, amendment, modification, payment or acceleration of any obligation, a right to impose any fine or penalty, a right to purchase or foreclose upon any assets or equity interests of NPCC or DCLIC or the loss of a material benefit under, or results in the creation of any Lien (other than Permitted Exceptions) on any of the properties and assets of NPCC and DCLIC, under any NPCC Material Contract, the result of which would reasonably be expected to have a NPCC Material Adverse Effect.

(c)         Section 3.19 of NPCC Disclosure Schedule identifies, as to each NPCC Material Contract, (i) if the consent, waiver or approval of any other party thereto is required, (ii) if notice must be provided to any party thereto (and the length of such notice), (iii) if any payments are required (and the amount of such payments), in each case in order for such Contract to continue in full force and effect upon the consummation of the Merger and the other transactions contemplated by this Agreement, and (iv) if such Contract can be canceled by any other party thereto without liability to such other party due to the consummation of the Merger and the other transactions contemplated by this Agreement. A complete copy of each written NPCC Material Contract and a description of each oral NPCC Material Contract has been provided to or made available to or made available to USAC before the date of this Agreement.

3.20       Finders or Brokers. Neither NPCC nor DCLIC has engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement, and no broker, investment banker or other person is entitled to any broker’s, finder’s or other similar fee or any commission in connection with or upon consummation of the Merger or the other transactions contemplated by this Agreement.

3.21       Intentionally withheld.

3.22       Reserves. The statutory reserves and other similar amounts with respect to losses, benefits, claims and expenses in respect of DCLIC’s insurance business (including without limitation in respect of insurance policies, annuity contracts or guaranteed investment contracts, whether direct or assumed by reinsurance) as established or reflected in the December 31, 2016, Annual Statement were, and the statutory reserves and other similar amounts with respect to losses, benefits, claims, and expenses in respect of DCLIC’s insurance business (including without limitation in respect of insurance policies, annuity contracts or guaranteed investment contracts, whether direct or assumed by reinsurance) as will be established or reflected in the Annual Statement for the year ending December 31, 2016, and each Quarterly Statement filed or submitted to the North Dakota Department of Insurance after December 31, 2016, and before the Closing Date will be, (a) determined in accordance with SAP and generally accepted actuarial statements consistently applied, (b) based on actuarial assumptions that were in all material respects and are in all material respects in compliance with the requirements of the insurance Laws of each applicable jurisdiction, (c) in accordance with the benefits specified in the related insurance or reinsurance Contracts in all material respects, (d) in accordance and compliance with the requirements of the insurance Laws of each applicable jurisdiction in all material respects, and (e) adequate, in all material respects, along with future premiums, based upon then-current information and assumptions concerning investment income, mortality and morbidity experience, persistency and expenses, to cover the total amount of all matured and reasonably anticipated unmatured benefits, claims, and other liabilities of DCLIC under all insurance or reinsurance Contracts under which DCLIC has any liability. DCLIC owns assets that qualify as legal reserve assets under applicable insurance laws in an amount at least equal to all such statutory reserves and other similar amounts of DCLIC

3.23        Licenses and Permits.

(a)     NPCC and DCLIC each owns or validly holds all licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations, and similar documents or instruments tariffs, grants, easements, variances, exceptions, consents and orders of any Governmental Entity (other than Insurance Licenses) that are required to own, lease and operate its properties and assets or to carry on its businesses as they are now being conducted and that the failure to so own or hold has had or reasonably would be expected to have a NPCC Material Adverse Effect (the “NPCC Permits”). No suspension or cancellation of any of NPCC Permits is pending or, to the Knowledge of NPCC, threatened. NPCC and DCLIC are not, and since January 1, 2014, have not been, in violation or breach of, or default under, any NPCC Permit. To the Knowledge of NPCC, no event or condition has occurred or exists that would result in a violation of or breach or loss of a benefit under any NPCC Permit (in each case, with or without notice or lapse of time or both).

(b)     All such licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations, and similar documents or instruments are valid and in full force and effect, except where such failure to be valid or in full force and effect has not had and would not reasonably be expected to have a NPCC Material Adverse Effect.

3.24        Insurance Licenses.

(a)     DCLIC possesses a license, certificate of authority, permit and other authorization to transact insurance business (an “Insurance License”) in each State or other jurisdiction in which DCLIC is required to possess an Insurance License. NPCC does not possess, and is not required to possess, an Insurance License.

(b)     Section 3.24(b) of NPCC Disclosure Schedule contains a complete and accurate list of all jurisdictions in which DCLIC is licensed to transact insurance business, and all Insurance Licenses held by DCLIC are listed, by jurisdiction, in Section 3.24(b) of NPCC Disclosure Schedule and are in full force and effect.

(c)     No Insurance License listed in Section 3.24(b) of NPCC Disclosure Schedule is subject to any restriction or limitation imposed by any Governmental Entity and is not subject to any pending or, to the Knowledge of NPCC, threatened proceeding regarding or seeking any suspension, revocation or limitation of any such Insurance License. Neither NPCC nor DCLIC has received any notice of any event, inquiry, investigation or proceeding that reasonably would be expected to result in the suspension, revocation or limitation of any such Insurance License, and, to the Knowledge of NPCC, there is not sustainable basis for any such suspension, revocation or limitation.

(d)     DCLIC is not currently the subject of any supervision, conservation, rehabilitation, liquidation, receivership, insolvency or other similar proceeding nor is DCLIC operating under any formal or informal agreement or understanding with the licensing authority of any state which restricts its authority to do business or requires it to take, or refrain from taking any action.

3.25       Policies.

(a)     All forms of insurance policies, annuity contracts, variable annuity contracts and guaranteed interest contracts and riders thereto (collectively, “Policies”) currently written or issued by DCLIC, and all Policies reinsured or otherwise underwritten by DCLIC, are to the extent required under applicable Laws and in all material respects, on forms approved by applicable Governmental Entities of the jurisdiction where issued or have been filed with and not objected to by such Governmental Entities within the period provided for objection.

(b)     All Policy applications in respect of Policy forms currently written or issued by DCLIC, and all Policies reinsured or otherwise underwritten by DCLIC, required to be filed with or approved by applicable Governmental Entities under applicable insurance Laws have been so filed or approved. Any premium rates with respect to Policies currently issued or written by DCLIC, and all Policies reinsured or otherwise underwritten by DCLIC, required to be filed with or approved by applicable Governmental Entities under applicable insurance Laws have been so filed or approved and premiums charged conform thereto in all material respects. No material deficiencies have been asserted, in writing, by any Governmental Entity with respect to any such filings with respect to Policies written, issued or reinsured by DCLIC that have not been cured or otherwise resolved to the satisfaction of such Governmental Entity.

3.26        Insurance Business.

(a)     DCLIC is in material compliance with all applicable insurance Laws regulating the practices of selling life and health Policies except for such failures to be in compliance that would not, individually or in the aggregate, reasonably be expected to have a NPCC Material Adverse Effect, including but not limited to applicable insurance Laws regulating advertisements, requiring mandatory disclosure of Policy information, requiring employment of standards to determine if the purchase of a Policy is suitable for an applicant, prohibiting the use of unfair methods of competition and deceptive acts or practices and including but not limited to applicable insurance Laws regulating advertisements, requiring mandatory disclosure of Policy information, requiring employment of standards to determine if the purchase of a Policy is suitable for an applicant, prohibiting the use of unfair methods of competition and deceptive acts or practices and regulating replacement transactions. For purposes of this Section 3.26(a), (i) “advertisement” means any material designed to create public interest in life and health insurance policies, annuity contracts and variable annuity contracts in or an insurer, or in an insurance producer, or to induce the public to purchase, increase, modify, reinstate, borrow on, surrender, replace or retain such a policy or contract, and (ii) “replacement transaction” means a transaction in which a new life or health insurance policy, annuity contract or variable annuity contract is to be purchased by a prospective insured and the proposing producer should know that one or more existing life or health Policies is to be lapsed, forfeited, surrendered, reduced in value or pledge as collateral for greater than 25% of the loan value set forth in the Policy.

(b)     DCLIC has (i) timely paid all guaranty fund assessments that are due, or claimed or asserted by any insurance regulatory authority to be due, from DCLIC, or (ii) provided for all such assessments in its statutory financial statements, filed with the appropriate Governmental Entity, to the extent necessary to be in conformity in all material respects with SAP for such statements.

(c)     The December 31, 2016, Annual Statement lists all funds maintained in a state of licensure by DCLIC under any applicable insurance Law (each a “Deposit”), and identifies each Deposit the beneficial interest of which has been transferred in connection with an existing Reinsurance Agreement. Since December 31, 2016, there has been no material change to the dollar amount of any such Deposit or any assignment of any beneficial interest in any such Deposit. No state insurance regulatory authority has placed or imposed any restriction on the use of any such Deposit.

(d)     All Policy benefits payable by DCLIC or, to the Knowledge of NPCC, by any other Person that is a party to or bound by any Reinsurance Agreement have in all material respects been paid in accordance with the terms of the Policy under which they arose, except for such benefits for which NPCC believes there is a reasonable basis to contest payment.

(e)     Complete and accurate copies of the underwriting standards and procedures utilized by DCLIC with respect to Policies written or issued by DCLIC outstanding as of the date hereof have been provided to USAC. All Policies written or issued by DCLIC have been written or issued in compliance with the underwriting standards and procedures utilized by DCLIC and, with respect to any such Policy reinsured or co insured in whole or in part, conform in all respects to the standards and procedures required under the terms of the related Reinsurance Agreement. NPCC has provided to USAC true and correct copies of the risk retention, claims settlement and other material operational policies and procedures of NPCC and DCLIC. NPCC and DCLIC have operated their respective business at all times in compliance with such policies and procedures.

(f)     No outstanding Policy written or issued, reinsured, or otherwise underwritten by DCLIC entitles the holder thereof or any other Person to receive dividends, distributions, or other benefits based on the revenues or earnings of DCLIC or any other Person.

(g)     Neither NPCC nor DCLIC is a “commercially domiciled insurer” under the laws of any jurisdiction or is otherwise treated as domiciled in a jurisdiction other than its jurisdiction of organization.

3.27       Reinsurance or Retrocessions.

(a)     Set forth in Section 3.27(a) of NPCC Disclosure Schedule is a complete and accurate list of each Reinsurance Agreement (and trust and security agreement related thereto) under which DCLIC has assumed business and that was in force or under which any party has any existing rights, obligations or liabilities on the date of this Agreement, including the name of the ceding company, the name of the reinsurer, the name of the broker, type of contract, inception date, estimated premium and limit.

(b)     Set forth in Section 3.27(b) of NPCC Disclosure Schedule is a complete and accurate list of each Reinsurance Agreement (and trust and security agreement related thereto) under which DCLIC has ceded or transferred any portion of its obligations or liabilities under any Reinsurance Agreement or Policy and that was in force or under which any party has any existing rights, obligations or liabilities on the date of this Agreement, including the name of the ceding company, the name of the reinsurer, the name of the broker, type of contract, inception date, estimated premium and limit (if any).

(c)     (i) to the Knowledge of NPCC, none of the reinsurers or reinsureds under any Reinsurance Agreement is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding, (ii) to the Knowledge of NPCC, the financial condition of any such reinsurers or reinsureds is not impaired to the extent that a default thereunder is reasonably anticipated, (iii) no notice of intended cancellation of any Reinsurance Agreement has been received by NPCC or DCLIC from any of such reinsurer or reinsured, (iv) DCLIC is entitled under applicable Law to take full credit in its statutory statements for all obligations ceded and amounts recoverable by it under each such Reinsurance Agreement, and all such amounts have been properly recorded in its books and records of account and are properly reflected in its statutory statements and (v) to the Knowledge of NPCC, all amounts to which DCLIC is entitled under the Reinsurance Agreements (including without limitation amounts based on paid and unpaid losses) are collectible in the ordinary course of business.

(d)     Each of the Reinsurance Agreements is valid and binding on DCLIC and, to the Knowledge of NPCC, each other party thereto and is in full force and effect and enforceable in accordance with its terms and conforms in all material respects to all applicable Laws. Neither DCLIC nor, to the Knowledge of NPCC, any other party thereto, is in default in any material respect under any Reinsurance Agreement and, to the Knowledge of NPCC, there is no reason to believe that a default thereunder may reasonably be anticipated (whether as a result of the financial condition of any such other party being impaired or otherwise). Neither DCLIC nor, to the Knowledge of NPCC, no other party to any Reinsurance Agreement has failed to meet the underwriting standards required for any reinsurance thereunder. No Reinsurance Agreement contains any provision providing that any such party thereto may terminate, cancel, or commute the same by reason of the transactions contemplated by this Agreement.

(e)     NPCC is not a party to or bound by any Reinsurance Agreement.

3.28       Insurance Producers.

(a)     NPCC has made available to USAC true, correct and complete copies of such standard forms of the existing Contracts or other agreements relating to the marketing or sale of products of DCLIC (“Producer Agreements”) and copies of any Producer Agreements that differ from the standard forms. Such forms of Producer Agreements comply with all applicable Laws. As of the date of this Agreement, no other party to any Producer Agreement has given written notice to NPCC or DCLIC that it intends to terminate or cancel any Producer Agreement as a result of the transactions contemplated by this Agreement. Each Producer Agreement between DCLIC and each insurance producer, agent, managing general agent, broker, solicitor, and customer representative of DCLIC in connection with the sale of any insurance or other product (collectively, “Insurance Producers”) is valid and binding on DCLIC and, to the Knowledge of NPCC, each of the Insurance Producers that are a party thereto, and in full force and effect and enforceable in accordance with its terms. DCLIC is not in default, and, to the Knowledge of NPCC, no Insurance Producers are in default, under any Producer Agreement.

(b)     To the Knowledge of NPCC, at the time each Insurance Producer wrote, sold, or produced business, received compensation for such services or performed such other act that may have required a producer’s, solicitor’s, broker’s or other insurance license, was duly licensed and appointed, where required (for the type of business written, sold, or produced by such insurance producer, managing general agent, broker, solicitor, or customer representative) in the particular jurisdiction in which such Insurance Producer wrote, sold, produced, solicited, or serviced such business, as may be required by under applicable Law.

3.29       NO OTHER REPRESENTATIONS OR WARRANTIES. NPCC ACKNOWLEDGES AND AGREES THAT (A) EXCEPT AS SET FORTH IN ARTICLE 4, NEITHER USAC NOR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY IN RESPECT OF USAC OR MERGER SUB, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE EXPRESSLY DISCLAIMED, AND (B) NPCC SHALL ONLY BE ENTITLED TO RELY UPON THE REPRESENTATIONS AND WARRANTIES THAT ARE CONTAINED IN ARTICLE 4 OF THIS AGREEMENT.

ARTICLE 4
Representations AND Warranties of USAC

Except as disclosed in the disclosure schedule delivered by USAC to NPCC before the execution of this Agreement (the “USAC Disclosure Schedule”), USAC represents and warrants to NPCC as follows (each reference in USAC Disclosure Schedule qualifies the referenced representation and warranty contained in this Agreement to the extent specified in USAC Disclosure Schedule and such other representations and warranties contained in this Agreement to the extent a matter in USAC Disclosure Schedule is disclosed in such a way as to make its relevance to the information called for by such other representation or warranty readily apparent on its face):

4.1         Qualification; Organization.

(a)     USAC is, and ANDC will be at the Effective Date, a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. USAC has, and ANDC will have as of the Closing, all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

(b)     USAC is, and ANDC will be at the Effective Date, qualified to do business and in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, prevent or materially delay or materially impair the ability of USAC or ANDC to consummate the Merger and the other transactions contemplated by this Agreement (a “USAC Material Adverse Effect”).

4.2         Corporate Authority Relative to This Agreement; No Violation.

(a)     USAC has, and ANDC will have at the Effective Date, all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by the Board of Directors of USAC, and no other corporate proceedings on the part of USAC are necessary to authorize the consummation of the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will have been, as of the Effective Date, duly and validly authorized by the Board of Directors of ANDC and by USAC, as the sole shareholder of ANDC, and no other corporate proceedings on the part of ANDC will be necessary, as of the Effective Date, to authorize the consummation of the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by USAC and, assuming this Agreement constitutes the valid and binding agreement of NPCC, this Agreement constitutes the valid and binding agreement of USAC, enforceable against USAC in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)     Other than in connection with or in compliance with (i) the NDBCA, (ii) the NDCC, (iii) the Securities Act, (iv) the NDSA and (v) the North Dakota Insurance Department (collectively, the “USAC Approvals”), no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the consummation by USAC or ANDC of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, that, if not obtained or made, would not have, individually or in the aggregate, a USAC Material Adverse Effect.

(c)     The execution and delivery by USAC of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement by USAC will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon USAC or any of its Subsidiaries or result in the creation of any Lien upon any of the properties or assets of USAC or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the Articles of Incorporation or Bylaws or other equivalent organizational document, in each case as amended, of USAC or any of its Subsidiaries or (iii) conflict with or violate any applicable Laws, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not have, individually or in the aggregate, a USAC Material Adverse Effect.

4.3         Reports and Financial Statements. USAC has filed or furnished all forms, documents, statements and reports required to be filed or furnished before the date of this Agreement by it with the SEC since May 2, 2016 (the forms, documents, statements and reports filed with or furnished to the SEC since May 2, 2016, and those filed or furnished with the SEC subsequent to the date of this Agreement, if any, including any amendments thereto, the “USAC SEC Documents”). As of the date of this Agreement, there are no outstanding or unresolved comments received by USAC from the SEC staff with respect to any of USAC SEC Documents.

4.4         Litigation. There are no actions, suits, inquiries, investigations or proceedings pending (or, to the Knowledge of USAC, threatened) against or affecting USAC or ANDC that would (if adversely determined) prohibit or restrain the ability of USAC or ANDC to consummate the Merger or the other transactions contemplated by this Agreement.

4.5         Proxy Statement; Other Information. None of the information supplied or to be supplied by USAC in writing for inclusion or incorporation by reference in the Proxy Statement will at the time of the mailing of the Proxy Statement to the shareholders of NPCC, at the time of the NPCC Meeting, and at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6         Ownership and Operations of ANDC. At the Effective Date, the authorized capital stock of ANDC will consist of 1,000 shares of common stock, par value $0.10 per share, all of which will be validly issued and outstanding and owned by USAC. At the Effective Date, ANDC will not have conducted any business other than incident to its formation and pursuant to this Agreement, the Merger and the other transactions contemplated by this Agreement and the financing of such transactions.

4.7         Finders or Brokers. Neither USAC nor any of its Subsidiaries has engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who is entitled to any fee or any commission in connection with or upon consummation of the Merger or the other transactions contemplated by this Agreement.

4.8         NO OTHER REPRESENTATIONS OR WARRANTIES. USAC ACKNOWLEDGES AND AGREES THAT (A) EXCEPT AS SET FORTH IN ARTICLE 3, NEITHER NPCC NOR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY IN RESPECT OF NPCC OR ANY OF ITS ASSETS, LIABILITIES OR OPERATIONS, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE EXPRESSLY DISCLAIMED, AND (B) USAC SHALL BE ENTITLED TO RELY ONLY UPON THE REPRESENTATIONS AND WARRANTIES OF NPCC THAT ARE CONTAINED IN ARTICLE 3 OF THIS AGREEMENT.

ARTICLE 5
PRE-CLOSING covenants

5.1         Conduct of Business by NPCC and DCLIC.

(a)         From and after the date of this Agreement and before the Effective Date or the date, if any, on which this Agreement is earlier terminated under Section 7.1 (the “Termination Date”), and except as expressly contemplated or permitted by this Agreement or as disclosed in Section 5.1 of NPCC Disclosure Schedule, NPCC shall, and shall cause DCLIC to, (i) conduct its business in the ordinary course consistent with past practices, (ii) use reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships and to retain the services of its key officers and key employees and (iii) take no action that would adversely affect or delay the ability of any of the parties to this Agreement to obtain any necessary approvals of any regulatory agency or other Governmental Entity required for the transactions contemplated by this Agreement, perform its covenants and agreements under this Agreement or consummate the transactions contemplated by this Agreement or that would otherwise delay or prohibit consummation of the Merger or other transactions contemplated by this Agreement.

(b)         Between the date of this Agreement and the Effective Date, except as set forth in Section 5.1 of NPCC Disclosure Schedule or expressly permitted or contemplated by this Agreement, NPCC shall not, and shall not permit any of DCLIC to, without USAC’s prior written consent:

(i)     adjust, split, combine or reclassify any capital stock or otherwise amend the terms of its capital stock;

(ii)     make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire or encumber, any shares of NPCC’s capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of NPCC’s capital stock;

(iii)     grant any person any right to acquire any shares of its capital stock or any right to any cash payment based on the value of its capital stock;

(iv)     issue any additional shares of capital stock, including any treasury stock;

(v)     purchase, sell, transfer, mortgage, encumber or otherwise dispose of any properties or assets having a value in excess of $10,000 in the aggregate, except in connection with investment activities conducted in the ordinary course of business;

(vi)     other than in connection with drawdowns or repayments with respect to existing credit facilities in the ordinary course of business consistent with past practice, redeem, repurchase, prepay, defease, cancel or modify in any material respect the terms of indebtedness for borrowed money or incur, assume, guarantee, or become obligated with respect to any debt, which when taken together with all other debt of NPCC and DCLIC would result in there being indebtedness of NPCC and DCLIC greater than $10,000;

(vii)     make any acquisition of another Person or business, whether by purchase of stock or securities, contributions to capital, property transfers, or entering into binding agreements with respect to any such investment or acquisition;

(viii)     enter into, renew, extend, amend or terminate (A) any NPCC Material Contract or Contract that if entered into before the date of this Agreement would be a NPCC Material Contract, in each case, other than any Contract relating to indebtedness that would not be prohibited under clause (vi) of this Section 5.1(b) or (B) any Producer Agreement;

(ix)     except to the extent required by Law, as required under the current terms of any NPCC Benefit Plan or as disclosed in Section 5.1(b)(ix) of NPCC Disclosure Schedule, (A) increase in any manner the compensation or benefits of any of its present or former employees, directors, consultants, independent contractors or service providers, (B) pay any pension, severance or retirement benefits not required by any existing plan or agreement to any such present or former employees, directors, consultants, independent contractors or service providers, (C) enter into, amend, alter, adopt, implement or otherwise commit itself to any compensation or benefit plan, program, policy, arrangement or agreement including any pension, retirement, profit-sharing, bonus or other employee benefit or welfare benefit plan, policy, arrangement or agreement or employment, consulting or collective bargaining agreement with or for the benefit of any present or former employee, director, consultant, independent contractor or service provider, (D) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock-based compensation, (E) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any NPCC Benefit Plan or (F) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any NPCC Benefit Plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, SAP or applicable Law;

(x)     waive, release, assign, settle or compromise any claim, action or proceeding, other than (A) waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $5,000 in the aggregate or otherwise pay, discharge or satisfy any claims, liabilities or obligations in excess of such amount and (B) the settlement of policyholder claims in the ordinary course of business consistent with past practice and within the applicable policy limits;

(xi)     amend or waive any provision of its Articles of Incorporation and Bylaws or other equivalent organizational documents or, in the case of NPCC, enter into any agreement with any of its shareholders in their capacity as such;

(xii)     adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity;

(xiii)     enter into any new, or amend or otherwise alter any current, Affiliate Transaction or transaction that would be an Affiliate Transaction if such transaction occurred before the date of this Agreement;

(xiv)     amend, terminate, waive any rights under, dispose of, or permit to lapse, or otherwise fail to preserve, any (A) license, permit, or other form of authorization of NPCC or DCLIC (other than a license to transact insurance business), the result of which individually or in the aggregate has or would reasonably be expected to have a NPCC Material Adverse Effect, or (B) license of DCLIC to transact insurance business;

(xv)     enter into, amend, terminate or waive any rights under any reinsurance, coinsurance, or other similar Contract, as ceding or assuming insurer, except any termination of those Contracts that expire in accordance with their terms;

(xvi)     other than as required by applicable Law, make any settlement of or compromise any Tax liability, make or change any Tax election, change any annual accounting period, adopt or change any accounting method, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or take any other action that would have the effect of increasing the Tax liability of NPCC or DCLIC for any period ending after the Closing Date or decreasing any Tax attribute of NPCC or DCLIC existing on the Closing Date;

(xvii)     fail to continuously maintain in full force and effect its current insurance policies described in Section 3.18 (or comparable replacement policies) or fail to pay all related premiums when due; or

(xviii)     shall take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 5.1(b).

5.2         Investigation.

(a)         From the date of this Agreement until the Effective Date and subject to the requirements of applicable Laws, NPCC shall (i) provide to USAC, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of NPCC and DCLIC, (ii) furnish to USAC, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and (iii) instruct the employees, counsel, financial advisors, auditors and other authorized representatives of NPCC and DCLIC to cooperate with USAC in its investigation of NPCC and DCLIC, as the case may be. Any investigation under this Section 5.2(a) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of NPCC and DCLIC. Notwithstanding the foregoing, the obligation of NPCC and DCLIC to provide, or to direct its current or former independent public accountants to provide, copies of any audit work papers or other materials prepared by such independent public accountants shall be subject to the execution by USAC of any agreements required by such independent public accountants in connection therewith.

(b)         All information provided to USAC or its counsel, financial advisors, auditors and other authorized representatives in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be deemed to be “Confidential Information” to the extent such information would be considered “Confidential Information,” in each case, as such term is used in, and shall be treated in accordance with, the Letter Agreement dated as of February 21, 2017, between NPCC and USAC (the “Confidentiality Agreement”) which the parties acknowledge has expired, but by entering into this Agreement, the parties intend to revive the Confidentiality Agreement and it shall continue in full force and effect until the End Date of this Agreement.

5.3         Solicitation.

(a)         NPCC shall cause its and DCLIC’s respective directors, officers and employees to, and direct its agents and representatives, including any investment bankers, attorneys or accountants retained by NPCC and DCLIC in connection with the Transactions (such Persons described in the foregoing clauses (i) and (ii), collectively, “Representatives”) to, cease any discussions or negotiations that may be ongoing as of the date of this Agreement with any Person with respect to a Takeover Proposal.

(b)         Subject to fiduciary obligations under applicable law, NPCC shall not, and shall not authorize or permit its Representatives to, directly or indirectly, (i) solicit, initiate, seek, encourage, facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Takeover Proposal or any inquiry, offer or proposal that may reasonably be expected to lead to a Takeover Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person or grant access to any Person to any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Takeover Proposal, (iii) engage in discussions with any Person with respect to any Takeover Proposal, or (iv) approve, endorse or recommend any Takeover Proposal, enter into any letter of intent, merger, acquisition or similar agreement contemplating or otherwise relating to any Takeover Proposal (other than a confidentiality agreement) (each, a “NPCC Acquisition Agreement”).

(c)         NPCC shall not release any third party from, or waive any provision of, or fail to enforce, any confidentiality agreement, standstill agreement or similar agreement to which it is a party related to, or that could affect, a Takeover Proposal and agrees that USAC shall be entitled to enforce NPCC’s rights and remedies under and in connection with such agreements.

(d)         For purposes of this Agreement, “Takeover Proposal” means any inquiry, proposal or offer from any Person (other than USAC and its Subsidiaries) or “Group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations relating to any (A) acquisition of (1) assets of NPCC and DCLIC (but excluding sales of assets in the ordinary course of business) equal to 5% or more of NPCC’s consolidated assets or to which 5% or more of NPCC’s revenues or earnings on a consolidated basis are attributable or (2) all or substantially all of the assets or any of the outstanding equity interests in DCLIC, (B) acquisition of 5% or more of the outstanding NPCC Common Stock or any outstanding equity interests in DCLIC, (C) tender offer or exchange offer that if consummated would result in any Person beneficially owning 5% or more of the outstanding NPCC Common Stock or any outstanding equity interests in DCLIC or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving NPCC or DCLIC; in each case, other than the transactions contemplated by this Agreement.

5.4         Filings; Other Actions.

(a)         USAC and NPCC have cooperated in the preparation of the Proxy Statement and the Form S-4 Registration Statement filed in conjunction with the issuance of the Merger Consideration (the “Registration Statement”). The parties shall cooperate and use their respective reasonable best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing. USAC shall cooperate and provide NPCC with a reasonable opportunity to review the draft of the Registration Statement (including each amendment or supplement thereto), and all responses to requests for additional information by and replies to comments of the SEC. The information supplied by each of USAC and NPCC in the Proxy Statement and the Registration Statement shall not, at the date such materials (or any supplement thereto) are filed with the SEC and first mailed to the NPCC shareholders, at the time of the NPCC Meeting or at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time before the Effective Date, any information should be discovered by any party to this Agreement that should be set forth in an amendment or supplement to the Proxy Statement or Registration Statement so that the Proxy Statement and Registration Statement will not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by USAC with the SEC and disseminated by NPCC to the shareholders of NPCC.

(b)         NPCC shall (i) take all action necessary in accordance with the NDBCA and its Articles of Incorporation and Bylaws to duly call, give notice of, convene and hold a meeting of its shareholders no later than June 20, 2017 (unless such meeting is adjourned or postponed in accordance with the provisions of Section 5.4(c)), for the purpose of obtaining NPCC Shareholder Approval (such meeting or any adjournment or postponement thereof, the “NPCC Meeting”), and (ii) subject to the Board of Directors withdrawal or modification of its Recommendation in accordance with Section 5.3(d), use all reasonable best efforts to solicit from its shareholders proxies in favor of the approval of this Agreement, the Merger and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, unless this Agreement is terminated in accordance with Section 7.1, NPCC will (x) take all of the actions contemplated by this Section 5.4 regardless of whether the Board of Directors has approved, endorsed or recommended a Takeover Proposal or has withdrawn, modified or amended the Recommendation, and will submit this Agreement for adoption by the shareholders of NPCC at such meeting and (y) will not (1) submit to the vote of its shareholders any Takeover Proposal, or (2) enter into any NPCC Acquisition Agreement (other than the confidentiality agreement referenced in Section 5.3(c)) with respect to any Takeover Proposal (or resolve to or publicly propose to do any of the foregoing).

(c)         Subject to Section 7.1(b), (i) NPCC may adjourn or postpone the NPCC Meeting if as of the time for which the NPCC Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of capital stock of NPCC represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the NPCC Meeting and (ii) USAC may require NPCC to adjourn or postpone the NPCC Meeting if as of the time for which the NPCC Meeting is originally scheduled (as set forth in the Proxy Statement) (A) there are insufficient shares of capital stock of NPCC represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the NPCC Meeting or (B) NPCC has received Notices of Intent relating to, in the aggregate, in excess 2% of the total number of shares of NPCC Common Stock issued and outstanding as of the record date for the NPCC Meeting and entitled to vote on the proposed Merger at such meeting; provided that, in no event shall the NPCC Meeting be delayed to a date that is fewer than six Business Days before the End Date. Except as set forth in the immediately preceding sentence, NPCC shall not postpone or adjourn the NPCC Meeting without USAC’s prior written consent. NPCC shall ensure that the NPCC Meeting is called, noticed, convened, held and conducted, and that all proxies solicited, by it in connection with the NPCC Meeting are solicited in compliance with the NDBCA, NPCC’s organizational documents and all other applicable Laws.

5.5         Employee Matters.

(a)         NPCC shall use its reasonable best efforts to ensure that USAC, or a Subsidiary of USAC designated by USAC, may continue to utilize the contracts, policies, and administrative and other agreements underlying NPCC Benefit Plans on substantially the same terms and conditions as available to NPCC immediately before the date of this Agreement.

(b)         Each individual who was an employee of NPCC or DCLIC immediately before the Effective Date who shall continue as an employee of USAC or ANDC on the date immediately following the Effective Date (each an “Acquired Employee”) shall continue participation in all NPCC Benefit Plans acquired by USAC and its Subsidiaries and set forth on Section 3.10(a) of NPCC Disclosure Schedule in which such Acquired Employee participated immediately before the Effective Date, to the extent permitted by such plans, under such plans as they may be amended by USAC or its Subsidiaries and provided such plans are not terminated by USAC or its Subsidiaries.

(c)         Nothing in this Agreement shall be deemed to be a guarantee of employment for any individual employed by or providing services to NPCC or DCLIC before the Effective Date (each a “NPCC Employee”), or to restrict the right of the Surviving Corporation, or any affiliate thereof, to terminate any NPCC Employee. Notwithstanding the foregoing provisions of this Section 5.5, nothing contained in this Agreement, whether express or implied, (A) shall be treated as an amendment or other modification of any NPCC Benefit Plan, or (B) shall limit the right of the Surviving Corporation or any of its affiliates to amend, terminate or otherwise modify any NPCC Benefit Plan following the Effective Date. USAC and NPCC acknowledge and agree that all provisions contained in this Section 5.5 with respect to NPCC Employees are included for the sole benefit of USAC, ANDC and NPCC, and that nothing in this Agreement, whether express or implied, shall create any third party beneficiary or other rights (y) in any other Person, including, without limitation, any NPCC Employees, former employees of NPCC, any participant in any NPCC Benefit Plan, or any dependent or beneficiary thereof, or (z) to continued employment with USAC, the Surviving Corporation, or any of their respective Affiliates or continued participation in any NPCC Benefit Plan.

(d)         From and after the date of this Agreement until the Effective Date, NPCC will cooperate with USAC, upon USAC’s request, in USAC’s efforts to enter into such retention arrangements as USAC deems to be necessary or advisable in order to secure the employment, after the Effective Date, of those NPCC Employees identified by USAC.

5.6         Efforts.

(a)        Subject to the terms and conditions set forth in this Agreement, each of the parties to this Agreement shall, and NPCC shall cause DCLIC to, use its reasonable best efforts (subject to, and in accordance with, applicable Law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals, including the NPCC Approvals and the USAC Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by this Agreement and (v) such actions as necessary to cause the conditions to Closing set forth in Article 6 to be satisfied.

(b)        Subject to the terms and conditions set forth in this Agreement and without limiting the foregoing, NPCC and USAC shall (i) use reasonable best efforts to cooperate with each other in (x) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (y) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (ii) use reasonable best efforts to take, or to cause to be taken, all other actions and to do, or to cause to be done, all other things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including taking all such further action as reasonably may be necessary to resolve such objections, if any, as any Governmental Entity or any other person may assert under Regulatory Law (as hereinafter defined) with respect to the Merger and the other transactions contemplated by this Agreement, and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date (as hereinafter defined)), and (iv) subject to applicable legal limitations and the instructions of any Governmental Entity, keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including to the extent permitted by Law promptly furnishing the other with copies of notices or other communications received by NPCC or USAC, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect thereto.

(c)        For purposes of this Agreement, “Regulatory Law” means any and all state, federal and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws requiring notice to, filings with, or the consent or approval of, any Governmental Entity, or that otherwise may cause any restriction, in connection with the Merger and the transactions contemplated thereby, including (i) the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, (ii) any Law governing the direct or indirect ownership or control of any of the operations or assets of NPCC or DCLIC, including, without limitation, the North Dakota Insurance Code or (iii) any Law with the purpose of protecting the national security or the national economy of any nation.

5.7        Takeover Statute. If any “fair price,” “moratorium,” “control share acquisition” or other form of anti-takeover statute or regulation shall become applicable to the Merger or the other transactions contemplated, by this Agreement, each of NPCC and USAC and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger, and the other transactions contemplated by this Agreement.

5.8         Public Announcements. NPCC and USAC will consult with and provide each other the opportunity to review and comment upon any press release or other public statement or comment before the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated by this Agreement and shall not issue any such press release or other public statement or comment before such consultation except as may be required by applicable Law or by obligations under any listing agreement with any national securities exchange. USAC and NPCC shall issue a joint press release announcing the execution and delivery of this Agreement.

5.9         Indemnification and Insurance.

(a)         All rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or before the Effective Date, whether asserted or claimed before, at or after the Effective Date, now existing in favor of the current or former directors, officers or employees (in their capacity as such and not as shareholders of NPCC or DCLIC), as the case may be, of NPCC or DCLIC as provided in their respective Articles of Incorporation or Bylaws or other equivalent organization documents, in each case as in effect on the date of this Agreement, copies of which have been provided to USAC, shall survive the Merger and shall continue in full force and effect. For a period of three (3) years from the Effective Date, the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of NPCC’s and DCLIC’s respective Articles of Incorporation and Bylaws or other equivalent organization documents as in effect as of the date of this Agreement or in any indemnification agreements of NPCC or DCLIC with any of their respective directors, officers or employees in effect as of the date of this Agreement and listed in Section 5.9(a)  of NPCC Disclosure Schedule, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Date were current or former directors, officers or employees of NPCC or DCLIC; provided, however, that all rights to indemnification in respect of any Action (as hereinafter defined) pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim.

(b)         From and after the Effective Date, the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director, officer or employee of NPCC or DCLIC (each, together with such person’s heirs, executors or administrators, an “Indemnified Party”) against any costs or expenses (including advancing reasonable attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before or after the Effective Date (including acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of NPCC); provided, however, that (i) the Surviving Corporation shall not be liable for any settlement effected without the Surviving Corporation’s prior written consent, (ii) the Surviving Corporation shall not be obligated to pay the fees and expenses of more than one counsel (selected by the Surviving Corporation) for all Indemnified Parties in any jurisdiction with respect to any single such claim, action, suit, proceeding or investigation, and (iii) the Surviving Corporation shall have the right to control the defense of such Action. It shall be a condition to the advancement of any amounts to be paid in respect of legal and other fees and expenses that the Surviving Corporation receive an undertaking by the Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined that such Indemnified Party is not entitled to be indemnified under applicable Law. In the event of any such Action, the Indemnified Party shall reasonably cooperate with the Surviving Corporation in the defense of any such Action.

(c)         The rights of each Indemnified Party under this Agreement shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the Articles of Incorporation or Bylaws or other equivalent organizational documents of NPCC or DCLIC or the Surviving Corporation, any other indemnification arrangement, the NDBCA or otherwise. This Section 5.9 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.

(d)         If the Surviving Corporation or its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.9.

5.10        Notification of Certain Matters. NPCC shall give prompt notice to USAC, and USAC shall give prompt notice to NPCC, of (a) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement or from any person alleging that the consent of such person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement, (b) any actions, suits, claims, investigations or proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or DCLIC that relate to the Merger or the other transactions contemplated by this Agreement, (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause any representation or warranty made by such party contained in this Agreement (i) that is qualified as to materiality or NPCC Material Adverse Effect or USAC Material Adverse Effect, as applicable, to be untrue and (ii) that is not so qualified to be untrue in any material respect, and (d) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any notice under this Section 5.10 shall not (x) cure any breach of, or non-compliance with, any other provision of this Agreement or (y) limit the remedies available to the party receiving such notice. NPCC shall notify USAC, on a current basis, of any events or changes with respect to any criminal or regulatory investigation or action involving NPCC or any of its Affiliates, and shall reasonably cooperate with USAC or its Affiliates in efforts to mitigate any adverse consequences to USAC or its Affiliates that may arise (including by coordinating and providing assistance in meeting with regulators).

5.11       Resignations. At or before the Closing, NPCC shall obtain the resignation, effective as of a time no later than the Effective Date, of each of its and DCLIC’s officers, and directors, other than those persons whose names are listed in Section 5.11 of NPCC Disclosure Schedule, from all such positions such persons hold with NPCC and DCLIC, including offices, board positions and committee positions (but not including any person’s employment with NPCC or DCLIC).

ARTICLE 6
CONDITIONS PRECEDENT TO THE MERGER

6.1         Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by all parties) at or before the Effective Date of the following conditions:

(a)     The NPCC Shareholder Approval shall have been obtained;

(b)     The approval of the Merger by the North Dakota Department of Insurance shall have been obtained; and

(c)     No restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger and/or the other transactions contemplated by this Agreement shall be in effect.

6.2         Conditions to Obligation of NPCC to Effect the Merger. The obligation of NPCC to effect the Merger is further subject to the fulfillment or waiver by NPCC of the following conditions:

(a)     The representations and warranties of USAC set forth in this Agreement shall be true and correct in all respects (disregarding any materiality or USAC Material Adverse Effect qualifiers contained therein) at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where the failure of such representations or warranties to be so true and correct would not have, individually or in the aggregate, a USAC Material Adverse Effect; provided, however, that, representations and warranties that are made as of a particular date or period shall be true and correct only as of such date or period.

(b)     USAC shall have in all material respects performed all obligations, and complied with all covenants, required by this Agreement to be performed or complied with by it before the Effective Date.

(c)     USAC shall have delivered to NPCC a certificate, dated the Effective Date and signed by its Chief Executive Officer or another senior executive officer, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

6.3         Conditions to Obligation of USAC and ANDC to Effect the Merger. The obligation of USAC and ANDC to effect the Merger is further subject to the fulfillment or waiver by USAC of the following conditions:

(a)     The representations and warranties of NPCC set forth in this Agreement shall be true and correct in all respects (disregarding any materiality or NPCC Material Adverse Effect qualifiers contained therein) at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where the failure of such representations or warranties to be so true and correct would not have, individually or in the aggregate, a NPCC Material Adverse Effect; provided, however, that, representations and warranties that are made as of a particular date or period shall be true and correct only as of such date or period.

(b)     NPCC shall have in all material respects performed all obligations, and complied with all covenants, required by this Agreement to be performed or complied with by it before the Effective Date.

(c)     NPCC shall have delivered to USAC a certificate, dated the Effective Date and signed by its Chief Executive Officer or another senior executive officer, certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

(d)     NPCC shall have delivered to USAC certified copies of resolutions duly adopted by NPCC’s Board of Directors and shareholders evidencing the approval of this Agreement and the Merger and the other transactions contemplated by this Agreement.

(e)     No NPCC Material Adverse Effect shall have occurred since January 1, 2017.

(f)     There shall not be pending or threatened any material suit, action, proceeding or investigation that would reasonably be expected to result in a NPCC Material Adverse Effect.

(g)     There shall not be any shares of capital stock of NPCC outstanding immediately before the Effective Date other than a number of shares of NPCC Common Stock equal to or less than 2,810,624.

(h)     As of the end of NPCC’s most recent fiscal quarter or fiscal year, as applicable, (i) the shareholders’ equity of NPCC as determined in accordance with GAAP applied on a basis consistent with the December 31, 2016 Audited Financial Statements shall not be less than $3,000,000 (inclusive of other comprehensive income or loss) and (ii) the capital and surplus of DCLIC, as determined in accordance with SAP applied on a basis consistent with the December 31, 2016 Annual Statement shall not be less than $1,000,000.

(i)     Notices of Dissent shall not have been received from shareholders holding more than 2% of the outstanding shares of NPCC Common Stock as of the Closing Date.

(j)     The Registration Statement shall be effective.

ARTICLE 7
TERMINATION

7.1         Termination or Abandonment.

(a)         Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time before the Effective Date, whether before or after any approval of the matters presented in connection with the Merger by the shareholders of NPCC (except with respect to Section 7.1(c), in which case the termination must be before receipt of the NPCC Shareholder Approval):

(i)          by the mutual written consent of NPCC and USAC;

(ii)         by either NPCC or USAC, if:

(1)     the Effective Date shall not have occurred on or before October 1, 2017 (the “End Date”), provided that the party seeking to terminate this Agreement under this Section 7.1(a)(ii)(1) shall not have breached its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the Merger on or before the End Date;

(2)     an injunction, other legal restraint or order shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction, other legal restraint or order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 7.1(a)(ii)(2)shall not be available to any party until such party has used all reasonable best efforts to remove such injunction or other legal restraint or order; or

(3)     (A) the NPCC Meeting (including any adjournments thereof) shall have concluded and the NPCC Shareholder Approval contemplated by this Agreement has not been obtained because of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders, or at any adjournment thereof, or (B) if at a duly held meeting of NPCC’s shareholders, no vote shall have been taken in respect of the NPCC Shareholder Approval; provided, however, that the right to terminate this Agreement under this Section 7.1(a)(ii)(3) shall not be available to NPCC if NPCC’s failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure to obtain the NPCC Shareholder Approval;

(iii)        by NPCC, if USAC breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (1) would reasonably be expected to result in a failure of a condition set forth in Section 6.1 or 6.2 and (2) cannot be cured by the End Date; provided, that NPCC shall have given USAC written notice, delivered at least thirty (30) days before such termination (or such shorter period as is between the date of such notice and the End Date), stating NPCC’s intention to terminate this Agreement under this Section 7.1(a)(iii)(1) and the basis for such termination; and provided, further, that NPCC is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 6.1 or 6.3 not to be satisfied.

(iv)        by USAC, if:

(1)     NPCC breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (1) would reasonably be expected to result in a failure of a condition set forth in Section 6.1 or 6.3 and (2) cannot be cured by the End Date; provided, that USAC shall have given NPCC written notice, delivered at least thirty (30) days before such termination (or shorter period as is between the date of such notice and the End Date), stating USAC’s intention to terminate this Agreement under this Section 7.1(a)(iv)(1) and the basis for such termination; and provided, further, that USAC is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 6.1 or Section 6.2 not to be satisfied; or

(2)     after the date of this Agreement there has been any NPCC Material Adverse Effect;

(v)     by USAC if (A) NPCC’s Board of Directors fails to include in the Proxy Statement its recommendation, without modification or qualification, that NPCC shareholders approve this Agreement and the Merger, or (B) NPCC’s Board of Directors approves, endorses or recommends any Takeover Proposal other than the Merger;

(b)         A terminating party shall provide written notice of termination to the other party specifying the reason for such termination.

(c)         In the event of termination of this Agreement under this Section 7.1, this Agreement shall terminate (except for the Confidentiality Agreement and the provisions of Article VIII), and there shall be no other liability on the part of NPCC, USAC or ANDC to the other except liability arising out of any willful breach of any of the representations, warranties or covenants in this Agreement (subject to any express limitations set forth in this Agreement) or as provided for in the Confidentiality Agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

7.2         Extension; Waiver. At any time before the Effective Date, the parties to this Agreement, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE 8
Survival of Representation and Warranties

8.1         Survival of Representations and Warranties. If the Closing occurs, the Director Shareholders shall have liability (for indemnification or otherwise as provided under Article 9) to USAC, payable solely from the Escrowed Shares and not from their personal assets, with respect to any Breach of a representation or warranty of NPCC or DCLIC in this Agreement, the NPCC Disclosure Schedule and the certificate of NPCC delivered under Section 6.3(c), and any other certificate or document of NPCC or DCLIC delivered under this Agreement, only if USAC notifies the Director Shareholders in writing on or before the second anniversary of the Closing Date of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by USAC. Notwithstanding the foregoing, the Director Shareholders shall have liability under this Article 8 with respect to any Breach of the representations contained in Section 3.9 (Employee Benefit Plans), Section 3.13 (Tax Matters), Section 3.19 (Finders or Brokers) and Section 3.22 (Reserves) (collectively, the “NPCC Fundamental Representations”), as to which a claim may be made at any time on or before the third anniversary of the Closing Date. All representations and warranties of USAC in this Agreement, the USAC Disclosure Schedule and the certificate of USAC delivered under Section 6.2(c), and any other certificate or document of USAC or ANDC delivered under this Agreement, shall expire on the second anniversary of the Closing Date, other than the representation contained in Section 4.7 (Finders or Brokers), which shall expire on the third anniversary of the Closing Date.

ARTICLE 9
INDEMNIFICATION

9.1         Indemnification by NPCC. The Director Shareholders, through the Escrowed Shares, shall indemnify and hold harmless USAC, and its Representatives, shareholders, Subsidiaries and Related Persons (collectively, the “USAC Indemnified Persons”), and shall reimburse the USAC Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, “Damages”), arising from or in connection with:

(a)     any Breach of any representation or warranty made by NPCC or DCLIC in (i) this Agreement, (ii) the Disclosure Schedule, (iii) the certificates delivered under Section 1.2(b) (for this purpose, each such certificate will be deemed to have stated that NPCC’s representations and warranties in this Agreement fulfill the requirements of Section 6.3 as of the Closing Date as if made on the Closing Date without giving effect to any supplement to the Disclosure Schedule, unless the certificate expressly states that the matters disclosed in a supplement have caused a condition specified in Section 6.3 not to be satisfied), (v) any transfer instrument or (vi) any other certificate, document, writing or instrument delivered by NPCC or DCLIC under this Agreement;

(b)     any Breach of any covenant or obligation of NPCC or DCLIC in this Agreement or in any other certificate, document, writing or instrument delivered by NPCC or DCLIC under this Agreement; or

(c)     any brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with NPCC or DCLIC (or any Person acting on either’s behalf) in connection with the transactions contemplated by this Agreement.

Other than claims relating to a breach of any NPCC Fundamental Representation, claims asserted by any USAC Indemnified Person against the Director Shareholders under this Article 9 shall be satisfied solely from the Escrowed Shares in the manner set forth in the Escrow Agreement.

9.2         Indemnification by USAC. USAC shall indemnify and hold harmless NPCC and DCLIC, and their Representatives, shareholders, Subsidiaries and Related Persons (collectively, the “NPCC Indemnified Persons”), and shall reimburse the NPCC Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, “Damages”), arising from or in connection with:

(a)     any Breach of any representation or warranty made by USAC in (i) this Agreement or (ii) any other certificate, document, writing or instrument delivered by USAC or ANDC under this Agreement;

(b)     any Breach of any covenant or obligation of USAC or ANDC in this Agreement or in any other certificate, document, writing or instrument delivered by USAC or ANDC under this Agreement; or

(c)     any brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with USAC or ANDC (or any Person acting on either’s behalf) in connection with the transactions contemplated by this Agreement.

9.3         Third-Party Claims.

(a)     Promptly after receipt by a USAC Indemnified Person or a NPCC Indemnified Person (collectively, “Indemnified Persons”) of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the other party (the “Indemnifying Party”) of the assertion of such Third-Party Claim, provided that the failure to give such notice will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Party demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person’s failure to give such notice.

(b)     If an Indemnified Person gives notice to the Indemnifying Party under Section 9.3(a) of the assertion of a Third-Party Claim, the Indemnifying Party shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) Indemnified Party is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Party to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Party shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 9 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation.

(c)     If the Indemnifying Party assumes the defense of a Third-Party Claim, no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Party without the Indemnified Person’s prior written consent unless (i) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person; (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (iii) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its prior written consent.

(d)     If notice is given to an Indemnifying Party of the assertion of any Third-Party Claim and the Indemnifying Party does not, within ten (10) Business Days after such notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Party will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

(e)     Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Party will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

(f)     Each Indemnifying Party, (i) consents to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any Indemnified Person for purposes of any claim that a Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein and (ii) agrees that process may be served on the Indemnifying Party with respect to such a claim anywhere in the world.

(g)     With respect to any Third-Party Claim subject to indemnification under this Article 9, (i) both the Indemnified Person and the Indemnifying Party, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof when such Person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

(h)     With respect to any Third-Party Claim subject to indemnification under this Article 11, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its Best Efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with Legal Requirements and rules of procedure), and (ii) all communications between any party to this Agreement and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

9.4         Other Claims. A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by written notice from the Indemnified Party to the Indemnifying Party and, subject to Section 9.5, shall be paid promptly after a court of competent jurisdiction, following the expiration of any applicable appeal period, has made such determination unless the party liable has otherwise agreed to make an earlier payment.

9.5         USAC Services. Notwithstanding any provision of this Agreement the contrary, NPCC and DCLIC (before the Effective Date) and the Director Shareholders (after the Effective Date) shall not liable for actions taken by USAC or any of its Subsidiaries under that certain Third Party Insurance Services Agreement dated as of September 1, 2015, between USAC and DCLIC.

ARTICLE 10
miscellaneous

10.1        Merger of ANDC into USAC. Immediately following the Effective Date, ANDC shall merge with and into USAC in accordance with K.S.A. 17-6703.

10.2        Expenses. Except as provided in Section 7.1, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring or required to incur such expenses.

10.3        Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

10.4        Governing Law. This Agreement, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the laws of the State of North Dakota, without giving effect to any choice or conflict of law provision or rule (whether of the State of North Dakota or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Dakota.

10.5        Arbitration.

(a)     In the event of any dispute arising after the date of this Agreement with reference to the Merger transaction contemplated by this Agreement (but specifically excluding disputes concerning the rights of Dissenters under Section 2.1(d) above or the rights and obligations of the parties thereto under the Restrictive Covenant Agreements), the same shall be referred to three arbitrators for binding arbitration. For purposes of this Section 10.5, “USAC” shall mean USAC, ANDC, DCLIC or any other USAC Indemnified Party at the time such arbitration process is initiated. USAC shall appoint one arbitrator and the Director Shareholders (acting as one) shall appoint one arbitrator and such two arbitrators to select the third. Each arbitrator shall be a knowledgeable, independent businessperson or professional. If either USAC or the Director Shareholders (acting as one) refuse or neglect to appoint an arbitrator within thirty (30) days after receiving a written request for arbitration from the other party, the initiating party may appoint a second arbitrator. If the two arbitrators fail to agree on the selection of a third arbitrator within thirty (30) days after their appointment, each of them shall name three individuals, of whom the other shall decline two, and the decision shall be made by drawing lots.

(b)     USAC and the Director Shareholders shall bear each the expense of its own arbitration, including its arbitrator and attorneys’ fees, and shall jointly and equally bear with the other party the expense of the third arbitrator. Any remaining costs of the arbitration proceedings shall be apportioned by the three arbitrators.

(c)     The arbitration proceedings shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association, except that USAC and the Director Shareholders each shall be entitled to take discovery as provided under Federal Rules of Civil Procedure Nos. 28 through 36 during a period of 90 days after the final arbitrator is appointed and the arbitrators shall have the power to issue subpoenas, compel discovery, award sanctions and grant injunctive relief. The arbitrators shall be entitled to retain a lawyer to advise them as to legal matters, but such lawyer shall have none of the relationships to USAC or the Director Shareholders (or any of their Affiliates) that are proscribed above for arbitrators. The arbitration hearings shall commence no sooner than 120 days after the date the final arbitrator is appointed and not later than 180 days after such date. The arbitration hearing shall be conducted during normal working hours on Business Days without interruption or adjournment of more than two days at any one time or six days in the aggregate. In rendering their decision, the arbitrators shall consider the parties’ proportionate responsibility for the circumstances underlying the dispute being arbitrated. The arbitrators shall decide by a majority vote of the arbitrators. The arbitrators shall deliver their decision to USAC and the Director Shareholders in writing within twenty (20) days after the conclusion of the arbitration hearing, which written decision shall include detailed findings of fact and conclusions of law. There shall be no appeal from their written decision, except as permitted by applicable law.

(d)     Any arbitration instituted under this Section 10.5 shall be held in Kansas City, Missouri or such other city that is mutually agreeable to USAC and the Director Shareholders (acting as one), with the precise location within such city being as agreed upon by USAC and the Director Shareholders or, absent such agreement, at a location within such city designated by the American Arbitration Association’s resident manager in Kansas City, Missouri.

(e)     Notwithstanding any other provision of this Section, nothing contained in this Agreement shall require arbitration of any issue for which injunctive relief is properly sought by a party hereto.

10.6     Jurisdiction. Subject to Section 10.5, any legal action or proceeding with respect to this Agreement and the rights and obligations arising under this Agreement, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising under this Agreement brought by the other party to this Agreement or its successors or assigns, shall be brought and determined exclusively in any federal or state court located in the State of North Dakota. Each of the parties to this Agreement irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties to this Agreement irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 10.6, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.

10.7     WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

10.8     Notices. Any notice required to be given under this Agreement shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

To USAC or ANDC:

US Alliance Corporation

4123 SW Gage Center Drive, Suite 240

Topeka, KS 66604

Fax: (785) 228-0202

Attention:  Jack Brier, Chairman, President and CEO

with a copy to:

Lathrop & Gage LLP

10851 Mastin Street #1000

Overland Park, KS 66210

Fax: (913) 451-0875

Attention:  Brett C. Bogan

To NPCC:

Northern Plains Capital Corporation

107 West Main Avenue, Suite 325

Bismarck, ND 58501

Fax: (701) 258-2102

Attention:

with a copy to:

Fredrikson & Byron, P.A.

51 Broadway, Suite 402

Fargo, ND 58102-4970

Attention: Michael S. Raum, Esq.

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this Section; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

10.9     Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties, except that, without written consent of any party to this Agreement, (a) ANDC may assign, in its sole discretion, any of or all of its rights, interest and obligations under this agreement to USAC or to any direct or indirect wholly-owned Subsidiary of USAC, and (b) ANDC and/or USAC may assign its rights under this Agreement as collateral security to any Affiliate of ANDC and/or USAC, as the case may be, but, in each case, no such assignment shall relieve ANDC and/or USAC, as applicable, of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors and assigns.

10.10     Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

10.11     Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the exhibits and schedules to this Agreement) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except as set forth in Section 5.9 and Article 9, is not intended to and shall not confer upon any person (including without limitation the shareholders of NPCC) other than the parties to this Agreement any rights or remedies under this Agreement.

10.12     Amendments; Waivers. At any time before the Effective Date, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by NPCC and USAC, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of NPCC Shareholder Approval, if any such amendment or waiver shall, by applicable Law, if applicable, require further approval of the shareholders of NPCC, the effectiveness of such amendment or waiver shall be subject to the approval of the shareholders of NPCC. Notwithstanding the foregoing, no failure or delay by NPCC or USAC in exercising any right under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right under this Agreement.

10.13     Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.14     Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “hereof” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “deliver” or “delivered” shall be deemed to include making available in an online data room under an appropriate heading reasonably identifying such material. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to in this Agreement or in any agreement or instrument that is referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. Any statute defined or referred to in this Agreement or in any agreement or instrument referred to in this Agreement shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes.

10.15     Specific Performance. Irreparable damage would occur if NPCC failed to perform any provision of this Agreement in accordance with the terms of this Agreement and, therefore, before the termination of this Agreement under Article 7, USAC and ANDC shall be entitled to specific performance of this Agreement, in addition to any other remedy at law or equity if they are not in material breach of any of their respective obligations under this Agreement. NPCC shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by USAC or ANDC or any remedy to enforce specifically this Agreement. NPCC’s sole and exclusive remedies with respect to any such breach shall be the remedies set forth in Article 7.

10.16     Definitions.

(a)     For purposes of this Agreement, the following terms will have the following meanings when used in this Agreement:

(i)     “Affiliates” shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

(ii)     “Annual Statement” shall mean any annual statutory statement of DCLIC filed with or submitted to the insurance regulatory authority in the State of North Dakota on forms prescribed or permitted by such authority.

(iii)     “Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in Bismarck, North Dakota are authorized by law or executive order to be closed. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder.

(iv)     “Code” shall mean the Internal Revenue Code of 1986, as amended.

(v)     “Contracts” shall mean any contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments, leases or other instruments or obligations, whether written or oral.

(vi)     “Knowledge” means, with respect to NPCC, the knowledge, after reasonable inquiry, of the officers and directors of NPCC, and with respect to USAC or ANDC, the knowledge, after reasonable inquiry, of Jack Brier and Jeff Brown.

(vii)     “Orders” or “orders” shall mean any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Entity.

(viii)     “Permitted Exceptions” shall mean (A) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to USAC; (B) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve has been established therefor in the Audited Financial Statements or the Unaudited Financial Statements in accordance with GAAP; (C) mechanics’, carriers’, workers’, repairers’ or other similar Liens arising or incurred in the ordinary course of business and related to obligations that are not past due; (D) zoning, entitlement and other land use and environmental regulations of any Governmental Entity and (E) and other title exceptions, defects, encumbrances and other matters, whether or not of record, which in the aggregate do not materially affect the continued use of the applicable property for the purposes for which such property is currently being used or contemplated to be used by NPCC or DCLIC.

(ix)     “Person” or “person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including, without limitation, a Governmental Entity, and any permitted successors and assigns of such person.

(x)     “Quarterly Statement” shall mean any quarterly statement of DCLIC filed with or submitted to the insurance regulatory authority in the State of North Dakota on forms prescribed or permitted by such authority.

(xi)     “Reinsurance Agreement” shall mean all assumed and ceded reinsurance, coinsurance and retrocession agreements, Contracts, treaties, obligations, instruments or other reinsurance, coinsurance or retrocession commitments, arrangements or undertakings of any kind under which DCLIC has ceded or assumed any liability under any Policy or to which DCLIC is a party or by which DCLIC or any of their respective property or assets may be bound or affected (including Contracts under which DCLIC receives or has received surplus relief) or under which DCLIC otherwise may be entitled to any payment of any amounts.

(xii)     “SAP” shall mean the accounting practices required or permitted by the North Dakota Department of Insurance, consistently applied throughout the specified period and in the comparable period in the immediately preceding year.

(xiii)     “Subsidiaries” of any party shall mean any corporation, partnership, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities are on the date of this Agreement directly or indirectly owned by such party, or (ii) such party or any Subsidiary of such party is a general partner.

(xiv)     “Treasury Regulations” shall mean the temporary and final regulations promulgated under the Code.

(b)     Each of the following terms is defined in the Sections set forth opposite such term:

Acquired Employee	Section 5.5(b)
Action	Section 5.9(b)
Affiliate Transaction	Section 3.10
Agreement	Preamble
ANDC	Preamble
Articles of Merger	Section 1.3
Audited Financial Statements	Section 3.5(b)
Bankruptcy and Equity Exception	Section 3.4(b)
Cancelled Shares	Section 2.1(b)
CERCLA	Section 3.7(a)(ii)
Certificates	Section 2.2(a)
Closing	Section 1.2
Closing Date	Section 1.2
COBRA	Section 3.9(g)
NPCC	Preamble
NPCC Acquisition Agreement	Section 5.3(a)
NPCC Adverse Recommendation Change	Section 5.3(d)

NPCC Approvals	Section 3.4(c)
NPCC Benefit Plans	Section 3.9(a)
NPCC Common Stock	Section 2.1(a)
NPCC Disclosure Schedule	Article III
NPCC Employee	Section 5.5(c)
NPCC Material Adverse Effect	Section 3.1(c)
NPCC Material Contracts	Section 3.19(a)
NPCC Meeting	Section 5.4(b)
NPCC Permits	Section 3.7(c)(i)
NPCC Securities Documents	Section 3.4(a)
NPCC Shareholder Approval	Section 3.4(a)
Confidentiality Agreement	Section 5.2(b)
Deposit	Section 3.26(c)
Dissenting Shareholders	Section 2.1(d)
Dissenting Shares	Section 2.1(d)
Effective Date	Section 1.3
Employees	Section 3.15(b)
End Date	Section 7.1(b)(i)
ERISA	Section 3.9(a)
ERISA Affiliate	Section 3.9(d)
Exchange Act	Section 3.4(c)
Excluded Shares	Section 2.1(d)
GAAP	Section 3.5(b)(iii)
Governmental Entity	Section 3.4(c)
Indemnified Party	Section 5.9(b)
Insurance Contract	Section 3.14(k)
Insurance License	Section 3.24(a)
Insurance Producers	Section 3.28(a)
Intellectual Property	Section 3.16
DCLIC	Preamble
IRS	Section 3.9(c)
Law	Section 3.7(a)
Laws	Section 3.7(a)
Liens	Section 3.3
MECs	Section 3.14(k)
Merger	Preamble
Merger Consideration	Section 2.1(a)
USAC	Preamble
USAC Approvals	Section 4.2(b)
USAC Material Adverse Effect	Section 4.1(b)
PBGC	Section 3.9(d)
Policies	Section 3.25(a)
Producer Agreements	Section 3.28(a)
Proxy Statement	Section 3.13
Recommendation	Section 3.4(a)(iii)
Regulatory Law	Section 5.6(c)

Representatives	Section 5.3(a)
SEC	Section 3.5(a)
Share	Section 2.1(a)
Surviving Corporation	Section 1.1
Takeover Proposal	Section 5.3(e)(i)
Tax Returns	Section 3.14(m)
Tax or Taxes	Section 3.14(m)
Taxing Authority	Section 3.14(m)
NDBCA	Section 1.1
Termination Date	Section 5.1(a)
Title IV Plan	Section 3.9(d)
Unaudited Financial Statements	Section 3.5(b)
WARN Act	Section 3.15(g)

[Signature Page follows]

IN WITNESS WHEREOF, the parties have set their signatures this ____ day of _________, 2017.

US ALLIANCE CORPORATION

By:
Name:
Title:

NORTHERN PLAINS CAPITAL CORPORATION

By:
Name:
Title:

ALLIANCE MERGER SUB, INC.

By:
Name:
Title:

EXHIBIT 2.2(b)

Form of Escrow Agreement

Articles of Merger
Northern Plains Capital Corporation,
Alliance Merger Sub, Inc.
and

US Alliance Corporation

Under the provisions of the NDBCA, the undersigned corporations adopt the following Articles of Merger.

First: In accordance with the NDBCA, a Plan and Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the undersigned corporations:

1.     Northern Plains Capital Corporation, a corporation duly organized under the laws of the State of North Dakota;

2.     Alliance ANDC, Inc., a corporation duly organized under the laws of the State of North Dakota; and

3.     US Alliance Corporation, a corporation duly organized under the laws of the State of Kansas.

Second: As a result of an agreement of merger, Northern Plains Capital Corporation, Inc. shall merge with and into Alliance ANDC, Inc. effective as of the time of filing of this Statement of Merger with the North Dakota Secretary of State. Alliance ANDC, Inc. shall be the corporation surviving the merger.

Third: The Articles of Incorporation of Alliance ANDC, Inc. shall be the Articles of Incorporation for the surviving corporation.

Fourth: The executed Plan and Agreement of Merger is on file at Northern Plains Capital Corporation’s offices at 107 West Main Avenue, Suite 325, Bismarck, ND 58501.

Fifth: A copy of the Plan and Agreement of Merger shall be furnished by Northern Plains Capital Corporation, on request and without cost, to any shareholder of any corporation that is a party to the merger.

Dated this _____________ day of _________ 2017.

US ALLIANCE CORPORATION

By:
Name:
Title:

NORTHERN PLAINS CAPITAL CORPORATION

By:
Name:
Title:

ALLIANCE MERGER SUB, INC.

By:
Name:
Title:

AMENDMENT

TO

PLAN AND AGREEMENT OF MERGER

US ALLIANCE CORPORATION,

ALLIANCE MERGER SUB, INC.

AND

NORTHERN PLAINS CAPITAL CORPORATION

This Amendment, dated as of May 23, 2017 (this “Amendment”), is entered into by and among by and among US Alliance Corporation, a Kansas corporation (“USAC”), Alliance Merger Sub, Inc., a Kansas corporation (“ANDC”), and Northern Plains Capital Corporation, a North Dakota corporation (“NPCC”).

WHEREAS, USAC, ANDC and NPCC have entered into that certain Plan and Agreement of Merger, dated as of May 23, 2017 (the “Merger Agreement”);

WHEREAS, it has come to the attention of the parties that the Merger Agreement was executed by a to-be-formed North Dakota entity, Alliance Merger Sub Inc., which had not been incorporated as of its execution of the Merger Agreement;

WHEREAS, the parties now desire that ANDC be incorporated as a Kansas corporation;

WHEREAS, ANDC was incorporated as a Kansas corporation as of May 23, 2017;

WHEREAS, the Merger Agreement was executed prior to the completion of Exhibit 2.2(b) thereto;

WHEREAS, the parties have agreed to amend the Merger Agreement to reflect the foregoing; and

WHEREAS, capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto hereby agree as follows:

1.            Amendment. The Merger Agreement is hereby amended as follows:

1.1     The Merger Agreement is hereby amended to delete all references to ANDC as a North Dakota corporation and instead refer to ANDC as a Kansas corporation.

1.2     Section 1.1 of the Merger Agreement is hereby amended to insert the words “and the Kansas General Corporations Code (the “KGCC”) following the parenthetical (“NDBCA”) in the third line thereof.

1.3     Section 1.3 of the Merger Agreement is hereby amended to provide that the Merger will be consummated by executing and filing the Articles of Merger with the Secretary of State of the State of Kansas in accordance with Section 17-6701 of the KGCC, and to change all other references therein to the Secretary of State of the State of North Dakota to the Secretary of State of the State of Kansas.

1.4     Section 1.4 of the Merger Agreement is hereby amended to insert the words “and the KGCC” at the end thereof.

1.5     Section 2.2(b) is hereby amended to delete the words “in substantially the form of Exhibit 2.2(b) attached to this Agreement” beginning in the second line thereof, and insert the words “in the form agreed to by the parties” in replacement thereof.

1.6     Exhibit 2.2(b) to the Merger Agreement is hereby deleted in its entirety.

1.7     Section 6.1 is hereby amended to add a new sub-section (d) to read as follows:

(d) The Escrow Agreement shall have been agreed to and executed by the parties thereto.

2.           Effect Upon the Merger Agreement. Except as specifically amended above, the Merger Agreement shall remain in full force and effect in accordance with its terms.

3.           Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile or digital copy of a signature hereto shall be fully effective as if an original.

[Signature page follows]

IN WITNESS WHEREOF, the parties have set their signatures this 23rd day of May_, 2017.

US ALLIANCE CORPORATION

By:
Name:
Title:

NORTHERN PLAINS CAPITAL CORPORATION

By:
Name:
Title:

ALLIANCE MERGER SUB, INC.

By:
Name:
Title:

APPENDIX B

North Dakota Code 10-19.1-87 – Rights of dissenting shareholders

Current as of: 2016

1.    A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

a.    Unless otherwise provided in the articles, an amendment of the articles that materially and adversely affects the rights or preferences of the shares of a dissenting shareholder in that it:

(1) Alters or abolishes a preferential right of the shares;

(2) Creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of shares;

(3) Alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

(4) Excludes or limits the right of a shareholder to vote on a matter, or to accumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; or

(5) Eliminates the right to obtain payment under this subdivision;

b.    A sale, obligation to do or not to do a particular thing that requires shareholder approval under subsection 2 of section 10-19.1-104, but not including:

(1) A disposition in dissolution described in subsection 2 of section 10-19.1-109;

(2) A disposition pursuant to an order of a court; or

(3) A disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

c.    A plan of merger to which the corporation is a constituent organization, except as provided in subsection 3 and except for a plan of merger adopted under section 10-19.1-100.1;

d.    A plan of exchange, whether under this chapter or under its governing statute in the case of another organization, to which the corporation is a constituent organization as the corporation whose shares will be acquired by the acquiring organization, except as provided in subsection 3;

e.    A plan of conversion adopted by a corporation; or

f.    Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

2.    A shareholder may not assert dissenters’ rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter must be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders. The beneficial owner of shares who is not the shareholder may assert dissenters’ rights with respect to shares held on behalf of the beneficial owner, and must be treated as a dissenting shareholder under the terms of this section and section 10-19.1-88, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

3.    Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to the shareholders of:

a.    The surviving corporation in a merger with respect to shares of the shareholders that are not entitled to be voted on the merger and are not canceled or exchanged in the merger; or

b.    The corporation whose shares will be acquired by the acquiring organization in a plan of exchange with respect to shares of the shareholders that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.

4.    The shareholders of a corporation who have a right under this section to obtain payment for their shares, or who would have the right to obtain payment for their shares absent the exception set for in subsection 6, do not have a right at law or in equity to have a corporate action described in subsection 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

5.    If a date is fixed according to subsection 1 of section 10-19.1-73.2 for the determination of shareholders entitled to receive notice of and to vote on an action described under subsection 1, only shareholders as of the date fixed and beneficial owners as of the date fixed who hold through shareholders, as provided in subsection 2, may exercise dissenters’ rights.

6.    Notwithstanding subsection 1, the right to obtain payment under this section, other than in connection with a plan of merger adopted under section 10-19.1-100, is limited in accordance with the following provisions:

a.    The right to obtain payment under this section is not available for the holders of shares of any class or series of shares that is listed on the New York stock exchange, the American stock exchange, nasdaq global market, or the nasdaq global select market.

b.    The applicability of subdivision a is determined as of:

(1) The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action described in subsection 1; or

(2) The day before the effective date of corporate action described in subsection 1 if there is no meeting of shareholders.

c.    Subdivision a is not applicable, and the right to obtain payment under this section is available pursuant to subsection 1, for the holders of any class or series of shares who are required by the terms of the corporate action described in subsection 1 to accept for such shares anything other than shares, or cash in lieu of fractional shares, of any class or any series of shares of the domestic or foreign corporation, or any other ownership interest of any other organization, that satisfies the standards set forth in subdivision a at the time the corporate action becomes effective.

North Dakota Code 10-19.1-88 – Procedures for asserting dissenters’ rights

Current as of: 2016

1.    For purposes of this section, the terms defined in this subsection have the meanings given them.

a.    “Corporation” means the issuer of the shares held by a dissenter before the corporate action referred to in subsection 1 of section 10-19.1-87 or the successor by merger of that issuer.

b. “Fair value of the shares” means the value of the shares of a corporation immediately before the effective date of a corporate action referred to in subsection 1 of section 10-19.1-87.

c.    “Interest” means interest commencing five days after the effective date of the corporate action referred to in subsection 1 of section 10-19.1-87, up to and including the date of payment, calculated at the rate provided in section 28-20-34 for interest on verdicts and judgments.

2.    If a corporation calls a shareholder meeting at which any action described in subsection 1 of section 10-19.1-87 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 10-19.1-87 and this section.

3.    If the proposed action must be approved by the shareholders, and the corporation calls a meeting of shareholders, then a shareholder who is entitled to dissent under section 10-19.1-87 and who wishes to exercise dissenter’s rights shall file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and may not vote the shares in favor of the proposed action.

4.    After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subsection 3, to all shareholders who did not sign or consent to a written action that gave effect to the action creating the right to obtain payment under section 10-19.1-87, and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

a.    The address to which a demand for payment and share certificates must be sent in order to obtain payment and the date by which they must be received;

b.    A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and c.    A copy of section 10-19.1-87 and this section.

5.    In order to receive the fair value of shares, a dissenting shareholder must demand payment and deposit certificated shares within thirty days after the notice required by subsection 4 was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

6.    After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit, to each dissenting shareholder who has complied with subsections 3, 4, and 5, the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by: a.    The corporation’s closing balance sheet and statement of income for a fiscal year ending not more than sixteen months before the effective date of the corporate action, together with the latest available interim financial statements;

b.    An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

c.    A copy of section 10-19.1-87 and this section.

7.    The corporation may withhold the remittance described in subsection 6 from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subsections 3, 4, and 5, the corporation shall forward to the dissenter the materials described in subsection 6, a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept the amount in full satisfaction. The dissenter may decline the offer and demand payment under subsection 9. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subsections 10 and 11 apply.

8.    If the corporation fails to remit within sixty days of the deposit of certificates, it shall return all deposited certificates. However, the corporation may again give notice under subsections 4 and 5 and require deposit at a later time.

9.    If a dissenter believes that the amount remitted under subsections 6, 7, and 8 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter’s own estimate of the fair value of the shares plus interest, within thirty days after the corporation mails the remittance under subsections 6, 7, and 8, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

10.    If the corporation receives a demand under subsection 9, it shall, within sixty days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after a discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subsection 9 and who have not reached agreement with the corporation. The corporation, after filing the petition, shall serve all parties with a subpoena used by the criminal justice system summons and copy of the petition under the North Dakota Rules of Civil Procedure. The residents of this state may be served by registered mail or by publication as provided by law. Except as otherwise provided, the North Dakota Rules of Civil Procedure apply to the proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or other shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subsections 6, 7, and 8, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subsections 6, 7, and 8 exceeds the fair value of the shares as determined by the court, plus interest.

11.    The court shall determine the costs and expenses of a proceeding under subsection 10, including the reasonable expenses in compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subsection 9 is found to be arbitrary, vexatious, or not in good faith.

12.    If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems damages and could afford no other remedy. See damages. A separate court of "equity" could order someone to do something or to cease to do something. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

13.    The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

107 W Main Ave. Suite 325 Bismark ND 58501

Name to be Issued

Address

City State Zip

PROXY FOR 2017 ANNUAL MEETING

Proposal 1

Jim Poolman, Chairman of Northern Plains Capital Corporation (“NPCC”), is herein duly appointed as proxy to vote the shares represented by this form of Proxy at the company’s Annual Meeting of Shareholders to be held on June 20, 2017 at 6:00 P.M. at Apple Creek Country Club, Bismarck, North Dakota. Please refer to the proxy statement – prospectus for instructions. Subject to the revocation rights described below, this Proxy when properly executed will be voted as directed or, if no direction is given for a particular proposal, will be voted for Proposal 1.

PROPOSAL 1: MERGER OF THE COMPANY WITH AND INTO US ALLIANCE CORPORATION

____FOR                ____AGAINST                ____ABSTAIN

As described in detail in the proxy statement – prospectus accompanying this Proxy, if the Merger is approved and completed, you will receive shares of US Alliance Corporation (“USAC”) common voting stock in exchange for your shares of NPCC. USAC has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) in order to register the USAC shares, and may not issue such shares until the Registration Statement is declared effective by the SEC, which may occur following the Annual Meeting. If the Registration Statement effective at the time of the Annual Meeting, you may revoke this Proxy by delivering written notice of revocation to NPCC at or prior to the Annual Meeting, in accordance with the instructions set forth in the proxy statement – prospectus. If the Registration Statement is not effective at the time of the Annual Meeting, NPCC will not cast your votes with respect to the Merger until it receives notice of such effectiveness. Upon its receipt of notice of effectiveness of the Registration Statement, you will be furnished with a final prospectus relating to the issuance of the USAC shares. You may revoke this Proxy at any time prior to, and for a period of ten (10) days following your receipt of the final prospectus, in accordance with instructions provided with the final prospectus.

NOTE: PLEASE PRINT AND SIGN USING THE NAME(S) IN WHICH STOCK IS TITLED

Print Name	Print Name	Number of Shares

Signature	Signature	Date

YOUR VOTE IS IMPORTANT!

Please complete this proxy card and return by June 13, 2017

FAX: (701) 258-2102

By Email: proxy@nplainscapital.com

Or By Mail: PO Box 975, Bismarck, ND 58502

I will Attend	Number of People

You can also fill out the proxy electronically on our website:

http://www.dakotacapitallife.com/npcc/Shareholdermeeting/ProxyCard/

107 W Main Ave. Suite 325 Bismark ND 58501

Name to be Issued

Address

City State Zip

PROXY FOR 2017 ANNUAL MEETING

Proposals 2, 3, and 4

Jim Poolman, Chairman of Northern Plains Capital Corporation, is herein duly appointed as proxy to vote the shares represented by this form of Proxy at the company’s Annual Meeting of Shareholders to be held on June 20, 2017 at 6:00 P.M. at Apple Creek Country Club, Bismarck, North Dakota. Please refer to the proxy statement - prsopectus for instructions. This Proxy when properly executed will be voted as directed or, if no direction is given for a particular proposal, will be voted for such proposal.

PROPOSAL 2: ELECTION OF DIRECTORS [if and only if the vote on Proposal 1 is negative]

______FOR ALL NOMINEES LISTED                    ______ABSTAIN

Eugene Nicholas	Jim Laducer
Rick Berg	Jim Poolman
Rod Holth	Steve Stenehjem
Earl Rennerfeldt

PROPOSAL 3: APPROVAL OF EIDE BAILLY LLP AS INDEPENDENT AUDITORS [if and only if the vote on Proposal 1 is negative]

____FOR                ____AGAINST                ____ABSTAIN

PROPOSAL 4: OTHER MATTERS: In their discretion, the appointed proxies are authorized to vote upon such others business as may properly come before the Meeting or any adjournment.

You may revoke this Proxy by delivering written notice of revocation to NPCC at or prior to the Annual Meeting, in accordance with the instructions set forth in the proxy statement – prospectus

NOTE: PLEASE PRINT AND SIGN USING THE NAME(S) IN WHICH STOCK IS TITLED

Print Name	Print Name	Number of Shares

Signature	Signature	Date

YOUR VOTE IS IMPORTANT!

Please complete this proxy card and return by June 13, 2017

FAX: (701) 258-2102

By Email: proxy@nplainscapital.com

Or By Mail: PO Box 975, Bismarck, ND 58502

I will Attend	Number of People

107 W Main Ave. Suite 325 Bismark ND 58501

You can also fill out the proxy electronically on our website:

http://www.dakotacapitallife.com/npcc/Shareholdermeeting/ProxyCard/

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 17-6305 of the Kansas General Corporations Code permits a Kansas corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

As permitted by Kansas law, USAC’s Articles of Incorporation and Bylaws limit the liability and mandate the indemnification of USAC’s officers, directors, employees and agents to the fullest extent permitted by Kansas law.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number:	Document:
2.1	Plan and Agreement of Merger dated May 23, 2017 among North Plains Capital Corporation, US Alliance Corporation and Acquisition Merger Sub, Inc.
2.2	Amendment dated May 21, 2017 to Plan and Agreement of Merger dated May 23, 2017 among North Plains Capital Corporation, US Alliance Corporation and Acquisition Merger Sub, Inc.
3.1

Articles of Incorporation of US Alliance Corporation, filed as Exhibit 3.1 to the Company’s Registration Statement on Form 10 filed on May 2, 2016 (File No. 000-55627), is incorporated herein by reference as Exhibit 3.1

3.2

Bylaws of US Alliance Corporation, filed as Exhibit 3.2 to the Company’s Registration Statement on Form 10 filed on May 2, 2016 (File No. 000-55627), is incorporated herein by reference as Exhibit 3.2.

4.1

Form of Warrant to Purchase Common Shares of US Alliance, filed as Exhibit 4.1 to the Company’s Registration Statement on Form 10 filed on May 2, 2016 (File No. 000-55627), is incorporated herein by reference as Exhibit 4.1

5.1*	Opinion and consent of Lathrop & Gage LLP as to the legality of US Alliance Corporation voting common stock
10.1

Commercial Lease Agreement dated October 11, 2011 between USAC and Lindemuth, Inc., DBA Gage Center, filed as Exhibit 10.1 to the Company's amended Registration Statement on Form 10 filed June 29, 2016 (File No. 000-55627), is incorporated herein by reference as Exhibit 10.1.

10.2

Automatic Yearly Term Reinsurance Agreement btween USALSC and General Re Life Insurance Corporation, filed as Exhibit 10.2 to the Company's amended Registration Statement on Form 10 filed June 29, 2016 (File No. 000-55627), is incorporated herein by reference as Exhibit 10.2.

10.3

Group Long Term and Short Term Disability Reinsurance Agreemetn between USALSC and Reliance Standard Life Insurance Company, DBA Custom Disability Solutions, filed as Exhibit 10.3 to the Company's amended Registration Statement on Form 10 filed June 29, 2016 (File No. 000-55627), is incorporated herein by reference as Exhibit 10.3.

10.4

Automatic Reinsurance Agreement between USALSC and Optimum Re Insurance Company (schedules omitted), filed as Exhibit 10.4 to the Company's amended Registration Statement on Form 10 filed June 29, 2016 (File No. 000-55627), is incorporated herein by reference as Exhibit 10.4.

10.5

Bulk Reinurance Agreement between USALSC and Optimum Re Insurance Company, filed as Exhibit 10.5 to the Company's amended Registration Statement on Form 10 filed June 29, 2016 (File No. 000-55627), is incorporated herein by reference as Exhibit 10.5.

10.6

Group Medical Reinsurance Agreement between USALSC and Unified Life Insurance Company, filed as Exhibit 10.6 to the Company's  amended Registration Statement on Form 10 filed June 29, 2016 (File No. 000-55627), is incorporated herein by reference as Exhibit 10.6.

10.7.1

Investment Management Agreement between USAIC and General Re - New England Asset Management, Inc., filed as Exhibit 10.7.1 to the Company's amended Registration Statement on Form 10 filed June 29, 2016 (File No. 000-55627), is incorporated herein by reference as Exhibit 10.7.1.

10.7.2

Subadvisory Investment Management Agreement between USAIC and General Re - New England Asset Management, Inc., filed as Exhibit 10.17.2 to the Company's amended Registration Statement on Form 10 filed June 29, 2016 (File No. 000-55627), is incorporated herein by the reference as Exhibit 10.7.2

10.8

Third Party Insurance Services Agreement between USALSC and Dakota Capital Life Insurance Company, as amended, filed as Exhibit 10.8 to the Company's amended Registration Statement on Form 10 filed June 29, 2016 (File No. 000-55627), is incorporated herein by the reference as Exhibit 10.8.

10.9

Critical Illness Reinsurance Treaty, Effective 9/1/16 between USALSC and General Re Life Corporation, filed as Exhibit 10.9 to the Company's Form 10-K for the year ended December 31, 2016, originally filed February 17, 2017 (File No. 000-55627), is incorporated herein by reference as Exhibit 10.9.

10.10

Critical Illness Reinsurance Treaty, Effective 9/1/16 between USALSC and Unified Life Insurance Company, filed as Exhibit 10.10 to the Company's Form 10-K for the year ended December 31, 2016, originally filed February 17, 2017 (File No. 000-55627), is incorporated herein by reference as Exhibit 10.10.

11	Statement re: Computation of per share earnings (see financial statements included herein).
16.1*	Letter from RSM US LLP regarding change in certifying accountant.
21.1	List of Subsidiaries, filed as Exhibit 21.1 to the Company's Registration Statement on Form 10 filed May 2, 2016 (File No. 000-55627), is incorporated herein by reference as Exhibit 21.1.
23.1*	Consent of Lathrop & Gage LLP
23.2	Consent of Eide Bailly LLP with respect to Northern Plains Capital Corporation

23.3*	Consent of RSM US LLP with respect to US Alliance Capital Corporation financial statements for the year ended December 31, 2015.
23.4	Consent of Kerber Eck & Braekel LLP with respect to US Alliance Capital Corporation financial statements for the year ended December 31, 2015.
24	Power of Attorney (contained in the signature page herein).
101.INS	XBRL Instance
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation
101.DEF	XBRL Taxonomy Extension Definition
101.LAB	XBRL Taxonomy Extension Labels
101.PRE	XBRL Taxonomy Extension Presentation

* To be filed by amendment.

(b) Financial Statements.

See “Financial Statements” beginning on p. F-1.

Item 22. Undertakings.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b) or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class main or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired, that was not the subject of and included in the Registration Statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

US ALLIANCE CORPORATION
(Registrant)

Date:	May 31, 2017	By:	/s/ Jack H. Brier
Jack H. Brier
President and Chairman
(principal executive officer)

POWER OF ATTORNEY

Know all people by these presents, that each person whose signature appears below constitutes and appoints Jack H. Brier his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this registration statement on Form S-4, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1934, this registration statement has been signed below by the following persons on behalf of the Company and in the capacities indicated on May 31, 2017.

Signature	Title

/S/ Jack H. Brier	President and Chairman
Jack H. Brier

/S/ Jeff Brown	Chief Operating Officer and Vice-President of US Alliance Life and Security Company, a wholly-owned subsidiary of US Alliance Corporation
Jeff Brown

/S/ Rochelle Chronister	Director
Rochelle Chronister

/S/ Kurt Scott	Treasurer and Director
Kurt Scott

/S/ James Concannon	Director.
James Concannon

/S/ William Graves	Director.
William Graves